                                                  Filed Pursuant to Rule 424b(5)
                                                              File No. 333-32944

                    Prospectus Supplement dated March 8, 2002
                       (to prospectus dated March 8, 2002)

                                US$1,116,000,000

                [LOGO] Westpac Securities Administration Limited
                              (ABN 77 000 049 472)
        in its capacity as Issuer Trustee of the Series 2002-1G WST Trust

      Westpac Securitisation Management Pty Limited (ABN 73 081 709 211)
                                 Trust Manager

               Westpac Banking Corporation (ABN 33 007 457 141)
                                    Seller

              Mortgage Backed Floating Rate Notes, Series 2002-1G

      The Class A notes will be collateralized by a pool of housing loans secured by properties located in Australia. The Series 2002-1G WST Trust will be governed by the laws of New South Wales, Australia.

      The Class A notes are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality. The Class A notes represent obligations of the issuer trustee in its capacity as trustee of the Series 2002-1G WST Trust only and do not represent obligations of or interests in, and are not guaranteed by, any other entity including the issuer trustee in its individual capacity.

      An application has been made to the UK Listing Authority for the Class A notes to be admitted to the official list of the UK Listing Authority (the "Official List") and to the London Stock Exchange plc (the "London Stock Exchange") for such Class A notes to be admitted to trading on the London Stock Exchange's market for listed securities. Admission to the Official List of the UK Listing Authority together with admission to trading on the London Stock Exchange's market for listed securities constitute listing on a stock exchange. A copy of the Listing Particulars has been delivered for registration to the Registrar of Companies in England and Wales as required by Section 83 of the Financial Services and Markets Act 2000.

      Investing in the Class A notes involves risks. See "Risk Factors" on page S-24.


                   Initial     Initial           Underwriting    Proceeds
                  Principal    Interest Price to Discounts and   to Issuer
                   Balance       Rate    Public   Commissions     Trustee
                -------------- -------- -------- ------------- --------------
  Class A Notes $1,116,000,000   LIBOR    100%    $1,562,400   $1,114,437,600
                                +0.16%

      Neither the Securities and Exchange Commission nor any state securities commission has approved the Class A notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any contrary representation is a criminal offense.

                             Salomon Smith Barney
Credit Suisse First Boston
                            Deutsche Banc Alex. Brown
                                                    Westpac Banking Corporation

                               Table of Contents

                                                            Page
                                                            ----
               Australian Disclaimers...................... S-1
               Important Notice About Information
                 Presented in this Prospectus Supplement
                 and the Accompanying Prospectus........... S-2
               Disclaimers with Respect to Sales to Non-
                 U.S. Investors............................ S-4
               U.S. Dollar Presentation.................... S-7
               Summary..................................... S-8
               Summary of the Notes........................ S-11
               Housing Loan Statistics..................... S-12
               Structural Diagram.......................... S-21
               Noteholder Principal Distributions.......... S-22
               Cash Flow Chart............................. S-23
               Risk Factors................................ S-24
               The Trust................................... S-41
                General.................................... S-41
                Transfer and Assignment of the Housing
                  Loans.................................... S-41
                Representations, Warranties and Eligibility
                  Criteria................................. S-42
               Description of the Pool of Housing Loans.... S-42
                General.................................... S-42
                Details of the Housing Loan Pool........... S-43
                Product Types.............................. S-43
               Description of the Class A Notes............ S-44
                General.................................... S-44
                Book-Entry Registration.................... S-44
                Definitive Notes........................... S-45
                Key Dates and Periods...................... S-45
                  Quarter.................................. S-45
                  Collection Period........................ S-45
                  Determination Date....................... S-45
                  Remittance Date.......................... S-45
                  Record Date.............................. S-45
                  Interest Determination Date.............. S-45
                  Notice Date.............................. S-46
                  Payment Date............................. S-46
                  Interest Period.......................... S-46
                  Business Day............................. S-46
                Collections................................ S-46
                Calculation of Total Available Funds....... S-47
                Redraws.................................... S-50
                Distribution of Total Available Funds...... S-50
                Interest Payable on the Notes.............. S-52
                Excess Available Income.................... S-53
                Gross Principal Collections................ S-54
                Principal Collections...................... S-55
                Principal Distributions.................... S-55

                                                           Page
                                                           ----
                  Subordination and Allocation of Losses.. S-59
                  Application of Principal Charge Offs.... S-59
                  Payments into US$ Account............... S-61
                  Payments out of US$ Account............. S-62
                  Distributions after an Event of Default
                    under the Security Trust Deed......... S-62
                  Redemption of the Notes................. S-63
                  Optional Redemption of the Notes........ S-63
                  Westpac's Right of First Refusal........ S-64
                  Final Maturity Dates.................... S-65
                  Reports to Noteholders.................. S-65
                 Liquidity Facility....................... S-66
                  General................................. S-66
                  Liquidity Draws......................... S-67
                  Conditions Precedent to a Liquidity Draw S-67
                  Deposit into a Collateral Account....... S-67
                  Interest on Liquidity Draws............. S-68
                  Commitment Fee.......................... S-68
                  Repayment of Liquidity Drawings......... S-68
                  Events of Default....................... S-68
                  Consequences of Default................. S-69
                  Termination............................. S-69
                 Redraw Facility.......................... S-69
                  General................................. S-69
                  Drawings................................ S-70
                  Conditions Precedent to Drawing......... S-70
                  Draw Fee................................ S-70
                  Availability Fee........................ S-71
                  Repayment of Redraw Advances............ S-71
                  Events of Default under the Redraw
                    Facility.............................. S-71
                  Consequences of Occurrence of Events of
                    Default............................... S-71
                  Termination of the Redraw Facility...... S-72
                  Issuance of Redraw Funding Securities... S-72
                  Condition Precedent to the Issue of RFSs S-72
                  RFS Class A Notes....................... S-73
                 The Mortgage Insurance Policies.......... S-73
                  General................................. S-73
                  Description of the Mortgage Insurers.... S-74
                  Primary Mortgage Insurance Policies..... S-79
                 Hedging Arrangements..................... S-81
                  The Interest Rate Swap.................. S-81
                  Description of Currency Swaps........... S-83
                  Termination of the Currency Swaps by the
                    Currency Swap Providers............... S-85
                  Termination of the Currency Swaps by the
                    Issuer Trustee........................ S-85
                  Termination Payments.................... S-86

                                                         Page
                                                         ----
                    Replacement of Currency Swaps....... S-86
                    Downgrade of Currency Swap Providers S-86

                  Cross Support........................... S-87
                  Currency Swap Providers................. S-87
                 Description of the Trustees.............. S-91
                  The Issuer Trustee...................... S-91
                  The Security Trustee.................... S-92
                  The Note Trustee........................ S-93
                 Servicing................................ S-93
                  The Servicer............................ S-93
                  Servicing of Housing Loans.............. S-94
                  Collection and Enforcement Procedures... S-94
                  Delinquencies and Mortgage in Possession
                    Experience............................ S-95
                 Prepayment and Yield Considerations...... S-96
                  General................................. S-96
                  Prepayments............................. S-97
                  Rate of Payments........................ S-97
                  Prepayment Rate Model and Modeling
                    Assumptions........................... S-98

                                                        Page
                                                        -----
                   Use of Proceeds..................... S-101
                   Federal Income Tax Consequences..... S-101
                   Australian Tax Matters.............. S-101
                    Payments of Principal, Premiums and
                      Interest......................... S-101
                    Profit on Sale..................... S-103
                    Other Taxes........................ S-103
                    Tax Reform Proposals............... S-103
                   ERISA Considerations................ S-105
                   Plan of Distribution................ S-107
                    Underwriting....................... S-107
                    Offering Restrictions.............. S-108
                   Listing and General Information..... S-109
                   Exchange Controls and Limitations... S-110
                   Announcement........................ S-111
                   Ratings of the Class A Notes........ S-111
                   Legal Matters....................... S-111
                   Glossary............................ S-112
                   Appendix A.......................... A-1
                   Appendix I.......................... I-1

                            Australian Disclaimers

     . The Class A notes do not represent deposits or other liabilities of Westpac Banking Corporation ("Westpac") or associates of Westpac.

     . The holding of the Class A notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

     . Neither Westpac nor any associate of Westpac in any way stands behind the capital value and/or performance of the notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

     . None of Westpac, whether as approved seller, servicer, interest rate swap provider, currency swap provider, liquidity facility provider or redraw facility provider, Westpac Securities Administration Limited, in its individual capacity and as issuer trustee and as seller trustee, Westpac Securitisation Management Pty Limited, as trust manager or the security trustee, the note trustee, the paying agent and note registrar nor any underwriter in any way stands behind the value and/or performance of the Class A notes or the assets of the trust or guarantees the payment of interest or the repayment of principal due on the Class A notes except to the limited extent provided in the transaction documents for this trust.

     . None of the obligations of Westpac Securitisation Management Pty Limited, as trust manager, or Westpac Securities Administration Limited, as issuer trustee or as seller trustee, in respect of the Class A notes are guaranteed in any way by Westpac or any associate of Westpac.

                               -----------------

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

      An application has been made to the UK Listing Authority for the Class A notes to be admitted to the official list of the UK Listing Authority (the "Official List") and to the London Stock Exchange plc (the "London Stock Exchange") for such Class A notes to be admitted to trading on the London Stock Exchange's market for listed securities. Admission to the Official List of the UK Listing Authority together with admission to trading on the London Stock Exchange's market for listed securities constitute listing on a stock exchange. A copy of the Listing Particulars has been delivered for registration to the Registrar of Companies in England and Wales as required by Section 83 of the Financial Services and Markets Act 2000.

      We describe the Class A notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of notes; and (2) this prospectus supplement, which describes the specific terms of this series of notes and may be different from the information in the accompanying prospectus. This prospectus supplement (which includes the Appendices) and the accompanying prospectus comprise the listing particulars, known as the "Listing Particulars", approved by the UK Listing Authority for the purposes of the Financial Services and Markets Act 2000 of the United Kingdom, referred to in this document as the "Financial Services and Markets Act", and issued in compliance with the listing rules by the UK Listing Authority under Section 74 of the Financial Services and Markets Act, referred to in this document as the "UK Listing Authority Listing Rules", for the purpose of giving information with regard to the issuer trustee and the Class A notes.

      If the description of the terms of the Class A notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

      Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See "Where You Can Find More Information" in the prospectus.

      If you require additional information, the mailing address of our office in the United States is Westpac Securitisation Management Pty Limited, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, Attention: Vice President, Legal Services, and the telephone number is (212) 551-1800.

      We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

      You can find definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus under the caption "Glossary" in this prospectus supplement and in the accompanying prospectus.

      In this prospectus supplement, the terms "we", "us" and "our" refer to Westpac Securitisation Management Pty Limited.

      Only the Class A notes are offered by this prospectus supplement. In addition to the Class A notes, the issuer trustee may also issue from time to time Class B notes. The Class B notes are not offered by this prospectus supplement. In addition to the Class A notes and the Class B notes, the issuer trustee may also issue from time to time RFSs, which may convert to RFS Class A notes. The Class B notes will be subordinated to the Class A notes, the RFSs and the RFS Class A notes. The Class A notes, RFSs, RFS Class A notes and
Class B notes are referred to in this prospectus supplement as the notes. The notes are all secured against the same assets.

      No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this prospectus supplement and the prospectus and, if given or made, that information or those representations must not be relied upon as having been authorized by the issuer trustee, the seller trustee, the servicer, the trust manager, Westpac, the security trustee, the note trustee, the currency swap providers, any mortgage insurer or the underwriters. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus supplement and the prospectus to anyone in any jurisdiction in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the prospectus nor any sales made under this prospectus supplement and the prospectus shall, under any circumstances, create an implication that information in those documents is correct as of any time since the date of this prospectus supplement or the prospectus

      Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Class A notes whether or not participating in this distribution, may be required to deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            Disclaimers with Respect to Sales to Non-U.S. Investors

      This section applies only to the offer to subscribe for, or purchase, the Class A notes in any country outside the United States of America. The issuer trustee's responsibility for, and liability in respect of, this prospectus supplement is limited accordingly. References to Westpac Securities Administration Limited in this section are to the company in its capacity as trustee of the Series 2002-1G WST Trust and not its individual capacity. Westpac Securitisation Management Pty Limited is responsible for and liable for this prospectus supplement and the prospectus in the United States of America.

      This prospectus supplement does not constitute an offer of, or an invitation by or on behalf of, the Westpac Securities Administration Limited or the underwriters or any of them, to subscribe for or purchase any of the Class A notes.

      No action has been or will be taken by Westpac Securities Administration Limited or the underwriters that would permit a public offer of the Class A notes in any country or jurisdiction (other than in the United States of America and obtaining the approval of the Listing Particulars by the UK Listing Authority in accordance with Part VI of the Financial Services and Markets Act) where action for that purpose is required. Accordingly, the Class A notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any offering circular, prospectus, form of application, advertisement or other offering material may be issued or distributed or published in any country or jurisdiction, except in circumstances that will result in compliance with all applicable laws and regulations and the underwriters have represented that all offers and sales by them have been and will be made on such terms. Persons into whose possession this document comes are required by the issuer trustee and the underwriters to inform themselves about and to observe any such restrictions. For a description of certain further restrictions on offers and sales of Class A notes, see "Plan of Distribution--Underwriting."

      For the purpose only of the application made to the UK Listing Authority for the Class A notes to be admitted to the official list and to the London Stock Exchange for the Class A notes to be admitted to trading by the London Stock Exchange, Westpac Securities Administration Limited accepts responsibility for the information contained in the Listing Particulars. To the best of the knowledge and belief of the Westpac Securities Administration Limited (which has taken all reasonable care to ensure that such is the case), the information contained in the Listing Particulars is in accordance with the facts and does not omit anything likely to affect the import of such information.

      Any reference in this prospectus supplement, including its appendices, or accompanying prospectus to Listing Particulars means this prospectus supplement, including its appendices, and the accompanying prospectus excluding all information incorporated by reference. Westpac Securities Administration Limited has confirmed that any information incorporated by reference, including any such information to which readers of this prospectus are expressly referred, has not been and does not need to be included in the Listing Particulars to satisfy the requirements of the Financial Services and Markets Act or the UK Listing

Authority Listing Rules. Westpac Securities Administration Limited believes that none of the information incorporated herein by reference conflicts in any material respect with the information included in the Listing Particulars.

      The currency swap providers (as defined herein) each accepts responsibility for their respective description contained in "Hedging Arrangements--Description of the Currency Swaps" and "--Currency Swap Providers". To the best of the knowledge and belief of each of the currency swap providers (which have taken all reasonable care to ensure that such is the case), its respective description is in accordance with the facts and does not omit anything likely to affect the import of such information. Each of the currency swap providers does not accept responsibility for any other information contained in this prospectus supplement. Save for the above information, each of the currency swap providers has not separately verified the information contained herein. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by any of the currency swap providers as to the accuracy or completeness of any of the information in this prospectus supplement (other than the information described above) or any other information supplied in connection with the Class A notes or their distribution.

      Except with respect to the information for which it accepts responsibility in the preceding five paragraphs, none of the seller trustee, the servicer, the trust manager, Westpac, the security trustee, the note trustee, the currency swap providers, any mortgage insurer or the underwriters accepts any responsibility for any information contained in this prospectus supplement and none of them has separately verified the information contained herein. No representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the seller trustee, the servicer, the trust manager, Westpac, the security trustee, the note trustee, any mortgage insurer or the underwriters as to the accuracy or completeness of any information contained in this prospectus supplement or any other information supplied in connection with the Class A notes or their distribution. Each person receiving this prospectus supplement acknowledges that such person has not relied on Westpac Securities Administration Limited, the seller trustee, the servicer, the trust manager, Westpac, the security trustee, the note trustee, any mortgage insurer or the underwriters nor on any person affiliated with any of them in connection with its investigation of the accuracy of such information or its investment decisions.

      No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement in connection with the issue or sale of the Class A notes and, if given or made, such information or representation must not be relied upon as having been authorized by the issuer trustee or any of the underwriters. Neither the delivery of this prospectus supplement nor any sale made in connection herewith shall, under any circumstances, create any implication that there has been no material change in the affairs of the issuer trustee or any other party named in the prospectus since the date hereof or the date upon which this document has been most recently amended or supplemented or that there has been no material adverse change in the financial position of the issuer trustee or any other party named in the prospectus since the date hereof or the date upon which this document has been most recently amended or supplemented or that any other information supplied in connection with the Class A notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same. The underwriters expressly do not undertake to review the financial condition or affairs of the issuer trustee or any other party named in the prospectus during the life of the Class A notes.

      Neither this prospectus supplement nor any other information supplied in connection with the Class A notes is intended to provide the basis of any credit or other evaluation and should not be considered as a recommendation by Westpac Securities Administration Limited, the note trustee, the currency swap providers or any of the underwriters that any recipient of this prospectus supplement, or any other information supplied in connection with the Class A notes, should purchase any of the Class A notes. Each investor contemplating purchasing any of the Class A notes should make its own independent investigation of the financial condition and affairs, and its own appraisal of the creditworthiness of Westpac Securities Administration Limited and each investor should seek its own tax, accounting and legal advice as to the consequences of investing in any of the Class A notes and Westpac Securities Administration Limited, none of the servicer, the trust manager, the seller trustee, Westpac, the note trustee, the security trustee, any mortgage insurer or any of the underwriters accept any responsibility or make any representation as to the tax consequences of investing in the Class A notes.

      THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL SERVICES AND MARKETS ACT (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, NOR MAY ANY CLASS A NOTES BE OFFERED OR SOLD IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD, MANAGE OR DISPOSE OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED. THIS DOCUMENT IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO-ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS DOCUMENT. THE TRANSMISSION OF THIS DOCUMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORISED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT.

                           U.S. Dollar Presentation

      In this prospectus supplement, references to "U.S. dollars" and "US$" are references to U.S. currency and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated in this prospectus supplement, any translations of Australian dollars into U.S. dollars have been made at a rate of US$0.5177 =A$1.00, the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on February 19, 2002. This is not a representation that Australian dollar amounts are worth the U.S. dollar amounts that would result from a calculation based on such rate or that Australian dollars could be converted into U.S. dollars at that rate.

      The following table sets out the history of the Australian dollar / US dollar exchange rates for the past five years based on the noon buying rate for cable transfers in Australian dollars as certified for customs by the Federal Reserve Bank of New York.

                                   Year ended 30 September
                             ------------------------------------
                              2001    2000    1999   1998   1997
                             ------  ------  ------ ------ ------
                             (expressed in US dollars per A$1.00)
               At Period End 0.4946  0.5415  0.6528 0.5930 0.7250
               Average Rate. 0.5182  0.6032  0.6376 0.6444 0.7700
               High......... 0.5712  0.6687  0.6712 0.7386 0.8180
               Low.......... 0.4828  0.5372  0.5887 0.5550 0.7163

                                    Summary

      This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement.

                          Parties to the Transaction

Trust:......................   Series 2002-1G WST Trust

Issuer Trustee:.............   Westpac Securities Administration Limited
                               (ABN 77 000 049 472), acting in its capacity as trustee of the 2002-1G WST Trust, will issue the notes.

Trust Manager and Registrant:  Westpac Securitisation Management Pty Limited
                               (ABN 73 081 709 211), acting in its capacity as trust manager under the master trust deed, dated February 14, 1997, as amended by the series notice, between the issuer trustee and the trust manager dated on or about the closing date.

Approved Sellers:...........   Westpac Banking Corporation (ABN 33 007 457
                               141), known as Westpac, 60 Martin Place, Sydney,
                               New South Wales, Australia, acting in its capacity as seller of the housing loans under a notice of sale between Westpac and the issuer trustee and the seller trustee under a notice of sale between the seller trustee and the issuer trustee.

Purchaser...................   Westpac Securities Administration Limited as
                               trustee of the Series 2002-1G WST Trust, known as the Trust.

Servicer:...................   Westpac, in its capacity as servicer of the
                               housing loans.

Seller Trustee:.............   Westpac Securities Administration Limited acting
                               in its capacity as trustee of any other WST trust established under the master trust deed.

Note Trustee:...............   Citibank, N.A., London Branch, Cottons Centre,
                               Hays Lane London SE1 2QT, England acting in its capacity as note trustee with respect to the notes under the note trust deed.

Security Trustee:...........   Perpetual Trustee Company Limited
                               (ABN 42 000 001 007), acting in its capacity as security trustee under the Security Trust Deed among the issuer trustee, the trust manager, the note trustee and the security trustee dated on or about March 11, 2002.


Principal Paying Agent,
Agent Bank and Note
Registrar:..................   Citibank, N.A., London Branch, 5 Carmelite
                               Street, London, EC4Y 0PA, England, will act as the paying agent and note registrar for the notes.

Interest Rate Swap Provider:   Westpac, acting in its capacity as the provider
                               of the variable rate basis swap and the fixed rate basis swaps.

Currency Swap Providers:....   Westpac and Citibank, N.A., New York Branch,
                               each acting in its capacity as the provider of the currency swaps.

Mortgage Insurers:..........   Housing Loans Insurance Corporation Limited,
                               known as HLIC now GE Mortgage Insurance Pty Ltd
                               (ABN 61 071 466 334), known as GEMI.

                               Royal & Sun Alliance Lenders Mortgage Insurance Limited (ABN 55 001 825 725), known as Royal & Sun.

                               PMI Mortgage Insurance Limited
                               (ABN 70 000 511 071).

                               Westpac Lenders Mortgage Insurance Limited
                               (ABN 60 074 042 934), known as WLMI, a
                               subsidiary company of Westpac.

                               GE Capital Mortgage Insurance Corporation
                               (Australia) Pty Limited (ABN 52 081 448 440), known as GEMICO.

                               GE Mortgage Insurance Pty Limited (ABN 61 071 466 334), known as GEMI.

Redraw Facility Provider:...   Westpac, in its capacity as the provider of the
                               redraw facility.

Liquidity Facility Provider:   Westpac, in its capacity as the provider of the
                               liquidity facility.

Underwriters:...............   Salomon Smith Barney Inc. as Lead
                               Manager, Credit Suisse First Boston
                               Corporation Deutsche Banc Alex. Brown
                               Inc. Westpac Banking Corporation.

Authorized Adviser:.........   Westpac, in its capacity as authorised adviser
                               to the issuer trustee.

Rating Agencies:............   Standard and Poor's (Australia) Pty. Limited,
                               known as S&P and Moody's Investor Service Pty
                               Limited, known as Moody's. S&P and Moody's are collectively known as the Rating Agencies.

                             Summary of the Notes

------------------------------------------------------------------------------------------------------------
                                      Class A                              Class B*
------------------------------------------------------------------------------------------------------------
Initial Principal Balance:            US$1,116,000,000                     A$25,000,000
------------------------------------------------------------------------------------------------------------
% of Total:                           98.8483%                             1.1517%
------------------------------------------------------------------------------------------------------------
Anticipated Ratings:
------------------------------------------------------------------------------------------------------------
   Moody's                            Aaa                                  nr
------------------------------------------------------------------------------------------------------------
   S&P                                AAA                                  AA-
------------------------------------------------------------------------------------------------------------
Interest Rate up to and excluding the 3-Month LIBOR + 0.16%                90-Day BBSW+ 0.48%
payment date in June 2009:
------------------------------------------------------------------------------------------------------------
Interest rate after and including the 3-Month LIBOR + 0.32%                90-Day BBSW+ 0.48%
payment date in June 2009
------------------------------------------------------------------------------------------------------------
Call Option Date:                     The earlier of:
                                      . the payment date in June 2009; and

                                      . the date on which the total principal outstanding on the pool of housing loans is less than 10% of the total principal
                                        outstanding on the pool of housing loans as of the Cut-off
                                        Date.
-------------------------------------------------------------------------------------------------------------
Interest Accrual Method:              actual/360                           actual/365
------------------------------------------------------------------------------------------------------------
Payment Dates:                        5th day of each March, June, September and December beginning on June 5, 2002 or if the 5th day is not a business day, then the next business day
-------------------------------------------------------------------------------------------------------------
Final Scheduled Payment Date:**       June 2033                            June 2033
------------------------------------------------------------------------------------------------------------
Clearance/Settlement:                 DTC/Euroclear/Clearstream,           Offered in Australia only
                                      Luxembourg
------------------------------------------------------------------------------------------------------------
Cut-Off Date:                         Close of business, February 15, 2002
-------------------------------------------------------------------------------------------------------------
Pricing Date:                         On or about March 4, 2002
-------------------------------------------------------------------------------------------------------------
Closing Date:                         On or about March 14, 2002
-------------------------------------------------------------------------------------------------------------
Final Maturity Date:                  The payment date falling in June 2033**
-------------------------------------------------------------------------------------------------------------

 * We are providing information for the non-offered Class B notes solely to assist the reader's understanding of the notes offered by this prospectus supplement. The Class B notes are not offered by this prospectus supplement.
** Assuming that there are no prepayments on the housing loans, that the issuer trustee is not directed to exercise its right of optional redemption of the notes and the other modeling assumptions contained in "Prepayment and Yield Considerations" occur.

                            Housing Loan Statistics

      The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied residential properties located throughout Australia. The housing loans will have original terms to stated maturity of no more than 30 years. The pool of housing loans has the characteristics described in the table on this page.

                   Selected Housing Loan Pool Data as of the
                    Close of Business on February 15, 2002

       Number of Housing Loans .................................. 17,604
       Housing Loan Pool Size .......................... A$2,170,587,394
       Average Housing Loan Balance .......................... A$123,301
       Maximum Housing Loan Balance .......................... A$482,106
       Minimum Housing Loan Balance ........................... A$10,073
       Total Valuation of the Mortgaged Properties ..... A$4,276,845,823
       Maximum Remaining Term to Maturity in months ......... 358 months
       Weighted Average Remaining Term to Maturity in months  301 months
       Weighted Average Original Term to Maturity in months . 335 months
       Weighted Average Seasoning in months .................. 34 months
       Weighted Average Current Loan-to-Value Ratio ............. 61.13%
       Lowest Loan-to-Value Ratio ................................ 5.01%
       Highest Loan-to-Value Ratio .............................. 90.00%
       Percentage of Loans that are Variable Rate ............... 91.71%
       Percentage of Loans that are Fixed Rate ................... 8.29%
       Weighted Average Mortgage Rate for Variable Rate Loans .... 5.79%
       Weighted Average Mortgage Rate for Fixed Rate Loans ....... 7.21%
       Weighted Average Mortgage Rate for the Housing Loans .....  5.91%
       Percentage of Investment Property Loans .................. 15.14%

      The current loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan plus any other amount secured by a mortgage for that housing loan (other than secured liabilities owed to Westpac or the seller trustee) to the most recent valuation of the properties that secure the housing loan. There has been no revaluation of the properties specifically for the purposes of the Class A notes. Revaluations are only conducted in circumstances where a borrower under a housing loan seeks additional funding, or seeks to partially discharge an existing security, or where a borrower is in default and Westpac is considering enforcement action. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has declined or increased in value, the loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.

      Before the issuance of the notes on the closing date, housing loans may be added to or removed from the housing loan pool. The Sellers may also substitute new housing loans for housing loans that are removed from the housing loan pool. This addition, removal or substitution of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. The approved sellers will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors. See Appendix A for additional information regarding the housing loan pool.

Structural Overview

      Westpac Banking Corporation ("Westpac") established the Westpac Securitisation Trust Programme pursuant to a master trust deed dated February 14, 1997, between Westpac Securities Administration Limited and The Mortgage Company Pty Limited. The master trust deed provides the general terms and structure for securitization under the Westpac Securitisation Trust Programme. A series notice between the issuer trustee, the trust manager and others will set out the specific terms of the Series 2002-1G WST trust and the notes, which may vary from the terms set forth in the master trust deed. Westpac Securitisation Management Pty Limited is appointed as trust manager of the Series 2002-1G WST trust on the terms set out in the master trust deed and the series notice. Each securitization under the program is a separate transaction with a separate trust. The assets of the Series 2002-1G WST trust will not be available to satisfy the obligations of any other trust, and the assets of other trusts will not be available to satisfy the obligations of the Series 2002-1G WST trust. See "The Trust" in this prospectus supplement and "The Trusts" in the prospectus.

      The Series 2002-1G WST trust involves the securitization of housing loans originated by Westpac and secured by mortgages over residential property located in Australia. Westpac and the seller trustee will equitably assign the housing loans to the issuer trustee as trustee of the trust, which will in turn issue the notes to fund the acquisition of the housing loans.

      The issuer trustee will grant a floating charge over all of the assets of the trust under the security trust deed in favor of Perpetual Trustee Company Limited, as security trustee, to secure the issuer trustee's payment obligations to the noteholders and its other creditors. The floating charge is a first ranking charge over the assets of the trust subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust. A first ranking floating charge is a first priority security interest over a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if, among other events, an event of default occurs under the security trust deed. While the charge is a floating charge, the issuer trustee may dispose of or create interests in the assets of the trust in accordance with the transaction documents or in the ordinary course of its business. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust except in accordance with the transaction documents. For a description of floating charges and crystallization, see "Description of the Transaction Documents--The Security Trust Deed--Nature of the Charge" in the prospectus.

      Payments of interest and principal on the notes will come only from the housing loans and other assets of the trust. Except in limited circumstances, the assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes.

Collections

      The issuer trustee will receive for each collection period the following amounts, known as collections:

     .   payments of interest, fees and principal under the housing loans;

     . proceeds from the enforcement of the housing loans and mortgages relating to those housing loans;

     . amounts received from Westpac as seller or servicer or from the seller trustee for breaches of representations or warranties; and

     .   amounts received under any mortgage insurance policies.

      Collections will be allocated between income and principal. Collections attributable to interest, less some amounts, are known as available income. The collections attributable to principal, plus some amounts, are known as gross principal collections.

      Available income is normally used to pay fees and expenses of the trust and interest on the notes. Gross principal collections, after deducting any amounts used to reimburse Westpac for redraws, are referred to as principal collections, and are normally used to pay principal on the notes. However, if there is not enough available income to pay fees and expenses of the trust and interest on the notes, principal collections will be treated as income and applied in the income stream to pay unpaid fees and expenses of the trust and interest on the notes. If there is an excess of available income after payment of fees and expenses of the trust and interest on the notes, the excess income will be used to reimburse any principal charge offs and carryover charge offs on the notes and principal draws prior to distribution. Any remaining excess will be distributed to the residual beneficiary at the end of each collection period.

Interest on the Class A Notes

      Interest on the Class A notes is payable on a quarterly basis in arrears on each payment date. On each payment date on which interest payments are made the trust manager shall instruct the issuer trustee to pay interest on the Class A notes and RFSs as set forth in "Description of the Class A Notes--Distribution of Total Available Funds" herein. Interest on the Class A notes is calculated for each interest period as follows:

     .   at the interest rate on the Class A notes;

     . on the invested amount of the Class A note at the beginning of that interest period; and

     . on the basis of the actual number of days in that interest period and a year of 360 days.

See "Description of the Class A Notes--Interest Payable on the Notes."

Principal on the Class A Notes

      Principal on the notes will be payable to the noteholders on each payment date to the extent of funds available to be applied for that purpose. On each payment date on which principal payments on the notes are to be made, the trust manager shall instruct the issuer trustee to pay principal to the noteholders in the manner as set forth in

"Description of the Class A Notes--
Payments of Principal on the Notes" herein. On each payment date, the outstanding principal balance of each note will be reduced by the amount of the principal payment made on that date on that note. The outstanding principal balance of each note will also be reduced by the amount of principal losses on the housing loans allocated to that note in that interest period. If the charge contained in the security trust deed is enforced after an event of default occurs (under the security trust deed) the proceeds from the enforcement will be distributed to reduce the principal outstanding on the notes as set forth in "Description of the Class A Notes--Distributions after an Event of Default under the Security Trust Deed" herein. See "Description of the Class A Notes-- Principal Distributions."

Allocation of Cash Flows

      On each payment date, the issuer trustee will pay interest and repay principal to each noteholder to the extent of available income and principal collections on that payment date available to be applied for these purposes. The charts on the pages following this section summarize the flow of the payments.

Credit Enhancements

      Payments of interest and principal on the notes will be supported by the following forms of credit enhancement:

Mortgage Insurance Policies

      Housing loans with a loan to value ratio of greater than 80% at the time of origination will have been insured under a primary mortgage insurance policy. On the closing date, each approved seller will equitably assign its interest in each primary mortgage insurance policy to the issuer trustee. A mortgage insurance policy up to a maximum aggregate limit will be provided to the issuer trustee to cover losses in respect of each housing loan that is not subject to a primary mortgage insurance policy. See "Description of the Transaction Documents--The Mortgage Insurance Policies."

Excess Available Income

      Any interest collections on the housing loans remaining after payments of interest on the notes and the trust's expenses will be available to cover any losses on the housing loans that are not covered by mortgage insurance policies.

Subordination and Allocation of Losses

      The Class B notes will be subordinated to the rights of Class A noteholders, the holders of RFSs (if any), the holders of RFS Class A notes (if any) and the redraw facility provider. To the extent that there is a loss on a housing loan not covered by a mortgage insurance policy or by the application of excess available income, the amount of such loss will be allocated to the Class B notes. See "Description of the Class A Notes-- Subordination and Allocation of Losses."

Liquidity Enhancements

Principal Draws

      The trust manager will direct the issuer trustee to allocate principal collections on the housing loans to cover any shortfalls in the amount available to pay interest on the notes and the trust expenses on a payment date.

Liquidity Facility

      If principal draws are not sufficient to cover any shortfalls, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Westpac. See "Description of the Transaction Documents--Liquidity Facility."

Redraws

      Under the terms of each variable rate housing loan, a borrower may redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance of his or her loan being its principal balance if no amount had been prepaid and the then current principal balance of the loan. Westpac will be reimbursed for any redraws it advances to borrowers by the issuer trustee from gross principal collections, if available, on the housing loans. Thus, the trust will have less funds available to pay principal to the noteholders on the next payment date, but will have a corresponding greater amount of assets with which to make future payments. See "Description of the Class A Notes--Redraws."

Redraw Facility

      If gross principal collections are not sufficient to cover redraws, subject to certain limitations, the issuer trustee may be able to borrow funds under a redraw facility to be provided by the redraw facility provider.

Hedging Arrangements

      To hedge its interest rate and currency exposures, the issuer trustee will enter into the following hedge arrangements:

      The issuer trustee will enter into a variable rate basis swap and two fixed rate basis swaps with Westpac, in its capacity as the provider of the variable rate basis swap and as the provider of the fixed rate basis swaps. A variable rate basis swap will be used to hedge the risk between the floating rate obligations of the trust (including interest payable on the Class A notes) and the variable housing rate set, on those housing loans which are subject to a variable rate of interest as permitted by the relevant housing loan agreements, at the discretion of Westpac. The two fixed rate basis swaps will be used to hedge the risk between the floating rate obligations of the issuer trustee as trustee of the trust (including interest payable on the Class A notes) and the discretionary fixed housing rates set by Westpac on those housing loans which are subject to a fixed rate of interest.

      To hedge its interest rate and currency exposures, the issuer trustee will enter into two currency swaps to hedge the currency risk and the basis risk between (1) the collections on the housing loans and the amounts received by the issuer trustee under the variable rate basis swap and the fixed rate swaps, which are denominated in Australian dollars and, in the case of the variable rate basis swap and fixed rate swaps, calculated by reference to the relevant Australian bank bill rate, and (2) the obligation of the trust to pay interest and principal on the Class A notes, which are denominated in U.S. dollars and, in the case of interest, calculated by reference to quarterly LIBOR.

Optional Redemption

      Call Option. The issuer trustee will, if the trust manager directs it to do so, redeem all of the notes on any payment date falling on or after the earlier of (i) the payment date falling in June 2009 and (ii) the date when the aggregate outstanding principal amount of the loans on any payment date is less than 10% of the aggregate principal amount of the housing loans as of the cut-off date. The issuer trustee's offer to redeem the notes may be either at:

     . the invested amount of the Class A notes, plus accrued interest thereon (in which case exercise of the redemption will be mandatory and not require any consent of the noteholders); or

     . the stated amount of the Class A notes, plus accrued interest thereon (in which case exercise of the redemption will require approval of 75% of the aggregate of the Class A noteholders and the Class B noteholders).

      If the issuer trustee fails to exercise its option to redeem the Class A notes on the payment date occurring in June 2009, then the percentage spread over LIBOR to be applied in determining the interest rate on the Class A notes as from that payment date will increase to 0.32%. However, if the issuer trustee, at the direction of the trust manager, proposes to exercise its option to redeem the notes on a payment date occurring on or after June 2009 at the lesser amount described above but is unable to do so because it cannot obtain the required consent of 75% of the aggregate of the Class A noteholders and the Class B noteholders, then the percentage spread over LIBOR to be applied in determining the interest rate on the Class A notes as from that payment date will remain at, or revert to, the spread as at the closing date. See "Description of the Class A Notes--Optional Redemption--Optional Redemption of the Notes" herein.

Withholding Tax

      If payments of principal and interest on the Class A notes are subject to and reduced by any applicable withholding taxes, the issuer trustee is not obligated to pay any additional amounts. In the opinion of Allen Arthur Robinson, Australian tax counsel for the trust manager, under present law, the Class A notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions and they are not held by associates of the issuer trustee. The issuer trustee will seek to issue the Class A notes in a manner which will satisfy the conditions for an exemption from Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a Class A note, or an interest in a Class A note, was being, or would later be acquired directly or indirectly by associates of the issuer trustee. Accordingly, persons who are associates of the issuer trustee for the purposes of the Australian Income Tax Assessment Act of 1936, should not acquire Class A notes. See "Australian Tax Matters."

      If by virtue of a change in law:

     . the issuer trustee will be required to withhold or deduct amounts from payment of principal or interest to any class of note holders due to taxes, duties, assessments or governmental charges; or

     . the issuer trustee ceases to receive the total amount of interest payable by borrowers on the housing loans due to taxes, duties, assessments or other governmental charges.

      The trust manager may, at its sole discretion, direct the issuer trustee to redeem all of the notes. If the issuer trustee redeems the Class A notes, the Class A noteholders will receive a payment equal to the outstanding principal balance of the Class A notes plus accrued interest on the outstanding principal balance of the Class A notes, unless noteholders owning 75% of the aggregate outstanding principal balance of the notes consent to receiving the outstanding principal balance of the notes as reduced by losses allocated against the notes plus accrued interest on the outstanding principal balance of the notes. However, if the withholding or deduction relates only to the Class A notes, Class A noteholders owning 75% of the aggregate outstanding principal balance of the Class A notes may direct the issuer trustee not to redeem the notes. See "Description of the Notes--Redemption of the Notes for Taxation or other Reasons" in the prospectus.

U.S. Federal Income Tax Matters

      In the opinion of Mayer, Brown, Rowe & Maw, special tax counsel for the trust manager, the Class A notes will be characterized as debt for U.S. federal income tax purposes. Each Class A noteholder, by acceptance of a Class A note, agrees to treat the notes as indebtedness. See "Federal Income Tax Consequences."

Legal Investment

      The Class A notes will not constitute "mortgage-related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984. No representation is made as to whether the Class A notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult with your own legal advisors as to whether the Class A notes constitute legal investments for you. See "Legal Investment Considerations" in the prospectus.

ERISA Considerations

      Subject to the considerations in "ERISA Considerations" in this prospectus supplement and in the prospectus, the Class A notes will be eligible for purchase with plan assets subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Investors should consult their legal advisors with respect to the consequences under ERISA and the Internal Revenue Code of 1986, as amended, of a plan's acquisition and ownership of the notes. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Book-Entry Registration

      Persons acquiring beneficial ownership interests in Class A notes will hold their Class A notes through the Depository Trust Company in the

United States and Clearstream, Luxembourg or Euroclear outside of the United States. Transfers within the Depository Trust Company, Clearstream, Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Cross market transfers between persons holding directly or indirectly through the Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other hand, will take place in the Depository Trust Company through the relevant depositories of Clearstream, Luxembourg, or Euroclear. See "Description of the Class A Notes--Book-Entry Registration."

                              Structural Diagram





                                  [FLOW CHART]

                      Noteholder Principal Distributions

                                  [FLOW CHART]

                                Cash Flow Chart





                                  [FLOW CHART]

                                 Risk Factors

      The Class A notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Class A notes described in this prospectus supplement.

Notes, trusts and subordination:

The Class A notes will be paid    .  The Class A notes are debt obligations of
only from the assets of the          the issuer trustee only in its capacity as
trust                                trustee of the trust. The Class A notes do
                                     not represent an interest in or obligation of any of the other parties to the transaction. The only direct obligations of the other parties to the transaction relating to the Class A notes or the housing loans will be that of Westpac as seller or as servicer, and of the seller trustee for several limited representations and warranties made in relation to the housing loans, the servicer in relation to its servicing obligations under the servicing agreement, the previous servicer in relation to its servicing obligations under the previous servicing agreement (but only to the extent those obligations related to housing loans which are or will be assets of the issuer trustee) and the trust manager in relation to its undertakings in the transaction documents. The Class A notes will not be guaranteed or insured by any governmental agency or instrumentality, or by the issuer trustee, the servicer, the trust manager, the approved sellers, the note trustee, the security trustee or any of their respective affiliates. The housing loans are subject to certain mortgage insurance policies, but only limited losses are covered. See "Description of the
                                     Transaction Documents--The Mortgage
                                     Insurance Policies."

                                  . The assets of the trust will be the sole source of payments on the Class A notes. The issuer trustee's other assets will only be available to make payments on the Class A notes if the issuer trustee is negligent, commits fraud or is in breach of trust. Therefore, if the assets of the trust are insufficient to pay the interest and principal on your Class A notes when due, there will be no other source from which to receive these payments and you may not get back your entire investment or the yield you expected to receive.

You face an additional            .  Although Westpac could have legally
possibility of loss because          assigned the title to the housing loans to
the issuer trustee does not          the issuer trustee, initially it will
hold legal title to the              assign only equitable title to the housing
housing loans                        loans to the issuer trustee. The borrowers
                                     will not be notified of the equitable
                                     assignment. The housing loans will be
                                     legally assigned to the issuer trustee
                                     only upon the occurrence of a Title
                                     Perfection Event. See "The Assets of the
                                     Trust--Transfer and Assignment of the
                                     Housing Loans" in the prospectus. Because the issuer trustee does not hold legal title to the housing loans, you will be subject to the following risks which may lead to a failure to receive collections on the housing loans or delays in receiving the collections on the housing loans, and consequently may lead you to suffer losses:

                                     .  The issuer trustee's interest in a
                                        housing loan may be impaired by the
                                        creation or existence of an equal or
                                        higher ranking security interest over
                                        the related mortgaged property created
                                        after the creation of the issuer
                                        trustee's equitable interest but prior
                                        to it acquiring a legal interest in the
                                        housing loan.

                                     .  Until a borrower has notice of the
                                        assignment of its housing loan by
                                        Westpac to the issuer trustee, that
                                        borrower is not required to make
                                        payments under its housing loan to
                                        anyone other than Westpac. Until a
                                        borrower receives notice of the
                                        assignment, any payments the borrower
                                        makes under his or her housing loan to
                                        Westpac will validly discharge the
                                        borrower's obligations under the
                                        borrower's housing loan, even if the
                                        issuer trustee does not receive the
                                        payments from Westpac. Therefore, if
                                        Westpac does not deliver collections to
                                        the issuer trustee, for whatever
                                        reason, neither the issuer trustee nor
                                        you will have any recourse against the
                                        related borrowers for the collections.

                                     .  The issuer trustee may not be able to
                                        initiate any legal proceedings against
                                        a borrower to enforce a housing loan
                                        without the involvement of Westpac.

Westpac as servicer may           .  Before Westpac as the servicer remits
commingle collections on the         collections to the collection account, the
housing loans with their assets      collections may be commingled with the
                                     assets of Westpac. If Westpac becomes
                                     insolvent, the issuer trustee may only be able to claim those collections as an unsecured creditor of the insolvent company. This could lead to a failure to receive the collections on the housing loans, delays in receiving the collections, or losses to you.

Subordination of the Class B      .  The subordination of the Class B notes is
notes provides only limited          intended to increase the likelihood of
protection against losses            payment on the Class A notes. The amount
                                     of credit enhancement provided through the subordination of the Class B notes to the Class A notes, however, is limited and could be depleted prior to the payment in full of the Class A notes.

                                  .  If the principal amount of the Class B
                                     notes is reduced to zero, you may suffer losses on your Class A notes.

There is no assurance that a      .  It is a condition to the issuance of the
rating will remain for any           Class A notes that they be rated "Aaa" by
given period of time or that a       Moody's and "AAA" by S&P. A rating is not
rating will not be lowered or        a recommendation to purchase, hold or sell
withdrawn entirely by a Rating       the Class A notes inasmuch as such rating
Agency                               does not comment as to market price or
                                     suitability for a particular investor. The rating of the Class A notes addresses the likelihood of the payment of principal and interest on the rating of the Class A notes pursuant to their terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances (including without limitation a reduction in the credit rating of the interest rate swap provider, the currency swap providers, the mortgage insurance providers or a reduction in the foreign currency rating of Australia) in the future so warrant. The Class A notes will be based primarily on the creditworthiness of the housing loans, the mortgage insurance policy and primary mortgage insurance policies, the availability of excess available income, if any, the subordination provided by the Class B notes with respect to the Class A notes, the availability of the liquidity facility, the creditworthiness of the interest rate swap provider, the currency swap providers and the mortgage insurers and the foreign currency rating of Australia. In the context of an asset securitization, the foreign currency rating of a country reflects, in general, a Rating Agency's view of the likelihood that cash flow on assets in such country's currency will be permitted to be sent outside of the country.

The issuance of RFSs and/or       .  In some limited circumstances, the issuer
RFS Class A notes may affect         trustee may issue RFSs and RFS Class A
the timing and amount of             notes. In addition, on each payment date,
payments made on the Class A         Gross Principal Collections will be used
notes                                to reimburse Westpac for any redraws
                                     funded by Westpac during the related
                                     collection period prior to principal
                                     payments being made on the Class A notes.

                                  . The issuance of RFSs, any conversion of the RFSs to RFS Class A notes and the reimbursement of Westpac for any redraws funded by Westpac or under the redraw facility will require the issuer trustee to allocate some distributions of principal and interest to the RFSs and RFS Class A notes prior to principal payments on the Class A notes. RFSs will, on issue, rank pari passu and, prior to the enforcement of the security relating to the RFSs and the Class A notes, rateably without any preference or priority with the Class A notes in relation to payment of interest, but ahead of the Class A notes in relation to payment of principal. RFSs that are converted to RFS Class A notes will rank pari passu and, prior to the enforcement of the security relating to the RFS Class A notes and Class A notes, rateably without any preference or priority with the Class A notes in relation to payment of interest and principal. Consequently, the issuance of RFSs and any conversions of the RFSs to RFS Class A notes may cause a delay in payments on your Class A notes and could expose you to a greater risk of loss on your Class A notes because the ultimate repayment of principal on the Class A notes may occur at a later time. However, upon enforcement of the security relating to the RFSs, the RFS Class A notes and the Class A notes, all moneys owing to the holders of the RFSs, holders of the RFS Class A notes and the holders of the Class A notes will (subject to amounts being available for such payment) be paid pari passu. For the avoidance of doubt, RFSs and RFS Class A notes are not fungible with the Class A notes.

You may not be able to resell     .  The underwriters are not required to assist
your Class A notes                   you in reselling your Class A notes. A
                                     secondary market for your Class A notes
                                     may not develop. If a secondary market
                                     does develop, it might not continue or
                                     might not be sufficiently liquid to allow you to resell any of your Class A notes readily or at the price you desire. The market value of your Class A notes is likely to fluctuate, which could expose you to significant losses.

The proceeds from the             .  If the security trustee enforces the
enforcement of the security          security interest over the assets of the
trust deed may be insufficient       trust after an event of default occurs
to pay amounts due to you            under the security trust deed, there is no
                                     assurance that the market value of the
                                     assets of the trust will be equal to or
                                     greater than the outstanding principal and interest due on the Class A notes and the other secured obligations that rank ahead of or equally with the Class A notes, or that the security trustee will be able to realize the full value of the assets of the trust. The issuer trustee, the security trustee, the note trustee, and the principal paying agent will generally be entitled to receive the proceeds of any sale of the assets of the trust, to the extent they are owed fees and expenses, before you. Consequently, the proceeds from the sale of the assets of the trust after an event of default under the security trust deed may be insufficient to pay you principal and interest in full.
                                     See "Description of the Transaction
                                     Documents--The Security Trust Deed" in the prospectus.

The implementation of currency    .  The issuer trustee will receive Australian
exchange controls may subject        dollar payments on the housing loans in
you to losses                        Australia and, under the currency swaps,
                                     is required to pay
                                     collections to the currency swap providers as required under the series notice. It is possible that in the future the Australian government may impose exchange controls that affect the availability of Australian dollar payments for making payments under the currency swaps. The Class A noteholders will bear the risk of the imposition of foreign exchange controls by the Australian government that impact upon the issuer trustee's ability to exchange the collections for U.S. dollars. The issuer trustee has no control over such risk, which will generally be affected by economic and political events in
                                     Australia. If the issuer trustee does not pay some or all of the amounts in Australian dollars which it is required by the transaction documents to pay to the currency swap providers under the currency swaps, the currency swap providers are only required to pay the U.S. dollar equivalent of the amounts they actually receive. In such event, it is unlikely that the trust would have sufficient U.S.
                                     dollars to make the payments due on the
                                     Class A notes.

The termination of any of the     .  Interest and principal on the Class A notes
swaps may subject you to losses      is payable in U.S. dollars and the trust's
                                     primary source for funding its payments on the Class A notes is its collections on the housing loans, which will be in Australian dollars. If the currency swap providers were to fail to perform under the currency swaps or were to be discharged from such performance because of a default, the issuer trustee might have to exchange its Australian dollars for U.S. dollars at an exchange rate that is less favorable than the original swap currency exchange rate (which is 0.5201
                                     Australian dollars for each U.S. dollar) and the issuer trustee might therefore not have sufficient U.S. dollars to make timely payments on the Class A notes, even though the delinquency and loss experience on the housing loans may be at an acceptable level.

                                  .  Risks Specific to the Variable Rate Basis
                                     Swap. The basis risk between the floating rate obligations of the issuer trustee (including interest payable on the Class A notes) and the variable housing rates set by Westpac will be hedged by means of the variable rate basis swap. Pursuant to the variable rate basis swap, each quarter the interest rate swap provider will pay the issuer trustee the three month Bank Bill Rate plus a fixed margin and receive from the issuer trustee the weighted average variable housing rate. If the interest rate on the Class A notes is increased following the payment date in June 2009 there will be a corresponding increase in the margin over the three month Bank Bill Rate payable by the interest rate swap provider. See "Description of the Class A Notes-- Interest Payable on the Notes".

                                     If Westpac is downgraded below "A-1" by
                                     S&P or "A2" by Moody's, and fails to
                                     provide eligible collateral or arrange for a suitable alternative swap provider, it will be an additional termination event under the terms of the ISDA. Master Agreement only at the determination of the issuer trustee who shall make such decision at the direction of the trust manager. If the variable rate basis swap is terminated, the trust manager is required to calculate each month the minimum interest rate required to be set on the variable rate housing loans in order to cover amounts payable by the issuer trustee (including anticipated trust expenses and taxes) and amounts due to the issuer trustee, the trust manager, the servicer, the liquidity facility provider, the redraw facility provider and the noteholders. In this situation, the housing loan rates across Westpac's whole portfolio of loans of the same product type may be set at above market interest rates on the variable rate housing loans to meet trust expenses which could result in the affected borrowers refinancing their loans with another bank, which in turn could cause Class A noteholders to experience higher rates of principal repayment on the Class A notes than initially anticipated. If the variable rate basis swap is terminated, the trust may be subject to reinvestment risk to the extent that any payments and prepayments invested in authorized investments do not earn a sufficient rate of interest to cover the interest owing on the Class A notes.

                                  .  Risks Specific to the Fixed Rate
                                     Swaps. Two fixed rate swaps will be used to hedge the interest rate risk between the floating rate obligations of the issuer trustee (including interest payable on the Class A notes) and the discretionary fixed rate set by Westpac on those housing loans which are subject to a fixed rate of interest. Loans subject to a concessional fixed rate are included under the variable rate basis swap. An amortizing fixed rate swap will be entered into on the closing date to hedge that portion of the pool earning a fixed rate of interest as of the cutoff date. The issuer trustee will pay the fixed rate swap provider the applicable daily weighted average fixed rate and receive the three month Bank Bill Rate plus a fixed margin. The margin has been set based on the actual margin on the underlying fixed rate housing loans and the prevailing market rate existing on or about the closing date. However, if the interest rate on the Class A notes is increased following the payment date in June 2009 there will be a corresponding increase in the margin over the three month Bank Bill Rate payable by the interest rate swap provider. See "Description of the Class A
                                     Notes--Interest Payable on the Notes". A further fixed rate basis swap will be entered into to hedge the interest rate risk occurring when a borrower switches from a variable rate of interest to a fixed rate of interest on that borrower's housing loan or from an existing fixed rate of interest to a new fixed rate of interest. Under that second fixed rate basis swap, the issuer trustee will pay the fixed rate swap provider the applicable daily weighted average fixed rate and receive the three month Bank Bill Rate plus a fixed margin. If the interest rate on the Class A notes is increased following the payment date in June 2009 there will be a corresponding increase in the margin over the three month Bank Bill Rate payable by the interest rate swap provider. See "Description of the Class A Notes--Interest Payable on the Notes".

                                     If Westpac is downgraded below "A-1" by
                                     S&P or "A2" by Moody's, and fails to
                                     provide eligible
                                     collateral or arrange for a suitable
                                     alternative swap provider, it will be an additional termination event under the terms of the ISDA Master Agreement only at the determination of the issuer trustee, who shall make such decision at the direction of the trust manager. If the fixed rate swap remains in place, the rating agencies may consider downgrading the Class A notes. If the fixed rate swap is terminated, the investor is exposed to the risk of the possible narrowing of the spread between the customer rate applicable on the housing loans and the floating rate obligations of the trust (including the interest on the Class A notes). If the relevant fixed rate basis swap is terminated, the trust will be subject to the risk that the floating rate obligations of the trust may change in such a way that the discretionary fixed rate set by Westpac on those housing loans which are subject to fixed rate of interest will be insufficient to make payments on such floating rate obligations.

The imposition of a               .  If a withholding tax is imposed on payments
withholding tax will reduce          in relation to interest on your Class A
payments to you and may lead         notes, including related payments to the
to an early redemption of your       currency swap provider, you will not be
Class A notes                        entitled to receive grossed-up amounts to
                                     compensate for the withholding tax. Thus, you will receive less interest than is scheduled to be paid on each payment date and may receive less principal at the maturity date of your Class A notes. In addition, the issuer trustee, at the direction of the trust manager, may on any payment date simultaneously redeem the notes in whole but not in part if a withholding tax is imposed. If the issuer trustee exercises this option, you may not be able to reinvest the amounts received upon redemption at an interest rate comparable to that payable on your Class A notes.

There are limits on the amount    .  If the interest collections during a
of available liquidity to            collection period are insufficient to
insure payments of interest to       cover fees and expenses of the trust and
you                                  the interest payments due on the Class A
                                     notes on the next payment date, principal collections collected during the collection period may be used to cover these amounts. If principal collections are not sufficient to cover the shortfall, the issuer trustee will draw funds from the liquidity facility. If there is not enough money available under the liquidity facility, you may not receive a full payment of interest on that payment date, which will reduce the yield on your Class A notes.

You will not receive physical     .  Your ownership of the Class A notes will be
Class A notes representing           registered electronically through DTC, and
your Class A notes, which can        transactions in the Class A notes can only
cause delays in receiving            be effected through DTC, Euroclear,
distributions and hamper your        Clearstream, Luxembourg and other
ability to pledge or resell          participating organizations. The lack of
your Class A notes                   physical Class A notes could:

                                     .  cause you to experience delays in
                                        receiving payments on the Class A notes
                                        because the principal paying agent will
                                        be sending distributions on the Class A
                                        notes to DTC instead of directly to you;

                                     .  limit or prevent you from using the
                                        Class A notes as collateral; and

                                     .  hinder your ability to resell the
                                        Class A notes or reduce the price that
                                        you receive for them.

Housing Loans:

There is no way to predict the    .  The rate of principal and interest payments
actual rate and timing of            on securitized pools of housing loans
payments on the housing loans        varies among those pools and is influenced
                                     by a variety of economic, demographic,
                                     social, tax, legal and other factors,
                                     including prevailing market interest rates for housing loans, the availability of alternate financing and the particular terms of the housing loans.

                                     Australian housing loans have features and options that are different from housing loans in the United States and Europe, and thus will have different rates and timing of payments from housing loans in the United States and Europe. There is no guarantee as to the actual rate of prepayment on the housing loans, or that the actual rate of prepayment will conform to any model described in this prospectus supplement. The rate and timing of principal and interest payments on the housing loans will affect the rate and timing of payments of principal and interest on your Class A notes. Unexpected prepayment rates could have the following negative effects:

                                     .  If you bought your Class A notes for
                                        more than their face amount, the yield
                                        on your Class A notes will drop if
                                        principal payments occur at a faster
                                        rate than you expect.

                                     .  If you bought your Class A notes for
                                        less than their face amount, the yield
                                        on your Class A notes will drop if
                                        principal payments occur at a slower
                                        rate than you expect.

Losses and delinquent payments    .  If borrowers fail to make payments of
on the housing loans may             interest and principal under the housing
affect the return on your            loans when due and the credit enhancement
Class A notes                        described in this prospectus supplement is
                                     not enough to protect your Class A notes from the borrowers' failure to pay, then the issuer trustee may not have enough funds to make full payments of interest and principal due on your Class A notes.
                                     Consequently, the yield on your Class A
                                     notes could be lower than you expect and you could suffer losses.

Enforcement of the housing        .  The servicer could encounter substantial
loans may cause delays in            delays in connection with the enforcement
payment and losses                   of a housing loan, which may lead to
                                     shortfalls in payments to you to the
                                     extent those shortfalls are not covered by the mortgage insurance policies, excess available income or the subordination features of the Class B notes.

                                  . If the proceeds of the sale of a mortgaged property, net of preservation and liquidation expenses, are less than the amount due under the related housing loan, the issuer trustee may not have enough funds to make full payments of interest and principal due to you, unless the difference is covered by the mortgage insurance policies, excess available income or the subordination features of the Class B notes.

Some of the housing loans have    .  Housing loans with higher loan-to-value
high loan-to-value ratios            ratios may present greater risk of
which may affect the return on       delinquency. 5.88% of the housing loans
your Class A notes                   had a loan-to-value ratio greater than 80%
                                     as of the cut-off date. Although each
                                     housing loan in the trust with a
                                     loan-to-value ratio in excess of 80% is
                                     covered by a primary mortgage insurance
                                     policy which insures the full amount of
                                     the Unpaid Balance, proceeds from the
                                     liquidation of these housing loans may be insufficient to cover the Unpaid Balance if a borrower fails to make payments under the loan and the mortgage insurer has elected, if entitled, to:

                                     .  cancel the relevant insurance policy;

                                     .  reduce the amount of a claim made under
                                        the policy; or

                                     .  refuse the amount of a claim made or is
                                        otherwise unable to honor its
                                        obligations under the policy.

                                  As a result, you may experience losses.

Prepayments during a             .   If a prepayment is received on a housing
collection period may result         loan during any collection period,
in you not receiving your full       interest will cease to accrue on that
interest payments                    prepaid portion of the housing loan,
                                     starting on the date of prepayment. The
                                     amount prepaid will be invested in
                                     investments, or will be the subject of
                                     interest payable by the servicer
                                     commencing two business days after receipt by the servicer. If the rate of interest earned from investments or paid by the servicer is lower than that paid on the housing loan, the issuer trustee may not have sufficient funds to pay you the full amount of interest due to you on the next distribution date.

The resignation or termination   .   If the servicer resigns or is removed for
of the servicer may affect the       any reason, the issuer trustee must
return on your Class A notes         appoint a suitably qualified person as
                                     servicer whose appointment would not
                                     materially prejudice the interests of
                                     noteholders to assume responsibility for servicing the housing loans in compliance with the master trust deed and the servicing agreement. There is no guarantee that:

                                    .   the issuer trustee will be able to find
                                        an eligible servicer who is willing to
                                        service the housing
                                        loans on the terms of the master trust
                                        deed and the servicing agreement, in
                                        which case the issuer trustee must act
                                        as the eligible servicer; or

                                    .   an eligible servicer will be able to
                                        service the housing loans with the same
                                        level of skill and competence as the
                                        initial servicer; or

                                    .   an eligible servicer will not require
                                        higher fees for its services.

                                 .   The ability of the eligible servicer,
                                     whether it is the issuer trustee or a
                                     third party, to perform the servicing
                                     functions under the master trust deed and servicing agreement will depend on the information and records available to it.

If the seller trustee            .   The seller trustee may repurchase the
repurchases the housing loans        equitable title to the housing loans held
or the trust manager directs         by the trust if:
the issuer trustee to redeem
the Class A notes, you could        .   the aggregate housing loan principal
suffer losses and the yield on          expressed as a percentage of the
your Class A notes could be             aggregate housing loan principal as of
lower than expected                     the cut-off date, is less than 10%; and

                                    .   the trust manager instructs the seller
                                        trustee to do so.

                                 . The issuer trustee will apply the proceeds of the sale of the assets of the trust to repay moneys owing to you at that time according to the priorities for applying payments of interest and principal between the classes of notes. If a housing loan is non-performing, the purchase price for that housing loan will be based on the fair market value. The fair market value of a housing loan may be less than the Unpaid Balance of the housing loan. If a significant number of housing loans are non-performing, the total proceeds from this optional repurchase may be less than amounts owing to you. As a result you may suffer losses and the yield on your Class A notes could be lower than expected. See "Description of the Class A Notes--Optional Redemption of the Notes" in the prospectus.

                                 .   If the trust manager directs the issuer
                                     trustee to redeem the Class A notes early as described in "Description of the Class A Notes--Optional Redemption of the Notes", the early retirement of your Class A notes will shorten their average lives and potentially lower the yield on your Class A notes.

Payment holidays may result in   .   If a borrower prepays principal on his or
you not receiving your full          her loan, the borrower may not be required
interest payments                    to make any payments, including interest
                                     payments, until the outstanding principal balance of the housing loan plus unpaid interest equals or exceeds the scheduled principal balance. If a significant number of borrowers take advantage of this feature at the same time and the liquidity facility and principal draws do not provide enough funds to cover the scheduled repayments which were not made on the housing loans, the issuer trustee may not have sufficient funds to pay you the full amount of interest on the Class A notes on the next payment date.

Westpac's ability to set the     .   The interest rates on the variable rate
interest rate on variable rate       housing loans are not tied to an objective
housing loans may lead to            interest rate index as is customary in the
increased delinquencies or           United States, but are set at the sole
prepayments                          discretion of Westpac. If Westpac
                                     increases interest rates on these loans, borrowers may be unable to make their required payments and accordingly, may become delinquent or may default on their housing loans. In addition, if the interest rates are raised above market interest rates, borrowers may refinance their loans with another lender to obtain a lower interest rate. This could cause higher rates of principal prepayment than you expected which could affect the yield on your Class A notes.

The features of the housing      .   Subject to the terms of the housing loans,
loans may change, which could        the features of the housing loans,
affect the timing and amount         including their interest rates, may be
of payments to you                   changed by Westpac, either at its
                                     discretion or at a borrower's request.
                                     Some of these changes may include the
                                     addition of newly developed features which are not described in this prospectus supplement or the prospectus.

                                     As a result of these changes the
                                     concentration of housing loans with
                                     specific characteristics is likely to
                                     change over time, which may affect the
                                     timing and amount of payments you receive.
                                     See "Westpac Residential Loan
                                     Program--Product Types" in the prospectus.

                                 .   If Westpac changes the features of the
                                     housing loans or fails to offer desirable features offered by its competitors, borrowers might elect to refinance their housing loan with another lender to obtain more favorable features. In addition, the housing loans included in the trust are not permitted to have some features. If a borrower opts to add one of these features to his or her housing loan, in effect the housing loan will be repaid and a new housing loan will be written which will not form part of the assets of the trust. The refinancing or removal of housing loans could cause you to experience higher rates of principal prepayment than you expected, which could affect the yield on your Class A notes.

The use of principal             .   If principal collections are drawn upon to
collections to cover liquidity       cover shortfalls in interest collections
shortfalls may lead to               and there are insufficient excess interest
principal losses                     collections in succeeding collection
                                     periods to repay those principal draws,
                                     you may not receive full repayment of
                                     principal on your Class A notes.

Consumer protection laws may     .   Some borrowers may make a claim to a court
affect the timing or amount of       requesting changes in the terms and
interest or principal payments       conditions of their housing loans or
to you                               compensation or penalties from Westpac for
                                     breaches of any legislation relating to
                                     consumer credit.

                                 .   If the housing loan is regulated by the
                                     Consumer Credit Legislation the relevant borrower may apply to a court to, among other things:

                                    .   vary the terms of the housing loan on
                                        grounds of hardship or that it is an
                                        unjust contract;

                                    .   reduce or cancel any unconscionable
                                        interest or charges;

                                    .   have any terms of the housing loan or
                                        relevant mortgage that breach the
                                        Consumer Credit Legislation declared
                                        unenforceable; and

                                    .   impose a penalty against or order
                                        compensation from Westpac for some
                                        breaches of the legislation and reduce
                                        the amount payable under the housing
                                        loan by the amount of that penalty or
                                        compensation.

                                 .   Any changes which allow the borrower to
                                     pay less principal or interest under the housing loan may delay or decrease the amount of collections available to make payments to you.

                                 . In addition, if the issuer trustee obtains legal title to the housing loans, the issuer trustee will be subject to the penalties and compensation provisions of the Consumer Credit Legislation instead of Westpac. To the extent that the issuer trustee is unable to claim damages from Westpac or the servicer where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit Legislation, the assets of the trust, subject to limited exceptions, will be used to indemnify the issuer trustee prior to payments to you. This may delay or decrease the amount of collections available to make payments to you. See "Legal Aspects of the Housing Loans" in the prospectus.

The concentration of housing     .   If the trust contains a high concentration
loans in specific geographic         of housing loans secured by properties
areas may increase the               located in a particular region or state,
possibility of loss on your          any deterioration in the real estate
Class A notes                        values or the economy of any of those
                                     states or regions could result in higher rates of delinquencies, foreclosures and loss than expected on the housing loans.
                                     In addition, these states or regions may experience natural disasters, which may not be fully insured against and which may result in property damage and losses on the housing loans. These events may in turn have a disproportionate impact on funds available to the trust, which could cause you to suffer losses.

The mortgage insurance polices   .   The liability of each of the mortgage
may be cancelled or terminated       insurers under the mortgage insurance
in certain circumstances             policy and the primary mortgage insurance
                                     policies, as applicable, is subject to
                                     certain exclusions. Each of them also has the right to cancel the coverage of, or terminate its mortgage insurance policy in respect of, a housing loan in certain circumstances. The exclusions and rights vary among the different mortgage insurance policies and may affect the ability of the issuer trustee to make timely and full payments of principal and interest on the Class A notes. See "The
                                     Mortgage Insurance Policies" for further details.

Other:

Australian tax reform            .   The Australian federal government is
proposals could affect the tax       reforming business taxation as part of its
treatment of the trust               current tax reform program. There are
                                     proposed measures, including, generally, taxation of trusts in the same manner as companies (i.e., as separate taxable entities) and taxation of consolidated groups, as well as recently introduced rules regarding thin capitalization for entities investing in and out of Australia and redefinition of debt-equity instruments. The proposals, if enacted, and the recently enacted measures could impact upon the tax treatment of the trust. The final form of the proposed new rules has not been settled and is subject to ongoing consultation and consideration and the recently enacted measures are subject to untested interpretation and the proclamation of regulations to bring certain instruments or transactions within the scope of the new rules. However, based on current indications, the content of the recently enacted legislation and the current basis of the draft proposals released by the Australian federal government, the new rules should not apply to the trust. In addition, the transaction documents contain appropriate mechanisms which permit the trust to be amended in order to avoid an entity-level tax, to the extent possible, and maintain its current
                                     "look-through" status. If contrary to
                                     expectation, these new tax measures do
                                     apply to the trust, then to the extent
                                     that the trust incurs a tax liability, the issuer trustee may have less funds available to meet its obligations, and you may suffer losses. See "Australian Tax
                                     Matters" in this prospectus.

                                   The Trust

General

      The assets of the trust will include the following:

     .   the pool of housing loans, including all:

         . principal payments paid or payable on the housing loans at any time from and after the cut-off date; and

         . interest payments and certain fees paid or payable on the housing loans from the closing date;

     . rights under the mortgage insurance policies issued by the mortgage insurers and the individual property insurance policies covering the mortgaged properties relating to the housing loans as there may be some property insurance policies where Westpac is not nominated as a beneficiary;

     . amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collection account, and any instruments in which these amounts are invested; and

     .   the issuer trustee's rights under the transaction documents.

Transfer and Assignment of the Housing Loans

      The approved sellers will be Westpac, as an originator of the housing loans, and the seller trustee, as trustee of any other WST trusts established under the master trust deed. During the period between the cut-off date and the closing date, the sellers will continue to own the housing loans. Further, the purchase price for the housing loans excludes accrued interest for this period. However, the servicer will collect payments during this period on behalf of the trust and will not remit these collections to the sellers. On the first payment date, the issuer trustee will pay to the approved sellers the Accrued Interest Adjustment as a priority payment from Total Available Funds to reimburse them for accrued interest and fees during this period.

      On the closing date, the approved sellers will equitably assign to the issuer trustee the housing loans, the mortgages securing those housing loans, the mortgage documents and any mortgage insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by the sellers to take the actions necessary to obtain legal title to the housing loans. The trust manager, the servicer and the approved sellers will assist the issuer trustee in taking any necessary actions to obtain legal title to the housing loans.

      The issuer trustee will grant a first ranking floating charge over the housing loans and other assets of the trust, under the security trust deed in favor of the security trustee for the ultimate benefit of the noteholders. The servicer will service the housing loans pursuant to the servicing agreement and will receive compensation for these services.

Representations, Warranties and Eligibility Criteria

      Under the sale notice, Westpac as servicer has made representations and warranties covering the housing loans to the issuer trustee as described in the prospectus in "The Assets of the Trust--Representations, Warranties and Eligibility Criteria." The issuer trustee will charge those representations and warranties to the security trustee for the benefit of noteholders. If Westpac as servicer breaches any of the representations or warranties, it will be obligated:

     .   to cure the breach in all material respects in specific circumstances;

     . in some circumstances to repurchase the housing loan or any property acquired in respect of the housing loan; or

     . to pay any damages to which the issuer trustee is entitled in connection with such breaches.

                   Description of the Pool of Housing Loans

General

      The pool will consist of 17,604 housing loans that have an aggregate principal balance outstanding as of the cut-off date, of approximately A$2,170,587,394 which were originated by Westpac in accordance with the underwriting standards described in "Westpac Residential Loan Program--Underwriting Process" in the prospectus. As of the cut-off date, no housing loans were more than 30 days in arrears. Primary mortgage insurance policies will cover, up to specified limits, some of the risks of loss on some of the housing loans. Blanket insurance policies cover Westpac's loss from a mortgage default caused by physical loss, destruction or damage to a mortgage property that is not otherwise covered by adequate property insurance.

      A mortgage over the related mortgaged property will secure the housing loans. If the mortgage is a first ranking mortgage, it will have priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except for certain statutory rights such as some rates and taxes, which are granted statutory priority. If the mortgage is not a first ranking priority mortgage, the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan.

      The mortgaged properties that secure the housing loans are located in the 5 states and 2 territories of Australia listed below and the housing loans are governed by the laws of the Commonwealth of Australia and one of the 5 states or 2 territories of Australia listed below:

     .   New South Wales;
     .   Victoria;
     .   Western Australia;
     .   Queensland;
     .   South Australia;
     .   the Northern Territory; and
     .   the Australian Capital Territory.

Details of the Housing Loan Pool

      The information in Appendix A, attached hereto, sets forth in tabular format various details relating to the housing loans to be sold to the trust on the closing date. The information is provided as of the close of business on the cut-off date. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

      Note that these details may not reflect the housing loan pool as of the closing date because the sellers may substitute loans proposed for sale with other eligible housing loans or add additional eligible housing loans. The seller may do this if, for example, the loans originally selected are repaid early.

      The sellers will not add, remove or substitute any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors.

Product Types

      In addition to the product types listed in the prospectus under "Westpac Residential Loan Program--Product Types", the pool of housing loans will consist of product types listed below.

Owner Occupied Home Loans

      Basic Options Home Loan

      This is a low variable interest rate, owner-occupied home loan. This product was developed to compete with products offered by non-bank originators. The maximum term for this product is 30 years. The Basic Options Home Loan is a "no-frills" product with few optional product features available to borrowers.

      Special Options Fixed Rate Home Loan

      These loans have features similar to the Fixed Options Home Loan.

Investment Property Loan

      Investment Property Loan Special Fixed Rate

      These loans have features similar to the Fixed Rate Investment Property Home Loan.

                       Description of the Class A Notes

General

      The following summary, together with the description of the Class A notes in the prospectus, describes the material terms of the Class A notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and conditions of the Class A notes and the provisions of the transaction documents. Investors should review the prospectus for important additional information regarding the terms and conditions of the Class A notes and the transaction documents. The notes will be governed by the laws of New South Wales. The noteholders are bound by, and deemed to have notice of, all the provisions of the transaction documents. The note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United States.

Book-Entry Registration

      The issuer trustee will issue the Class A notes in book-entry form in minimum denominations of US$100,000. A global note registered in the name of the nominee of The Depository Trust Company (DTC) will initially represent each class of book-entry notes. DTC has advised the issuer trustee that its nominee will be Cede & Co. Accordingly, we expect that Cede & Co. will be the holder of record of the book-entry notes. Unless the events described in the prospectus under "Description of the Class A Notes--Definitive Notes" occur, the issuer trustee will not issue the Class A notes in fully registered, certificated form as definitive notes.

      Book-entry noteholders may hold their interests in the Class A notes through DTC, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositories. The depositories in turn will hold the positions in customers' securities accounts in the depositories' names on the books of DTC.

      Unless and until the issuer trustee issues definitive Class A notes, all references in this prospectus supplement to actions taken by book-entry noteholders shall refer to actions taken by DTC upon instructions from DTC participants. Further, all references in this prospectus supplement to distributions, payments, notices, reports, and statements to book-entry noteholders shall refer to distributions, payments, notices, reports and statements to Cede & Co., as the registered holder of the Class A notes, for distribution to book-entry noteholders in accordance with DTC procedures.

      Unless the issuer trustee issues definitive notes, noteholders will receive all distributions of principal and interest on the book-entry notes through DTC participants. Under a book-entry format, noteholders will receive payments after the related payment date. This payment delay will occur because although the issuer trustee will forward payments on the book-entry notes to Cede & Co. as nominee for DTC, on each payment date, DTC will forward those payments to DTC participants, which will be required to forward them to indirect DTC participants or noteholders. We anticipate that the sole noteholder, as this term is used in the security trust deed for each class of book-entry notes, will be Cede & Company, as nominee of DTC. As a result, the issuer trustee will not recognize book-entry noteholders as noteholders under the security trust deed. Book-entry noteholders will be permitted to exercise the rights of noteholders under the security trust deed only indirectly through DTC participants, who in turn will exercise their rights through DTC.

Definitive Notes

      The issuer trustee will issue the book-entry notes as definitive Class A notes to noteholders or their nominees, rather than to DTC or its nominees, only if the events described in the prospectus under "Description of the Class A Notes--Definitive Notes" occurs.

Key Dates and Periods

      The following is an example of the relevant dates and periods for the allocation of cashflows and payments. For purposes of these dates and periods it has been assumed that the paying agent will distribute payments on the notes quarterly on June 5, September 5, December 5 and March 5.

Quarter.......................    means each three-month period in a year which
                                  periods begin on February 1, May 1, August 1
                                  and November 1

Collection Period.............    means the 21st day of each quarter and runs
                                  until and includes the 20th day of the next quarter. However, the first quarterly collection period will commence on (and include) the day after the cut-off date and end on (and includes) May 20, 2002. The last collection period is the period from (but excluding) the last day of the previous collection period to the termination date of the trust

Determination Date............    the date which is 4 business days before a
                                  payment date

Remittance Date...............    the date which is 2 business days before a
                                  payment date

Record Date...................   .   while the Class A notes are held in
                                     book-entry form, the date which is 2
                                     business days before the payment date


                                 .   if definitive Class A notes have been
                                     issued, the last day of the calendar month before the payment date

Interest Determination Date...    the date which is 2 London banking days
                                  before the beginning of the Interest Period

Notice Date...................    the date which is 1 business day before a
                                  payment date

Payment Date..................    5th day of each March, June, September and
                                  December beginning on June 5, 2002, or, if 5th day is not a business day, then the next business day

Interest Period...............    for each payment date, begins on and includes
                                  the previous payment date and ends on, but excludes the current payment date. However, the first and last Interest Periods are as follows:

                                 .   first: period from and including the
                                     closing date to but excluding the first
                                     payment date

                                 .   last: period from and including the
                                     previous payment date and ends on, but
                                     excludes the maturity date

Business Day..................    means any day, other than a Saturday, Sunday
                                  or public holiday, on which banks are open for business (including dealings in foreign currency generally) in Sydney, London and New
                                  York City

Example Calendar

      The following example calendar for a quarter commencing in May 2002 assumes that all relevant days are business days:

          Collection Period........ May 21 to and including August 20
          Determination Date....... September 1
          Remittance Date.......... September 3
          Interest Determination
            Date................... September 3
          Notice Date.............. September 4
          Payment Date............. September 5
          Interest Period.......... From June 5 to, but excluding,
                                    September 5

Collections

      With respect to any collection period, "collections" shall consist of interest and principal receipts from the housing loans, the proceeds of enforcement of mortgages, the proceeds of claims under mortgage insurance policies and payments by Westpac as servicer in respect of breaches of representations or warranties with respect to the housing loans. Westpac under the servicing agreement, will receive the collections in respect of the housing loans in the mortgage pool.

      Westpac will deposit the collections it receives in the collection account within the following time periods:

     . two business days prior to the related payment date for that collection period, if Westpac has a short term rating of at least A-1 from S&P and P-1 from Moody's and Westpac or one of its subsidiaries maintains the collection account;

     . two business days following receipt, if Westpac or a subsidiary maintains the collection account and Westpac does not have a short term rating as described in the previous bullet point; or

     . two business days following receipt, if Westpac or a subsidiary does not maintain the collection account.

      Westpac or a subsidiary may maintain the collection account as long as Westpac remains an Approved Bank. In addition to remitting collections to the collection account, if Westpac retains collections until two days prior to the relevant payment date, they must also deposit accrued interest on those collections into the collection account. The amount of accrued interest will be equal to the interest accrued at the Bank Bill Rate on their collection amounts from the date two days after their receipt of those amounts through the date of deposit into the collection account.

Calculation of Total Available Funds

      Payments of interest and amounts otherwise of an income nature including payments of interest on the notes, are made from Total Available Funds. Total Available Funds for a determination date and the following payment date means the aggregate of:

Available Income

      Available Income for a collection period means the aggregate of:

     . the Finance Charge Collections for that collection period, which are the aggregate of:

          (A) all amounts received by or on behalf of the issuer trustee from Government Charges, interest, fees and other income payable under housing loans in a mortgage pool including:

             (a) amounts on account of interest recovered from the enforcement of a housing loan, but excluding proceeds of a mortgage insurance policy;

             (b) any payments by Westpac to the issuer trustee on the
                 repurchase of a housing loan during that collection period which are attributable to interest;

             (c) any interest adjustments received by the trust in relation to the transfer of housing loans or related mortgages from the trust to another WST trust; and

             (d) the Prepayment Cost Surplus, if any, for that collection period;

          (B) all other amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the issuer trustee during that collection period including:

             (a) from Westpac, the seller trustee or the servicer for a breach of representation or warranty or undertaking contained in the master trust deed, servicing agreement or series notice; and

             (b) from Westpac, the seller trustee or the servicer under any obligation under the master trust deed, servicing agreement or series notice to indemnify or reimburse the issuer trustee for any amount, in each case which are determined by the trust manager to be in respect of interest; and

          (C) recoveries in the nature of income received, after a Finance Charge Loss or Principal Loss has occurred, but does not include recoveries under a mortgage insurance policy that are payable to the insurer;

      less:

          (A) Government Charges collected by or on behalf of the issuer trustee for that collection period;

          (B) the aggregate of all fees and charges due to the servicer or Westpac under the housing loans during that collection period; and

          (C) any Prepayment Cost Surplus due to Westpac and actually collected by Westpac or the servicer during that collection period;

      plus:

     .   to the extent not included in Finance Charge Collections:

          (A) any amount received or due to be received by or on behalf of the issuer trustee in relation to that collection period on or by the first payment date for the class of notes after that collection period for net receipts under any swap agreement, other than the currency swaps;

          (B) any amount received by or on behalf of the issuer trustee under any support facility, other than the currency swaps, including amounts received under any mortgage insurance policy, which the trust manager determines should be offset against a Finance Charge Loss;

          (C) any interest income received by or on behalf of the issuer trustee during that collection period in respect of funds credited to the collection account;

          (D) amounts in the nature of interest otherwise paid by Westpac, the servicer or the trust manager to the issuer trustee for collections held by it; and

          (E) all other amounts received by or on behalf of the issuer trustee in respect of the assets of the trust in the nature of income,

      but excluding:

     .   any interest credited to a collateral account of a support facility;
         and

     . any amount received by the issuer trustee on entry into a replacement currency swap which is payable to the prior currency swap providers.

Principal Draws

      If the trust manager determines on any determination date that there is a Payment Shortfall for the collection period ending immediately before that determination date, then the trust manager will direct the issuer trustee to apply Principal Collections collected during that collection period to cover the Payment Shortfall to the extent available. These principal draws will be reimbursed out of any Excess Available Income available for this purpose on subsequent payment dates.

Liquidity Draws

      If the trust manager determines on any determination date that a principal draw will not cover a Payment Shortfall, the trust manager must direct the issuer trustee to make a liquidity draw under the liquidity facility. The liquidity draw will be an amount equal to the lesser of the amount of the shortfall or the difference between the liquidity limit and the aggregate of all outstanding amounts under the liquidity facility or the amount remaining in the liquidity account as the case may be.

Remaining Liquidity Shortfall

      If the amount available to be drawn under the liquidity facility is not sufficient to satisfy the remaining Payment Shortfall in full, the trust manager must reduce the interest payable in respect of the notes and other fees payable, as follows:

      (1) first, reduce the interest payable to the Class B notes;

      (2) second, if the Class B interest has been reduced to zero, any excess remaining Payment Shortfall shall reduce pro rata, based on their applicable entitlements:

          (a) the A$ Class A Interest Amount payable to the currency swap providers under the swap confirmation relating to the Class A notes;

          (b) the RFS interest for all RFSs (if any);

          (c) interest payable for all RFS Class A notes (if any); and

          (d) any fee payable by the issuer trustee under the redraw facility.

      If there is a reduction in the A$ Class A Interest Amount under (a) above, the interest entitlement of the Class A noteholders shall be reduced by the same proportion as the reduction in the A$ Class A Interest Amount.

      With respect to any payment date, the "A$ Class A Interest Amount" means the amount in A$ which is calculated:

      (1) on a daily basis at the applicable rate set out in the swap confirmation relating to the Class A notes (being AUD-BBR-BBSW, as defined in the ISDA Definitions, as at the first day of the interest period ending on (but excluding) that payment date with a designated maturity of 90 days plus the spread set out in the currency swaps);

      (2) on the A$ equivalent of the aggregate of the invested amount of the Class A notes as at the first day of the interest period ending on (but excluding) that payment date; and

      (3) on the basis of the actual number of days in that interest period and a year of 360 days.

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

      With respect to any payment date, "Class B interest" means all interest on the outstanding Class B notes in respect of an Interest Period, "RFS interest" means all interest on the outstanding RFSs in respect of an interest period. With respect to any payment date, "RFS Class A interest" means all interest on the outstanding RFS Class A notes in respect of an interest period.

      "A$ Equivalent" means, in relation to an amount denominated or to be denominated in U.S. dollars, the amount converted to (and denominated in) Australian dollars at the applicable exchange rate set forth in the currency swaps. "US$ Equivalent" means, in relation to an amount denominated or to be denominated in Australian dollars, the amount converted to (and denominated in) U.S. dollars at the applicable exchange rate set forth in the currency swaps.

Redraws

      The issuer trustee will reimburse Westpac for any redraws made by a borrower under a housing loan in the trust.

      Under a redraw, borrowers may require Westpac to re-advance to them previously prepaid principal. In certain circumstances, Westpac has an option under the related housing loan to provide the redraw if the borrower has made prepayments on the related housing loan and such borrower is not delinquent. A redraw will not result in the housing loan being removed from the mortgage pool.

      Westpac is entitled to be reimbursed by the issuer trustee for redraws funded by Westpac first, from Gross Principal Collections as described under "--Principal Collections" herein, second, from drawings under the redraw facility and third, from the proceeds of the issuance of RFSs, to the extent each is available.

Distribution of Total Available Funds

General

      On each payment date, the trust manager shall instruct the issuer trustee to apply the Total Available Funds in making the following payments in respect of the preceding collection period in the following order of priority:

      (1) in relation to the first payment date only, the Accrued Interest Adjustment;

      (2) unpaid or unreimbursed Trust Expenses;

      (3) amounts payable under the liquidity facility, the redraw facility, the interest rate swap agreements, pari passu, based on their respective entitlements, including:

         (a) the net amount (if any) payable by the issuer trustee under the variable rate basis swap;

         (b) the net amount (if any) payable by the issuer trustee under each fixed rate basis swap; and

         (c) any interest or fees payable by the issuer trustee under the liquidity facility, but not including amounts due under paragraphs
             (4), (5) or (6) below;

      (4) repayment of any liquidity draw made on or prior to the previous payment date;

      (5) pari passu, to each of the following, based on their respective entitlements:

         (a) any interest payable on all RFSs (if any);

         (b) the payment to the currency swap providers under the swap confirmation relating to the Class A notes of the A$ Class A Interest Amount at that date;

         (c) the interest payable on all RFS Class A notes (if any); and

         (d) any fee payable by the issuer trustee under the redraw facility;
             and

      (6) the Class B interest as of that date.

The sum of paragraphs (1) to (6) above represents Total Payments for a collection period.

      The issuer trustee shall only make a payment described in paragraphs (1) through (6) above to the extent that Total Available Funds remain available to do so after each payment is made in accordance with the above priority in accordance with the series notice.

Trust Expenses

      On the related determination date, the trust manager will determine the Trust Expenses described below for the related collection period and the trust manager will arrange for the payment of these expenses on the next payment date on the following order and priority:

      (1) taxes payable in relation to the trust for that collection period;

      (2) the issuer trustee's fee, the trust manager's fee, the security trustee's fee under the security trust deed, the servicer's fee and the note trustee's fee under the note trust deed, for that collection period;

      (3) any fee payable to the principal paying agent, the agent bank, any registrar or any other agent under the agency agreement;

      (4) any costs, charges or expenses, other than fees, incurred by, and any liabilities owing under any indemnity granted to, the security trustee, the servicer, the note trustee, a paying agent, agent bank or any other agent under the agency agreement, in relation to the trust under the transaction documents, for that collection period; and

      (5) pari passu based on their respective entitlements any other costs, charges or expenses incurred by the issuer trustee or the trust manager in the administration or operation of the trust.

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

Interest Payable on the Notes

Calculation of Interest Payable on the Notes

      Up to, but excluding, the payment date falling in June 2009, the interest rate for the Class A notes for each interest period will be equal to LIBOR for that interest period plus 0.16%. If the issuer trustee has not redeemed all of the Class A notes by the payment date falling in June 2009, then subject to the following, the interest rate for each interest period commencing on or after that date will be equal to LIBOR for that interest period plus 0.32%.

      Each class of notes will accrue interest for each Interest Period. For any payment date, interest on the notes will be calculated as the product of:

      (1) the Invested Amount of a class as of the first day of that Interest Period, after giving effect to any payments of principal made with respect to that class on that day;

      (2) the interest rate for a class of notes for that Interest Period; and

      (3) a fraction, the numerator of which is the actual number of days in that Interest Period and the denominator of which is 360 days with respect to the Class A notes and 365 days with respect to the Class B notes.

      A note will stop earning interest on any date on which the Stated Amount of the note is reduced to zero or the date upon which the Class A notes are redeemed or repaid in full. However, if payment of principal has been improperly withheld or refused, the note will continue to earn interest on the invested amount until the later of:

     . the date on which the note trustee or paying agent receives the moneys for the notes and notifies the noteholders of that receipt; or

     . the date on which the Stated Amount of the note has been reduced to zero.

Calculation of US-LIBOR-BBA

      On the second London banking day before the beginning of each Interest Period, each an "interest determination date", the agent bank will determine the "USD-LIBOR-BBA" rate as the applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three-month deposits in U.S. dollars which appears on the Telerate Page 3750 as of 11:00 A.M., London time, on the interest determination date. If such rate does not appear on the Telerate Page 3750, the rate for that Interest Period will be determined as if the issuer trustee and agent bank had specified "US-LIBOR-Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "US-LIBOR-Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the Reference Banks (being four major banks in the London interbank market) at approximately 11:00 A.M., London time, on the Interest

                                     S-52

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Determination Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The agent bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the agent bank, at approximately 11:00 A.M., New York City time, on that Interest Determination Date for loans in U.S. dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount, provided that on the first day of the first Interest Period US-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the closing date to (but excluding) the first payment date.

Excess Available Income

General

      On each determination date, the trust manager must determine whether or not there is any Excess Available Income available to distribute. Excess Available Income is the amount, if any, by which the Total Available Funds for the collection period ending immediately before that determination date exceed the Total Payments for that same collection period.

Distribution of Excess Available Income

      On each determination date, the trust manager must apply such Excess Available Income for the collection period relating to that determination date in the following order of priority:

      (1) to reimburse Principal Charge Offs for that collection period;

      (2) pari passu and rateably, based on the Stated Amount of the RFSs (if any), the Stated Amount of the RFS Class A notes (if any), the principal outstanding under the redraw facility and the A$ Equivalent of the Stated Amount of the Class A notes:

         (a) as a payment to the holders of the RFSs (if any) in or towards reinstating the Stated Amount of such RFSs, to the extent of any Carryover RFS Charge Offs;

         (b) as a payment to the holders of the RFS Class A notes (if any) in or towards reinstating the Stated Amount of such RFS Class A notes, to the extent of any Carryover RFS Class A Charge Offs;

         (c) as a repayment under the redraw facility, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs; and

         (d) as a payment to the currency swap providers under the swap confirmations relating to the Class A notes, of the A$ Equivalent of any Carryover Class A Charge Offs;

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

      (3) as a payment to the holders of Class B notes in or towards reinstating the Stated Amount of such Class B notes to the extent of any Carryover Class B Charge Offs;

      (4) to all principal draws which have not been repaid as at that date; and

      (5) as a distribution to any residual beneficiaries, an Excess Collections Distribution.

      All amounts to be paid pursuant to paragraphs (2), (3) and (5) will be paid on the payment date immediately following the determination date.

      Any Excess Available Income which has been distributed to a residual beneficiary, will not be available to the issuer trustee to meet its obligations in respect of the trust in subsequent periods unless there has been a manifest error in the relevant calculation of the amount distributed to the residual beneficiary. The issuer trustee does not intend and is not permitted to accumulate any surplus.

Gross Principal Collections

      On each determination date, the trust manager must determine Gross Principal Collections for the collection period ending before that determination date. Gross Principal Collections are the sum of the following amounts for each collection period:

      (1) all amounts received by or on behalf of the issuer trustee from or on behalf of borrowers under the housing loans and related security for principal, including principal prepayments;

      (2) all other amounts received by or on behalf of the issuer trustee for principal under the housing loans and related security and other rights with respect to the housing loans and related security, including:

         (a) amounts on account of principal recovered or determined by the servicer as likely to be recovered from the enforcement of a housing loan, other than under a mortgage insurance policy;

         (b) any payments by Westpac to the issuer trustee on the repurchase of a housing loan under the master trust deed during that collection period which are attributable to principal;

         (c) any amounts in the nature of principal received by or on behalf of the issuer trustee from the sale of any trust assets to the seller trustee (in its capacity as trustee), including any amount received on the issue of notes and which was not used to purchase a housing loan or mortgage and which the trust manager determines is surplus to the requirements of the trust;

         (d) any Prepayment Costs applied towards Prepayment Benefits; and

         (e) any Prepayment Benefit Shortfall paid by Westpac to the trust;

      (3) all amounts received by or on behalf of the issuer trustee from any provider of a support facility, other than the currency swap, under the related support facility and which the trust manager determines should be accounted for to reduce a Principal Loss;

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

      (4) all amounts received by or on behalf of the issuer trustee:

         (a) from Westpac, the seller trustee or the servicer in respect of any breach of a representation, warranty or undertaking contained in the transaction documents; and

         (b) from Westpac, the seller trustee or the servicer under any obligation under the transaction documents to indemnify or reimburse or pay damages to the issuer trustee, in each case, which the trust manager determines to be in respect of principal payable under the housing loans and related mortgages;

      (5) any amount of Excess Available Income to be applied to pay a Principal Charge Off or a Carryover Charge Off on a note;

      (6) any amount received by or on behalf of the issuer trustee as proceeds from the issue of any RFSs, to the extent not applied to reimburse amounts drawn under the redraw facility;

      (7) any amount of Excess Available Income to be applied to repay principal draws made on a previous payment date; and

      (8) any amounts credited to borrowers by Westpac under housing loans to reflect an interest adjustment resulting from a change in computer systems;

but excluding any premium receivable by the issuer trustee on entry into a replacement currency swap.

      On the closing date, the sum of the A$ equivalent of the total initial outstanding principal amount of the Class A notes issued by the issuer trustee may exceed the housing loan principal as of the cut-off date. The amount of this difference, if any, will be treated as a Gross Principal Collection and will be passed through to noteholders on the first payment date.

Principal Collections

      On each determination date the trust manager will calculate Principal Collections for each collection period which will mean:

      (1) the Gross Principal Collections for that collection period; less

      (2) any amounts deducted by or paid to Westpac in that collection period to reimburse redraws funded by Westpac for which it has not previously been reimbursed.

Principal Distributions

      On each payment date, based on the calculations and instructions provided by the trust manager, the trustee will distribute Principal Collections in the following order of priority:

      (1) to repay any redraws provided by Westpac to borrowers under housing loans and mortgages to the extent not previously reimbursed;

      (2) to repay any principal outstanding under the redraw facility agreement;

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

      (3) to allocate to Total Available Funds any principal draw; and

      (4) to repay all amounts outstanding under each RFS series, if any in chronological order of issue, until repaid in full,

the aggregate of such distributions shall constitute the Initial Principal Distributions.

      Principal Collections will be available to the issuer trustee for payment to the currency swap providers only after the issuer trustee has paid the Initial Principal Distributions. Payments to the currency swap providers will enable the issuer trustee to make payments to the Class A noteholders in US$ in accordance with the appropriate principal allocation methodology set forth below. With respect to any payment date, Net Principal Collections shall equal the amount of Principal Collections remaining after the distribution of Initial Principal Distributions.

Payments of Principal on the Notes

      With respect to any determination date, the trust manager shall determine the appropriate principal allocation methodology as set forth below. On each payment date on which principal payments on the notes are to be made, the trust manager shall instruct the issuer trustee to pay principal to the noteholders in the manner and subject to the priority set forth below.

Serial Method 1

      If, on the related determination date, the Serial Method 1 Distribution Test has been met, then the issuer trustee will pay out of any Net Principal Collections, on the immediately following payment date the following amounts in the following order of priority:

     (1) first, pari passu and rateably, based on their respective entitlements:

         (a) as a payment, denominated in A$, to the currency swap providers under the swap confirmations relating to the Class A notes of an amount equal to the lesser of:

             (i) the Class A Forex Percentage of the sum of: (1) the Class A
                 Percentage of Net Principal Collections; and (2) 50% of the Class B Percentage of Net Principal Collections; and

            (ii) the A$ Equivalent of the Class A Stated Amounts for all
                 Class A notes; and

         (b) as a payment denominated in A$ to the holders of the RFS Class A notes (if any) of an amount equal to the lesser of:

             (i) the RFS Class A Forex Percentage of the sum of: (1) the
                 Class A Percentage of Net Principal Collections; and (2) 50% of the Class B Percentage of Net Principal Collections; and

            (ii) the RFS Class A Stated Amounts for all RFS Class A notes (if any); and

     (2) second, as a payment, denominated in A$, to the holders of the Class B notes of an amount equal to 50% of the Class B Percentage of Net Principal Collections.

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

      The "Serial Method 1 Distribution Test" is met if, on any determination date the following conditions are all satisfied:

      (1) the Subordinated Percentage at the previous determination date was greater than or equal to twice the Initial Subordinated Percentage;

      (2) that determination date occurs on or before the 3rd anniversary of the payment date occurring in June 2002;

      (3) the fraction, expressed as a percentage, the numerator of which is the Total Invested Amount on such determination date and the denominator of which is the Total Initial Invested Amount, is greater than or equal to 10%;

      (4) the Average Quarterly Percentage on such determination date:

         (a) does not exceed 2% and the Total Carryover Charge Off on that determination date does not exceed 30% of the US$ equivalent of the principal amount of the Class B note on the date of issuance; or

         (b) does not exceed 4% and the Total Carryover Charge Off on such determination date does not exceed 10% of the US$ equivalent of the principal amount of the Class B note on the date of issuance; and

      (5) the US$ Equivalent of the Stated Amounts of all Class B notes on such determination date exceeds 0.25% of the sum of (x) the Initial Invested Amounts of all Class A notes, (y) the US$ equivalent of the Initial Invested Amounts of all Class B notes and (z) the US$ equivalent of the Invested Amounts of all RFS Class A notes (if any).

Serial Method 2

      If, on the related determination date, the Serial Method 2 Distribution Test has been met, then the issuer trustee will pay out of any Net Principal Collections, on the immediately following payment date the following amounts in the following order of priority:

      (1) first, pari passu and rateably, based on their respective entitlements:

         (a) as a payment, denominated in A$, to the currency swap providers under the swap confirmations relating to the Class A notes of an amount equal to the lesser of:

             (i) the Class A Forex Percentage of the Class A Percentage of Net
                 Principal Collections; and

            (ii) the A$ equivalent of the Class A Stated Amounts for all
                 Class A notes; and

         (b) as a payment denominated in A$ to the holders of the RFS Class A notes (if any) of an amount equal to the lesser of:

             (i) the RFS Class A Forex Percentage of the Class A Percentage of
                 Net Principal Collections; and

            (ii) the RFS Class A Stated Amounts for all RFS Class A notes (if any); and

      (2) second, as a payment, denominated in A$, to the holders of the Class B notes of an amount equal to the Class B Percentage of Net Principal Collections.

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

      The "Serial Method 2 Distribution Test" is met if, on any determination date the following conditions are all satisfied:

      (1) the Subordinated Percentage at the previous determination date was greater than or equal to twice the Initial Subordinated Percentage;

      (2) that determination date occurs after the 3/rd/ anniversary of the payment date occurring in June 2002;

      (3) the fraction, expressed as a percentage, the numerator of which is the Total Invested Amount on such determination date and the denominator of which is the Total Initial Invested Amount, is greater than or equal to 10%;

      (4) the Average Quarterly Percentage as at the determination date:

         (a) does not exceed 2% and the Total Carryover Charge Off on that determination date does not exceed 30% of the US$ equivalent of the Class B Initial Invested Amount; or

         (b) does not exceed 4% and the Total Carryover Charge Off on that determination date does not exceed 10% of the US$ equivalent of the Class B Initial Invested Amount; and

      (5) the US$ equivalent of the Stated Amounts of all Class B notes on such determination date exceeds 0.25% of the sum of (x) the Initial Invested Amount of all Class A notes, (y) the US$ equivalent of the Initial Invested Amounts of all Class B notes and (z) the US$ equivalent of the Invested Amounts of all RFS Class A notes (if any).

Sequential Method

      If neither the Serial Method 1 Distribution Test nor the Serial Method 2 Distribution Test has been met, then the issuer trustee will pay out of any Net Principal Collections, on the immediately following payment date the following amounts in the following order of priority:

      (1) first, pari passu and rateably, based on their respective entitlements:

         (a) as a payment, denominated in A$, to the currency swap providers under the swap confirmations relating to the Class A notes of an amount equal to the lesser of:

             (i) the Class A Forex Percentage of the Net Principal Collections;
                 and

            (ii) the A$ equivalent of the Class A Stated Amounts for all
                 Class A notes; and

         (b) as a payment denominated in A$ to the holders of the RFS Class A notes (if any) of an amount equal to the lesser of:

             (i) the RFS Class A Forex Percentage of the Net Principal
                 Collections; and

            (ii) the RFS Class A Stated Amounts for all RFS Class A notes (if any); and

      (2) second, as a payment, denominated in A$, to the holders of the Class B notes of an amount equal to the lesser of (i) the amount remaining after all distributions in (1) above; and (ii) the Class B Stated Amounts for all Class B notes.

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

Subordination and Allocation of Losses

      The Class A noteholders, the holders of RFSs (if any), the holders of RFS Class A notes (if any) and the redraw facility provider will have the benefit of the subordination of the Class B notes. That is, to the extent that there is a loss on a housing loan which is not satisfied by a claim (or deemed claim) under a mortgage insurance policy, by amounts recoverable by the issuer trustee, Westpac or the servicer, or by the application of Excess Available Income, the amount of that loss will be allocated to the Class B notes, reducing the Stated Amount of the Class B notes until their Stated Amount is zero. The amount of any remaining loss will then be allocated pari passu, between the Class A notes, the RFSs (if any), the RFS Class A notes (if any) and the redraw facility, reducing the Stated Amount of the Class A notes, the RFSs (if any) and the RFS Class A notes (if any) until their Stated Amount is zero and reducing the principal outstanding under the redraw facility until it is zero. For further details see "--Application of Principal Charge Offs" below. Payments of principal on the RFSs will be made prior to payments of principal to the Class A noteholders, the holders of the RFS Class A notes and the Class B noteholders.

Application of Principal Charge Offs

Allocating Liquidation Loss

      On each determination date, the trust manager must determine the following, in relation to the aggregate of all Liquidation Losses arising during the related collection period:

      (1) the amount of those Liquidation Losses which are Finance Charge Losses; and

      (2) the amount of those Liquidation Losses which are Principal Losses.

The characterization of Liquidation Losses will be made on the basis that all amounts recovered from the enforcement of housing loans actually received by or on behalf of the issuer trustee are applied first against interest, fees and other enforcement expenses, other than expenses related to property restoration, relating to that housing loan, and then against the principal outstanding on the housing loan and expenses related to property restoration relating to that housing loan.

Insurance Claims

      If, on any determination date, the trust manager determines that there has been a Liquidation Loss under a housing loan during the preceding collection period, the trust manager will direct the servicer to make a claim under the relevant mortgage insurance policy, if it has not already done so.

      Upon receipt of any amount under a claim, the trust manager must determine which part of the amount is attributable to interest, fees and other amounts in the nature of income, and which part of the amount is attributable to principal.

      If a claim on account of a Principal Loss may not be made, or is reduced, under the mortgage insurance policy for any reason, including the following:

     . the maximum amount available under any mortgage insurance policy, or the mortgage insurance policy, if any, has been exhausted;

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

     . the mortgage insurance policy has been terminated in respect of that housing loan;

     .   the mortgage insurer is entitled to reduce the amount of the claim;

     .   or the mortgage insurer defaults in payment of a claim;

then a Mortgage Shortfall will arise if in relation to that housing loan:

     . the total amount recovered and recoverable under the mortgage insurance policy attributable to principal; plus

     . the total amount, including damages, recovered and recoverable from Westpac, the seller trustee or the servicer in respect of that housing loan under or in respect of the master trust deed, the series notice or the servicing agreement which the trust manager determines to be on account of principal;

is insufficient to meet the full amount of the Principal Loss.

      An amount is not recoverable if the loss is not recovered within 2 years of the determination date on which the loss was determined, or if the trust manager, in the case of the first bullet above, or the issuer trustee, in the case of the second point above, so determines.

      The aggregate amount of all Mortgage Shortfalls for a collection period will be applied to reduce the Stated Amounts of the notes as described in the following subsection.

Principal Charge Offs

      If applicable, on each determination date, the trust manager will apply Excess Available Income, if any, against Principal Charge Offs for that collection period. If the amount of Excess Available Income is less than the amount of those Principal Charge Offs, then the balance of the Principal Charge Offs will be allocated as follows:

      (1) applied to reduce the Stated Amounts of the Class B notes by that balance, a Class B Charge Off, until the Class B Stated Amount is zero; and

      (2) to the extent that balance cannot be applied under paragraph (1) because the Class B Stated Amount is zero, applied pari passu and rateably, based on their respective Stated Amounts or principal outstanding, as applicable, to the reduction of the RFSs (if any), a RFS Charge Off, the RFS Class A notes (if any), a RFS Class A Charge Off, and the Class A notes, a Class A Charge Off, until the respective Stated Amounts of the Class A notes, the RFSs (if any) and the RFS Class A notes (if any) are zero and the principal outstanding under the redraw facility until the principal outstanding is zero, a Redraw Facility Charge Off, (using A$ equivalent amounts in the case of the Class A notes).

With respect to any date, the Total Carryover Charge Off means the sum of:

      (1) all Carryover Class A Charge Offs for all Class A notes (other than RFS Class A notes) as at that date;

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

      (2) the US$ equivalent of all Carryover Class B Charge Offs for all Class B notes as at that date;

      (3) the US$ equivalent of all Carryover RFS Charge Offs for all RFSs as at that date; and

      (4) the US$ equivalent of all Carryover RFS Class A Charge Offs for all RFS Class A Charge Offs as at that date.

Reimbursement of Principal Charge Offs

      If applicable, on any determination date, the trust manager will determine if there is Excess Available Income for that collection period remaining after the reimbursement of any Principal Charge Offs for that collection period. If so, the trust manager will direct the issuer trustee to use the remaining Excess Available Income to reinstate the Stated Amounts of the Notes in the following priority:

      (1) first, the Carryover Redraw Charge Offs, Carryover RFS Charge Offs, Carryover RFS Class A Charge Offs and Carryover Class A Charge Offs, pari passu and rateably based on the amount of their respective Charge Offs (using A$ equivalent amounts in the case of Carryover Class A Charge Offs); and

      (2) second, the Carryover Class B Charge Offs.

      On any determination date in relation to a Class A note, "Carryover
Class A Charge Offs" means the aggregate of Class A Charge Offs in relation to that Class A note prior to that determination date which have not been reinstated as provided for herein. On any determination date in relation to a Class B note, "Carryover Class B Charge Offs" means on any determination date in relation to a Class B note, the aggregate of Class B Charge Offs in relation to that Class B note prior to that determination date which have not been reinstated as provided for herein. On any determination date in relation to the redraw facility, "Carryover Redraw Charge Offs" means, the aggregate of Redraw Charge Offs prior to that determination date which have not been reinstated as provided for herein. On any determination date in relation to the RFSs, "RFS Charge Offs" means, the aggregate of RFS Charge Offs in relation to that RFS prior to that determination date which have not been reinstated as provided for herein. On any determination date in relation to an RFS Class A note, "Carryover RFS Class A Charge Offs" means the aggregate of RFS Class A Charge Offs in relation to that RFS Class A note prior to that determination date which have not been reinstated as provided for herein.

Payments into US$ Account

      The issuer trustee shall open and maintain a US$ account with the paying agent into which the currency swap providers shall deposit amounts denominated in US$. The issuer trustee shall direct the currency swap providers to pay all amounts denominated in US$ payable to the issuer trustee by the relevant currency swap provider under the related currency swap into the US$ account or to the principal paying agent on behalf of the issuer trustee. If any of the issuer trustee, the trust manager or the servicer receives any amount denominated in US$ from either currency swap provider under the related currency swap, they will also promptly pay that amount to the credit of the US$ account.

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Payments out of US$ Account

      The paying agent, on behalf of the issuer trustee, will pay all amounts credited to the US$ account to meet its US$ obligations under the series notice and the notes for each series, in accordance with the note trust deed and the agency agreement.

Distributions after an Event of Default under the Security Trust Deed

      Upon enforcement of the security created by the security trust deed, the net proceeds of enforcement may be insufficient to pay all amounts due on redemption to the noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, the proceeds of or amounts credited to the collateral account under the liquidity facility agreement and payable to the liquidity facility provider and the proceeds of cash collateral lodged with and payable to a swap provider or other provider of a support facility) will be applied in the order of priority as set out below, subject to any other priority which may be required by statute or law. Priority of proceeds in enforcement over secured creditors includes certain federal taxes, unpaid wages, long service leave, annual leave and similar employee benefits and certain auditor's fees. Subject to the foregoing, the proceeds from enforcement of the security trust deed will be distributed as follows:

      (1) first, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power by the security trustee, the note trustee, a receiver or an attorney or other amounts (other than those referred to in paragraph (4) below) payable to the security trustee or the note trustee under the security trust deed;

      (2) second, to pay pari passu and rateably:

         (a) any fees and other expenses (including Trust Expenses) due to the security trustee, the note trustee, agent bank, note registrar or the principal paying agent;

         (b) any fees and unpaid expenses, due to the issuer trustee; and

         (c) the receiver's remuneration;

      (3) third, to pay pari passu and rateably any unpaid Accrued Interest Adjustment due to an approved seller;

      (4) fourth, to pay pari passu and rateably:

         (a) all Secured Moneys owing to the providers of each support facility (other than the currency swap providers);

         (b) all Secured Moneys owing to the holders of RFSs (if any);

         (c) all Secured Moneys owing to the holders of RFS Class A notes (if any);

         (d) all Secured Moneys owing to the Class A noteholders (as at the date of payment);

         (e) all Secured Moneys owed by the issuer trustee as trustee of the trust to a WST trust other than the trust;

         (f) all Secured Moneys owing in relation to any redraws made by Westpac for which it has not been reimbursed under the transaction documents; and

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

         (g) all Secured Moneys owing to the currency swap providers under a confirmation relating to the Class A notes (but without double counting with payments under sub-paragraph (d));

      (5) fifth, all Secured Moneys owing to the Class B noteholders (as at the date of payment);

      (6) sixth, to pay pari passu and rateably any amounts not covered above owing to any mortgagee under any transaction document;

      (7) seventh, to pay the holder of any subsequent security interest over the assets charged by the security trust deed of which the security trustee has notice of the amount properly secured by the security interest; and

      (8) eighth, to pay any surplus to the issuer trustee to be distributed in accordance with the master trust deed.

      The surplus will not carry interest. If the security trustee pays the surplus to the credit of an account in the name of the issuer trustee with any bank carrying on business in Australia, the security trustee, receiver, mortgagee or attorney (as the case may be) will be under no further liability in respect of it.

Redemption of the Notes

      If an event of default occurs under the security trust deed while the Class A notes or Class B notes are outstanding, the security trustee may (subject, in certain circumstances, to the prior written consent of the Noteholder mortgagees in accordance with the provisions of the security trust deed), and will (if so directed by the Noteholder mortgagees where they are the only voting mortgagees, or, otherwise by a resolution of 75% of the voting mortgagees) enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their then unpaid balance. Accordingly, the security trustee may not be able to realize the full value of the housing loans and this may have an impact upon the issuer trustee's ability to repay all amounts outstanding in relation to the notes.

Optional Redemption of the Notes

      The issuer trustee must, when directed by the trust manager, at the trust manager's option, redeem all of the notes at their then Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any payment date falling on or after the earlier of:

     . the payment date on which the aggregate outstanding principal balance on the housing loans is less than 10% of the aggregate outstanding principal balance on the housing loans as of the Cut-Off Date; and

     .   the payment date falling in June 2009;

each such date a "Call Option Date".

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

      If the issuer trustee fails to exercise its option to redeem the notes on the payment date occurring on or after the payment date falling in June 2009, the spread over LIBOR to be applied in determining the interest rate on the Class A notes will increase to 0.32%.

      The issuer trustee may redeem the notes at their Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an extraordinary resolution of noteholders. However, the issuer trustee will not redeem the notes unless it is in a position on the relevant payment date to repay the then Invested Amounts or the Stated Amounts, as required, of the notes together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes as if the charge in respect of the trust were enforced. If the issuer trustee, at the direction of the trust manager, proposes to exercise its option to redeem the notes on a payment date on or after June 2009 at their Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of noteholders convened under the provisions of the master trust deed and the note trust deed for this purpose, the noteholders have not approved by an extraordinary resolution of noteholders the redemption of the notes at their Stated Amounts, then the spread over LIBOR to be applied in determining the interest rate on the Class A notes for each interest period commencing on or after that payment date will remain at, or revert to, the margin applying at the closing date.

      Class A noteholders must be given notice of a redemption not more than 60 nor less than 30 days prior to the date of redemption.

      In order to effect an optional redemption as described above, the issuer trustee will, if the trust manager directs it to do so, give notice to the warehouse trustee of an offer to repurchase equitable title of the housing loans to the warehouse trustee for an amount equal to the Unpaid Balance of such housing loans (in the case of performing housing loans) and the then current fair market value of such housing loans taking into account applicable mortgage rights covering such housing loans and other available resources (in the case of non-performing housing loans). If the clean-up offer amount would be insufficient to redeem the Class A notes at their then Invested Amount, the issuer trustee must first obtain the consent of the note trustee and the holders of all of the Class B notes in favor of making a clean-up offer at the then aggregate Stated Amount of all the notes. The proceeds of the clean-up offer will be applied to the optional redemption of the notes as described above.

Westpac's Right of First Refusal

      As soon as practical after the issuer trustee has paid in full all moneys due or which may become due to creditors of the trust or the security trustee has enforced the security trust deed and distributed all amounts that the security trustee is required to distribute, the trust manager will direct the issuer trustee to offer, by written notice to Westpac or the seller trustee, irrevocably to extinguish in favor of Westpac or the seller trustee, or if the issuer trustee has perfected its title, to equitably assign to Westpac its entire right, title and interest in and to the housing loans for the trust. The purchase price will be equal to the fair market value of the housing loans.

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      The issuer trustee is not entitled to sell any housing loans to any person other than Westpac or the seller trustee unless Westpac or the seller trustee (as applicable) has failed to accept the offer within 180 days.

Final Maturity Dates

      The notes will mature on the payment date falling in June 2033 assuming no prepayments of principal are made in relation to the housing loans.

Reports to Noteholders

      On each determination date, the trust manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent on behalf of the issuer trustee, a report containing the following information:

       (1) the principal outstanding amount and the Stated Amount of each class of notes;

       (2) the interest payments and principal distributions on each class of notes;

       (3) the Available Income;

       (4) the Total Available Funds;

       (5) the aggregate of all redraws made during that collection period;

       (6) the redraw shortfall;

       (7) the Subordinated Percentage;

       (8) the Initial Subordinated Percentage;

       (9) the payment shortfall (if any);

      (10) the principal draw (if any) for that collection period, together with all principal draws made before the start of that collection period and not repaid;

      (11) the Gross Principal Collections;

      (12) the Principal Collections;

      (13) the liquidity shortfall (if any);

      (14) the remaining liquidity shortfall (if any);

      (15) the Principal Charge Off (if any);

      (16) the Class A Percentage and the Class B Percentage;

      (17) the Class A Bond Factor, the Class B Bond Factor, the RFS Class A Bond Factor and the RFS Bond Factor for each RFS Series (The Bond Factor with respect to a class of notes is the principal amount of such Class on the date of issuance less all principal payments on such class divided by the principal amount of such class on the date of issuance);

      (18) the Class A Charge Offs, the Class B Charge Offs, the RFS Class A Charge Offs, the RFS Charge Offs and the Redraw Charge Offs (if any);

      (19) all Carryover Charge Offs (if any);

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

      (20) if required, the Threshold Rate at that determination date;

      (21) the Quarterly Percentage;

      (22) LIBOR, as at the first day of the related interest period ending immediately after that determination date as calculated by the agent bank;

      (23) scheduled and unscheduled payments of principal on the housing loans;

      (24) aggregate balances outstanding of fixed rate housing loans and aggregate balances outstanding of variable rate housing loans; and

      (25) delinquency statistics with respect to the housing loans.

      The Class A notes will be registered in the name of a nominee of DTC and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive Class A notes are issued in the limited circumstances as described under "Description of the Class A Notes--Definitive Notes" in this prospectus supplement and in the prospectus, beneficial owners will not be recognized by the issuer trustee as noteholders, as that term is used in the master trust deed. Hence, until such time, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

      Unless and until Class A notes are issued, noteholders of the Class A notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations or by way of information published on a Reuters Screen or the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service.

                              Liquidity Facility

General

      Under the liquidity facility, the liquidity facility provider agrees to make advances to the issuer trustee for the purpose of funding certain income shortfalls in the trust, up to the liquidity limit which is an aggregate amount being the lesser of:

      (1) A$20,630,000;

      (2) the unpaid balance of all Performing Loans at that date; and

      (3) any lesser amount as is agreed in writing between the liquidity facility provider, the issuer trustee, the trust manager and the rating agencies for each class of notes, as reduced or cancelled under the liquidity facility.

      A Performing Loan at any date is a housing loan which is not delinquent or has been delinquent for less than 90 consecutive days, or if it has been delinquent for 90 or more consecutive days was insured under a mortgage insurance policy at the date of the liquidity facility on or before the closing date.

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

      A housing loan is delinquent if the related borrower fails to pay any amount due on the related due date. Delayed payments arising from agreed payment holidays based on early repayments, or from maternity or paternity leave repayment reductions will not, by themselves, lead to a housing loan being delinquent.

Liquidity Draws

      If the trust manager determines on any determination date that the Available Income of the trust plus principal draws for the collection period relating to that determination date is insufficient to meet total payments of the trust, then the trust manager must direct the issuer trustee to request a drawing under the liquidity facility to apply towards such liquidity shortfall. The drawing will (subject to certain assumptions as to payment) be the lesser of the liquidity shortfall and the difference between the liquidity limit and the aggregate of all outstanding amounts under the liquidity facility known as the Available Liquidity Amount. A drawing may only be made by a duly completed draw down notice signed by an authorized signatory of the issuer trustee.

Conditions Precedent to a Liquidity Draw

      A drawing may only be made under the liquidity facility if (among other things) no event of default (see "--Events of Default" below) exists at the date of the relevant draw down notice and the relevant draw down date or will result from the provision of the liquidity draw.

Deposit into a Collateral Account

      If at any time the liquidity facility provider's short term credit rating is less than A-1 from S&P or P-1 from Moody's, the liquidity facility provider must, within two business days or such longer period as the rating agencies confirm will not result in a downgrade, withdrawal or qualification of the Class A notes, deposit into a collateral account held in the name of the issuer trustee an amount equal to the Available Liquidity Amount at that time.

      If and for so long as the liquidity facility provider has a short term credit rating of not lower than A-1 from S&P and P-1 from Moody's, the collateral account shall be maintained with the liquidity facility provider.

      If at any time the short term credit rating of the bank holding the collateral account is less than A-1 from S&P or P-1 from Moody's, then the balance of the collateral account, and all amounts standing to the credit of the collateral account, must (subject to certain limited restrictions) within five business days (or such longer period as the rating agencies agree) be transferred to a new collateral account with a bank with a short term credit rating from S&P of not lower than A-1 and not lower than P-1 from Moody's.

      If the short term credit rating of the liquidity facility provider is not less than A-1 from S&P and P-1 from Moody's, and the total of the credit balance of the collateral account with the liquidity facility provider plus the amount of all short term investments of the issuer trustee is greater than 20% of the total outstanding principal amount, then so much of the credit balance of the collateral account as is necessary for the 20% threshold not to be breached must (subject to certain limited restrictions) be deposited with a bank with a short term credit rating from S&P of not lower than A-1+ and not lower than P-1 from Moody's.

      Withdrawals from a collateral account are restricted to, among other things, making a liquidity draw, paying bank account debit tax (being taxes charged on account transactions) and investing in short term investments.

      All interest accrued on the moneys in the collateral account shall belong to the liquidity facility provider. If the liquidity facility provider's short term credit rating is upgraded to not lower than A-1 from S&P and P-1 from Moody's, then the balance in the collateral account must be repaid within five business days to the liquidity facility provider and any advances under the liquidity facility thereafter will be made directly from the liquidity facility provider in the normal course of business.

Interest on Liquidity Draws

      Interest is payable to the liquidity facility provider on the principal amount drawn under the liquidity facility. This interest is payable at the Bank Bill Rate plus a margin, calculated on days elapsed and a year of 365 days. Interest is payable on each payment date and on repayment of a drawing. Unpaid interest will capitalize, and interest accrues on any unpaid interest.

Commitment Fee

      A commitment fee accrues daily from the date of the liquidity facility on the Available Liquidity Amount, and is payable on each payment date and on termination of the facility.

      The commitment fee is calculated on the actual number of days elapsed and a year of 365 days.

Repayment of Liquidity Drawings

      If an amount has been drawn down under the liquidity facility, the principal amount is repayable on the following payment date, to the extent that amounts are available for this purpose under the series notice; see "Description of the Class A Notes--Distribution of Total Available Funds" above. It is not an event of default if the issuer trustee does not have funds available to repay the full amount outstanding on the following payment date.

Events of Default

      It is an event of default under the liquidity facility (whether or not such event is within the control of the issuer trustee) if:

      (1) at any time the Available Liquidity Amount is zero, and the issuer trustee fails to pay an amount payable by it under the liquidity facility within 10 business days of its due date;

      (2) an amount is available for payment to the liquidity facility provider under the liquidity facility and the issuer trustee does not pay that amount;

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

      (3) an Insolvency Event occurs in relation to the trust;

      (4) an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

      (5) the termination date occurs in relation to the trust; or

      (6) all or any part of the liquidity facility is terminated or is or becomes void, illegal, invalid or unenforceable.

Consequences of Default

      In addition to rights provided by law or any transaction document, at any time after an event of default has occurred under the liquidity facility (whether or not it is continuing), the liquidity facility provider may do all or any of the following by notice to the issuer trustee and the trust manager:

      (1) declare all moneys actually or contingently owing at that time immediately due and payable, and the issuer trustee must immediately pay the total amount of all outstanding liquidity draws, together with accrued interest and fees and all other such moneys; and

      (2) cancel the liquidity limit with effect from any date specified in that notice.

Termination

      The liquidity facility will terminate on the earliest of the following to occur:

      (1) the date on which the issuer trustee enters into a replacement liquidity facility as previously notified to the rating agencies;

      (2) one month after the notes have been redeemed in full in accordance with the master trust deed;

      (3) following an event of default under the liquidity facility, the date on which the liquidity facility provider declares the liquidity facility terminated; and

      (4) the date on which the issuer trustee has cancelled the liquidity limit in full.

      Cancellation of the liquidity limit is conditional on the rating agencies confirming that such cancellation will not result in a downgrade, withdrawal or qualification of the credit rating assigned by the rating agencies to the notes.

                                Redraw Facility

General

      On or prior to the closing date, Westpac will enter into a redraw facility agreement in its capacity as redraw facility provider with the issuer trustee and the trust manager. Pursuant to the terms of the redraw facility agreement, the redraw facility provider shall be obligated, subject to the certain limitations, to fund the amount of any redraws not funded with Gross Principal Collections. To the extent that Gross Principal Collections are insufficient to fund redraws and amounts are available under the redraw facility, the trust manager must direct the issuer trustee to draw on the redraw facility. Under the redraw facility, the redraw facility provider agrees to make advances to the issuer trustee up to the redraw limit from time to time or any lesser amount as agreed between the redraw facility provider, the issuer trustee and the trust manager. On the closing date, the redraw limit is expected to be A$35,000,000. The redraw limit may not be increased without written confirmation from the rating agencies that the increase would not result in a downgrading or withdrawal of the rating for the notes then outstanding.

      The redraw facility provider may revoke the redraw facility at any time following an event of default under the redraw facility immediately on giving notice to the issuer trustee and the trust manager.

Drawings

      In the event of a redraw shortfall on any determination date, the trust manager must direct the issuer trustee to draw down on the redraw facility for an amount known as the Redraw Advance equal to the lesser of the redraw shortfall and the Available Redraw Amount (as defined herein). A drawing may only be made under the redraw facility on account of a redraw shortfall.

      Available Redraw Amount means at any time the greater of: (a) the redraw limit at such time less (i) the principal outstanding at that time; and (ii) the Carryover Redraw Charge Offs at that time; and (b) zero. The sum of all Redraw Advances outstanding on any particular date less the Carryover Redraw Charge Offs at that time shall be the principal outstanding under the redraw facility.

      A drawing may only be made by the issuer trustee delivering to the redraw facility provider a duly completed drawdown notice signed by the issuer trustee; provided, however, that each of the following conditions precedent to drawing are met.

Conditions Precedent to Drawing

      The obligations of the redraw facility provider to make available each redraw advance are subject to the conditions precedent that:

      (1) no event of default has occurred and is continuing under the redraw facility at the date of the relevant drawdown notice and the relevant drawdown date or will result from the provision of the Redraw Advance; and

      (2) the representations and warranties by the issuer trustee in the redraw facility are true as at the date of the relevant drawdown notice and the relevant drawdown date as though they had been made at that date in respect of the facts and circumstances then existing.

Draw Fee

      For any redraw advance made by the redraw facility provider, a draw fee will accrue daily on the amount of each such redraw advance from the date of its advance at a rate equal to the Bank Bill Rate plus a margin (which varies depending on how long the Redraw Advance is outstanding), calculated on the basis of the actual number of days elapsed since the advance and a year of 365 days. The draw fee is payable on each payment date and on

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termination of the redraw facility. If the draw fee is not paid, the amount of such unpaid draw fee will be capitalized and interest will accrue on any such unpaid draw fee.

Availability Fee

      For so long as the redraw facility exists, an availability fee will accrue daily from the date of the redraw facility on the available redraw amount. The availability fee is payable on each payment date and on termination of the redraw facility. The availability fee is calculated on the actual number of days elapsed and a year of 365 days.

Repayment of Redraw Advances

      To the extent a Redraw Advance has been made and remains outstanding, the amount of such unreimbursed Redraw Advance is repayable on the following payment date and on the date of termination of the redraw facility, to the extent that there are funds available for such payment. It is not an event of default if the issuer trustee does not have funds available to repay the full amount of the unreimbursed Redraw Advance on the following payment date.

Events of Default under the Redraw Facility

      It is an event of default under the redraw facility (whether or not such event is within the control of the issuer trustee) if:

      (1) an amount is available for payment to the redraw facility provider under the redraw facility, and the issuer trustee does not pay that amount within 10 business days of its due date;

      (2) an Insolvency Event occurs in relation to the trust;

      (3) an Insolvency Event occurs in relation to the issuer trustee, and a successor trustee of the trust is not appointed within 30 days of that Insolvency Event;

      (4) the termination date occurs in relation to the trust; or

      (5) an event of default (as defined in the security trust deed) occurs and any action is taken to enforce the security interest under the security trust deed over the assets of the trust (including appointing a receiver or receiver and manager or selling any of those assets).

Consequences of Occurrence of Events of Default

      At any time after an event of default (whether or not it is continuing) the redraw facility provider may do all or any of the following:

      (1) by notice to the issuer trustee and the trust manager declare all moneys actually or contingently owing under the redraw facility immediately due and payable, and the issuer trustee must immediately pay the principal outstanding together with accrued interest and fees and all such other moneys; and

      (2) by notice to the issuer trustee and the trust manager cancel the redraw limit with effect from any date specified in that notice.

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

Termination of the Redraw Facility

      The redraw facility will terminate on the earliest of the following:

      (1) the date on which the issuer trustee enters into a replacement redraw facility;

      (2) one month after the Class A notes, the Class B notes, the RFSs and the Class A RFS notes have been redeemed in full in accordance with the master trust deed and the series notice;

      (3) following an event of default under the redraw facility, the date on which the redraw facility provider declares the redraw facility terminated;

      (4) the date on which the issuer trustee has cancelled the redraw limit in full. The issuer trustee may cancel all or part of the redraw limit on not less than five business days irrevocable notice to the redraw facility provider;

      (5) the date which is one year after the maturity date;

      (6) the date on which the redraw limit is cancelled in full by the redraw facility provider; or

      (7) at the election of the redraw facility provider, the date on which Westpac Securitisation Management Pty Limited retires or is removed as trust manager under the master trust deed.

      The redraw limit may be also be reduced in part by the redraw facility provider by giving notice to the issuer trustee and the trust manager. Such a reduction will not result in a termination of the redraw facility.

Issuance of Redraw Funding Securities

      If on a determination date:

      (1) Gross Principal Collections for the collection period preceding that determination date and all amounts available to be drawn under the redraw facility are insufficient to fund redraws made during that collection period; or

      (2) the principal outstanding under the redraw facility divided by the redraw limit, expressed as a percentage, is equal to or greater than 90% of the redraw limit;

then the trust manager may give the issuer trustee a direction to issue a series of RFSs (the "RFS Series").

Condition Precedent to the Issue of RFSs

      Notwithstanding the requirements referred to above, before giving a direction for the issue of an RFS Series the trust manager must confirm with the rating agencies that the issue will not result in the downgrading or withdrawal of the rating of any note.

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

RFS Class A Notes

      If, on the fifth determination date following the date on which an RFS Series was issued, the RFS Stated Amount for all RFSs in that RFS Series has not been reduced to zero, each of those outstanding RFSs will convert to an "RFS Class A note." RFS Class A notes will:

      (1) have a principal outstanding amount on the date of issue equal to the RFS principal outstanding amount on the date of issuance of the converted RFS;

      (2) have a principal outstanding amount equal to the RFS of that note when it was a RFS at the date of conversion;

      (3) have a stated amount equal to the RFS Stated Amount of the RFS at the date of conversion;

      (4) be denominated in Australian dollars;

      (5) receive all payments of principal and interest denominated in Australian dollars;

      (6) have an interest rate calculated by reference to the Bank Bill Rate, not "US-LIBOR-BBA";

      (7) be evidenced by a notation in a register maintained by the issuer trustee; and

      (8) have a Margin equal to the margin under the Class A notes.

      "Margin" means: (1) in the case of Class A notes, 0.16% and on any payment date after the June 2009 payment date 0.32% and in the case of the Class B notes, 0.48%; (2) in the case of any RFSs, the margin inscribed in the register maintained by the issuer trustee in relation to those RFSs on their issue date; and (3) in the case of any RFS Class A note, the Margin for the Class A notes plus the spread under the currency swaps. The RFSs and RFS
Class A notes are not offered by this prospectus supplement.

                        The Mortgage Insurance Policies

General

      On or before the closing date, the mortgage insurance policy will be provided by GEMICO, to the issuer trustee to cover losses in respect of each housing loan that is not subject to a primary mortgage insurance policy. The mortgage insurance policy generally applies to loans with a loan-to-value ratio of 80% or less at the cut-off date.

      Each housing loan with a loan-to-value ratio of greater than 80% at the time of origination (or a lower loan-to-value ratio where required by Westpac's standard credit policy) will have been insured under a primary mortgage insurance policy issued by Royal & Sun Alliance Lenders Mortgage Insurance Limited (ABN 48 005 297 327) of Level 9 465 Victoria Avenue Chatswood NSW (Royal & Sun), Westpac Lenders Mortgage Insurance Limited (ABN 60 074 042 934) of Level 11 Pitt Street Sydney NSW (WLMI) or GE Mortgage Insurance Pty Ltd (ABN 61 071 466 334) of 259 George Street Sydney NSW 2000 (GEMI),

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

Housing Loans Insurance Corporation of 259 George Street Sydney NSW 2000 (HLIC) now GEMI or GE Capital Mortgage Insurance Corporation (Australia) Pty Ltd (ABN 52 081 488 440) of 259 George Street Sydney NSW 2000 (GEMICO) or PMI Mortgage Insurance Limited (ABN 70 000 511 071) of Level 23, 50 Bridge Street Sydney NSW 2000. Each approved seller will equitably assign its interest in each primary mortgage insurance policy to the issuer trustee on the closing date.

      Westpac maintains a blanket insurance policy with Westpac General Insurance Limited (ABN 99 003 719 319), a wholly owned indirect subsidiary of Westpac, for securitized housing loans sold into any trust. This policy covers Westpac's loss from a mortgage default caused by physical loss, destruction or damage to a mortgaged property that is not otherwise covered by adequate property insurance.

Description of the Mortgage Insurers

The GEMICO Mortgage Insurance Policy

General

      The GEMICO mortgage insurance policy is an insurance policy put in place to cover housing loans that were not insured prior to the cut-off date and which had a loan-to-value ratio of less than or equal to 80% as of the cut-off date. Under the mortgage insurance policy, GEMICO will insure the issuer trustee with effect from the closing date for Finance Charge Losses and Principal Losses in respect of housing loans (other than housing loans which are individually covered by a HLIC, Royal & Sun, WLMI, GEMI or PMI Mortgage Insurance Limited insurance policy).

Period of Cover

      The issuer trustee has the benefit of the mortgage insurance policy in respect of each relevant housing loan from the date the housing loan and the relevant mortgage are beneficially assigned to it until the earliest of:

     . other than with respect to the assignment to the security trustee under the security trust deed, the date of the housing loan or the relevant mortgage is equitably assigned, transferred or mortgaged to a person other than a person who is or becomes insured under a mortgage insurance policy;

     .   the date that housing loan is repaid in full;

     . the date the housing loan ceases to be secured by the relevant mortgage (other than in the case where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purposes);

     . the maturity date set out in the certificate of insurance (as defined in the mortgage insurance policy) or as extended with the consent of the mortgage insurer or as varied by a court under the consumer credit legislation; and

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

     . the date the mortgage insurance policy is cancelled in respect of the housing loan in accordance with the mortgage insurance policy.

Cover for losses

      GEMICO is obliged to pay to the issuer trustee the loss as at the loss date in respect of a housing loan, equal to the aggregate of:

     . the principal amount outstanding under such housing loan together with any interest, fees or charges (whether capitalized or not) that are outstanding at the loss date;

     .   fees and charges paid or incurred by the issuer trustee; and

     . such other amounts (including fines or penalties) which GEMICO approves in its absolute discretion;

which the issuer trustee is entitled to recover under the relevant housing loan contract and mortgage less deductions including:

     . any sale proceeds or compensation for compulsory acquisition of the mortgaged property;

     . in the event of foreclosure, the value of the issuer trustee's interest in the mortgaged property;

     . any amount received by the issuer trustee under any collateral security;

     . amounts paid to the issuer trustee by way of rents, profits or proceeds in relation to the mortgaged property not applied in restoration or repair;

     . any interest whether capitalized or not that exceeds interest at the (non-default) interest rate (in accordance with the Consumer Credit Legislation, if applicable) payable in relation to that housing loan;

     . any fees or charges, whether capitalized or not that are not of a type or which exceed certain maximum amounts as specified in the mortgage insurance policy;

     . losses directly arising out of physical damage to the mortgaged property (other than from fair wear and tear) or losses recovered and applied in the restoration or repair of the mortgaged property prior to the loss date or which were recovered under a policy of insurance and applied to reduce the amount outstanding under a housing loan; and

     . any amounts by which a claim may be reduced under the mortgage insurance policy.

Aggregate Limit

      The mortgage insurance policy will be subject to an aggregate limit of loss of A$65,400,000.

                                     S-75

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Issuer Trustee's Interest Extinguished

      If the issuer trustee's interest in a housing loan is extinguished in favour of Westpac as a result of:

      (1) a breach of Westpac's representation and warranties in relation to the housing loan which is discovered within 120 days of the closing date (or in relation to housing loans assigned to the issuer trustee from the assets of another seller trust, 120 days after the date on which those housing loans were first sold by the Westpac to the issuer trustee in its capacity as trustee of other seller trusts) and which breach was not remedied within that period; or

      (2) a repurchase of a housing loan in accordance with Westpac's right of first refusal,

then Westpac will be entitled to the benefit of the mortgage insurance policy so far as it applies to that housing loan.

Refusal or reduction in claim

      The amount of a claim may be reduced or cancelled by GEMICO in the following circumstances:

     . any premium is not paid within twenty-eight days of the due date therefor;

     . the housing loan contract for the relevant mortgaged property does not require the mortgaged property to be insured under a general insurance policy;

     . there ceases to be a servicer approved by GEMICO to service the housing loans for the issuer trustee;

     . a claim is not lodged within twenty-eight days of the relevant loss date;

     . there is any representation or statement (deemed or otherwise) in a proposal for a mortgage insurance policy that is incorrect or the duty of disclosure under the mortgage insurance policy is breached;

     . the issuer trustee or the servicer does not comply with the reporting obligations under the mortgage insurance policy;

     . the relevant mortgage has not been duly registered with the land titles office in the jurisdiction where the related mortgaged property is located; and

     . the housing loan contract, the mortgage or any collateral security for the relevant mortgaged property has not been duly stamped in each relevant jurisdiction.

Under the servicing agreement, the servicer undertakes to perform (and indemnifies the issuer trustee against) certain obligations of the issuer trustee including the issuer trustee's duties of disclosure and its reporting obligations under the mortgage insurance policy.

      Circumstances in which claims under the mortgage insurance policy may be reduced or cancelled also include the following events occurring in relation to the issuer trustee without the approval of the mortgage insurer:

     . the making of any additional advance (other than redraws) upon the security of a mortgaged property that ranks for payment ahead of the housing loan;

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     .   materially altering the term of a housing loan contract, any related mortgage or any collateral security other than an alteration made in accordance with the consumer credit legislation;

     . allowing its rights to be reduced against the borrower, the relevant mortgagor, any mortgage guarantor, any provider of any collateral security or the mortgaged property by compromise postponement, partial discharge or otherwise;

     . approving any transfer or assignment of the mortgaged property without full discharge of the housing loan;

     . a violation by the issuer trustee of any provision of such mortgage insurance policy; and

     . consenting to a further advance by a prior mortgagee previously approved by GEMICO upon the security of an approved prior mortgage.

Exclusions

      The mortgage insurance policy does not cover any loss arising from:

     .   any war or warlike activities;

     .   nuclear contamination;

     . the existence or escape of any pollution or environmentally hazardous material;

     . the fact that the housing loan contract, the relevant mortgage or any collateral security is void or unenforceable; or

     . where the consumer credit legislation applies, any failure of the housing loan contract, the relevant mortgage or any collateral security to comply with the requirements of the consumer credit legislation. See "Legal Aspects of the Housing Loans--Consumer Credit Legislation" in the prospectus.

Claims

      A claim may only be made under the mortgage insurance policy following the loss date for the relevant mortgage. If a housing loan has been in default for at least six months GEMICO may in its absolute discretion pay the claim for the loss even if the loss date has not occurred. Claims are payable within fourteen days of receipt by GEMICO of the completed claim form.

      GEMICO may, as a condition to payment of a claim, require an assignment to it by the issuer trustee (at the issuer trustee's expense) of rights against the borrower or any mortgagor or require the issuer trustee to take action, or empower GEMICO to take action in relation to the relevant housing loan or related mortgage.

Variations

      GEMICO may not vary the mortgage insurance policy for any housing loan except where the variation is generally applied to all insured customers of the same type in relation to

                                     S-77

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the same type of insurance and where the variation is necessitated to ensure that, as a consequence of a change in law after the date of the mortgage insurance policy, GEMICO is not in breach of the law.

GE Mortgage Insurance Pty Limited and GE Capital Mortgage Insurance Corporation (Australia) Pty Limited

      Housing Loans Insurance Corporation was an Australian Commonwealth Government statutory authority under the Housing Loans Insurance Act of 1965 of Australia. In December 1997, the Commonwealth Government:

     . transferred the liabilities of the Housing Loans Insurance Corporation, in relation to contracts of insurance entered into by the Corporation on and before December 12, 1997 to the Commonwealth Government;

     . appointed a new corporation, Housing Loans Insurance Corporation (ACN 071 466 334) which changed its name to Housing Loans Insurance Corporation Pty Limited to manage these contracts of insurance on behalf of the Commonwealth of Australia; and

     . sold the business of Housing Loans Insurance Corporation to GE Capital Australia Limited (ABN 60 008 562 534) an indirect wholly owned subsidiary of the General Electric Company.

      Housing Loans Insurance Corporation Pty Limited changed its name to GE Mortgage Insurance Pty Limited in February 2000.

      GEMI currently has a claims paying ability rating of "AAA" by S&P and "Aa1" by Moody's. As at December 31, 2000, GEMI had total assets of A$299,652,000, shareholders equity of A$165,775,000 which included statutory reserves (claims equalization reserve) of A$12,011,000.

      GEMICO commenced operations in March 1998. It is a wholly owned subsidiary of GE Capital Australia whose parent is the General Electric Company. GEMICO has been given an "AA" claims rating by S&P and an "Aa2" by Moody's. As at 31 December 2000 GEMICO had total assets of A$136,817,000, shareholder's equity of A$61,770,000 which included statutory reserves (claims equalisation reserve) of A$2,435,000.

      GEMI and GEMICO's ultimate parent, General Electric Company is diversified industrial and financial services company with operations in over 100 companies. General Electric Company is rated "AAA" by S&P and "Aaa" by Moody's. General Electric Company operates lenders' mortgage insurance businesses in the United States, United Kingdom, Canada, New Zealand and Australia.

      The business address of GEMI and GEMICO is Level 23, 259 George Street, Sydney, NSW, Australia.

Primary Mortgage Insurance Policies

General

      Each borrower under a housing loan which had a loan to value ratio of greater than 80% at the date of origination (or a lower loan to value ratio where required by Westpac's standard credit policy) was required to effect a mortgage insurance policy with either Royal & Sun, WLMI, GEMI or PMI Mortgage Insurance Limited (each a primary mortgage insurance policy). Westpac is required to equitably assign its interest in each primary mortgage insurance policy to the issuer trustee on the closing date. The consent of Royal & Sun, WLMI, GEMI and PMI Mortgage Insurance Limited is required for the assignment of the relevant mortgages and the primary mortgage insurance policies, and for the servicer to service the insured housing loans. Westpac must ensure that these consents are obtained on or prior to the closing date.

Restrictions and Cancellation

      The amount recoverable under each primary mortgage insurance policy will generally be the amount owing in relation to the relevant mortgage (including unpaid principal, accrued interest at any non-default rate, proper tax and reasonable enforcement costs (subject in certain instances to insurer's consent)) less all amounts recovered from enforcement of the mortgage. However, there are a number of requirements and restrictions imposed on the insured under each primary mortgage insurance policy which may entitle the mortgage insurer to cancel the primary mortgage insurance policy or reduce the amount of a claim; including:

      (1) the existence of an encumbrance or other interest which affects or has priority over the mortgage;

      (2) the relevant mortgage, or a guarantee or indemnity relating to the mortgage, ceasing to be effective;

      (3) that there is a material omission or misstatement by the insured in relation the primary mortgage insurance policy;

      (4) that any premium is not paid when due or within the relevant grace period (if any);

      (5) termination by the insurer upon the giving of a set period of notice;

      (6) a breach by the insured of the primary mortgage insurance policy; and

      (7) certain circumstances which affect the insured's rights or recoveries under the relevant housing loan or mortgage.

      Each primary mortgage insurance policy has different provisions. The above is a summary of certain provisions--some may not relate to, or may differ from, a particular primary mortgage insurance policy.

Servicer Undertakings with Respect to Insurance Policies

      Under the servicing agreement, the servicer undertakes to:

         (1) act in accordance with the terms of any mortgage insurance policy;

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

         (2) not do anything that would prejudicially affect the rights of the issuer trustee under a mortgage insurance policy; and

         (3) promptly make claims and notify the trust manager when claims are made.

Description of Royal & Sun, WLMI and PMI Mortgage Insurance Limited

      The Royal & Sun Alliance Group entered into the lenders mortgage insurance market in Australia in 1989. Royal & Sun's Mortgage Insurance Division operates as one of the major divisions of the Royal & Sun Alliance Group. Royal & Sun is a subsidiary of Royal & Sun Alliance Insurance Australia Limited, which is one of the three largest insurers in Australia with premium revenue in excess of A$2.3 billion, assets in excess of A$8.4 billion and a net asset position at December 31, 2000 in excess of A$1.4 billion. Royal & Sun Alliance Lenders Mortgage Insurance Limited is rated "AA-" by Standard & Poor's for its claim paying ability and "AA-" by Fitch IBCA for its claim paying ability, and is owned by the Royal & Sun Alliance group. Under a deed of guarantee, Royal & Sun is explicitly indemnified for past, present and future obligations arising from insurance contracts net of reinsurance by the Australian holding company for the group, Royal & Sun Alliance Insurance Australia Holdings Limited. The business address of Royal & Sun is Level 9, 465 Victoria Avenue, Chatswood, New South Wales, Australia.

      WLMI is an unrated insurance company authorized under the Insurance Act 1973 to carry on insurance business in Australia. WLMI is a wholly owned subsidiary of Westpac Insurance Services (Brokers) Limited. The ultimate parent entity is Westpac Banking Corporation. Under a management agreement and quota share reinsurance agreement between WLMI and Royal & Sun Alliance Lenders Mortgage Insurance Limited, both dated August 27, 1996, Royal & Sun agrees to provide management and administration services to WLMI and accepts 65% of the obligation on each and every policy issued by WLMI. WLMI retains the remaining 35% of the obligation. Under a deed of guarantee, Royal & Sun will unconditionally and irrevocably guarantee the obligations of WLMI arising under policies issued by WLMI prior to the termination of the deed, to the extent that those obligations are not recovered or met by contracts of reinsurance. The business address of WLMI is 50 Pitt Street, Sydney, New South Wales, Australia.

      PMI Mortgage Insurance Limited has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since 1988. It is currently Australia's second largest lenders' mortgage insurer.

      PMI Mortgage Insurance Limited's parent is PMI Mortgage Insurance Co. PMI Mortgage Insurance Co. is a subsidiary of The PMI Group Inc. The PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently having claims paying ability ratings of AA+ by Standard and Poor's and Fitch and Aa2 by Moody's.

      As at 31 December 2000, PMI Mortgage Insurance Limited had total assets of A$351 million, shareholder's equity of A$190 million and statutory reserves (claims equalization reserve) of $49 million. Unaudited financial information for the financial year ending 31 December 2001 showed total assets of A$434 million, shareholder's equity of A$230 million and statutory reserves (claims equalization reserve) of $64 million. PMI Mortgage Insurance Limited currently has a claims paying ability rating by Standard & Poor's of AA, by Fitch of AA and by Moody's of Aa3.

      The business address of PMI Mortgage Insurance Limited is Level 23, 50 Bridge Street, Sydney, New South Wales, Australia 2000.

                             Hedging Arrangements

The Interest Rate Swap

Fixed Rate and Variable Rate Basis Swaps

      The issuer trustee will enter into a variable rate basis swap and two fixed rate basis swaps with Westpac, in its capacity as the provider of the variable rate basis swap and Westpac, in its capacity as the provider of the fixed rate basis swaps. Each swap will be governed by an ISDA Master Agreement, as amended by a supplementary schedule and confirmed by a written confirmation.

      A variable rate basis swap will be used to hedge the basis risk between the floating rate obligations of the trust (including interest payable on the notes) and the variable rate set, as permitted by the relevant housing loan agreements, at the discretion of Westpac. The variable rate basis swap will include those loans with a concessional fixed rate of interest for the first 12 months, if any, converting to the standard variable rate after that period. The issuer trustee will pay an amount based on the applicable daily weighted average variable interest rates on housing loans with a variable rate and receive the Bank Bill Rate (as defined herein) plus a fixed margin. If the interest rate on the Class A notes is increased following the payment date in June 2009 there will be a corresponding increase in the margin over the three month Bank Bill Rate payable by the interest rate swap provider. See "Description of the Class A Notes--Interest Payable on the Notes".

      Two fixed rate basis swaps will be used to hedge the basis risk between the floating rate obligations of the trust (including Interest payable on the notes) and the discretionary fixed rates set by Westpac on the housing loans which are subject to a fixed rate of interest (not including those loans with a concessional fixed rate of interest for the first 12 months, which converts to the standard variable rate after that period).

      The first fixed rate basis swap will be used to hedge the basis risk occurring when borrowers switch from a variable rate of interest to a fixed rate of interest or from an existing fixed rate of interest to a new fixed rate of interest after the cut-off date. The issuer trustee will pay the applicable daily weighted average fixed rate for each collection period on housing loans and the interest rate swap provider will pay the Bank Bill Rate plus a fixed margin for that collection period. If the interest rate on the Class A notes is increased following the payment date in June 2009 there will be a corresponding increase in the margin over the three month Bank Bill Rate payable by the interest rate swap provider. See "Description of the Class A Notes--Interest Payable on the Notes".

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

      The second fixed rate basis swap will be entered into as at the closing date to hedge those housing loans subject to a fixed rate of interest as of the cut-off date. The issuer trustee will pay the applicable daily weighted average fixed rate on housing loans the interest rate swap provider will pay the Bank Bill Rate plus a fixed margin. The margin has been set based on the actual margin on the fixed rate housing loans and the prevailing wholesale market rate existing at or about the cut-off date. If the interest rate on the Class A notes is increased following the payment date in June 2009 there will be a corresponding increase in the margin over the three month Bank Bill Rate payable by the interest rate swap provider. See "Description of the Class A Notes--Interest Payable on the Notes".

      All housing loans being charged a fixed rate of interest as of the cut-off date have a maximum fixed rate period of 5 years.

Downgrade of Interest Swap Provider

      If there is a downgrading of the interest rate swap provider's short term debt rating below A-1 or A2 by either S&P or Moody's, respectively, the interest swap provider will, in the case of the variable rate basis swap, either:

      (1) provide cash collateral security sufficient to enable S&P and Moody's to confirm that the downgrade will not cause a reduction in or a withdrawal of the rating of the notes; or

      (2) arrange for a suitably rated counterparty to intermediate the swap or act as substitute swap provider.

If there is a downgrading of the interest rate swap provider's short term debt rating below A-1 or A-2 by either S&P or Moody's, respectively, the interest rate provider will, in the case of the fixed rate basis swaps, pay cash collateral determined in accordance with the fixed rate swaps to the issuer trustee who must lodge it in authorized investments. Authorized investments are cash, bank accepted bills of exchange rated A-1+ by S&P and P1 by Moody's or other forms of securities acceptable to S&P and Moody's.

Termination

      The following events are events of default under the interest rate swap agreements: (i) failure by Westpac or the issuer trustee to make, when due, any payment or delivery required by the agreement and such failure is not remedied by the tenth local business day; and (ii) an Insolvency Event has occurred in respect of Westpac or the issuer trustee; provided, however, that an Insolvency Event in relation to the issuer trustee in its personal capacity is not an event of default if the relevant swap is novated within 30 business days of that Insolvency Event and the novation will not cause a reduction or withdrawal of the rating of the Class A notes. Upon novation of the swap, the successor issuer trustee will assume the rights and obligations of the issuer trustee under the interest rate swap.

      An event which constitutes illegality will be a termination event under the interest rate swap agreements. If there is a downgrading of the interest rate swap provider's short term debt

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rating below A-l+ or A2 by either S&P or Moody's, respectively, and the interest rate swap provider fails to act, as described in "--Downgrade of Interest Swap Provider" above, it will be an additional termination event under the variable rate basis swap. If under similar circumstances the interest rate swap provider fails to establish certain collateral arrangements it will be an additional termination event under each of the fixed rate basis swaps only at the discretion of the issuer trustee. The automatic early termination provisions under the fixed and variable rate basis swaps do not apply.

      Upon the termination of an interest rate basis swap, a termination payment calculated pursuant to the loss method, as defined in such interest rate basis swap, will be due to be paid by the issuer trustee to the interest rate swap provider or by the interest rate swap provider to the issuer trustee. The termination payment with respect to the variable rate basis swap will be zero. The issuer trustee may look to any cash collateral security posted by the interest rate swap provider relating to the terminated interest rate basis swap for satisfaction of the interest rate swap provider's termination payment.

Novation

      Upon the novation of a interest rate swap agreement, either the interest rate swap provider will pay to the substitute interest rate swap provider an up-front premium or the substitute interest rate swap provider will pay to the interest rate swap provider an up-front premium to preserve the economic equivalent of the mark-to-market value of the swap transaction as of the date of novation. The issuer trustee will not bear any risk with respect to the novation of an interest rate swap unless the interest rate swap provider is unable to pay any required up-front premium and there is insufficient cash collateral security posted with respect to such interest rate swap to cover such premium.

Threshold Rate

      If at any time the variable rate basis swap is terminated, the trust manager must, on each determination date following that termination, calculate the minimum rate of interest, the Threshold Rate, that must be set on the housing loans which are subject to a discretionary variable rate, in order to cover (assuming all counterparties to the transaction documents, the housing loans and any mortgages and other relevant documents meet their obligations), when aggregated with the income produced by all other housing loans and taking into account the other swap agreements, the obligations of the trust. If the servicer is notified of the Threshold Rate, it is required, subject to the terms of the relevant housing loans, to ensure that the rate of interest on each relevant discretionary variable rate housing loan is not less than the Threshold Rate.

Description of Currency Swaps

      The following sections contain a summary of the material terms of the currency swaps, which the issuer trustee will enter into with Citibank, N.A., New York Branch ("Citibank") and Westpac. The summary does not purport to be complete and is subject to the provisions of the currency swaps. The currency swaps are provided on a "joint and several" basis by Westpac and Citibank. See "--Cross Support" below.

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

      Collections in relation to the housing loans and related mortgages and under the variable rate basis swap and the fixed rate basis swaps will be denominated in Australian dollars. However, the payment obligations of the issuer trustee in relation to interest and principal on the Class A notes are denominated in United States dollars. To hedge its currency exposure, the issuer trustee will enter into two distinct swap transactions, relating to the Class A notes with the currency swap providers. The currency swaps will be governed by an ISDA Master Agreement dated on or about March 13, 2002, by and between the issuer trustee and Citibank (governed by the laws of the State of New South Wales) and an ISDA Master Agreement dated on or about March 13, 2002, by and between the issuer trustee and Westpac (governed by the laws of New South Wales) respectively. Each ISDA Master Agreement will be amended by a schedule thereto. Each swap transaction will be confirmed by a written confirmation.

      Under the currency swaps, the issuer trustee is required to pay to the currency swap providers on each payment date amounts in A$ equal to a certain percentage of the amount of any Principal Collections to be paid to the Class A noteholders received by the issuer trustee (the percentage being that which is described in the section entitled "Description of the Class A Notes--Principal Distributions") and the currency swap providers are required to pay to or at the direction of the issuer trustee an amount denominated in US$ which is equivalent to such A$ payment (calculated by reference to an exchange rate which is fixed at the closing date and set forth in the related swap confirmations). In addition, under the currency swaps on each payment date the issuer trustee will make A$ floating rate payments to the currency swap providers and the currency swap providers will make US$ floating rate payments which are equivalent in amount to the interest payable in US$ to the Class A noteholders. If on any payment date, the issuer trustee does not or is unable to make the full floating payment, the US$ floating rate payment to be made by the currency swap providers on such payment date will be reduced by the same proportion as the reduction in the payment from the issuer trustee.

      Subscription amounts for the Class A notes will be paid by investors in US$, but the consideration for the purchase by the issuer trustee of equitable title to the housing loans and related mortgages will be in A$. Under the currency swaps, an amount equal to the US$ subscription amounts will be paid to the currency swap providers, which will pay the A$ equivalent of such amounts to the issuer trustee.

      On the closing date the issuer trustee will be obliged to pay to the currency swap providers an amount equal to the proceeds of the issue of the Class A notes in US$. In return the issuer trustee will be paid the A$ equivalent of that US$ amount (calculated by reference to an exchange rate which is fixed by the closing date (in the swap confirmations)).

      The series notice requires that the issuer trustee direct the currency swap providers to pay all US$ amounts to the principal paying agent or the US$ account. All US$ amounts shall be paid to the Class A noteholders in accordance with their entitlements and the priorities set out in "Description of the Class A Notes".

Termination of the Currency Swaps by the Currency Swap Providers

      Under the currency swaps each currency swap provider shall have the right to terminate its currency swap in the following circumstances:

      (1) If the issuer trustee fails to make a payment under the currency swap within 10 Business Days.

      (2) If due to change in law it becomes illegal for the issuer trustee or a currency swap provider to make or receive payments or comply with any other material provision of the currency swaps, the currency swap requires such party to make certain efforts to transfer its rights and obligations to another office or another affiliate to avoid this illegality (so long as the transfer would not result in a downgrade of the rating of the notes). If those efforts are not successful then the applicable currency swap provider will have the right to terminate. These provisions relating to termination following an illegality have been modified so that they are not triggered by the introduction of certain exchange controls by any Australian Government body.

      (3) The currency swap providers have the limited right to terminate where it is required to gross-up or receive payments from which amounts have been withheld if the note trustee is satisfied that the noteholders will be paid in full.

      (4) An Insolvency Event with respect to the issuer trustee occurs.

      (5) Any event of default occurs under the security trust deed and an Extraordinary Resolution of the Voting Mortgagees is passed directing the security trustee to take certain actions.

Termination of the Currency Swaps by the Issuer Trustee

      There are a number of circumstances in which the issuer trustee has the right to terminate the currency swaps with respect to a currency swap provider. In each of these cases it is only permitted to exercise that right with the prior written consent of the note trustee:

      (1) Where the currency swap providers fail to make a payment under the currency swap within 10 Business Days or the currency swap providers become insolvent or merge into another entity without that entity properly assuming responsibility for the obligations of the currency swap providers under the currency swaps.

      (2) If it becomes illegal for either party to make or receive payments under the currency swap or perform any of its other material obligations under it, both the issuer trustee and the currency swap providers are obliged to make certain efforts to transfer their rights and obligations to avoid that illegality. If those efforts fail the currency swaps may be terminated.

      (3) If the issuer trustee becomes obliged under the currency swaps to receive payments from which amounts have been withheld or deducted (including where this situation arises from a merger affecting the currency swap providers).

      (4) If the issuer trustee becomes obliged to make a withholding or deduction in respect of the Class A notes and, as a result, the Class A notes are redeemed.

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

      The issuer trustee (and the note trustee) may only terminate the currency swaps following prior consultation by the note trustee with the currency swap providers as to the timing of termination. The issuer trustee will exercise such right to terminate at the direction of the trust manager. The currency swap providers acknowledge that the trust manager will perform the day to day management of the trust and may exercise or satisfy any of the issuer trustee's rights or obligations under the currency swap.

Termination Payments

      On the termination date or the early termination date (each as defined in the currency swaps) in respect of the currency swaps, a termination payment will be due to be paid by the issuer trustee to the currency swap providers or to the issuer trustee by the currency swap providers in respect of the currency swaps. The termination of a currency swap is an event of default under the security trust deed. If the security trust deed is enforced after such events of default, there is no guarantee that upon any such termination the funds realized from the sale of the relevant housing loans and mortgages plus or minus (as the case may be) the termination payment due in respect of the currency swaps will be sufficient to pay in full amounts owing to the holders of the relevant notes.

      The termination payment in respect of a currency swap will be determined on the basis of quotations from four leading dealers in the relevant market (selected by the currency swap providers) to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the currency swap.

Replacement of Currency Swaps

      If the currency swaps are terminated with respect to a currency swap provider, the issuer trustee may (at the direction of the trust manager) enter into one or more currency swaps which replaces the terminated currency swap (other than by way of transfer to avoid termination of the swap) but only on the condition that the settlement amount (as defined in the ISDA Master Agreement) payable (if any) by the issuer trustee to the currency swap provider upon termination of the original currency swap will be paid in full when due in accordance with the series notice and the currency swap. If the condition in the previous sentence is satisfied, the issuer trustee may enter into the replacement currency swap and if it does so it must direct the premium payable by the provider of the replacement currency swap to be paid directly to the applicable currency swap provider in satisfaction of and to the extent of the issuer trustee's obligation to pay the termination payment to such currency swap provider. If such premium paid by the replacement swap provider is less than the settlement amount due to the currency swap provider, the balance may be satisfied by the issuer trustee as a Trust Expense.

Downgrade of Currency Swap Providers

      Each currency swap provider, severally, will give a commitment for as long as any outstanding Class A notes are rated AAA/Aaa by Standard & Poor's and Moody's,

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

respectively, to (a) provide collateral; and/or (as determined with the relevant rating agencies) (b) if applicable, novate its rights and obligations under the currency swap or take other measures acceptable to the relevant rating agencies, in respect of the currency swap to which it is a party in the event that the rating that would be given to senior debt jointly issued by the two currency swap providers is ever downgraded below specified levels. "Specified Levels" means a short term rating of A-1+/P-1 by Standard & Poor's and Moody's, respectively or a long term rating of AA-/A2 by Standard & Poor's and Moody's, respectively. A currency swap provider must take action only under paragraph (b) if the rating that would be given to senior debt jointly issued by the two currency swap providers is downgraded below a short term rating of A-1/P-1 by Standard & Poor's and Moody's, respectively, or a long term rating of A/A2 by Standard & Poor's and Moody's, respectively. If a currency swap provider replaces a defaulting currency swap provider with itself (as described below under "--Cross Support"), the commitment described above will continue to apply to the remaining currency swap provider, except the specified levels shall apply in respect of the senior debt of that currency swap provider (rather than to the joint debt).

Cross Support

      Each currency swap provider has agreed to pay on demand of the issuer trustee to or at the direction of the issuer trustee any amounts that the other currency swap provider is required to pay pursuant to the relevant currency swap but has failed to pay. So long as a currency swap provider pays such amounts, the issuer trustee shall not be entitled to terminate the relevant currency swap with respect to such default. In any case, a currency swap provider may, in certain circumstances, elect to replace the defaulting other currency swap provider with itself or another suitably rated party approved by the issuer trustee, the trust manager and the note trustee.

Currency Swap Providers

      Citibank and Westpac are joint providers of the currency swaps.

Citibank, N.A., New York Branch

      Citibank N.A. ("Citibank") was originally organised on June 16, 1812, and now is a United States national banking association organised under the National Bank Act of 1864. Citibank is a wholly-owned subsidiary of Citicorp, a Delaware corporation, and is Citicorp's principal subsidiary. Citicorp is a wholly-owned subsidiary of Citigroup Inc. ("Citigroup"), a Delaware holding company. The obligations of Citibank under the currency swaps will not be guaranteed by Citicorp or Citigroup.

      Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world. As a United States national bank, Citibank is a regulated entity permitted to engage only in banking and activities incidental to banking. Citibank's earnings may be affected by certain monetary policies of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). Citibank is primarily regulated by the Office of the Comptroller of the Currency (the "Comptroller"), which also examines its loan portfolios and reviews the sufficiency of its allowance for credit losses.

      Citibank's deposits at its U.S. branches are insured by the Federal Deposit Insurance Corporation (the "FDIC") and are subject to FDIC insurance assessments. The obligations under the currency swaps are not insured by the FDIC or any other regulatory agency of the United States or any other jurisdiction. Any FDIC-insured depository institution sharing common ownership with a failed FDIC-insured institution can be required to indemnify the FDIC for the FDIC's losses resulting from the insolvency of the failed FDIC-insured institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, Citibank may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured depository institutions.

      The Comptroller has issued guidelines that impose upon national banks risk-based capital and leverage standards. Failure to meet applicable capital guidelines could subject a national bank to a variety of enforcement remedies available to the federal regulatory authorities, including limitations on the ability to pay dividends, the issuance by the Comptroller of a directive to increase capital and, in severe cases, the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator.

      Legislation enacted as part of the Omnibus Budget Reconciliation Act of 1993 provides that deposits in U.S. offices and certain claims for administrative expenses and employee compensation against a U.S. insured depository institution which has failed will be afforded a priority over other general unsecured claims, including deposits in non-U.S. offices and claims under non-depository contracts in all offices, against such an institution in the "liquidation or other resolution" of such an institution by any receiver. Such priority creditors (including the FDIC, as the subrogee of insured depositors) of such a FDIC-insured depository institution will be entitled to priority over unsecured creditors in the event of a "liquidation or other resolution" of such institution.

      As conservator or receiver for an insured depository institution, the FDIC also may disaffirm or repudiate any burdensome contract to which such institution is a party. The FDIC has not taken the position that such repudiation would impair the right of a holder of unsecured obligations, such as obligations under the currency swaps, to claim principal and interest accrued through the date of appointment of a conservator or receiver. (The amount paid on such a claim would depend on the amount of assets in the receivership and the relative priority of the claim.) Disaffirmance or repudiation could, at a minimum, expose holders of notes to reinvestment risk.

      As conservator or receiver, the FDIC is also empowered to enforce most types of contracts, including the currency swaps pursuant to their terms notwithstanding any acceleration provisions therein, and may transfer to a new obligor any of Citibank's assets or liabilities, including the currency swaps without the approval or consent of Citibank's creditors.

      The FDIC is authorized to settle all uninsured and unsecured claims in the insolvency of an insured bank by making a final settlement payment at a percentage rate reflecting an average of the FDIC's receivership recovery experience and constituting full payment and disposition of the FDIC's obligation to uninsured and unsecured creditors.

      Citibank does not publish audited financial statements. However, Citicorp publishes audited financial statements which include certain data relevant to Citibank and its consolidated subsidiaries, including an audited balance sheet of Citibank and its consolidated subsidiaries. As of September 30, 2001, the total assets of Citibank and its consolidated subsidiaries represented approximately 66% of the total assets of Citicorp and its consolidated subsidiaries. Although the activities of Citibank are similar to those of Citicorp, Citibank's earnings may differ significantly from those of Citicorp. The activities carried on by subsidiaries of Citicorp other than Citibank and its subsidiaries generally include certain consumer lending activities in the United States (including the credit card business, some residential mortgage lending, and secured and unsecured personal loans). As noted above under U.S. banking law, Citibank may become obligated for liabilities of its affiliates that are FDIC-insured depositary institutions.

      Citibank has a long-term rating of AA from Fitch, Aa1 from Moody's and AA from Standard & Poor's, and a short-term rating of A-1+ from Standard & Poor's, P-1 from Moody's and F1+ from Fitch.

      As of September 30, 2001 Citicorp and its subsidiaries had total assets of $647,250 million, total liabilities of $584,370 million and total stockholder's equity of $30,462 million.

      The Annual Report on Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 2000 (the "2000 10-K"), sets forth certain data relative to the consolidated financial position of Citibank and its subsidiaries as of December 31, 2000 and December 31, 1999. The Quarterly
Report Form 10-Q for the quarter ended September 30, 2001 (the "Third Quarter 10-Q") sets forth certain data relative to the consolidated financial position of Citibank and its subsidiaries as of September 30, 2001 and December 31, 2000.

      The Consolidated Balance Sheet of Citibank as of December 31, 2000 and as of December 31, 1999 are set forth on page F-7 of the 2000 10-K and as of September 30, 2001 is set forth on page 36 of the Third Quarter 10-Q. Consolidated Balance Sheets of Citibank subsequent to September 30, 2001 will be included in the Form 10-Q's (quarterly) and Form 10-K's (annually) subsequently filed by Citicorp with the SEC, which will be filed not later than 45 days after the end of the calendar quarter or 90 days after the end of the calendar year to which the report relates or on Form 8-K with respect to certain interim events. For further information regarding Citibank, reference is made to the 2000 10-K, the Third Quarter 10-Q and to any subsequent reports on Forms 10-K, 10-Q or 8-K filed by Citicorp with the SEC.

      In addition, Citibank submits quarterly to the Comptroller certain reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" ("Call Reports"). The Call Reports are on file with and are publicly available at the Comptroller's offices at 250 E Street, S.W., Washington, D.C. 20219 and are also available on the web site of the FDIC (http://www.fdic.gov). Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules at the end of and for the period to which the report relates. The Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council.

While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about Citibank, the reports nevertheless provide important information concerning the financial condition and results of the operations of Citibank.

Westpac Banking Corporation

      Westpac was founded in 1817 and was the first bank to be established in Australia. In 1850, Westpac was incorporated as the Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 the Bank of New South Wales changed its name to Westpac Banking Corporation. Westpac's principal office is located at 60 Martin Place, Sydney, New South Wales, 2000, Australia and its telephone number is (61)(2) 9226 3311.

      Westpac and its controlled entities is one of the four major banking organizations in Australia and one of the largest banks in New Zealand. Westpac provides a broad range of banking and financial services in those markets, including:

     .   retail, commercial and institutional banking;

     .   wealth management activities; and

     .   finance company activities.

      Westpac has branches, affiliates and controlled entities throughout Australia, New Zealand and the Pacific region and maintains offices in key financial centres around the world. As at 30 September 2001, its market capitalization was A$24 billion. Westpac's operations comprise three key areas of business, through which it serves around 8.2 million customers. These three areas of business are:

     . Business and Consumer Banking, which provides banking, wealth management and other financial services to individuals and small to medium-size businesses in all states and territories of Australia;

     . Westpac Institutional Bank, which provides banking and financial services to corporate, institutional and government customers, and also supplies products to small and medium-size businesses, primarily in Australia and New Zealand; and

     . New Zealand Retail, which provides a full range of retail, commercial and wealth management services to customers throughout New Zealand.

      The Australian banking activities of Westpac come under the regulatory supervision of the Australian Prudential Regulation Authority, an agency formed by the Australian government on July 1, 1998. Prior to this date the Reserve Bank of Australia was responsible for the prudential regulation of banks in Australia. The Reserve Bank of Australia retains responsibility for monetary policy and the maintenance of overall financial system stability.

      At September 30, 2001, the consolidated statement of financial position reported the equity attributable to equity holders of Westpac was A$9,691 million and total assets were A$189,845 million. The financial statements of Westpac and its controlled entities including statements of financial performance, financial position, cash flows and changes in equity for the years 1999, 2000 and 2001 ended September 30 together with accompanying notes are included on pages 41 through 127 of the 2001 Annual Report to shareholders. The 2001 Annual Report is included in Westpac's Annual Report on Form 20-F, for the year ending September 30, 2001, which was filed with the Commission. Westpac will provide without charge to each person to whom this prospectus is delivered, on the request of any such person, a copy of the Form 20-F referred to above. Written requests should be directed to Westpac Banking Corporation, 575 Fifth Avenue, 39th Floor, New York, New York 10017, Attention: Vice President, Legal Services.

      The information with respect to the currency swap providers contained herein has been obtained from the currency swap providers. The delivery of this prospectus supplement and accompanying prospectus will not create any implication that there has been no change in the affairs of the currency swap providers since the date hereof or that the information contained or referred to herein is correct as of any time subsequent to its date. The currency swap providers have not had any involvement in the preparation of any part of this prospectus, other than the information with respect to the currency swap providers set forth in this section and under the heading "Hedging Arrangements--Description of Currency Swaps." The currency swap providers make no statement or representation in this prospectus (other than the information referred to above), have not authorized or caused the issue of any part of it and take no responsibility for any part of it.

      The Class A notes do not represent an obligation of the currency swap providers, or any of their respective affiliates. Holders of the Class A notes will not have any right to proceed directly against the currency swap providers in respect of the currency swap providers' obligations under the currency swaps.

                          Description of the Trustees

The Issuer Trustee

      Westpac Securities Administration Limited is appointed as trustee of the trust on the terms set out in the master trust deed and the series notice.

Business of the Issuer Trustee

      The issuer trustee is indirectly a wholly owned subsidiary of Westpac and is dedicated to supporting core bank activities of Westpac by providing trustee services. The issuer trustee currently holds funds under administration of A$8.8 billion as at September 30, 2001 in this capacity and has been servicing Westpac and Westpac's clients since 1944.

      The issuer trustee is an authorized trustee corporation under the Corporations Act; is an approved trustee for the purposes of the Superannuation Industry (Supervision) Act 1993; and holds a Securities Dealers License No. 11123 under the Corporations Act.

      The issuer trustee has four subsidiaries incorporated in New South Wales.

Experience of the Issuer Trustee

      Currently, the issuer trustee is the trustee for superannuation trusts with assets exceeding A$5.6 billion as at September 30, 2001. The issuer trustee's experience in trusteeship began in the 1940's.

      The issuer trustee's balance sheet for the year ended September 30, 2001 showed total shareholder's equity as A$6.2 million.

Directors

      The directors of the issuer trustee are as follows:

          Name                Office Address   Principal Activities
          ----                --------------   --------------------
          Keith Charles Cohen Level 11,        Head of Life Insurance
                              130 Pitt Street
                              Sydney New 2000,
                              Australia

          Helen Cruz Hiquiana Level 14,        Head of Customer
                              130 Pitt Street  Services
                              Sydney New 2000,
                              Australia

          Marcus Kennedy..... Level 10,        Head of Retail
                              130 Pitt Street  Investment
                              Sydney New 2000,
                              Australia

          Shaun Albert Mays.. Level 22,        Managing Director,
                              130 Pitt Street  Westpac Financial
                              Sydney New 2000, Services
                              Australia

The Security Trustee

      Perpetual Trustee Company Limited will be the security trustee for the trust. Its registered office is located at Level 7, 39 Hunter Street, Sydney NSW 2000.

      The security trustee will act as trustee on behalf of the mortgagees as described in "Description of Transaction Documents--The Security Trust Deed" in the prospectus. Under the security trust deed, if there is a conflict between the duties owed by the security trustee to any mortgagees or class of mortgagees and a duty owed by it to another mortgagee or class of mortgagees, the security trustee must give priority to the interests of the noteholders (which in the case of the Class A noteholders shall be determined by the note trustee).

Duties and Liabilities of the Security Trustee

      The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. See "Powers, Duties and Liabilities under the Transaction Documents--The Security Trustee" in the prospectus.

Indemnification and Limitation of Liability

      The issuer trustee has agreed to indemnify from the assets of the trust the security trustee and each of its officers, employees and advisors from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the transaction documents or the security trustee's engagement as security trustee, except to the extent that they result from the fraud, negligence or breach of trust on the part of the security trustee. Any payment under this indemnity will be subject to the order of payment set out in the series notice.

The Note Trustee

      Citibank, N.A., London Branch, in its capacity as note trustee under the note trustee deed among the issuer trustee, the trust manager and the note trustee dated on or about March 12, 2002, as amended from time to time.

                                   Servicing

The Servicer

      Housing loans held by the seller trustee were serviced by The Mortgage Company Pty Limited (ABN 86 070 968 302). Westpac will replace The Mortgage Company Pty Limited as the servicer of those housing loans on the closing date. See "The Servicer" in the accompanying prospectus.

      Under the Loan Processing Services Agreement dated September 27, 2001, Westpac has delegated certain of its servicing functions, including certain of its servicing obligations under the servicing agreement, to EDS (Business Process Administration) Pty Limited, a subsidiary of EDS Corporation, and may delegate additional servicing functions to other third party service providers in the future. Under the terms of the servicing agreement, Westpac at all times remains liable for servicing the housing loans and the acts and omissions of any delegate, including EDS (Business Process Administration) Pty Limited. See "Description of Transaction Documents--The Servicing Agreement" in the prospectus.

Servicing of Housing Loans

      The day to day servicing will be performed at the mortgage processing center in Adelaide. Servicing procedures include responding to customer inquiries, managing and servicing the features and facilities available under the housing loans and the management of delinquent housing loans. The servicing functions are supported by the activities of Westpac's branches, telemarketing and telebanking centers.

      The servicer is contractually obligated to administer the housing loans:

     .   according to the servicing agreement;

     . according to Westpac's policies, which are under regular review and may change from time to time as a result of business changes, or legislative and regulatory changes; and

     . with the same degree of diligence and care expected of an appropriately qualified servicer of similar housing loans.

      Under the servicing agreement, the servicer is also responsible for custody of the mortgage title documents on behalf of the issuer trustee and has custody of the relevant documents. The issuer trustee may terminate the servicer's appointment as custodian as described in "Description of the Transaction Documents--The Servicing Agreement--Document Custody" in the prospectus. In addition, the issuer trustee may terminate the servicer's appointment as custodian if the servicer is in default under the servicing agreement and the long-term rating of the servicer or its holding company (if any) is downgraded below any of the following rating levels:

     .   "Baa2" by Moody's; or

     .   "BBB" by S&P.

Collection and Enforcement Procedures

      The servicer will make reasonable efforts to collect all payments called for under the housing loans and any applicable credit enhancement. It will also follow collection procedures that are consistent with the servicing agreement as it follows on Westpac's residential housing loans.

      Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each installment due date. The servicer will credit repayments to an individual housing loan on the date of their receipt. Interest will be accrued daily on the balance outstanding after close of business and charged on each installment due date. Any payments not received by the due date will produce a compounding interest effect.

      A housing loan is considered delinquent for collection purposes whenever the minimum installment amount is not paid when due. However, the servicer will not consider a housing loan delinquent if the borrower is entitled to a repayment holiday as described in

"Westpac Residential Loan Program--Housing Loan Features and Options--Repayment Holiday" in the prospectus or the minimum installment is reduced in connection with parental leave.

      After a default by a borrower, a mortgagee can exercise its power of sale of the mortgaged property. To exercise this power, a mortgagee must comply with the statutory restrictions of the relevant State or Territory as to notice requirements. The length of time between the decision to exercise its power of sale and final completion of the sale will be dependent on factors outside the control of the servicer. For example, whether or not the mortgagor contests the sale and the market conditions at the time are both factors outside the control of the servicer.

      The collection and enforcement procedures may change from time to time as a result of business changes, or legislative and regulatory changes.

Delinquencies and Mortgagee in Possession Experience

      The following table summarizes the delinquency and loss experience of Westpac's home loan portfolio, including securitized loans. This information is provided by Westpac.

                           Westpac Residential Loan
           Delinquencies And Mortgage in Possession Information/(1)/

                                       September  September  September  September  September
                                          30         30         30         30         30
                                         1997     1998/(3)/    1999       2000       2001
                                       ---------  ---------  ---------  ---------  ---------
Outstanding Balances (A$m)............ $29,549.3  $40,902.5  $48,165.5  $54,459.8  $60,673.6
Number of Loans /(2)/.................       N/A        N/A        N/A    629,255    642,240

% Arrears by Number
30-59 days............................       N/A        N/A        N/A       0.58%      0.52%
60-89 days............................       N/A        N/A        N/A       0.17%      0.16%
90+ days..............................       N/A        N/A        N/A       0.29%      0.27%
 Total................................       N/A        N/A        N/A       1.04%      0.95%

% Arrears by Balance
30-59 days............................      1.32%      0.88%      0.67%      0.68%      0.58%
60-89 days............................      0.41%      0.28%      0.23%      0.18%      0.17%
90+ days..............................      0.70%      0.33%      0.25%      0.24%      0.20%
 Total................................      2.43%      1.50%      1.15%      1.10%      0.95%

Net Losses (A$m)......................      $9.6       $8.5       $7.6       $6.7       $6.9
Net Losses as % of Outstanding Balance      0.03%      0.02%      0.02%      0.01%      0.01%

--------
(1) In past prospectuses this information has been show on a pool offer of mortgage backed securities.
(2) Delinquency statistics based on the total number of home loans in Westpac's home loan portfolio are not available for reporting periods prior to 2000.
(3) Delinquency statistics for the annual reporting period ending 30 September 1998 include the house loan portfolio of a regional bank purchased by Westpac that year.

      Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with a loan to value ratio of greater than 80%. Percentage losses are calculated based on the average outstanding balance for the period.

      The sellers do not have available details of its foreclosure experience. It is the servicer's policy on behalf of the sellers on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See "Servicing--Collection and Enforcement Process." The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

      There can be no assurance that the delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience of the servicer's mortgage portfolio set forth in the foregoing tables. The statistics shown in the preceding tables represent the delinquency and loss experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and loss experiences on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool. You should not that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase.

                      Prepayment and Yield Considerations

General

      The principal repayments, aggregate amount of distributions on the notes, and the yield to maturity of the notes will relate to (i) the rate and timing of payments of principal repayments on the housing loans, and (ii) the price at which the notes are purchased. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the loans, including prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by Westpac. The housing loans may be prepaid by the mortgagors at any time. However, borrowers under fixed rate housing loans may be required to pay a fee or entitled to receive a benefit in order to prepay their housing loans. The yield to maturity for holders of the notes will be lower than the yield to maturity otherwise produced by the applicable interest rate and the purchase price of the notes. The yield may be lower because principal and interest distributions will not be payable to noteholders until the 3/rd day of the month following the quarter of accrual and noteholders will not receive any additional payment of interest or earnings because of the delay. /

Prepayments

      The rate of principal payments on the notes is directly related to the rate of principal payments on the housing loans, which may be in the form of scheduled payments or principal prepayments. Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend upon future events and a variety of factors, we cannot assure you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     .   the degree to which a note is purchased at a discount or premium; and

     . the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience for the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

Rate of Payments

      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero, weighted by the principal payment.

      Usually, greater than anticipated principal prepayments would reduce the aggregate principal balance of the housing loans more quickly than expected. As a consequence, aggregate interest payments on the housing loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower-than-expected yield to maturity on each related class of notes purchased at a premium, and in some instances investors may not fully recoup their initial investments. Conversely, lower than anticipated principal prepayments would reduce the return to investors on any related classes of notes purchased at a discount, in that principal payments on the housing loans would occur later than anticipated. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

Prepayment Rate Model and Modeling Assumptions

      Prepayments on housing loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus is a constant prepayment rate model or CPR. CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the outstanding principal balance of the pool of housing loans for that month. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans for this series. None of the seller, the trust manager nor the issuer trustee believes that any existing statistics of which it is aware provide a reliable basis for holders of the notes to predict the amount or the timing of receipt of prepayments on the housing loans.

      Since the following tables were prepared on the basis of the modeling assumptions described in the next paragraph, there are discrepancies between characteristics of the actual housing loans in the pool for this series and the characteristics of the housing loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the outstanding principal balances and weighted average lives of the notes set forth in the tables. In addition, since the actual housing loans in the trust have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the notes may be made earlier or later than as indicated in the tables.

For the purpose of the tables below, we have used the following modeling assumptions:

     .   the closing date for the notes is March 14, 2002;

     . payments on the notes are made on the 5th day of each quarter commencing on June 5, 2002 regardless of the day on which the payment date actually occurs;

     . payments on the notes are made in accordance with the priorities described in this prospectus supplement;

     . the scheduled payments of principal and interest on the housing loans will be delivered on the first day of each month commencing on March 2002, with no defaults;

     . all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the outstanding principal balance of the housing loan;

     . Principal collections are distributed according to the order of distribution described in this prospectus supplement; and

     . no optional termination is exercised, except for the line titled "Weighted Average Life-To Call (Years)" in each table.

     . the mortgage loans' prepayment rates are equal to the respective percentages of constant prepayment rate indicated in the tables;

     . there are no redraws, substitutions or payment holidays with respect to the mortgage loans;

     .   all payments under the swaps are made as scheduled; and

     . the exchange rate for the conversion of A$ to US$ applied in the modeling assumptions is US$0.5201=A$1 which is not necessarily the same as that stated under "US Dollar Presentation" in this prospectus.

      None of the seller, the issuer trustee or the trust manager expect that these modeling assumptions will be predictive of the mortgage loan pool's actual performance for this series. It is not likely that the mortgage loans will pay at any assumed CPR to maturity or that all mortgage loans will prepay at the same rate. The tables indicate the projected weighted average life of the notes and set forth the percentage of the initial aggregate principal balance of the notes that is projected to be outstanding after each of the payment dates shown as specified CPR percentages. The tables also assume that:

     . the mortgage loans have an aggregate principal balance of A$2,170,587,394.41;

     .   the mortgage loans have been aggregated into one pool;

     .   the weighted average mortgage rate of the pool is 5.909%; and

     . the weighted average remaining term to maturity of the pool is 301 months.

      It is not likely that the mortgage loans will pay at any assumed constant prepayment rate to maturity or that all mortgage loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the mortgage loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the mortgage loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus as well as other relevant assumptions.

      In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

     . multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date;

     .   summing the results; and

     . dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to three decimal places.

      The source of the information in the following table is Westpac Banking Corporation.

                Percent of Initial Principal Outstanding at the
               Following Percentages of Constant Prepayment Rate

Payment Date                                0%    10%   15%   20%   24%   30%   35%   40%
------------                              ------ ----- ----- ----- ----- ----- ----- -----
March 14, 2002...........................    100   100   100   100   100   100   100   100
March 5, 2003............................     98    87    82    77    73    66    61    56
March 5, 2004............................     96    77    68    60    54    45    39    33
March 5, 2005............................     94    68    57    47    40    31    24    19
March 5, 2006............................     92    59    47    36    30    21    15    11
March 5, 2007............................     90    52    39    28    22    14    10     6
March 5, 2008............................     87    45    32    22    16    10     6     4
March 5, 2009............................     85    40    26    17    12     7     4     2
March 5, 2010............................     82    35    22    13     9     4     2     1
March 5, 2011............................     79    30    18    10     6     3     1     0
March 5, 2012............................     76    26    15     8     5     2     1     0
March 5, 2013............................     72    22    12     6     3     1     0     0
March 5, 2014............................     69    19    10     4     2     1     0     0
March 5, 2015............................     65    16     8     3     2     0     0     0
March 5, 2016............................     61    14     6     2     1     0     0     0
March 5, 2017............................     57    12     5     2     1     0     0     0
March 5, 2018............................     53    10     4     1     0     0     0     0
March 5, 2019............................     48     8     3     1     0     0     0     0
March 5, 2020............................     43     6     2     1     0     0     0     0
March 5, 2021............................     38     5     2     0     0     0     0     0
March 5, 2022............................     33     4     1     0     0     0     0     0
March 5, 2023............................     27     3     1     0     0     0     0     0
March 5, 2024............................     21     2     0     0     0     0     0     0
March 5, 2025............................     14     1     0     0     0     0     0     0
March 5, 2026............................      7     0     0     0     0     0     0     0
March 5, 2027............................      0     0     0     0     0     0     0     0
March 5, 2028............................      0     0     0     0     0     0     0     0
March 5, 2029............................      0     0     0     0     0     0     0     0
March 5, 2030............................      0     0     0     0     0     0     0     0
March 5, 2031............................      0     0     0     0     0     0     0     0
March 5, 2032............................      0     0     0     0     0     0     0     0
March 5, 2033............................      0     0     0     0     0     0     0     0
Weighted Average Life-to Maturity (Years) 15.474 6.995 5.153 3.977 3.316 2.609 2.191 1.862
Weighted Average Life-to Call (Years)....  6.696 4.725 3.994 3.390 2.982 2.374 2.012 1.693

      We do not expect that these modeling assumptions will be predictive of the housing loan pool's actual performance for this series. It is not likely that the housing loans will pay at any assumed CPR to maturity or that all housing loans will prepay at the same rate. The assumed CPR for this transaction is 24%. In addition, the diverse remaining terms to maturity of the housing loans, which include recently originated housing loans, could produce slower or faster distributions of principal than as indicated in the tables at the assumed CPRs specified. This could be true even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described above. We urge investors to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

                                Use of Proceeds

      The net proceeds from the sale of the Class A notes will amount to
US$           and will be used by the issuer trustee as part of the purchase price to acquire equitable title to housing loans and related mortgages from the approved sellers and for general expenses (including any premium payable to any swap provider) in relation to the trust. The remaining portion of the purchase price of the housing loans will be funded with the net proceeds from the sale of the Class B notes.

                        Federal Income Tax Consequences

      The Class A notes will be characterized as debt for U.S. federal income tax purposes. See "United States Federal Income Tax Matters" in the accompanying prospectus.

                            Australian Tax Matters

      The following statements with respect to Australian taxation concern the material tax consequences for holder who are not residents of Australia for tax purposes of purchasing, holding and disposing of the Class A notes and should be read in conjunction with the section of the accompanying prospectus headed "Australian Tax Matters".

      The following statements are based on advice received by the trust manager regarding Australian law as in effect on the date of this prospectus supplement which is subject to change, possibly with retroactive effect. It is suggested that purchasers of Class A notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the purchase, ownership, disposal or dealing of or in the notes.

Payments of Principal, Premiums and Interest

      Under existing Australian tax law, non-resident holders of notes or interests in any global note, other than persons holding such securities or interests as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, other than interest withholding tax, which is currently 10%, on interest or amounts in the nature of interest paid on the notes. A premium on redemption would generally be treated as an amount in the nature of interest for this purpose.

      Pursuant to section 128F of the Income Tax Assessment Act 1936 of Australia (the "Tax Act"), an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. These conditions are:

     . the issuer trustee is a company that is a resident of Australia when it issues the notes and when interest, as defined in section 128A
         (1AB) of the Tax Act, is paid; and

     . the notes were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Tax Act or which satisfied the definition of a global bond under subsection 128F(10) of the Tax Act. The issuer trustee will seek to issue the Class A notes and interests in any global Class A note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Tax Act.

      The public offer test will not be satisfied, if at the time of issue, the issuer trustee knew or had reasonable grounds to suspect that the Class A notes were being or would later be acquired directly or indirectly by an associate of the issuer trustee, other than in the capacity of a dealer, manager or underwriter in relation to the placement of a note. "Associate" for these purposes is widely defined and means, generally speaking, in relation to an issuer acting in the capacity of a trustee, the beneficiaries of the trust. Thus the relevant associates of the issuer trustee in the present case will be Westpac as the residual beneficiary of the trust and the associates of Westpac and the other beneficiaries of the trust, if any, from time to time. If the requirements for exemption under section 128F of the Tax Act are met with respect to the Class A notes, payments of principal, interest and any premium upon redemption made to a holder of the notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding tax.

      The exemption from Australia withholding tax will also not apply to interest paid by the issuer trustee to an associate of the issuer trustee within the meaning of section 128F of the Tax Act, which, as discussed, would be an associate of the residual beneficiary, if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that the person is an associate.

      In addition, the Australian Federal Government announced, in a press release on August 29, 2001, proposed amendments to section 128F of the Tax Act that will (a) remove onshore associates from the associates test in that section (onshore associates are associates that are Australian residents or non-residents carrying on business at or through a permanent establishment in Australia), and (b) provide that the section 128F exemption from Australian interest withholding tax will not be lost if an onshore associate purchases debt securities of a related Australian issuing company. The press release stated that the amendments would have immediate effect from August 29, 2001 but it is unlikely that the detailed drafting of the changes will be made public for some time.

Profit on Sale

      Under existing Australian law, non-resident holders of Class A notes will not be subject to Australian income tax on profits derived from the sale or disposal of the notes provided that:

     . the notes are not held as part of a business carried on, at or through a permanent establishment in Australia; and

     .   the profits do not have an Australian source.

      The source of any profit on the disposal of notes will depend on the factual circumstances of the actual disposal. Where the notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit should not have an Australian source. There are, however, specific withholding tax rules that can apply to treat a portion of the sale price of notes as interest for withholding tax purposes and which amounts are not covered by the exemption in section 128F of the Tax Act. These rules can apply when notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia.

Other Taxes

      No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Class A notes. Furthermore, a transfer of, or agreement to transfer, Class A notes executed outside of Australia should not be subject to Australian stamp duty.

Tax Reform Proposals

      Under existing Australian law, any tax liability in respect of the income of the trust is borne directly by the beneficiary of the trust, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the notes cannot be affected by the payment (or otherwise) of tax. In October 2000, the Australian Federal Government released draft legislation providing for the taxation of trusts as companies. The Federal Government subsequently withdrew this draft legislation on February 27, 2001 and announced it would begin a new round of consultations with interested parties in relation to this proposal. The Federal Government has not indicated the likely approach to be adopted, nor the date from which any new laws would apply. However, it is considered unlikely that fixed securitisation trusts such as the one which will issue the notes will be affected by any measures which the Federal Government may introduce in this regard.

      In general terms if the issuer trustee were to become taxable as a company, it is anticipated that the issuer trustee would calculate the net (taxable) income of the trust (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the corporate tax rate, which is currently 30%) out of the trust fund. It would be a liability of the issuer trustee. There is no possibility of the noteholders being liable for the tax. The only potential impact on noteholders would be where the issuer trustee, as a result of paying tax on the net income of the trust (and being indemnified out of the trust assets), has insufficient cash to service the notes.

      As long as the tax, accounting and cash positions of the trust are aligned in each tax year, the issuer trustee will only be taxable on income which is surplus to the amounts needed to service the notes. It would therefore be unlikely that the issuer trustee would have insufficient funds to service the notes. However, until any legislation concerning the taxation of trusts is enacted, it is not possible to be certain that there will be no adverse impact on noteholders.

Consolidation

      The Treasurer has released an Exposure Draft of the New Business Tax System (Consolidation) Bill 2002 (the "Consolidation ED") on a proposed new consolidation regime. It is intended that this new regime be effective from 1 July 2002.

      The making of an election to consolidate is optional but because the existing provisions for loss transfers and other tax concessions for intra-group transactions are being repealed, if any entities in a group wish to continue to take advantage of the intra-group concessions, an election to consolidate the consolidatable group will have to be made.

      A consolidatable group will consist of a "head company" and all of its wholly owned subsidiaries including trusts (provided all members are 100% wholly owned by the head company). A consequence of making an election to consolidate is that all eligible members of a consolidatable group (including wholly owned trusts) will be included in the consolidated group: it is not possible to elect to leave certain wholly owned entities outside the consolidated group. Therefore, if the consolidatable group of which the beneficiary of the trust is an eligible member were to elect to consolidate, the trust may also become part of that consolidated group.

      Membership of a consolidated group should not alter the tax treatment of the trust in normal circumstances. However, if the "head company" of the consolidated group were to default in its primary obligation to pay the combined tax liability of the consolidated group, an issue would arise as to the rights of the Commissioner of Taxation to recover the unpaid tax from each member of the consolidated group (including the trust). If, as seems more likely, each member's share of the group tax liability were to be limited to that for which they would have been liable if taxed on a stand-alone basis then there should be no adverse consequences for the trust. However, if the allocation of the group tax liability were to be made on some other basis, there could be a serious adverse impact on the trust's ability to make payments to Noteholders. The Consolidation ED does not contain any tax liability allocation rules which are to be the subject of further consultation. Therefore, it is not currently possible to assess the level of risk involved in the proposed consolidation regime.

  Thin Capitalization

      New thin capitalization rules have recently been enacted. The application of the thin capitalization rules to the trust could, as enacted, have an impact on the issuer trustee, the beneficiary of the trust and on other members of a consolidated group which includes the trust if an election to consolidate is made. This is because, on a consolidated basis, the issuer trustee would be considered part of the beneficiary's consolidated group for thin capitalization purposes, and if that group as a whole breached the thin capitalization rules the issuer trustee might have liability in respect of the breach. The Treasurer has announced that entities such as the trust should be excepted from the thin capitalization rules. A submission has been made to the Treasury to seek to clarify this.

      It is not possible to make any assessment of the impact of changes to Australian tax law made after the date hereof.

                             ERISA Considerations

      Subject to the following discussion, the Class A notes may generally be acquired by pension, profit-sharing or other retirement plans and accounts subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), and by entities that are deemed to hold plan assets of any of the foregoing (each, a "plan").

      Section 406 of ERISA and Section 4975 of the Code prohibit plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA, and prohibits certain transactions between a plan subject to ERISA and "parties in interest" with respect to such plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a plan is considered to be a fiduciary of such plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a plan that purchased Class A notes if assets of the trust were deemed to be assets of the plan.

      Under a regulation issued by the United States Department of Labor (the "regulation"), the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Code only if the plan acquired an "equity interest" in the trust and none of the exceptions contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. Although there is little guidance on how the definition of "equity interest" applies, the trust believes that, at the time of their issuance, the Class A notes should be treated as indebtedness without substantial equity features for purposes of the regulation. It should be noted that the debt treatment of the Class A notes for ERISA purposes could change subsequent to their issuance (i.e., they could be treated as equity) if the trust incurs losses or the rating of the Class A notes changes. The trust has not obtained an opinion of counsel regarding the debt treatment of the Class A notes under local law.

      Aside from the plan asset issues, the acquisition or holding of the Class A notes by or on behalf of a plan could give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the trust manager, the note trustee, any seller, the security trustee or other persons providing services to the trust, or any of their respective affiliates, is a "disqualified person" or "party in interest" with respect to that plan. Certain exemptions from the prohibited transaction rules could be applicable, however, depending in part upon the type of plan fiduciary making the decision to acquire the Class A notes and the circumstances under which such decision is made. Included among these exceptions are PTE 90-1, regarding investments by insurance company separate accounts; PTE 96-23, regarding transactions effected by "in-house asset managers"; PTE 95-60, regarding investments by insurance company general accounts; PTE 91-38, regarding investments by bank collective investment funds; and PTE 84-14, regarding transactions effected by a "qualified professional asset manager." Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Class A notes.

      By acquiring a Class A note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring such note with the assets of a plan or a governmental plan subject to applicable law that is substantially similar to Section 406 of ERISA or Section 4975 of the Code or (ii) the acquisition and holding of such note by the purchaser or transferee, throughout the period that it holds such note, will not result in a nonexempt prohibited transaction under section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental plan, any substantially similar applicable law). Each investor in a Class A note will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer such
Note in violation of the foregoing.

      A plan fiduciary considering the purchase of any of the Class A notes should consult its tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                             Plan of Distribution

Underwriting

      Subject to the terms and conditions set forth in the underwriting agreement among Westpac Securitisation Management Pty Limited, Westpac Securities Administration Limited, Westpac Banking Corporation and Salomon Smith Barney, the issuer trustee has agreed to sell to the underwriters, and each of the underwriters have severally agreed to purchase, the principal amount of the Class A notes set forth opposite its name below.

                                                   Principal Amount
         Underwriter                            of Class A Notes (US$)
         -----------                            ----------------------
         Salomon Smith Barney Inc..............     $  816,000,000
         Credit Suisse First Boston Corporation     $  100,000,000
         Deutsche Banc Alex. Brown Inc.........     $  100,000,000
         Westpac Banking Corporation...........     $  100,000,000
            Total..............................     $1,116,000,000
                                                    ==============

      The underwriting agreement provides that the underwriters are obligated to purchase all of the Class A notes if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that, in specific circumstances, the underwriting agreement may be terminated.

      The underwriters propose to offer the Class A notes to the public initially at the offering prices stated on the cover page of this prospectus supplement and to selling group members at the price less concession not in excess of 0.095% of the initial outstanding principal amount of the Class A notes. The underwriters may allow and the dealers may reallow, a concession not to exceed 0.095% of the aggregate of the initial outstanding principal amount of the Class A notes. After the initial public offering, the underwriters may change the public offering price and concessions and discounts to dealers.

      Westpac estimates that its out-of-pocket expenses for this offering will be approximately US$1,000,000.

      Westpac Securitisation Management Pty Limited and Westpac have agreed to indemnify the underwriters against civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make as a result of these liabilities.

      The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act, each of which means as follows:

     . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position;

     . Stabilizing transactions permit bids to purchase the underlying security as long as the stabilizing bids do not exceed a specified maximum;

     . Syndicate covering transactions involve purchases of the Class A notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     . Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Class A notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

      Stabilizing transactions, syndicate covering transactions and penalty bids may stabilize the price of the Class A notes or cause their price to be higher than they would otherwise be in the absence of these transactions. The underwriters are not required to engage in these activities and, if commenced, the underwriters may discontinue them at any time.

      In the ordinary course of its business, some of the underwriters and some of their affiliates have engaged, and may in the future engage, in commercial and investment banking activities with Westpac and its affiliates.

Offering Restrictions

      No offering circular, prospectus or other disclosure document in relation to any Class A notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each Underwriter has represented and agreed that it:

     . has not (directly or indirectly) offered for issue or sale or invited applications for the issue or offers to purchase nor has it sold any Class A notes;

     . will not directly or indirectly offer for issue or sale or invite applications for the issue or offers to purchase nor will it sell any Class A notes; and

     . has not distributed and will not distribute any draft, preliminary or definitive offering memorandum, advertisements or other offering material relating to any Class A notes,

in the Commonwealth of Australia, its territories or possessions unless:

     . the amount payable by each offeree or invitee for the Class A notes is a minimum amount of A$500,000 (or its equivalent in another currency) (disregarding amounts, if any, lent by the issuer trustee or other person offering the Class A notes or an associate or either of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Act and the Corporations Regulations made under the Corporations Act; and

     . the offer, invitation or distribution complies with all applicable laws, regulations and directives and does not require any document to be lodged with the Australian Securities and Investments Commission;

In addition, each underwriter has agreed that, in connection with the primary distribution of any Class A notes, it will not sell any Class A notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knew or had reasonable grounds to suspect that, as a result of such sale, such Class A notes or an interest in such

Class A notes were being, or would later be, acquired (directly or indirectly) by an associate of the issuer trustee for the purposes of s128F(9) of the Tax Act (which includes Westpac) (other than in the capacity of an underwriter in relation to a placement of the Class A notes).

      Each underwriter has represented and agreed that:

      (i) it has not offered or sold and will not offer or sell any Class A notes to persons in the United Kingdom prior to the admission of such notes to listing in accordance with Part VI of the Financial Services and Markets Act except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended);

     (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) connected with the issue or sale of any Class A notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply including without limitation to a person exempted as an investment professional under Article 19, or to a high net worth person under Article 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended (the "Financial Promotion Order"); and

    (iii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act including where appropriate the relevant conditions of the Financial Promotion Order with respect to anything done by it in relation to the Class A notes in, from or otherwise involving the United Kingdom.

                        Listing and General Information

      1. It is expected that the listing of the Class A notes by the UK Listing Authority on the Official List and admission of the Class A notes to trading by the London Stock Exchange will be granted on or around 12 March 2002, subject only to issue of the Class A notes. The listing of the Class A notes will be cancelled if the Class A notes are not issued. Transactions will normally be effected for delivery on the third working day after the day of the transaction.

      2. The issuer trustee is not nor has it been involved in any legal or arbitration proceedings which may have or have had in the previous twelve months a significant effect on its financial position nor is the issue trustee aware that any such proceedings are pending or threatened.

      3. Copies of the following documents may be inspected during usual business hours at the offices of Westpac Banking Corporation, 63 St Mary Axe, London EC3A 8LE, England for 14 days from the date of this document:

(i)   form of the Underwriting Agreement;
(ii) Memorandum of Association and Articles of Association of the issuer trustee;

(iii)   the Master Trust Deed;
(iv)    form of the Series Notice;
(v)     form of the Note Trust Deed;
(vi)    form of the Security Trust Deed;
(vii)   form of the Agency Agreement;
(viii) opinion of Mayer, Brown, Rowe & Maw as to legality of the Class A notes and certain tax matters;
(ix)    consent of Mayer, Brown, Rowe & Maw;
(x) opinion of Allens Arthur Robinson as to enforcement of U.S. judgments under Australian law and as to certain tax matters;
(xi)    consent of Allens Arthur Robinson;
(xii)   the Servicing Agreement; and
(xiii)  a power of attorney.

                       Exchange Controls and Limitations

      Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

     .   the Government of Iraq or its agencies or nationals;

     . the Government of Libya or any public authority or controlled entity of the Government of Libya, including any commercial, industrial or public utility undertaking owned or controlled by the Government of Libya or by a public authority of Libya;

     . the Taliban (also known as the Islamic Emirate of Afghanistan) or any undertaking owned or controlled, directly or indirectly, by the Taliban and certain individuals and entities associated with the Taliban;

     . Osama bin Laden, the Al-Qaeda organization and certain other individuals and entities identified as being linked to terrorism; and

     . the National Union for the Total Independence of Angola as an organization, senior officials of UNITA or adult members of the immediate families of senior officials of UNITA.

      Any funds transferred from Australia or to non-Australian residents may be subject to withholding taxes in relation to remittances of dividends, to the extent they are unfranked, and interest payments.

                                 Announcement

      By distributing or arranging for the distribution of this prospectus supplement to the underwriters and the persons to whom this prospectus supplement is distributed, the issuer trustee announces to the underwriters and each such person that:

     . the Class A notes will initially be issued in the form of book-entry notes and will be held by Cede & Company, as nominee of DTC;

     . in connection with the issue, DTC will confer rights in the Class A notes to the noteholders and will record the existence of those rights; and

     . upon the issuance of the Class A notes in this manner, these rights will be created.

                         Ratings of the Class A Notes

      It is a condition to the issuance of the Class A notes that S&P rate the Class A notes "AAA" and Moody's rate the Class A notes "Aaa".

      Investors should evaluate the security ratings of the Class A notes independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The
Class A notes are pass-through debt securities. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

      The issuer trustee has not requested a rating on the Class A notes by any rating agency other than S&P and Moody's. We cannot assure you as to whether any other rating agency will rate the Class A notes, or, if it does, what rating would be assigned. A rating on the Class A notes by another rating agency, if assigned at all, may be lower than the rating assigned to the Class A notes by S&P and Moody's.

                                 Legal Matters

      Mayer, Brown, Rowe & Maw, New York, New York, will pass upon some legal matters with respect to the Class A notes, including the material U.S. federal income tax matters, for the trust manager and the issuer trustee. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Class A notes for the trust manager. Sidley Austin Brown & Wood LLP will pass upon some legal matters with respect to the Class A notes for the underwriters and the note trustee.

                                   Glossary

      You can find additional definitions of capitalized terms used in this prospectus supplement under the caption "Glossary" in the prospectus.

      "Accrued Interest Adjustment" -- means, unless otherwise specified in the prospectus supplement:

     . the amount equal to any interest and fees accrued on the housing loans up to, but excluding, the closing date and which were unpaid as of the close of business on the closing date; and

     . all amounts received by the relevant approved seller under those housing loans applied by the servicer to payment of interest and fees under those housing loans from, but excluding, the cut-off date to, but excluding, the closing date.

      "Approved Bank" -- means:

     . a bank which has a short-term rating of at least P-1 from Moody's and A-1+ from S&P; or

     . any bank or financial institution which is specified to be an Approved Bank in a series notice;

but means Westpac for so long as it has a short term rating of P-1 or better from Moody's and A-1 or better from S&P.

      "Available Income" -- see page S-47.

      "Available Liquidity Amount" -- see page S-67.

      "Available Redraw Amount" -- see page S-70.

      "Average Quarterly Percentage" -- means the sum of the Quarterly Percentages for the four full quarters preceding that date, divided by four.

      "Bank Bill Rate" -- means the rate calculated by taking the rates quoted on the Reuters Screen BBSW Page at approximately 10:00 am, Sydney time, on that date for each Reference Bank quoting that rate (but not fewer than five) as being the mean buying and selling rate for a bill (which for the purpose of this definition means a bill of exchange of the type specified for the purpose of quoting on the Reuters Screen BBSW Page) with a tenor of 90 days eliminating the highest and lowest mean rates and taking the average of the remaining mean rates and then (if necessary) rounding the resultant figure upwards to four decimal places. If on any date fewer than five Reference Banks have quoted rates on the Reuters Screen BBSW Page, the rate for that date will be calculated as above by taking the rates otherwise quoted by five of the Reference Banks on application by the parties for such a bill of the same tenor. If in respect of any date the rate for that date cannot be determined in accordance with the foregoing procedures then the rate for that date shall mean such rate as is agreed between the trust manager and Westpac having regard to comparable indices then available, provided that on the first day of any first interest period as it relates to a class of notes the Bank Bill Rate shall be an interpolated rate calculated with reference to the tenor of the relevant period.

      "Bond Factor" -- see page S-65.

      "Carryover Charge Off" -- means the principal loss represented by the balance of the Principal Charge Off which has not been satisfied and is "carried over" into succeeding periods.

      "Carryover Class A Charge Off" -- see page S-61.

      "Carryover Class B Charge Off" -- see page S-61.

      "Carryover Redraw Charge Offs" -- see page S-61.

      "Carryover RFS Class A Charge Offs" -- see page S-61.

      "Class A Charge Off" -- see page S-60.

      "Class B Charge Off" -- see page S-60.

      "Class A Forex Percentage" -- means a fraction, expressed as a percentage, the numerator of which is the A$ equivalent of the Class A Stated Amounts at that date and the denominator of which is the sum of the A$ Equivalent of the Class A Stated Amounts and the RFS Class A Stated Amounts at that date.

      "Class A Percentage" -- means, on a determination date, the sum of the aggregate of the A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts and the redraw limit for the preceding determination date as a percentage of the sum of the aggregate of the A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts, the Class B Stated Amounts and the redraw limit calculated as at the preceding determination date.

      "Class B Percentage" -- means, on a determination date, the aggregate of the Class B Stated Amounts for the preceding determination date as a percentage of the sum of the aggregate A$ Equivalent of the Class A Stated Amounts, the RFS Class A Stated Amounts, the Class B Stated Amounts and the redraw limit calculated as at the preceding determination date.

      "Clearstream, Luxembourg" -- means Clearstream Banking, societe anonyme, a limited liability company organized under the laws of Luxembourg.

      "Consumer Credit Legislation" -- This term is defined in the prospectus.

      "DTC" -- means the Depository Trust Company.

      "Euroclear" -- means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

      "Excess Available Income" -- see page S-53.

      "Excess Collections Distribution" -- see page S-54.

      "Extraordinary Resolution" -- This term is defined in the prospectus.

      "Finance Charge Collections" -- see page S-47.

      "Finance Charge Loss"-- means Liquidation Losses which are attributable to interest, fees and expenses in relation to the relevant housing loan, including the early discharge of housing loans which bear fixed rate of interest (other than a housing loan subject to an introductory rate of interest for 12 months or less) the amount, if any, owed by the relevant borrower in accordance with the relevant documents.

      "Government Charges"-- means, all amounts received by or on behalf of the issuer trustee in respect of financial institutions duty, bank accounts debit tax or similar taxes relating to the housing loans.

      "Gross Principal Collections" -- see page S-54.

      "Initial Principal Distributions" -- see page S-56.

      "Initial Subordinated Percentage" -- means 1.1517%.

      "Insolvency Event"--This term is defined in the prospectus.

      "Interest Period"--This term is defined in the prospectus.

      "Liquidation Losses"-- means, for a collection period, the amount (if any) by which the Unpaid Balance of a housing loan (together with the enforcement expenses relating to the housing loan and the related mortgage) exceeds the Liquidation Proceeds in relation to the housing loan.

      "Liquidation Proceeds"-- means, all amounts recovered from the enforcement of a mortgage (excluding proceeds of a mortgage insurance policy).

      "Loss Date" -- means, with respect to a housing loan:

     . where, following an event on or following which the approved seller or the issuer trustee's power of sale in relation to the relevant mortgaged property becomes exercisable whether immediately or at the option of the approved seller or issuer trustee or upon the expiration of any notice or period of time and whether or not the power of sale only arises if before the expiration of the notice or period of time the default means unremedied (mortgage default), the approved seller or the issuer trustee or a prior mortgagee in respect of the mortgaged property sells the mortgaged property, the date on which the sale is completed;

     . where, following a mortgage default, the approved seller or the issuer trustee or an approved prior mortgagee in respect to the mortgaged property becomes the absolute owner by foreclosure, the date on which that event occurs;

     . where, following a mortgage default, the borrower sells the mortgaged property with the prior approval of the approved seller, the issuer trustee or GEMICO the date on which the sale is completed;

     . where the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a mortgage default (or where the mortgage has been discharged by the operation of compulsory acquisition or sale and there is a default in repayment of the loan secured by the mortgage which would have been a mortgage default but for the occurrence of that event) the date being the later of the date of acquisition or sale or the date twenty-eight days after the date of the mortgage default; and

     . where GEMICO has agreed or determined to pay a claim under the mortgage insurance policy, the date specified in that agreement or determination.

      "Mortgage Shortfall" -- see page S-60.

      "Mortgagees"  --means the secured parties under the security trust deed.

      "Net Principal Collections" -- see page S-56.

      "Noteholder Mortgagees" -- means the Class B noteholders and the note trustee on behalf of the Class A noteholders.

      "Payment Shortfall" -- means, as of any collection determination date, the Available Income of the trust for collection period ending immediately prior to such determination date is insufficient to meet Total Payments of the trust for that collection period.

      "Prepayment Benefit" -- means, on the early discharge of such housing loan, the amount (if any) credited to the relevant borrower's loan account by Westpac by means of a reduction in the housing loan principal of that housing loan, in accordance with the relevant housing loan agreement.

      "Prepayment Benefit Shortfall" -- means, in relation to a collection period, the amount by which the total of all Prepayment Benefits for that collection period exceeds the total of all Prepayment Costs for that collection period.

      "Prepayment Cost Surplus" -- means, in relation to a collection period, the amount by which the total Prepayment Costs for that collection period exceeds the total of all Prepayment Benefits for that collection period.

      "Prepayment Costs" -- means, with respect to any housing loan which is either a Fixed Options Home Loan, an Investment Property Home Loan Fixed Rate, and Investment Property Home Loan Special Fixed Rate and a Special Options Fixed Rate or otherwise bears a fixed rate of interest (other than a housing loan subject to an introductory rate of interest for 12 months or less ), on the early discharge of such housing loan, the amount, (if any) owed by the relevant borrower and collected by Westpac or the servicer, in accordance with the relevant housing loan agreement with respect to such early discharge.

      "Principal Charge Off" -- means the aggregate amount of all Mortgage Shortfalls.

      "Principal Collections" -- see page S-55.

      "Principal Loss" -- means, with respect to a collection period, the amount of any Liquidation Loss for that collection period which is attributable to principal in relation to the relevant housing loan.

      "Quarterly Percentage" -- means a fraction, expressed as a percentage, the numerator of which is the aggregate housing loan principal amount of all housing loans which are delinquent for more than 60 consecutive days as of the close of business on the last day of that collection period, and the denominator of which is the aggregate housing loan principal amount of all housing loans as of the close of business on the last day of that collection period. With respect to any housing loan and date, housing loan principal shall be the unpaid principal amount of that housing loan on such date.

      "Redraw Advance" -- see page S-70.

      "Redraw Facility Charge Off" -- see page S-60.

      "RFS" -- means Redraw Funding Securities.

      "RFS Charge Off" -- see page S-60

      "RFS Class A Charge Off" -- see page S-60.

      "RFS Class A Forex Percentage" -- means 100% minus the Class A Forex Percentage as of that date.

      "RFS Class A note" -- see page S-73.

      "Secured Moneys" -- This term is defined in the prospectus.

      "Serial Method 1 Distribution Test" -- see page S-57.

      "Serial Method 2 Distribution Test" -- see page S-58.

      "Stated Amount" -- This term is defined in the prospectus.

      "Subordinated Percentage" -- means the fraction, expressed as a percentage, calculated on each Collection Determination Date by the trust manager, the numerator of which is the aggregate of the Class B Stated Amounts and the denominator of which is the sum of (i) the aggregate of (A) the A$ Equivalent of the Class A Stated Amounts and (B) the Class B Stated Amounts at that time, (ii) the redraw limit at that time, (iii) the aggregate of the RFS Stated Amounts at that time, and (iv) the aggregate of the RFS Class A Stated Amounts at that time.

      "Tax Act" -- means the Income Tax Assessment Act of 1936, as amended.

      "Termination Date" -- This term is defined in the prospectus.

      "Threshold Rate" -- see page S-83.

      "Title Perfection Event" -- means, any of the following:

     . Westpac ceases to have a long term credit rating of at least "Baa2" from Moody's and "BBB" from S&P;

     .   an Insolvency Event occurs in relation to Westpac;

     . Westpac fails to transfer collections to the issuer trustee within 5 business days after receiving notice from the issuer trustee or trust manager to do so.

      "Total Available Funds" -- see page S-47.

      "Total Initial Invested Amount" -- means, at any time, the sum at that time of (a) the Initial Invested Amounts of all Class A notes and (b) the US$ Equivalent of the Initial Invested Amounts of all other classes of notes.

      "Total Invested Amount" -- means, at any time, the sum at that time of
(a) the Invested Amounts of all Class A notes and (b) the US$ Equivalent of the Invested Amounts of all other classes of notes.

      "Total Payments" -- means all amounts payable by the issuer trustee on a payment date.

      "Trust Expenses" -- see page S-51.

      "Unpaid Balance" -- This term is defined in the prospectus.

      "Voting Mortgagee" -- means only the Noteholder Mortgagees for so long as amounts outstanding under the notes are 75% or more of all amounts secured by the security trust deed, and otherwise, the note trustee, acting on behalf of the noteholders, and each other Mortgagee, other than noteholders.

      "Westpac" -- means Westpac Banking Corporation.

      "Westpac Group" -- means Westpac and its related entities.

      "WST" -- means the Westpac Securitisation Trust Programme.

                                  APPENDIX A

                       HOUSING LOAN POOL CHARACTERISTICS

      The information contained in this Appendix A forms an integral part of this prospectus and sets forth statistical information regarding the housing loan pool as at the Cut-Off Date. No revaluation of any of the properties securing the housing loans has occurred for the purposes of this issue. The valuations quoted are as at the date of the housing loan origination or the date of any subsequent valuation. All amounts in the following tables are expressed in Australian dollars and all such amounts and %'s are approximate and may not total exactly due to rounding.

                 WST 2002-1G BALANCE OUTSTANDING DISTRIBUTION

                               Total         Current                Weighted
                    Number    Security       Balance     Average     Average      Lowest      Highest
                      of       Value       Outstanding   Balance  loan-to-value   Balance     Balance    % By    % By
Balance             Loans       A$*            A$          A$       ratio (%)       A$          A$      Number  Balance
------------------- ------ -------------- -------------- -------- ------------- ----------- ----------- ------  -------
A$10,000-A$20,000..    380 $   55,746,475 $    5,885,126 $ 15,487     22.19%    $ 10,072.83 $ 19,985.19   2.16%   0.27%
A$20,001-A$30,000..    525 $   82,070,700 $   13,186,302 $ 25,117     29.76%    $ 20,021.25 $ 29,990.66   2.98%   0.61%
A$30,001-A$40,000..    639 $  102,740,523 $   22,553,567 $ 35,295     37.22%    $ 30,013.26 $ 40,000.00   3.63%   1.04%
A$40,001-A$50,000..    751 $  123,879,074 $   33,974,725 $ 45,239     42.68%    $ 40,024.09 $ 50,000.00   4.27%   1.57%
A$50,001-A$100,000.  4,155 $  763,428,609 $  314,915,249 $ 75,792     54.82%    $ 50,003.60 $100,000.00  23.60%  14.51%
A$100,001-A$150,000  6,064 $1,369,393,347 $  743,949,137 $122,683     62.36%    $100,005.47 $150,000.00  34.45%  34.27%
A$150,001-A$200,000  2,937 $  883,380,810 $  504,310,307 $171,709     63.43%    $150,010.76 $200,000.34  16.68%  23.23%
A$200,001-A$250,000  1,346 $  512,748,806 $  300,327,318 $223,126     63.89%    $200,080.98 $250,000.00   7.65%  13.84%
A$250,001-A$300,000    665 $  295,746,979 $  181,437,156 $272,838     65.40%    $250,031.56 $300,000.00   3.78%   8.36%
A$300,001-A$350,000     78 $   43,399,000 $   25,147,640 $322,406     62.99%    $300,055.80 $350,000.00   0.44%   1.16%
A$350,001-A$400,000     45 $   30,848,500 $   16,656,584 $370,146     62.63%    $350,311.88 $398,238.11   0.26%   0.77%
A$400,001-A$450,000     14 $    9,435,000 $    5,876,682 $419,763     67.39%    $400,365.80 $448,884.65   0.08%   0.27%
A$450,001-A$500,000      5 $    4,028,000 $    2,367,602 $473,520     63.07%    $463,239.23 $482,105.68   0.03%   0.11%
                    ------ -------------- -------------- --------     -----     ----------- ----------- ------  ------
      Total........ 17,604 $4,276,845,823 $2,170,587,394 $123,301     61.13%    $ 10,072.83 $482,105.68 100.00% 100.00%
                    ====== ============== ============== ========     =====     =========== =========== ======  ======

--------
* Total Security Value is the mortgage property value determined by either contract of sale, valuation by a registered panel valuer or in remote areas, a branch manager's assessment as reported on the system as of the Cut-Off Date. See "WESTPAC RESIDENTIAL LOAN PROGRAM--Underwriting of Housing Loans."

                       WST 2002-1G MORTGAGE RATES OF THE
                           FIXED RATE HOUSING LOANS*

                               Current
                      Number   Balance                      Weighted
                        of   Outstanding  Minimum  Maximum  Average   % By    % By
Current Rates         Loans      A$       Rate (%) Rate (%) Rate (%) Number  Balance
-------------         ------ ------------ -------- -------- -------- ------  -------
5.501% less than=6%..    25  $  3,518,424   5.59%    5.99%    5.85%    1.71%   1.93%
6.001% less than=6.5%   189  $ 22,870,111   6.19%    6.50%    6.35%   12.95%  12.55%
6.501% less than=7%..   554  $ 62,033,360   6.55%    7.00%    6.84%   37.97%  34.03%
7.001% less than=7.5%   190  $ 24,038,078   7.05%    7.50%    7.34%   13.02%  13.19%
7.501% less than=8%..   462  $ 64,815,005   7.59%    8.00%    7.80%   31.67%  35.55%
8.001% less than=8.5%    31  $  4,073,967   8.05%    8.50%    8.30%    2.12%   2.23%
8.501% less than=9%..     8  $    947,294   8.55%    8.80%    8.64%    0.55%   0.52%
                      -----  ------------   ----     ----     ----   ------  ------
     Total........... 1,459  $182,296,239   5.59%    8.80%    7.21%  100.00% 100.00%
                      =====  ============   ====     ====     ====   ======  ======

--------
* Each Fixed Rate Housing Loan can convert, in whole or in part, to a Variable Rate Housing Loan subject to certain related fees.

         WST 2002-1G MORTGAGE RATES OF THE VARIABLE RATE HOUSING LOANS

                      Number Current Balance                   Weighted
                        of     Outstanding   Minimum  Maximum  Average     % By           % By
Current Rates         Loans        A$        Rate (%) Rate (%) Rate (%)   Number         Balance
-------------         ------ --------------- -------- -------- -------- -----------    -----------
4.501% less than=5%..      4 $      909,009    4.89%    4.99%    4.96%      0.02%          0.05%
5.001% less than=5.5%  2,955 $  402,812,586    5.16%    5.49%    5.48%     18.30%         20.26%
5.501% less than=6%..  4,167 $  674,569,652    5.52%    5.97%    5.58%     25.81%         33.93%
6.001% less than=6.5%  9,019 $  909,999,907    6.04%    6.17%    6.08%     55.86%         45.77%
                      ------ --------------    ----     ----     ----     ------         ------
       Total......... 16,145 $1,988,291,155    4.89%    6.17%    5.79%    100.00%        100.00%
                      ====== ==============    ====     ====     ====     ======         ======

                WST 2002-1G GEOGRAPHIC DISTRIBUTION BY REGION*

                             Total         Current                Weighted
                  Number    Security       Balance     Average     Average
                    of       Value       Outstanding   Balance  loan-to-value  % By    % By
Region            Loans        A$            A$          A$       ratio (%)   Number  Balance
------            ------ -------------- -------------- -------- ------------- ------  -------
ACT-Metro........    298 $   64,787,420 $   35,376,006 $118,711     62.94%      1.69%   1.63%
ACT-Other........    177 $   28,065,550 $   15,942,778 $ 90,072     65.21%      1.01%   0.73%
NSW-Metro........  5,265 $1,751,235,065 $  816,066,215 $154,998     57.87%     29.91%  37.60%
NSW-Other........  1,409 $  278,645,309 $  149,111,059 $105,828     63.41%      8.00%   6.87%
NT-Metro.........    170 $   38,911,675 $   21,794,411 $128,202     65.53%      0.97%   1.00%
NT-Other.........     66 $   13,244,000 $    7,231,570 $109,569     64.59%      0.37%   0.33%
QLD-Metro........  1,114 $  244,643,579 $  116,035,767 $104,161     62.52%      6.33%   5.35%
QLD-Other........  1,389 $  244,335,433 $  134,863,498 $ 97,094     65.18%      7.89%   6.21%
SA-Metro.........    434 $   83,131,100 $   44,690,618 $102,974     63.71%      2.47%   2.06%
SA-Other.........    103 $   13,825,700 $    7,419,619 $ 72,035     65.60%      0.59%   0.34%
VIC-Metro........  3,845 $  917,191,531 $  504,575,718 $131,229     62.82%     21.84%  23.25%
VIC-Other........    506 $   73,529,225 $   41,519,345 $ 82,054     64.91%      2.87%   1.91%
WA-Metro.........  2,281 $  462,010,636 $  231,473,933 $101,479     61.52%     12.96%  10.66%
WA-Other.........    547 $   83,289,600 $   44,486,857 $ 81,329     63.55%      3.11%   2.05%
                  ------ -------------- -------------- --------     -----     ------  ------
       Total..... 17,604 $4,276,845,823 $2,170,587,394 $123,301     61.13%    100.00% 100.00%
                  ====== ============== ============== ========     =====     ======  ======

--------
* Geographic distributions are split by State or Territory and by metropolitan (Metro) or country (Other). The distributions are based on the postal code of the Mortgaged Property. "Metro" areas comprise the city and surrounding suburbs of the capital city of each State or Territory and "Other" comprises all other areas within the State or Territory.

                 WST 2002-1G LOAN-TO-VALUE RATIO DISTRIBUTION

                               Total         Current                Weighted
                    Number    Security       Balance     Average     Average
                      of       Value       Outstanding   Balance  loan-to-value Lowest Highest  % By    % By
Loan-to-Value Ratio Loans        A$            A$          A$       ratio (%)    LVR     LVR   Number  Balance
------------------- ------ -------------- -------------- -------- ------------- ------ ------- ------  -------
5% less than = 10%.    210 $   74,142,950 $    5,841,365 $ 27,816      8.16%     0.05%  0.10%    1.19%   0.27%
10% less than = 15%    343 $  101,823,975 $   12,641,471 $ 36,856     12.81%     0.10%  0.15%    1.95%   0.58%
15% less than = 20%    453 $  140,252,500 $   24,042,646 $ 53,074     17.64%     0.15%  0.20%    2.57%   1.11%
20% less than = 25%    551 $  180,353,650 $   39,061,284 $ 70,892     22.70%     0.20%  0.25%    3.13%   1.80%
25% less than = 30%    631 $  198,596,890 $   52,643,164 $ 83,428     27.73%     0.25%  0.30%    3.58%   2.43%
30% less than = 35%    761 $  240,329,500 $   74,101,136 $ 97,373     32.63%     0.30%  0.35%    4.32%   3.41%
35% less than = 40%    880 $  264,616,024 $   94,397,674 $107,270     37.67%     0.35%  0.40%    5.00%   4.35%
40% less than = 45%    892 $  258,267,416 $  105,755,617 $118,560     42.62%     0.40%  0.45%    5.07%   4.87%
45% less than = 50%  1,077 $  290,310,623 $  130,185,719 $120,878     47.52%     0.45%  0.50%    6.12%   6.00%
50% less than = 55%  1,222 $  316,433,445 $  154,576,473 $126,495     52.57%     0.50%  0.55%    6.94%   7.12%
55% less than = 60%  1,275 $  310,808,978 $  169,673,069 $133,077     57.54%     0.55%  0.60%    7.24%   7.82%
60% less than = 65%  1,515 $  351,039,772 $  207,084,583 $136,689     62.53%     0.60%  0.65%    8.61%   9.54%
65% less than = 70%  1,693 $  376,368,785 $  243,173,787 $143,635     67.59%     0.65%  0.70%    9.62%  11.20%
70% less than = 75%  2,185 $  443,604,866 $  308,695,065 $141,279     72.70%     0.70%  0.75%   12.41%  14.22%
75% less than = 80%  2,880 $  570,541,828 $  421,853,305 $146,477     77.26%     0.75%  0.80%   16.36%  19.43%
80% less than = 85%    555 $   87,440,991 $   67,440,252 $121,514     82.56%     0.80%  0.85%    3.15%   3.11%
85% less than = 90%    481 $   71,913,630 $   59,420,786 $123,536     86.85%     0.85%  0.90%    2.73%   2.74%
                    ------ -------------- -------------- --------     -----      ----   ----   ------  ------
   Total........... 17,604 $4,276,845,823 $2,170,587,394 $123,301     61.13%     0.05%  0.90%  100.00% 100.00%
                    ====== ============== ============== ========     =====      ====   ====   ======  ======

                   WST 2002-1G MORTGAGE INSURER DISTRIBUTION

                                                  Current                Weighted
                                    Total         Balance     Average     Average
                        Number  Security Value  Outstanding   Balance  loan-to-value  % By    % By
Insurer                of Loans       A$            A$          A$       ratio (%)   Number  Balance
-------                -------- -------------- -------------- -------- ------------- ------  -------
GEMICO................  12,486  $3,303,079,151 $1,632,579,895 $130,753     59.40%     70.93%  75.21%
GEMI/HLIC.............   3,218  $  642,444,195 $  316,252,021 $ 98,276     60.19%     18.28%  14.57%
PMI Mortgage Insurance
  Limited.............      26  $    4,017,000 $    2,604,942 $100,190     72.24%      0.15%   0.12%
Royal & Sun/WLMI......   1,874  $  327,305,477 $  219,150,536 $116,943     75.24%     10.65%  10.10%
                        ------  -------------- -------------- --------     -----     ------  ------
       Total..........  17,604  $4,276,845,823 $2,170,587,394 $123,301     61.13%    100.00% 100.00%
                        ======  ============== ============== ========     =====     ======  ======

                       WST 2002-1G PRODUCT DISTRIBUTION

                                     Total         Current                Weighted
                                    Security       Balance     Average     Average
                         Number      Value       Outstanding   Balance  loan-to-value  % By    % By
Product                 of Loans       A$            A$          A$       ratio (%)   Number  Balance
-------                 -------- -------------- -------------- -------- ------------- ------  -------
Basic Option...........       8  $      999,500 $      369,407 $ 46,176     49.17%      0.05%   0.02%
First Option...........   2,513  $  585,056,656 $  319,955,198 $127,320     62.37%     14.28%  14.74%
Fixed Options..........     891  $  216,177,220 $  101,040,958 $113,402     63.44%      5.06%   4.66%
1PL--First Option......     615  $  150,066,398 $   85,080,898 $138,343     62.88%      3.49%   3.92%
1PL--Fixed Rate........     561  $  143,909,973 $   80,044,093 $142,681     64.59%      3.19%   3.69%
1PL--Special Fixed Rate       2  $      667,050 $      268,974 $134,487     51.12%      0.01%   0.01%
1PL--Variable Rate.....   1,488  $  378,115,748 $  199,875,931 $134,325     62.54%      8.45%   9.21%
Premium Option.........  11,521  $2,800,564,778 $1,383,009,721 $120,043     60.16%     65.45%  63.72%
Special Options Fixed
  Rate.................       5  $    1,288,500 $      942,214 $188,443     73.88%      0.03%   0.04%
                         ------  -------------- -------------- --------     -----     ------  ------
       Total...........  17,604  $4,276,845,823 $2,170,587,394 $123,301     61.13%    100.00% 100.00%
                         ======  ============== ============== ========     =====     ======  ======

                  WST 2002-1G SETTLEMENT PERIOD DISTRIBUTION

                                    Total         Current                Weighted
                                   Security       Balance     Average     Average
                        Number      Value       Outstanding   Balance  loan-to-value  % By    % By
  Settlement Period    of Loans       A$            A$          A$       ratio (%)   Number  Balance
  -----------------    -------- -------------- -------------- -------- ------------- ------  -------
Prior 01/11/1996......     753  $  145,255,850 $   64,074,423 $ 85,092     55.47%      4.28%   2.95%
On or After 01/11/1996  16,851  $4,131,589,973 $2,106,512,971 $125,008     61.30%     95.72%  97.05%
                        ------  -------------- -------------- --------     -----     ------  ------
       Total..........  17,604  $4,276,845,823 $2,170,587,394 $123,301     61.13%    100.00% 100.00%
                        ======  ============== ============== ========     =====     ======  ======

          WST 2002-1G FIXED RATE HOUSING LOAN REPRICING DISTRIBUTION

 Month/Year
 Conversion
 from Fixed
Rate Housing                                  Current               Weighted
   Loan to                   Total Security   Balance    Average     Average
Variable Rate        Number      Value      Outstanding  Balance  loan-to-value  % By    % By
Housing Loan        of Loans       A$           A$         A$       ratio (%)   Number  Balance
-------------       -------- -------------- ------------ -------- ------------- ------  -------
Feb-2002...........     14    $  3,416,500  $  1,871,880 $133,706     61.46%      0.96%   1.03%
Mar-2002...........     42    $ 10,971,000  $  4,776,028 $113,715     61.56%      2.88%   2.62%
Apr-2002...........     32    $  7,558,000  $  4,103,753 $128,242     70.30%      2.19%   2.25%
May-2002...........     17    $  5,170,050  $  2,547,962 $149,880     60.82%      1.17%   1.40%
Jun-2002...........     32    $  8,441,000  $  4,224,739 $132,023     61.60%      2.19%   2.32%
Jul-2002...........     38    $ 11,730,000  $  5,252,723 $138,230     59.35%      2.60%   2.88%
Aug-2002...........     35    $  6,620,400  $  4,038,442 $115,384     69.14%      2.40%   2.22%
Sep-2002...........     56    $ 14,493,200  $  7,994,184 $142,753     67.71%      3.84%   4.39%
Oct-2002...........     35    $  9,377,000  $  4,875,842 $139,310     61.99%      2.40%   2.67%
Nov-2002...........     40    $  9,382,900  $  5,412,812 $135,320     69.14%      2.74%   2.97%
Dec-2002...........     49    $ 12,806,250  $  6,353,070 $129,654     62.99%      3.36%   3.49%
Jan-2003...........     19    $  4,573,000  $  2,554,884 $134,468     65.51%      1.30%   1.40%
Feb-2003...........     21    $  5,502,500  $  2,466,112 $117,434     57.82%      1.44%   1.35%
Mar-2003...........     37    $  8,484,000  $  3,806,361 $102,875     64.00%      2.54%   2.09%
Apr-2003...........     42    $  9,967,500  $  5,070,466 $120,725     62.70%      2.88%   2.78%
May-2003...........     57    $ 15,659,000  $  8,752,221 $153,548     65.65%      3.91%   4.80%
Jun-2003...........     51    $ 11,270,650  $  6,107,826 $119,761     63.95%      3.50%   3.35%
Jul-2003...........     70    $ 15,049,300  $  7,267,645 $103,823     63.30%      4.80%   3.99%
Aug-2003...........    112    $ 28,167,250  $ 12,483,855 $111,463     61.53%      7.68%   6.85%
Sep-2003...........     96    $ 23,478,450  $ 11,656,551 $121,422     62.12%      6.58%   6.39%
Oct-2003...........     68    $ 18,154,928  $  7,712,974 $113,426     58.30%      4.66%   4.23%
Nov-2003...........     42    $ 10,130,200  $  5,037,491 $119,940     64.93%      2.88%   2.76%
Dec-2003...........     28    $  7,039,500  $  3,507,015 $125,251     70.55%      1.92%   1.92%
Jan-2004...........     31    $  6,606,000  $  3,164,250 $102,073     64.15%      2.12%   1.74%
Feb-2004...........     56    $ 12,831,350  $  5,548,485 $ 99,080     58.75%      3.84%   3.04%
Mar-2004...........     46    $ 11,182,000  $  5,600,497 $121,750     66.40%      3.15%   3.07%
Apr-2004...........     29    $  7,223,500  $  3,640,893 $125,548     63.97%      1.99%   2.00%
May-2004...........     12    $  4,321,500  $  2,086,890 $173,908     59.43%      0.82%   1.14%
Jun-2004...........     19    $  6,283,245  $  3,222,638 $169,613     65.24%      1.30%   1.77%
Jul-2004...........     21    $  5,388,470  $  2,768,618 $131,839     61.57%      1.44%   1.52%
Aug-2004...........     19    $  5,395,900  $  2,418,142 $127,271     61.28%      1.30%   1.33%
Sep-2004...........     15    $  3,781,900  $  2,112,651 $140,843     65.78%      1.03%   1.16%
Oct-2004...........     10    $  2,141,500  $  1,328,544 $132,854     70.55%      0.69%   0.73%
Nov-2004...........     13    $  3,524,500  $  1,987,338 $152,872     68.27%      0.89%   1.09%
Dec-2004...........      7    $  2,142,000  $    995,649 $142,236     58.17%      0.48%   0.55%
Jan-2005...........     12    $  3,314,000  $  1,748,644 $145,720     63.16%      0.82%   0.96%
Feb-2005...........      9    $  1,813,000  $  1,116,204 $124,023     63.87%      0.62%   0.61%
Mar-2006...........      8    $  1,763,500  $    972,795 $121,599     58.85%      0.55%   0.53%
Apr-2005...........      6    $  1,314,000  $    799,605 $133,267     63.07%      0.41%   0.44%
May-2005...........     10    $  2,147,000  $  1,517,055 $151,706     74.06%      0.69%   0.83%
Jun-2005...........      7    $  1,327,800  $    897,470 $128,210     69.98%      0.48%   0.49%
Jul-2005...........     10    $  2,381,000  $  1,282,747 $128,275     67.46%      0.69%   0.70%
Aug-2005...........      6    $    924,000  $    590,743 $ 98,457     75.96%      0.41%   0.32%
Sep-2005...........      9    $  3,136,000  $  1,828,400 $203,156     62.05%      0.62%   1.00%
Oct-2005...........     16    $  3,799,500  $  2,477,868 $154,867     69.57%      1.10%   1.36%
Nov-2005...........     12    $  2,244,500  $  1,414,574 $117,881     73.25%      0.82%   0.78%
Dec-2005...........      7    $  1,590,000  $    880,195 $125,742     64.19%      0.48%   0.48%
Jan-2006...........      3    $    850,000  $    215,847 $ 71,949     54.49%      0.21%   0.12%
Feb-2006...........      1    $    120,000  $     96,961 $ 96,961     80.80%      0.07%   0.05%
Mar-2006...........      4    $    661,000  $    360,211 $ 90,053     71.70%      0.27%   0.20%
Apr-2006...........      3    $    463,000  $    124,220 $ 41,407     55.11%      0.21%   0.07%
May-2006...........      2    $    590,000  $    399,811 $199,905     69.62%      0.14%   0.22%
Jun-2006...........      7    $  1,577,500  $    930,618 $132,945     65.29%      0.48%   0.51%
Jul-2006...........      7    $  1,985,500  $  1,056,749 $150,964     71.43%      0.48%   0.58%
Aug-2006...........      5    $  1,287,000  $    467,705 $ 93,541     62.62%      0.34%   0.26%
Dec-2006...........      2    $    262,000  $    192,144 $ 96,072     73.37%      0.14%   0.11%
Jan-2007...........      2    $    228,000  $    176,242 $ 88,121     77.33%      0.14%   0.10%
                     -----    ------------  ------------ --------     -----     ------  ------
       Total:......  1,459    $362,042,743  $182,296,239 $124,946     63.98%    100.00% 100.00%
                     =====    ============  ============ ========     =====     ======  ======

                   WST 2002-1G MORTGAGES BY YEAR OF MATURITY

                                                                     Weighted
                           Total Security Current Balance Average     Average
                   Number      Value        Outstanding   Balance  loan-to-value  % By    % By
Year of Maturity  of Loans       A$             A$          A$       ratio (%)   Number  Balance
----------------  -------- -------------- --------------- -------- ------------- ------  -------
  2004...........      23  $    3,727,500 $      560,844  $ 24,385     21.77%      0.13%   0.03%
  2005...........      15  $    2,182,500 $      320,658  $ 21,377     29.06%      0.09%   0.01%
  2006...........      50  $    8,400,400 $    1,535,365  $ 30,707     27.30%      0.28%   0.07%
  2007...........      50  $    7,948,500 $    2,091,013  $ 41,820     38.53%      0.28%   0.10%
  2008...........     119  $   22,317,950 $    5,386,456  $ 45,264     39.14%      0.68%   0.25%
  2009...........      96  $   16,177,500 $    4,138,282  $ 43,107     38.24%      0.55%   0.19%
  2010...........      81  $   15,422,450 $    5,428,275  $ 67,016     44.06%      0.46%   0.25%
  2011...........      91  $   14,830,000 $    5,226,256  $ 57,431     46.55%      0.52%   0.24%
  2012...........     102  $   17,603,000 $    6,675,733  $ 65,448     47.30%      0.58%   0.31%
  2013...........     180  $   30,564,775 $   11,477,480  $ 63,764     49.69%      1.02%   0.53%
  2014...........     138  $   25,362,500 $   10,153,364  $ 73,575     52.56%      0.78%   0.47%
  2015...........      90  $   20,792,850 $    9,133,733  $101,486     55.01%      0.51%   0.42%
  2016...........     143  $   25,261,050 $   10,807,175  $ 75,575     53.34%      0.81%   0.50%
  2017...........     146  $   30,087,900 $   11,166,881  $ 76,485     53.06%      0.83%   0.51%
  2018...........     248  $   46,831,950 $   20,328,499  $ 81,970     56.42%      1.41%   0.94%
  2019...........     297  $   66,095,115 $   30,104,670  $101,363     57.08%      1.69%   1.39%
  2020...........     211  $   46,442,600 $   23,723,899  $112,436     59.65%      1.20%   1.09%
  2021...........     402  $   85,993,800 $   39,590,739  $ 98,484     56.77%      2.28%   1.82%
  2022...........     895  $  190,728,889 $   92,431,832  $103,276     59.91%      5.08%   4.26%
  2023...........   2,076  $  465,550,177 $  213,925,576  $103,047     60.27%     11.79%   9.86%
  2024...........   1,281  $  326,783,650 $  156,861,655  $122,453     59.79%      7.28%   7.23%
  2025...........     619  $  167,966,302 $   92,572,203  $149,551     61.85%      3.52%   4.26%
  2026...........     242  $   54,558,950 $   27,614,173  $114,108     61.94%      1.37%   1.27%
  2027...........     262  $   59,819,250 $   29,576,962  $112,889     62.19%      1.49%   1.36%
  2028...........   1,396  $  318,407,001 $  146,449,755  $104,907     61.34%      7.93%   6.75%
  2029...........   4,047  $1,065,562,009 $  562,433,908  $138,976     62.05%     22.99%  25.91%
  2030...........   3,797  $1,015,601,581 $  580,271,823  $152,824     63.12%     21.57%  26.73%
  2031...........     507  $  125,825,674 $   70,600,182  $139,251     63.42%      2.88%   3.25%
                   ------  -------------- --------------  --------     -----     ------  ------
       Total.....  17,604  $4,276,845,823 $2,170,587,394  $123,301     61.13%    100.00% 100.00%
                   ======  ============== ==============  ========     =====     ======  ======

                  WST 2002-1G YEAR OF ORIGINATION (QUARTERLY)

                                                                     Weighted
                                 Total         Current                Average
                                Security       Balance     Average   loan-to-
                     Number      Value       Outstanding   Balance  value ratio  % By    % By
Year of Origination of Loans       A$            A$          A$         (%)     Number  Balance
------------------- -------- -------------- -------------- -------- ----------- ------  -------
   1996 Q2.........     202  $   39,065,700 $   17,255,364 $ 85,423    55.31%     1.15%   0.79%
   1996 Q3.........     415  $   79,141,550 $   35,066,684 $ 84,498    55.55%     2.36%   1.62%
   1996 Q4.........     430  $   85,407,500 $   38,524,233 $ 89,591    55.74%     2.44%   1.77%
   1997 Q1.........     428  $   83,209,500 $   38,382,902 $ 89,680    57.10%     2.43%   1.77%
   1997 Q2.........     521  $  111,336,770 $   51,600,101 $ 99,041    58.82%     2.96%   2.38%
   1997 Q3.........     493  $  104,566,980 $   50,073,554 $101,569    58.89%     2.80%   2.31%
   1997 Q4.........     682  $  137,659,400 $   67,864,415 $ 99,508    61.04%     3.87%   3.13%
   1998 Q1.........     800  $  170,839,820 $   78,766,175 $ 98,458    59.58%     4.54%   3.63%
   1998 Q2.........   1,198  $  247,622,497 $  112,683,813 $ 94,060    60.07%     6.81%   5.19%
   1998 Q3.........   1,330  $  288,889,269 $  125,855,198 $ 94,628    58.92%     7.56%   5.80%
   1998 Q4.........   1,492  $  344,950,366 $  157,982,005 $105,886    60.24%     8.48%   7.28%
   1999 Q1.........   2,044  $  464,994,150 $  219,023,123 $107,154    60.57%    11.61%  10.09%
   1999 Q2.........     966  $  278,893,635 $  141,741,002 $146,730    60.95%     5.49%   6.53%
   1999 Q3.........   1,137  $  311,601,188 $  170,846,314 $150,261    62.79%     6.46%   7.87%
   1999 Q4.........   1,437  $  419,776,496 $  224,931,915 $156,529    60.96%     8.16%  10.36%
   2000 Q1.........   1,016  $  276,955,665 $  158,440,049 $155,945    63.17%     5.77%   7.30%
   2000 Q2.........   1,038  $  290,108,386 $  164,558,558 $158,534    62.72%     5.90%   7.58%
   2000 Q3.........     860  $  236,196,087 $  138,528,634 $161,080    63.69%     4.89%   6.38%
   2000 Q4.........     989  $  270,771,344 $  157,363,772 $159,114    63.76%     5.62%   7.25%
   2001 Q1.........      59  $   16,097,750 $    9,475,799 $160,607    64.97%     0.34%   0.44%
   2001 Q2.........      46  $   12,601,300 $    7,924,969 $172,282    67.03%     0.26%   0.37%
   2001 Q3.........      21  $    6,160,470 $    3,698,818 $176,134    65.94%     0.12%   0.17%
                     ------  -------------- -------------- --------    -----    ------  ------
       Total.......  17,604  $4,276,845,823 $2,170,587,394 $123,301    61.13%   100.00% 100.00%
                     ======  ============== ============== ========    =====    ======  ======

            WST 2002-1G OCCUPANCY OF MORTGAGE PROPERTY DISTRIBUTION

                               Total         Current                Weighted
                              Security       Balance     Average     Average
                   Number      Value       Outstanding   Balance  loan-to-value  % By    % By
Loan Type         of Loans       A$            A$          A$       ratio (%)   Number  Balance
---------         -------- -------------- -------------- -------- ------------- ------  -------
Investment.......   2,666  $  672,759,169 $  365,269,897 $137,010     63.06%     15.14%  16.83%
Owner Occupied...  14,938  $3,604,086,654 $1,805,317,498 $120,854     60.74%     84.86%  83.17%
                   ------  -------------- -------------- --------     -----     ------  ------
       Total.....  17,604  $4,276,845,823 $2,170,587,394 $123,301     61.13%    100.00% 100.00%
                   ======  ============== ============== ========     =====     ======  ======

                     WST 2002-1G PAYMENT TYPE DISTRIBUTION

                                  Total         Current                Weighted
                                 Security       Balance     Average     Average
                      Number      Value       Outstanding   Balance  loan-to-value  % By    % By
Payment Type         of Loans       A$            A$          A$       ratio (%)   Number  Balance
------------         -------- -------------- -------------- -------- ------------- ------  -------
Interest Only.......     238  $   71,669,345 $   39,735,517 $166,956     65.43%      1.35%   1.83%
Principal & Interest  17,366  $4,205,176,478 $2,130,851,878 $122,703     61.05%     98.65%  98.17%
                      ------  -------------- -------------- --------     -----     ------  ------
       Total........  17,604  $4,276,845,823 $2,170,587,394 $123,301     61.13%    100.00% 100.00%
                      ======  ============== ============== ========     =====     ======  ======

                   WST 2002-1G HOUSING LOANS PROPERTY TYPES

                                 Total         Current                Weighted
                                Security       Balance     Average     Average
                     Number      Value       Outstanding   Balance  loan-to-value  % By    % By
Property Type       of Loans       A$            A$          A$       ratio (%)   Number  Balance
-------------       -------- -------------- -------------- -------- ------------- ------  -------
Detached house.....  15,045  $3,647,461,459 $1,822,782,183 $121,155     60.68%     85.46%  83.98%
Semi-detached house     217  $   54,241,150 $   27,022,633 $124,528     60.61%      1.23%   1.24%
Townhouse..........     260  $   71,056,167 $   37,649,964 $144,808     61.75%      1.48%   1.73%
Unit...............   2,082  $  504,087,047 $  283,132,615 $135,991     63.98%     11.83%  13.04%
                     ------  -------------- -------------- --------     -----     ------  ------
       Total.......  17,604  $4,276,845,823 $2,170,587,394 $123,301     61.13%    100.00% 100.00%
                     ======  ============== ============== ========     =====     ======  ======

                    WST 2002-1G YEAR OF FIXED RATE MATURITY

                                                       Current               Weighted
                                          Total        Balance    Average     Average
                              Number  Security Value Outstanding  Balance  loan-to-value  % By    % By
 Year of Maturity            of Loans      A $           A $        A $      ratio (%)   Number  Balance
 ----------------            -------- -------------- ------------ -------- ------------- ------  -------
            2002............    390    $ 99,966,300  $ 51,451,436 $131,927     64.56%     26.73%  28.22%
            2003............    643    $157,476,278  $ 76,423,401 $118,854     62.98%     44.07%  41.92%
            2004............    278    $ 70,821,865  $ 34,874,594 $125,448     63.45%     19.05%  19.13%
            2005............    112    $ 25,754,300  $ 15,526,300 $138,628     67.11%      7.68%   8.52%
            2006............     34    $  7,796,000  $  3,844,267 $113,067     67.56%      2.33%   2.11%
            2007............      2    $    228,000  $    176,242 $ 88,121     77.33%      0.14%   0.10%
                              -----    ------------  ------------ --------     -----     ------  ------
            Total:..........  1,459    $362,042,743  $182,296,239 $124,946     63.98%    100.00% 100.00%
                              =====    ============  ============ ========     =====     ======  ======

                                  Appendix I

                  Terms and Conditions of the Class A-1 Notes

  This Appendix I constitutes an integral part of this prospectus supplement.

      The following, subject to amendments, are the terms and conditions of the Class A Notes, substantially as they will appear on the reverse of the Class A Notes. Class A Notes in definitive registered form will only be issued in certain limited circumstances. While the Class A Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A Notes in definitive registered form. For a summary of the provisions relating to the Class A Notes in book-entry form, see "Description of the Class A Notes--Book-Entry Registration" in the prospectus supplement.

      The issue of US$1,116,000,000 Class A Mortgage Backed Floating Rate Notes due 2033 (the "Class A Notes") of Westpac Securities Administration Limited in its capacity as trustee of the Series 2002-1G WST Trust (the "Trust"), in such capacity (the "Issuer Trustee") was authorized by resolutions of the Board of Directors of the Issuer Trustee passed on December 17, 2001. These Notes, together with A$25,000,000 Class B Mortgage Backed Floating Rate Notes due 2033 (the "Class B Notes" and, together with the Class A Notes, the "Notes") of the Issuer Trustee are (a) issued subject to a Master Trust Deed (the "Master Trust Deed") dated 14th February 1997 between the Issuer Trustee and The Mortgage Company Pty Limited, acceded to by Westpac Securitisation Management Pty Limited (the "Trust Manager"), by a Series Notice (the "Series Notice") dated on or about March 12, 2002 between (among others) the Issuer Trustee, Citibank, N.A., (the note trustee for the time being, referred to as the "Note Trustee") as trustee for the holders for the time being of the Class A Notes (the
"Class A Noteholders", and together with the holders for the time being of the Class B Notes (the "Class B Noteholders", the "Noteholders") and the Trust Manager, and by these terms and conditions (the "Class A Conditions"); (b) issued subject to a note trust deed dated on or about March 12, 2002 (the "Note Trust Deed") between the Issuer Trustee, the Trust Manager and the Note Trustee; and (c) secured by a Security Trust Deed (the "Security Trust Deed") dated on or about March 11, 2002 between the Issuer Trustee, the Trust Manager, the Note Trustee and Perpetual Trustee Company Limited (ABN 42 000 001 007) (the security trustee for the time being, referred to as the "Security Trustee").

      The statements set out below include summaries of, and are subject to the detailed provisions of, the Master Trust Deed, the Series Notice, the Security Trust Deed and the Note Trust Deed. Certain words and expressions used herein have the meanings defined in those documents. In accordance with an agency agreement (the "Agency Agreement") dated on or about March 12, 2002 between the Issuer Trustee, the Trust Manager, the Note Trustee and Citibank, N.A., London Branch, as principal paying agent (the "Principal Paying Agent", which expression includes its successors as principal paying agent under the Agency Agreement), as note registrar (the "Note Registrar", which expression includes its successors as note registrar under the Note Trust Deed) and as agent bank (the "Agent Bank", which expression includes its successors as Agent Bank under the Agency Agreement), and under which further paying agents may be appointed (together with the Principal Paying Agent, the

"Paying Agents", which expression includes the successors of each paying agent as such under the Agency Agreement and any additional paying agents appointed), payments in respect of the Class A Notes will be made by the Paying Agents and the Agent Bank will make the determinations specified in the Agency Agreement. The Class A Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Master Trust Deed, the Series Notice, the Security Trust Deed, the Note Trust Deed and the servicing agreement (the "Servicing Agreement") dated on or about March 12, 2002 between the Issuer Trustee, the Trust Manager and Westpac Banking Corporation ("Westpac") both in its capacity as an approved seller and as servicer (and in its capacity as servicer, together with any substitute or successor servicer, the "Servicer") (together with the Currency Swap Agreements (as defined below), those documents the "Relevant Documents" and, together with certain other transaction documents defined as such in the Series Notice, the "Transaction Documents"). Copies of the Transaction Documents are available for inspection at the principal office of the Principal Paying Agent, being at the date hereof 5 Carmelite Street, London, EC4Y 0PA, United Kingdom.

      In connection with the issue of the Class A Notes, the Issuer Trustee has entered into an ISDA master interest rate and currency exchange agreement dated on or about March 12, 2002 with Westpac Banking Corporation (in such capacity, the "Interest Rate Swap Provider") together with three confirmations relating thereto dated on or about March 12, 2002 (the "Variable Rate Basis Swap" and the "Fixed Rate Basis Swaps", respectively and, collectively, the "Interest Rate Swaps"). The Issuer Trustee has also entered into ISDA master interest rate and currency exchange agreements dated on or about March 12, 2002 with each of Citibank N.A. (New York Branch) and Westpac Banking Corporation (each, in such capacity, a "Currency Swap Provider", and together with the Interest Rate Swap Provider, the "Swap Providers") together with a confirmation relating to each such agreement dated on or about March 12, 2002 in respect of two distinct swap transactions relating to the Class A Notes (each, a "Currency Swap", and together the "Currency Swaps").

1.  Form, Denomination and Title
--------------------------------------------------------------------------------

      The Class A Notes will be issued in registered form, without interest coupons, in minimum denominations of US$100,000 and integral multiples thereof. The Class A Notes will be represented by one or more typewritten fully registered book-entry notes (each, a "Book-Entry Note" and collectively, the "Book-Entry Notes") registered in the name of Cede & Co. ("Cede") as nominee of The Depository Trust Company ("DTC"). Beneficial interests in the Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream, Luxembourg Banking, societe anonyme ("Clearstream, Luxembourg"), may hold interests in the Book-Entry Notes on behalf of persons who have accounts with Euroclear and Clearstream, Luxembourg through accounts maintained in the names of Euroclear or Clearstream, Luxembourg, or in the names of their respective depositories, with DTC.

      If the Issuer Trustee is obliged to issue Definitive Notes under clause
3.3 of the Note Trust Deed, interests in the applicable Book-Entry Note will be transferred to the beneficial owners thereof in the form of registered Definitive Notes, without interest coupons, in the denominations set forth above. A Definitive Note will be issued to each Noteholder in respect of its registered holding or holdings of Class A Notes against delivery by such Noteholders of a written order containing instructions and such other information as the Issuer Trustee and the Note Registrar may require to complete, execute and deliver such Definitive Notes. In such circumstances, the Issuer Trustee will cause sufficient Definitive Notes to be executed and delivered to the Note Registrar for completion, authentication and dispatch to the relevant Noteholders.

2. Status, Security and Relationship between the Class A Notes, the Class B Notes, the RFSs and the RFS Class A Notes
--------------------------------------------------------------------------------

      The Class A Notes are secured by a first ranking floating charge over all of the assets of the Trust (which include, among other things, the Loans (as defined below) and the Mortgages (as defined below) and related securities) (as more particularly described in the Security Trust Deed) and rank pari passu and rateably without any preference or priority among themselves.

      The Class A Notes are constituted by the Master Trust Deed, the Note Trust Deed and the Series Notice and are secured by the same security as secures the Class B Notes but the Class A Notes will rank in priority to the Class B Notes in the event of the security being enforced and in respect of principal and interest (as set out in Class A Conditions 4 and 5).

      The proceeds of the issue of the Class A Notes and the Class B Notes are to be used by the Issuer Trustee to purchase an equitable interest in certain housing loans (the "Loans") and certain related mortgages (the "Mortgages") from Westpac or Westpac Securities Administration Limited in its capacity as trustee of certain other trusts (each a "WST Seller").

      In the event that the security for the Class A Notes is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to or pari passu with the Class A Notes under the Security Trust Deed, to pay in full all principal and interest and other amounts whatsoever due in respect of the Class A Notes, then the Class A Noteholders shall have no further claim against the Issuer Trustee in respect of any such unpaid amounts.

      The net proceeds of realisation of the assets of the Trust may be insufficient to pay all amounts due to the Noteholders. Save in certain limited circumstances the other assets of the Issuer Trustee will not be available for payment of any shortfall arising and all claims in respect of such shortfall shall be extinguished (see further Class A Condition 15). None of the Servicer, the Trust Manager, the Seller Trustee, Westpac, the Note Trustee or the Security Trustee has any obligation to any Noteholder for payment of any amount by the Issuer Trustee in respect of the Notes.

      The Issuer Trustee may from time to time issue debt securities ("RFSs") constituted under the Master Trust Deed and the Series Notice to fund amounts redrawn by relevant borrowers under the Loans (up to the scheduled amortised principal of the Loans) from time to time ("Redraws"). RFSs will, on issue, rank pari passu and prior to enforcement of the security relating to the RFSs and the Class A Notes rateably without any preference or priority with the Class A Notes in relation to payment of interest, but ahead of the Class A Notes in relation to principal. Upon enforcement of the security relating to the RFSs and the Class A Notes, all moneys owing to the holders of the RFSs and the holders of the Class A Notes will (subject to amounts being available for such payment) be paid pari passu.

      If, by the fifth Collection Determination Date (as defined in Class A Condition 5) following the issue of an RFS, the RFS has not been redeemed, it shall convert to an RFS Class A Note (each, an "RFS Class A Note" and, together the "RFS Class A Notes"). RFS Class A Notes rank pari passu and rateably without preference or priority with Class A Notes in relation to both interest and principal. RFSs and RFS Class A Notes are registered, Australian traded instruments denominated in Australian dollars ("A$") and sold to Australian investors only and for the avoidance of doubt are not fungible with the Class A Notes.

      The Note Trust Deed contains provisions requiring the Note Trustee to have regard solely to the interests of the Class A Noteholders as regards all the powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise).

      The Security Trust Deed contains provisions requiring the Security Trustee to give priority to the interests of the Class A Noteholders and the holders of RFSs (if any) and RFS Class A Notes (if any), if there is a conflict between the interests of such Noteholders and any other Voting Mortgagee (as defined below).

3.  Covenants of the Issuer Trustee
--------------------------------------------------------------------------------

      So long as any of the Class A Notes remains outstanding, the Issuer Trustee has made certain covenants for the benefit of Class A Noteholders which are set out in the Master Trust Deed.

      These covenants are as follows:

            (a) The Issuer Trustee shall act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer Trustee has retired or been removed from office in the manner provided under the Master Trust Deed.

            (b) The Issuer Trustee shall:

                   (i) act honestly and in good faith in the performance of its duties and in the exercise of its discretions under the Master Trust Deed;

                   (ii) subject to the Master Trust Deed, exercise such
             diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed, having regard to the interests of the Class A Noteholders and other creditors and beneficiaries of the Trust;

                   (iii) use its best endeavours to carry on and conduct its
             business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

                   (iv) keep, or ensure that the Trust Manager keeps,
             accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee;

                   (v) keep the Trust separate from each other trust which is constituted under the Master Trust Deed and account for assets and liabilities of the Trust separately from those of other trusts constituted under the Master Trust Deed; and

                   (vi) do everything and take all such actions which are
             necessary (including obtaining all appropriate authorisations) to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer Trustee under the Master Trust Deed.

            (c) Except as provided in the Master Trust Deed, the Issuer Trustee shall not, nor shall it permit any of its officers to, sell, mortgage, charge or otherwise encumber or part with possession of any asset of the Trust (the "Trust Assets").

            (d) The Issuer Trustee's officers, employees, agents, attorneys, delegates and sub-delegates shall duly observe and perform the covenants and obligations of the Master Trust Deed in the same manner as is required of the Issuer Trustee, and the Issuer Trustee agrees to indemnify the Trust Manager for its own benefit or for the benefit of the Trust against any loss or damage that the Trust, the Trust Manager, the Servicer, the Class A Noteholders, the Class B Noteholders, the Beneficiaries (as defined in the Master Trust Deed) the holders of RFSs (if any) and the holders of RFS Class A Notes (if any) or other creditors incur or sustain in connection with, or arising out of, any breach or default by such officers, employees, agents, delegates and persons in the observance or performance of any such covenant or obligation, to the extent that the Issuer Trustee would have been liable if that breach or default had been the Issuer Trustee's own act or omission.

            (e) The Issuer Trustee will open and operate certain bank accounts in accordance with the Master Trust Deed and the Series Notice.

            (f) Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer Trustee shall act on all directions given to it by the Trust Manager in accordance with the terms of the Master Trust Deed.

            (g) The Issuer Trustee shall properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Trust.

4.  Interest
--------------------------------------------------------------------------------

4.1  Payment Dates

      Each Class A Note bears interest on its Invested Amount (as defined below) from and including March 13, 2002 or such later date as may be agreed between the Issuer Trustee and the Managers for the issue of the Class A Notes (the "Closing Date"). Interest in respect of the Class A Notes will be payable quarterly in arrear on the 5th day falling in June 2002 in respect of the period from (and including) the Closing Date to (but excluding) that date, and thereafter on each March 5, June 5, September 5 and December 5 (each such date a "Payment Date" and each three month period beginning on each of February 1, May 1, August 1 and November 1 a "Quarter"). If any Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day (as defined below).

      "Business Day" in this Class A Condition 4 and in Class A Conditions 5 and 9 below means any day (London time) other than a Saturday, Sunday or public holiday on which banks are open for business (including dealings in foreign currency generally) in London, Sydney and New York City.

      The period beginning on (and including) the Closing Date and ending on (but excluding) the first Payment Date and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next Payment Date is called an "Interest Period". Interest payable on a Class A Note in respect of any Interest Period or any other period will be calculated on the basis of the actual number of days elapsed and a 360 day year.

      Interest shall cease to accrue on any Class A Note from (and including):

            (a) the date on which the Stated Amount (as defined in Class A Condition 5(a)) of that Class A Note is reduced to zero; or

            (b) if the Stated Amount on the due date for redemption is not zero, the due date for redemption of the Class A Note, unless, upon due presentation, payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the Class A Note at the rate from time to time applicable to the Class A Notes until the moneys in respect of that Class A Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect is given in accordance with Class A Condition 12, or the Stated Amount of that Class A Note has been reduced to zero.

4.2  Interest Rate

      The rate of interest applicable from time to time to the Class A Notes (the "Interest Rate") will be determined by the Agent Bank on the basis of the following paragraphs.

      On the second London banking day before the beginning of each Interest Period (each an "Interest Determination Date"), the Agent Bank will determine the rate "USD-LIBOR-BBA" as an applicable Floating Rate Option under the Definitions of the International Swaps and Derivatives Association, Inc. ("ISDA") (the "ISDA Definitions") being the rate applicable to any Interest Period for three month deposits in US Dollars which appears on the Telerate Page 3750 as of 11:00 A.M. London time, on the Interest Determination Date. If such rate does not appear on the Telerate Page 3750, the rate for the Interest Period will be determined as if the Issuer Trustee and Agent Bank had specified "USD-LIBOR Reference Banks" as the applicable Floating Rate Option under the ISDA Definitions. "USD-LIBOR Reference Banks" means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US Dollars are offered by the Reference Banks (being four major banks chosen by the Agent Bank in the London interbank market) at approximately 11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of three months commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Agent Bank, at approximately 11:00 A.M., New York City time, on that Interest Determination Date for loans in US Dollars to leading European banks for a period of three months commencing on the first day of the Interest Period and in a Representative Amount, provided that on the first day of the first Interest Period USD-LIBOR-BBA shall be an interpolated rate calculated with reference to the period from (and including) the Closing Date to (but excluding) the first Interest Payment Date.

      The Interest Rate applicable to the Class A Notes for such Interest Period shall be the aggregate of (i) such Interest Rate or arithmetic mean as determined by the Agent Bank and (ii) the margin of 0.16% applicable to the Class A Notes on or before the Payment Date in June 2009 (the "Step-Up Margin Date"), and 0.32% after the Step-Up Margin Date, subject to condition 5.15(C).

      There is no maximum or minimum Interest Rate.

4.3  Determination of Interest Rate and Calculation of Interest

      The Agent Bank will, as soon as practicable after 11.00 am (London time) on each Interest Determination Date, determine the Interest Rate applicable to, and calculate the amount of interest payable (the "Interest") for the immediately succeeding Interest Period. The Interest is calculated by applying the Interest Rate for the Class A Notes to the Invested Amount (as defined in Class A Condition 5(a)) of the Class A Note on the first day of the next Interest Period, multiplying such product by the actual number of days in the relevant Interest Period and dividing by 360 and rounding the resultant figure down to the nearest cent (half a cent being rounded upwards). The determination of the Interest Rate and the Interest by the Agent Bank shall (in the absence of manifest error) be final and binding upon all parties.

4.4  Notification and Publication of Interest Rate and Interest

      The Agent Bank will cause the Interest Rate and the Interest applicable to each Class A Note for each Interest Period and the relevant Payment Date to be notified to the Issuer Trustee, the Trust Manager, the Note Trustee, the Paying Agents, and, for so long as the Class A Notes are listed on or by any stock exchange, competent listing authority and/or quotation system, such stock exchange, competent listing authority and/or quotation system in accordance with the rules and regulations thereof, and will cause the same to be published in accordance with Class A Condition 12 on or as soon as possible after the date of commencement of the relevant Interest Period. The Interest and the relevant Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the Interest Period.

4.5  Determination or Calculation by the Note Trustee

      If the Agent Bank at any time for any reason does not determine the Interest Rate or calculate the Interest for a Class A Note, the Note Trustee shall do so and each such determination or calculation shall be deemed to have been made by the Agent Bank. In doing so, the Note Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its sole opinion, it can do so, and, in all other respects it shall do so in such a manner as it shall, in its absolute discretion, deem fair and reasonable in all the circumstances.

4.6  Agent Bank

      The Issuer Trustee will procure that, so long as any of the Class A Notes remains outstanding, there will at all times be an Agent Bank. The Issuer Trustee reserves the right at any time to terminate the appointment of the Agent Bank. Notice of that termination will be given to the Class A Noteholders. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer Trustee will, with the approval of the Note Trustee, appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank shall take effect until a successor approved by the Note Trustee has been appointed.

5.  Redemption and Purchase
--------------------------------------------------------------------------------

5.1 Mandatory Redemption in Part from Principal Collections and Apportionment of Principal Collections between the Class A Notes, the Class B Notes, the RFS Class A Notes and the RFSs

      The Class A Notes shall be subject to mandatory redemption in part on any Payment Date if on that date there are any Principal Collections (as defined below) available to be distributed in relation to such Class A Notes. The principal amount so redeemable in respect of each Class A Note prior to enforcement of the Security Trust Deed (each a "Principal Payment") on any Payment Date shall be the amount available for payment as set out in Class A Condition 5(b) on the day which is four Business Days prior to the Payment Date (the "Collection Determination Date") preceding that Payment Date multiplied by the Invested Amount of the applicable Class A Note over the total Invested Amount of all Class A Notes then outstanding (rounded to the nearest cent with half a cent being rounded upwards); provided always that no Principal Payment on a Class A Note on any date may exceed the amount equal to the Invested Amount of that Class A Note at that date less amounts charged off as at that date, or to be charged off on the following Payment Date, as described in Class A Condition 5(c) (that reduced amount being the "Stated Amount" of that Class A Note).

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      The "Invested Amount" of a Class A Note is equal to the Initial Invested
Amount (as defined herein) of such Class A Note less all payments previously made in respect of principal in respect of such Class A Note. The "Initial Invested Amount" of a Class A Note is its principal balance at the date of its issuance.

      "Principal Collections" means, in respect of a Collection Period (as defined below) and as applicable on any Collection Determination Date, the aggregate of:

            (a) all amounts received by or on behalf of the Issuer Trustee from or on behalf of borrowers under the Loans during the Collection Period in respect of principal, in accordance with the terms of the Loans, including principal prepayments;

            (b) all other amounts received by or on behalf of the Issuer Trustee in respect of principal under the Loans and the Mortgages during that Collection Period including:

                   (i) any amounts recovered from the enforcement of Loans and
             Mortgages (other than under a mortgage insurance policy), on account of principal;

                   (ii) any payments by Westpac to the Issuer Trustee on the
             repurchase of a Loan under the Master Trust Deed during that Collection Period which are attributable to principal;

                   (iii) any payments by Westpac Securities Administration
             Limited (in its capacity as trustee of any other trust established under the Master Trust Deed) (the "WST Purchaser") on the purchase by the WST Purchaser of any assets of the Trust which are attributable to principal;

                   (iv) any Prepayment Costs (as defined in the Series Notice)
             applied towards Prepayment Benefits (as defined in the Series Notice) under the Series Notice; and

                   (v) any Prepayment Benefit Shortfall (as defined in the
             Series Notice) paid by Westpac to the Trust under the Series
             Notice;

            (c) all amounts received by or on behalf of the Issuer Trustee during that Collection Period from any provider of a Support Facility (as defined in the Series Notice) (other than the Currency Swap) under that Support Facility and which the Trust Manager determines should be accounted for to reduce any principal loss on a Loan, being the total amount outstanding under a Loan after applying all proceeds from the enforcement of the Loan and related Mortgages (a "Liquidation Loss") to the extent that Liquidation Loss is attributable to principal;

            (d) all amounts received by or on behalf of the Issuer Trustee during that Collection Period:

                   (i) from Westpac or the WST Seller Trustee (each an
             "Approved Seller") in respect of any breach of a representation, warranty or undertaking contained in the Master Trust Deed or the Series Notice;

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                   (ii) from an Approved Seller under any obligation under the
             Master Trust Deed or the Series Notice to indemnify or reimburse the Issuer Trustee for any amount;

                   (iii) from the Servicer, in respect of any breach of any
             representation, warranty or undertaking contained in the Servicing Agreement; and

                   (iv) from the Servicer under any obligation under the
             Servicing Agreement to indemnify or reimburse the Issuer Trustee for any amount, in each case, which are determined by the Trust Manager to be in respect of principal payable under the Loans and the Mortgages;

            (e) any amounts in the nature of principal received by or on behalf of the Issuer Trustee during that Collection Period pursuant to the sale of any asset comprised in the Trust (including any amount received by the Issuer Trustee on the issue of Notes and which was not used to purchase Loans or Mortgages, and which the Trust Manager determines is surplus to the requirements of the Trust);

            (f) (for the purposes of clause 6.11 of the Series Notice only) any amount of Excess Available Income (as defined in the Series Notice) to be applied to pay a Principal Charge Off or a Carryover Charge Off (as defined in the Series Notice);

            (g) any amount received by or on behalf of the Issuer Trustee during that Collection Period as proceeds from the issue of any RFS to the extent not applied to reimburse amounts drawn under the Redraw Facility dated on or about March 12, 2002 between the Issuer Trustee, the Trust Manager and Westpac (the "Redraw Facility");

            (h) any Excess Available Income to be applied to Principal Draws (as defined in the Series Notice) made on a previous Payment Date;

            (i) any Prepayment Calculation Adjustment (as defined in the Series Notice) for that Collection Period;

less any amounts deducted by or paid to Westpac to reimburse Redraws funded by Westpac for which Westpac has not previously been reimbursed. A premium receivable by the Issuer Trustee on the entry into a replacement Currency Swap under clause 6.26 of the Series Notice is not treated as a Principal Collection.

      "Collection Period" means, in relation to a Payment Date, the period from (and including) the twenty-first day of the Quarter preceding the Quarter in which the Payment Date occurs to (and including) the twentieth day of the Quarter in which the Payment Date occurs. The first Collection Period is the period from (but excluding) February 15, 2002 (the "Cut-Off Date") to (and including) May 20, 2002. The last Collection Period is the period from (but excluding) the last day of the previous Collection Period to (and including) the termination date of the Trust.

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5.2  Initial Principal Distributions

      Principal Collections will be distributed as follows on each Payment Date before any payments in respect of the Notes:

            (a) first, to repay any Redraws provided by Westpac in relation to Loans to the extent that Westpac has not previously been reimbursed in relation to those Redraws;

            (b) second, to repay all principal outstanding under the Redraw Facility on that Payment Date;

            (c) third, to allocate to Total Available Funds any Principal Draw (as defined in the Series Notice); and

            (d) fourth, to repay pari passu and rateably all amounts outstanding under the RFSs (if any).

5.3  Principal Allocation Method

      On each Collection Determination Date, the Trust Manager will determine the aggregate of the Class B Stated Amounts divided by the sum of (i) the aggregate of (A) the A$ Equivalent of the Class A Stated Amounts and (B) the Class B Stated Amounts at that time, plus (ii) the Redraw Limit at that time, plus (iii) the aggregate of the RFS Stated Amounts at that time, plus (iv) the aggregate of the RFS Class A Stated Amounts at that time (the "Subordinated Percentage"). The Trust Manager will calculate the Subordinated Percentage so as to determine the appropriate principal distribution methodology to apply for that Collection Period, as described below.

5.4  Applicability of Serial Method 1

      If, on any Collection Determination Date:

            (a) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to twice the Initial Subordinated Percentage;

            (b) that Collection Determination Date occurs on or before the third anniversary of the first Payment Date occurring in June 2002;

            (c) the Total Invested Amount as at that Collection Determination Date as a percentage of the Total Initial Invested Amount, is greater than or equal to 10%;

            (d) the Average Quarterly Percentage as at that Collection Determination Date:

                   (i) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the US$ Equivalent of the Class B Initial Invested Amount; or

                   (ii) does not exceed 4% and the Total Carryover Charge Off on such Collection Determination Date does not exceed 10% of the US$ Equivalent of the Class B Initial Invested Amount; and

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            (e) the US$ Equivalent of the Stated Amounts of all Class B Notes
      as at that Collection Determination Date exceeds 0.25% of the sum of (x) the Initial Invested Amounts of all Class A Notes, (y) the US$ Equivalent of the Initial Invested Amounts of all Class B Notes and (z) the US$ Equivalent of the Invested Amounts of all RFS Class A Notes (if any);

then Principal Collections will be allocated serially in accordance with Serial Method 1 set out in paragraph 5.5 below.

5.5  Serial Method 1

      On any Collection Determination Date, if the Trust Manager determines that Serial Method 1 should apply, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions, on the Payment Date following that Collection Determination Date the following amounts in the following priority:

            (a) first pari passu and rateably between themselves:

                   (i) as a payment, denominated in A$, to the Currency Swap
             Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

                         (A) the Class A Forex Percentage of the sum of:

                               (1) the Class A Percentage of Principal
                         Collections remaining after all Initial Principal Distributions; and

                               (2) 50% of the Class B Percentage of those
                         Principal Collections; and

                         (B) the A$ Equivalent of the Class A Stated Amounts
                   for all Class A Notes; and

                   (ii) as a payment denominated in A$ to the holders of the
             RFS Class A Notes (if any) of an amount equal to the lesser of:

                         (A) the RFS Class A Forex percentage of the sum of:

                               (1) the Class A Percentage of Principal
                         Collections remaining after all Initial Principal Distributions; and

                               (2) 50% of the Class B Percentage of those
                         Principal Collections; and

                         (B) the RFS Class A Stated Amounts for all RFS Class A
                   Notes (if any); and

            (b) second, as a payment, denominated in A$, to the holders of the Class B Notes of an amount equal to 50% of the Class B Percentage of those Principal Collections remaining after all Initial Principal Distributions.

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5.6  Applicability of Serial Method 2

      If, on any Collection Determination Date:

            (a) the Subordinated Percentage at the previous Collection Determination Date was greater than or equal to twice the Initial Subordinated Percentage;

            (b) that Collection Determination Date occurs after the third anniversary of the Payment Date occurring in June 2002;

            (c) the Total Invested Amount as at that Collection Determination Date, as a percentage of the Total Initial Invested Amount, is greater than or equal to 10%;

            (d) the Average Quarterly Percentage as at the Collection Determination Date:

                   (i) does not exceed 2% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 30% of the US$ Equivalent of the Class B Initial Invested Amount; or

                   (ii) does not exceed 4% and the Total Carryover Charge Off on that Collection Determination Date does not exceed 10% of the US$ Equivalent of the Class B Initial Invested Amount; and

            (e) the US$ Equivalent of the Stated Amount of the Class B Notes as at that Collection Determination Date exceeds 0.25% of the sum of (x) the Initial Invested Amounts of all Class A Notes, (y) the US$ Equivalent of the Initial Invested Amounts of all Class B Notes and (z) the US$ Equivalent of the Invested Amounts of all RFS Class A Notes (if any);

then Principal Collects will be allocated serially in accordance with Serial Method 2 set out in paragraph 5.7 below.

5.7  Serial Method 2

      On any Collection Determination Date, if the Trust Manager determines that Serial Method 2 shall apply, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions on the Payment Date following that Collection Determination Date in the following amounts in the following priority:

            (a) first, pari passu and rateably between themselves:

                   (i) as a payment, denominated in A$, to the Currency Swap
             Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

                         (A) the Class A Forex Percentage of the Class A
                   Percentage of Principal Collections remaining after all Initial Principal Distributions; and

                         (B) the A$ Equivalent of the Class A Stated Amounts
                   for all Class A Notes; and

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                   (ii) as a payment denominated in A$ to the holders of the
             RFS Class A Notes (if any) of an amount equal to the lesser of:

                         (A) the RFS Class A Forex Percentage of the Class A
                   Percentage of those Principal Collections remaining after all Initial Principal Distributions; and

                         (B) the RFS Class A Stated Amounts for all RFS Class A
                   Notes (if any); and

            (b) second as a payment, denominated in A$, to the holders of the Class B Notes of an amount equal to the Class B Percentage of those Principal Collections.

5.8  Sequential Method

      On any Collection Determination Date, if the Trust Manager determines that neither Serial Method 1 nor Serial Method 2 (set out in Conditions 5.4 to
5.7 above) applies, the Issuer Trustee (based on instructions from the Trust Manager) will pay out of Principal Collections for the relevant Collection Period which remain after the Initial Principal Distributions the following amounts in the following priority:

            (a) first pari passu and rateably between themselves:

                   (i) as a payment, denominated in A$, to the Currency Swap
             Providers under the relevant swap confirmations relating to the Class A Notes of an amount equal to the lesser of:

                         (A) the Class A Forex Percentage of the amount
                   available for distribution under this paragraph (a) after all Initial Principal Distributions; and

                         (B) the A$ Equivalent of the Class A Stated Amounts
                   for all Class A Notes; and

                   (ii) as a payment, denominated in A$, to the holders of the
             RFS Class A Notes (if any) of an amount equal to the lesser of:

                         (A) the RFS Class A Forex Percentage of the amount
                   available for distribution under this paragraph (a) after all Initial Principal Distributions; and

                         (B) the RFS Class A Stated Amounts for all RFS Class A
                   Notes (if any); and

            (b) second, as a payment, denominated in A$, to the holders of the Class B Notes of an amount equal to the lesser of:

                   (i) the amount available for distribution under this
             paragraph (b) after the application of paragraph (a); and

                   (ii) the Class B Stated Amounts for all Class B Notes.

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5.9  General

      No amount of principal will be paid to a Noteholder in excess of the Stated Amount applicable to the Notes held by that Noteholder.

5.10  Distribution of Excess Available Income

      On each Collection Determination Date Excess Available Income for the Collection Period relating to that Collection Determination Date will be applied in the following order of priority:

            (a) to reimburse Principal Charge Offs for that Collection Period;

            (b) pari passu and rateably between themselves (based on the Stated Amount of the RFSs (if any), the Stated Amount of the RFS Class A Notes (if any), the Principal Outstanding under the Redraw Facility and the A$ Equivalent of the Stated Amount of the Class A Notes):

                   (i) as a payment to the RFSs (if any) in or towards
             reinstating the Stated Amount of the RFSs, to the extent of any Carryover RFS Charge Offs;

                   (ii) as a payment to the RFS Class A Notes (if any) in or
             towards reinstating the Stated Amount of the RFS Class A Notes, to the extent of any Carryover RFS Class A Charge Offs;

                   (iii) as a payment to the Currency Swap Providers under the relevant swap confirmations relating to the Class A Notes, of the A$ Equivalent of any Carryover Class A Charge Offs; and

                   (iv) as a repayment under the Redraw Facility Agreement, as a reduction of, and to the extent of, any Carryover Redraw Charge Offs;

            (c) (as a payment, denominated in A$, to the holders of the Class B Notes of the A$ Equivalent of any Carryover Class B Charge Offs; and

            (d) to all Principal Draws which have not been repaid as at that Payment Date.

      Any amount to be paid pursuant to paragraphs (b) and (c) will be paid on the Payment Date immediately following the Collection Determination Date.

5.11  US$ Account

      The Issuer Trustee shall direct the Currency Swap Providers to pay all amounts denominated in US$ payable to the Issuer Trustee by the Currency Swap Providers under the Currency Swaps into the US$ Account or to the Principal Paying Agent under the Agency Agreement on behalf of the Issuer Trustee. The Issuer Trustee shall pay all such amounts as follows, and in accordance with the Note Trust Deed and the Agency Agreement:

            (a) under Class A Condition 4, pari passu in relation to the Class A Notes as payments of Interest on those Class A Notes;

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

            (b) under Class A Condition 5.10(b)(iii), pari passu in relation to the Class A Notes in or towards reinstating the Stated Amount of those Class A Notes, to the extent of the Carryover Class A Charge Offs; and

            (c) under Class A Conditions 5.5 (a)(i), 5.7(a)(i) and 5.8(a)(i) pari passu in relation to the Class A Notes as Class A Principal Payments until the Class A Stated Amounts have been reduced to zero.

5.12  Charge Offs

      If the Principal Charge Offs (as defined in the Series Notice) for any Collection Period exceed the Excess Available Income (as defined in the Series Notice) calculated on the Collection Determination Date for that Collection Period, the Trust Manager must, on and with effect from the Payment Date immediately following the end of the Collection Period:

            (a) reduce pari passu the Class B Stated Amount of each of the Class B Notes by the amount of that excess which is attributable to each Class B Note until the Class B Stated Amount is zero; and

            (b) if the Class B Stated Amount is zero and any amount of that excess has not been applied under paragraph (i), reduce pari passu and rateably as between themselves (based on the Stated Amount of the RFSs (if any), the Principal Outstanding under the Redraw Facility, the Stated Amount of the RFS Class A Notes (if any) and the A$ Equivalent of the Stated Amount of the Class A Notes):

                   (i) the Class A Stated Amount on each of the Class A Notes by the US$ Equivalent of the balance of that excess which is attributable to each Class A Note until the Class A Stated Amount of that Class A Note is zero;

                   (ii) the RFS Class A Stated Amount on each of the RFS
             Class A Notes (if any) by the balance of that excess which is attributable to each RFS Class A Note until the RFS Class A Stated Amount of that RFS Class A Note is zero;

                   (iii) the RFS Stated Amount on each of the RFSs (if any) by the balance of that excess which is attributable to each RFS until the RFS Stated Amount is zero: and

                   (iv) the principal outstanding under the Redraw Facility by the balance of that excess until the Principal Outstanding is zero.

5.13  Calculation of Principal Payments, Stated Amount and Bond Factor

      (a) On each Collection Determination Date, the Trust Manager shall determine:

            (i) the amount of any Principal Payment in respect of each Class A Note on the Payment Date following that Collection Determination Date;

            (ii) the Stated Amount and Invested Amount of each Class A Note as of the first day of the next following Interest Period (after deducting any Principal Payment due to be made in respect of each Class A Note on the next Payment Date); and

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            (iii) the fraction in respect of each Class A Note expressed as a decimal to the seventh point (the "Bond Factor" of which the numerator is the aggregate of the Invested Amount of all Class A Notes at that date less all Principal Payments to be made on the following Payment Date, and the denominator is the Initial Invested Amount of the Class A Notes.

      (b) The Trust Manager will notify in writing the Note Trustee, the Principal Paying Agent, the Agent Bank and (for so long as the Class A Notes are listed on or by any stock exchange, competent listing authority and/or quotation system, such stock exchange, competent listing authority and/or quotation system in accordance with the rules and regulations thereof, by not later than the Collection Determination Date immediately preceding the relevant Payment Date of each determination of a Principal Payment, Invested Amount, Stated Amount and Bond Factor and will immediately cause details of each of those determinations to be published in accordance with Condition 12. If no Principal Payment is due to be made on the Class A Notes on any Payment Date a notice to this effect will be given to the Class A Noteholders in accordance with Class A Condition 12.

      (c) If the Trust Manager does not at any time for any reason determine a Principal Payment, the Invested Amount, the Stated Amount or the Bond Factor applicable to Class A Notes in accordance with this paragraph, the Principal Payment, Invested Amount, the Stated Amount and the Bond Factor shall be determined by the Note Trustee in accordance with this paragraph and paragraph
(a) above (but based on the information in its possession) and each such determination or calculation shall be deemed to have been made by the Trust Manager.

      (d) The Trust Manager will deliver to the Principal Paying Agent a quarterly servicing report as set forth in clause 11 of the Note Trust Deed.

5.14  Redemption for Taxation or Other Reasons

      If the Trust Manager satisfies the Issuer Trustee and the Note Trustee immediately prior to giving the notice referred to below that either (i) on the next Payment Date the Issuer Trustee would be required to deduct or withhold from any payment of principal or interest (or corresponding A$ payment under a Currency Swap) in respect of the Class A Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities or (ii) the total amount payable in respect of interest in relation to the Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such Collection Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities, the Issuer Trustee shall, when so directed by the Trust Manager (at any time at the Trust Manager's option) (provided that the Issuer Trustee will be in a position on such Payment Date to discharge (and will so certify to the Issuer Trustee and Note Trustee) all its liabilities in respect of the Class A Notes and any amounts required under the Security Trust Deed to be

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paid in priority to or pari passu with the Class A Notes), upon having given not more than 60 nor less than 30 days' notice to the Class A Noteholders in accordance with Class A Condition 12 redeem all, but not some only, of the Class A Notes at their Invested Amount (or at the option of the holders of 75% of the aggregate Invested Amount of Class A Notes at the time, at their Stated Amount), together with accrued interest to the date of redemption on any subsequent Payment Date, provided that the holders of 75% of the aggregate Invested Amount of Class A Notes at the time may elect, and shall notify, in writing, the Issuer Trustee and the Trust Manager, that they do not require the Issuer Trustee to redeem the Class A Notes in the circumstances described above.

5.15  Optional Redemption in whole

      (A) On any Payment Date, and upon giving no more than 60 nor less than 30 days' notice to the Note Trustee and the Security Trustee, on which the aggregate principal outstanding of the Loans is less than 10% of the aggregate principal outstanding of the Loans at the Cut-Off Date, the Issuer Trustee may redeem all (but not some only) of the Notes by repaying:

            (a) the whole of the Invested Amount of the Notes together with any accrued interest in relation to those Notes; or

            (b) with the approval of an Extraordinary Resolution of Noteholders, the whole of the Stated Amount of the Notes together with any accrued interest in relation to those Notes.

      (B) On any Payment Date on or after the Step-Up Margin Date the Issuer Trustee shall, if so directed by the Trust Manager on or before the date which is 3 Business Days before the Payment Date, repay:

            (a) the whole of the Invested Amount of the Notes together with any accrued interest in relation to those Notes; or

            (b) with the approval of an Extraordinary Resolution of Noteholders, the whole of the Stated Amount of the Notes together with any accrued interest in relation to those Notes,

      subject to the following conditions:

            (c) the Trust Manager having provided no more than 60 nor less than 30 days' prior written notice to:

                   (i) each relevant Noteholder; and

                   (ii) each designated rating agency,

             of the Trust Manager's intention to direct the Issuer Trustee to redeem the relevant Notes under this section;

            (d) the Trust Manager receiving from the designated rating agencies written confirmation that the repayment will not have a detrimental impact on the rating of any other Notes;

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            (e) the Issuer Trustee having sufficient cash to make such repayment and all other payments senior to the Notes set out in sections
      5.2 and 5.7 or 5.8 (as the case may be). The Issuer Trustee may:

                   (i) at the direction of the trust manager, dispose of any
             Loans for an amount not less than:

                         . in the case of performing Loans, their unpaid
                   balance; or

                         . in the case of non-performing Loans, their fair
                   market value;
                   in order to raise such cash; and

                   (ii) rely conclusively on a certificate from the Trust
             Manager as to the amount of the repayment and other payments referred to above;

            (f) the Issuer Trustee retaining such amount as the Trust Manager or the Issuer Trustee reasonably determines will be necessary to satisfy any outstanding or anticipated Trust Expenses, payment under the Liquidity Facility Agreement, payment under the Redraw Facility Agreement or payment to any Swap Provider under a Hedge Agreement; and

            (g) if the repayment and other payments referred to in paragraph
      (e) are to be funded in whole or in part by a disposal of Assets to the seller trustee, the Trust Manager having received notification that the Australian Prudential Regulation Authority has permitted the seller trustee to purchase those Assets.

      (C) If the Issuer Trustee or the Trust Manager has sought the approval referred to in Condition 5.15(B)(b) and that approval has been refused, then from (and including) the Payment Date following that refusal the margin on the Class A Notes under Condition 4.2 shall be %.

      (D) Repayment in accordance with Condition 5.15(A)(a), 5.15(A)(b), 5.15(B)(a) or 5.15(B)(b) shall be a full satisfaction of the Issuer Trustee's obligations under the Notes.

5.16  Redemption on Maturity

      If not otherwise redeemed, the Class A Notes will be redeemed at their Stated Amount on the Payment Date falling in June 2033.

5.17  Cancellation

      All Class A Notes redeemed in full pursuant to the foregoing provisions will be cancelled forthwith, and may not be resold or reissued.

5.18  Certification

      For the purposes of any redemption made pursuant to this Condition 5 the Note Trustee may rely upon an officer's certificate under the Note Trust Deed from the Trust Manager on behalf of the Issuer Trustee certifying or stating the opinion of each person signing such certificate as:

            (a) to the fair value (within 90 days of such release) of the property or securities proposed to be released from the Security Trust Deed;

            (b) that in the opinion of such person the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or the Note Trust Deed; and

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            (c) that the Issuer Trustee will be in a position to discharge all its liabilities in respect of the relevant Class A Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Class A Notes, and such officer's certificate shall be conclusive and binding on the Issuer Trustee, the Note Trustee and the holders of those Class A Notes.

5.19  Purchases

      The Issuer Trustee may not purchase any Class A Notes at any time.

6.  Payments
--------------------------------------------------------------------------------

6.1  Method of Payment

      Any installment of interest or principal, payable on any Class A Note which is punctually paid or duly provided for by the Issuer Trustee to the Principal Paying Agent on the applicable Payment Date or Maturity Date shall be paid to the person in whose name such Class A Note is registered on the Record Date, by cheque mailed first class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to clause 3.3 of the Note Trust Deed, with respect to Class A Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Class A Note on a Payment Date or Maturity Date.

6.2  Initial Principal Paying Agent

      The initial Principal Paying Agent is Citibank, N.A., London Branch, at its office, at 5 Carmelite Street, London, EC4Y 0PA, United Kingdom.

6.3  Paying Agents

      The Issuer Trustee (or the Trust Manager on its behalf after advising the Issuer Trustee thereof) may at any time (with the previous written approval of the Note Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a specified office in London and in New York City. In addition, the Issuer Trustee will procure that, if the conclusions of the ECOFIN Council Meeting of 26-27 November, 2000 are implemented, there will at all times be a Paying Agent (or the Principal Paying Agent) with a Specified Office in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any directive introduced to implement such conclusions. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Class A Condition 12.

6.4  Due date for redemption

      If the due date for redemption in full of a Class A Note is not a Payment Date, the interest accrued in respect of the period from the preceding Payment Date (or from the Closing Date as the case may be) shall be payable only against presentation or surrender of the relevant Class A Note.

6.5  Payments on Business Days

      If the due date for payment of any amount of principal or Interest in respect of any Class A Note is not a Business Day then payment will not be made until the next succeeding Business Day and the holder thereof shall be entitled to further interest or other payment in respect of that delay. In this Condition 6 the expression "Business Day" means any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business (including dealings in foreign currency generally) in London, Sydney and New York City.

6.6  Interest

      If Interest is not paid in respect of a Class A Note on the date when due and payable (other than because the due date is not a Business Day), that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time to the Class A Notes until the unpaid interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Class A Condition 12.

7.  Taxation
--------------------------------------------------------------------------------

      All payments in respect of the Class A Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer Trustee or any Paying Agent is required by applicable law to make any such payment in respect of the Class A Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. In that event the Issuer Trustee or that Paying Agent (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer Trustee nor any Paying Agent will be obliged to make any additional payments to Class A Noteholders in respect of that withholding or deduction.

8.  Prescription
--------------------------------------------------------------------------------

      A Class A Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of that Class A Note to zero. After the date on which a Class A Note becomes void in its entirety, no claim may be made in respect of it. As used in these Conditions, the "Relevant Date" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Note Trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given in accordance with Class A Condition 12.

9.  Events of Default
--------------------------------------------------------------------------------

      Each of the following is an "Event of Default":

            (a) the Issuer Trustee fails to pay:

                   (i) any interest within 10 Business Days of the Payment Date on which the interest was due to be paid to Class A Noteholders, Class B Noteholders or holders of RFSs or holders of RFS Class A Notes, or

                   (ii) any other amount owing to Class A Noteholders, Class B
             Noteholders or holders of RFSs or holders of RFS Class A Notes or any other Mortgagee (as defined in the Security Trust Deed) within 10 Business Days of the due date for payment (or within any applicable grace period agreed in writing with the Mortgagee or where the Mortgagee is a Noteholder, with the Note Trustee).

            (b) the Issuer Trustee fails to perform or observe any other provisions (other than an obligation referred to in paragraph (a)) of a Transaction Document (other than the Underwriting Agreement) where such failure will have a material and adverse affect on the amount of any payment to be made to any Noteholder, or will materially and adversely affect the timing of such payment, and that default (if in the opinion of the Security Trustee capable of remedy (that opinion, being subject to the approval of the Class B Noteholders and the Note Trustee on behalf of the Class A Noteholders (together, the "Noteholder Mortgagees") in accordance with the provisions of the Security Trust Deed) is not remedied within 30 days (or such longer period as may be specified in the notice, that longer period having been approved by the Noteholder Mortgagees, for so long as amounts outstanding under the Class A Notes and the Class B Notes are 75% of the Secured Money) after written notice from the Security Trustee requiring the failure to be remedied.

            (c) any of the following occurs in relation to the Issuer Trustee (in its personal capacity or as Trustee of the Trust):

                   (i) an administrator of the Issuer Trustee is appointed; or

                   (ii) except for the purpose of a solvent reconstruction or amalgamation:

                         (A) an application or an order is made, proceedings
                   are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps (other than frivolous or vexatious applications, proceedings, notices and steps) are taken for:

                               (1) the winding up, dissolution or
                         administration of the Issuer Trustee; or

                               (2) the Issuer Trustee entering into an
                         arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them; or

                         (B) the Issuer Trustee ceases, suspends or threatens
                   to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets; or

                   (iii) the Issuer Trustee is, or under applicable legislation is taken to be, unable to pay its debts (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute) or stops or suspends or threatens to stop or suspend payment of all or a class of its debts (except, where this occurs in relation to another trust of which it is the trustee); or

                   (iv) a receiver, receiver and manager or administrator is
             appointed (by the Issuer Trustee or by any other person) to all or substantially all of the assets and undertaking of the Issuer Trustee or any part thereof (except, in the case of the Issuer Trustee where this occurs in relation to another trust of which it is the trustee); or

                   (v) anything analogous to an event referred to in paragraphs
             (i) to (iv) (inclusive) or having substantially similar effect, occurs with respect to the Issuer Trustee;

            (d) the charge created by the Security Trust Deed is not or ceases to be a first ranking charge over the Trust Assets, or any other obligation of the Issuer Trustee (other than as mandatorily preferred by law) ranks ahead of or pari passu with any of the moneys secured by the Security Trust Deed;

            (e) any security interest over the Trust Assets is enforced;

            (f) all or any part of any Transaction Document, other than the Redraw Facility or the Basis Swap (each as defined in the Series Notice), is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any Transaction Document (other than the Redraw Facility or the Basis Swap); or

            (g) without the prior consent of the Security Trustee (that consent, in accordance with the provisions of the Security Trust Deed, being subject to the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the Security Trust Deed), (i) the Trust is wound up, or the Issuer Trustee is required to wind up the Trust under the Master Trust Deed or applicable law, or the winding up of the Trust commences; (ii) the Trust is held or is conceded by the Issuer Trustee not to have been constituted or to have been imperfectly constituted; or (iii) unless another trustee is appointed to the Trust under the Relevant Documents, the Issuer Trustee ceases to be authorized under the Trust to hold the property of the Trust in its name and to perform its obligations under the Relevant Documents. In the event that the security constituted by the Security Trust Deed becomes enforceable following an event of default under the Notes any funds resulting from the realization of such security shall be applied in accordance with the order of priority of payments as stated in the Security Trust Deed.

10.  Enforcement
--------------------------------------------------------------------------------

      (a) At any time after an Event of Default occurs, the Security Trustee may, with the prior written consent of the Noteholder Mortgagees in accordance with the provisions of the Security Trust Deed and shall, if so directed by (a) the Noteholder Mortgagees alone, where the Noteholder Mortgagees are the only Voting Mortgagees, or otherwise (b) an Extraordinary Resolution (being 75% of votes capable of being cast by Voting Mortgagees present or in person or by proxy of the relevant meeting or a written resolution signed by all Voting Mortgagees) of the Voting Mortgagees (which includes the Note Trustee on behalf of the Class A Noteholders, but not the Class A Noteholders themselves), and, subject to the Note Trustee being indemnified and/or secured to its satisfaction, declare the Class A Notes immediately due and payable and enforce the Security Trust Deed. If an Extraordinary Resolution of Voting Mortgagees referred to in sub-paragraph (b) above elects not to direct the Security Trustee to enforce the Security Trust Deed, in circumstances where the Security Trustee could enforce, the Noteholder Mortgagees may nonetheless, and the Note Trustee as a Noteholder Mortgagee, shall at the direction of the Class A Noteholders, direct the Security Trustee to enforce the Security Trust Deed on behalf of the Noteholders.

      "Voting Mortgagee" means:

            (a) for so long as the amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee and the Noteholder Mortgagees; and

            (b) at any other time:

                   (i) the Note Trustee, acting on behalf of the Class A
             Noteholders under the Note Trust Deed and the Security Trust Deed: and

                   (ii) each other Mortgagee under the Security Trust Deed
             (other than the Class A Noteholders).

      Any reference to the Noteholder Mortgagees while they are the only Voting Mortgagees or where their consent is required under the Security Trust Deed in relation to a direction or act of the Security Trustee, means Noteholder Mortgagees representing more than 50% of the aggregate Invested Amount of the Class A Notes and the Class B Notes.

      Subject to being indemnified in accordance with the Security Trust Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Noteholder Mortgagees where they are the only Voting Mortgagees or to any Extraordinary Resolution of the Voting Mortgagees and shall comply with all directions given by the Note Trustee where it is the only Voting Mortgagee or contained in or given pursuant to any Extraordinary Resolution of the Voting Mortgagees in accordance with the Security Trust Deed.

      No Class A Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on charges except as provided in the Security Trust Deed.

      (b) If any of the Class A Notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A Notes, the Note Trustee shall not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:

            (i) a sufficient amount would be realised to discharge in full all amounts owing to the Class A Noteholders and any other amounts payable by the Issuer Trustee ranking in priority to or pari passu with the Class A Notes; or

            (ii) the Note Trustee is of the sole opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee, in its absolute discretion, that the cash flow receivable by the Issuer Trustee (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in paragraph (i).

      (c) Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer Trustee or any third party in respect of the Issuer Trustee or the Class A Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

      (d) The Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed, any Class A Notes, unless directed or requested to do so by Noteholders holding at least 75% of the aggregate Invested Amount of Class A Notes at th.e time; and then only if the Note Trustee is indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses (including, without limitation, all legal fees and expenses properly incurred and any value added or similar tax applicable thereto) which it may incur by so doing.

      (e) Only the Security Trustee may enforce the security created pursuant to the provisions of the Security Trust Deed and neither the Note Trustee nor any holder of a Class A Note is entitled to proceed directly against the Issuer Trustee to enforce the performance of any of the provisions of the Security Trust Deed, the Class A Notes (including these Class A Conditions).

      (f) The rights, remedies and discretions of the Class A Noteholders under the Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A Noteholders from time to time and need not enquire whether the Note Trustee or the Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security Trust Deed without being directed to do so by the Note Trustee or the Voting Mortgagees in accordance with the Security Trust Deed.

      Upon enforcement of the security created by the Security Trust Deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, the proceeds of or amounts credited to the collateral account under the Liquidity Facility Agreement (as defined in the Master Trust Deed) and payable to the Liquidity Facility Provider (as defined in the Master Trust
Deed) and the proceeds of cash collateral lodged with and payable to a Swap Provider or other provider priority as set out in the Security Trust Deed. Any claims of Noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.

11.  Replacements of Class A Notes
--------------------------------------------------------------------------------

      If any Class A Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent upon payment by the claimant of the expenses incurred in connection with that replacement and on such terms as to evidence and indemnity as the Issuer Trustee may reasonably require. Mutilated or defaced Class A Notes shall be surrendered before replacements will be issued.

12.  Notices
--------------------------------------------------------------------------------

      All notices, other than notices given in accordance with the following paragraph, to Class A Noteholders shall be deemed given if in writing and mailed, first-class, postage prepaid to each Class A Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A Noteholder shall affect the sufficiency of such notice with respect to other Class A Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

      A notice may be waived in writing by the relevant Class A Noteholder, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by

Class A Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      Any such notice shall be deemed to have been given on the date such notice is deposited in the mail.

      In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class A Noteholders when such notice is required to be given, then any manner of giving such notice as the Trustee shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.

      Any notice specifying a Payment Date, an Interest Rate, Interest payable, a Principal Payment (or the absence of a Principal Payment), an Invested Amount, a Stated Amount or a Bond Factor shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or such other similar electronic reporting service as may be approved by the Note Trustee and notified to Class A Noteholders (the "Relevant Screen"). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

      The Principal Paying Agent shall deliver a quarterly servicing report for each Collection Period to each Class A Noteholder on the Notice date relating to such Collection Period in the method provided in the first paragraph of this Condition 12.

13. Meetings of Voting Mortgagees and Votes of Class A Noteholders; Modifications; Consents; Waiver
--------------------------------------------------------------------------------

      The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, inter alia, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.

      For so long as the amounts outstanding under the Notes are 75% or more of all amounts secured by the Security Trust Deed, the Note Trustee may direct the Security Trustee to do any act or thing which the Security Trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of the Voting Mortgagees.

      Neither the Security Trustee nor the Trust Manager may call a meeting of Voting Mortgagees without the Noteholder Mortgagees' consent, if the amounts outstanding under the Class A Notes and the Class B Notes are 75% or more of all amounts secured by the Security Trust Deed.

      The Note Trust Deed contains provisions for the Class A Noteholders to consider any matter affecting their interests. In general, the holders of a majority of the aggregate Invested Amount of the Class A Notes may take or consent to any action permitted to be taken by Class A Noteholders under the Note Trust Deed. Notwithstanding the foregoing, the consent of holders of 75% of the aggregate Invested Amount of the Class A Notes shall be required to
(i) direct the Note Trustee to direct the Security Trustee to enforce the security under the Note Trust Deed, (ii) override any waiver by the Note Trustee of a breach of any provisions of the Transaction Documents or an Event of Default, (iii) alter, add, or modify the terms and conditions of the Class A Notes or the provisions of any of the Transaction Documents if such alteration, addition or modification is, in the sole opinion of the Note Trustee, in its absolute discretion, materially prejudicial or likely to be materially prejudicial to the Class A Noteholders as a whole or the Class A Noteholders, which shall include any modification to the date of maturity of the Class A Notes or a modification which would have the effect of postponing any day for payment of interest in respect of any Class A Notes, reducing or cancelling the amount of principal payable in respect of any Class A Notes or the rate of interest applicable to any Class A Notes or altering the percentage of the aggregate Invested Amount required to consent to any action or altering the currency of payment of any Class A Notes or an alteration of the date or priority of redemption of the Class A Notes (any such modification being referred to below as a "Basic Terms Modification"). Any action taken by the requisite percentage of the Invested Amount of the Class A Noteholders shall be binding on all Class A Noteholders (both present and future).

      Pursuant to the terms of the Note Trust Deed, the Note Trustee may agree, in its absolute discretion, without the consent of the Class A Noteholders, among other things, (i) to any modification (except a Basic Terms Modification) of, or to the waiver or authorisation of any breach or proposed breach of the Class A Notes (including these Conditions), or any of the Transaction Documents which is not, in the sole opinion of the Note Trustee, in its absolute discretion, materially prejudicial to the interests of the Class A Noteholders or (ii) to any modification of the Class A Notes (including these Conditions, or any of the Transaction Documents which, in the Note Trustee's sole opinion, is to correct a manifest error or is of a formal, minor or technical nature. The Note Trustee may also, without the consent of the Class A Noteholders, determine, in its absolute discretion, that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the Class B Noteholders and, unless the Note Trustee agrees otherwise, any such modification shall be notified to the Class A Noteholders in accordance with Class A Condition 12 as soon as practicable thereafter.

14.  Indemnification and Exoneration of the Note Trustee and the Security
Trustee
--------------------------------------------------------------------------------

      The Note Trust Deed contains provisions for the indemnification of the Note Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to realise the security and to obtain repayment of the Class A Notes unless indemnified and/or secured to its satisfaction. Each of the Note Trustee and the Security Trustee is entitled to enter into business transactions with the Issuer Trustee and/or any other party to the Relevant Documents without accounting for any profit resulting from such transactions. Neither the Security Trustee nor the Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust Deed, Mortgaged Property or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the Servicer or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee.

      The Security Trust Deed contains provisions for the indemnification of the Security Trustee by the Issuer Trustee and for its relief from responsibility, including provisions relieving it from taking any action in relation to the enforcement of the Security Trust Deed unless it is indemnified to its satisfaction. The Security Trustee has no liability under the Security Trust Deed, any other Transaction Document, any Note, the Notice of Creation of Trust or any Mortgage Insurance Policy other than to the extent to which the liability is able to be satisfied out of the property held by it on trust under the Security Trust Deed and it is actually indemnified for the liability, except to the extent to which it is not satisfied because there is a reduction in the extent of the Security Trustee's indemnification as a result of its fraud, negligence or willful default.

15.  Limitation of liability of the Issuer Trustee
--------------------------------------------------------------------------------

15.1  General

      Clause 33 of the Master Trust Deed applies to the obligations and liabilities of the Issuer Trustee in relation to this Class A Note.

15.2  Liability of Trustee limited to its right of indemnity

      (a) This Class A Note applies to the Issuer Trustee only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Class A Note or the Trust can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of property of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Class A Note or any other Transaction Document and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Class A Note or the Trust.

      (b) None of the Note Trustee or the Class A Noteholders may take action against the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

      (c) The provisions of this Condition 15 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the Trust Assets as a result of the Issuer Trustee's fraud, negligence or breach of trust.

      (d) It is acknowledged that the Trust Manager, the Servicer, each Paying Agent, the Agent Bank and the Note Trustee (each a "Relevant Party") are responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under this Class A Note or a Transaction Document) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of sub-paragraph (iii) of this Condition 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, other than a Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, other than a Relevant Party).

      (e) No attorney, agent, receiver or receiver and manager appointed in accordance with a Transaction Document (including without limitation a Relevant Party) has authority to act on behalf of the Issuer Trustee in a way which exposes the Issuer Trustee to any personal liability and no act or omission of any such person will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of sub-paragraph (iii), if the Issuer Trustee has exercised reasonable care in the selection and supervision of such a person.

16.  Governing Law
--------------------------------------------------------------------------------

      The Class A Notes and the Relevant Documents are governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

17.  Summary of Provisions Relating to the Class A Notes While in Book Entry
Form
--------------------------------------------------------------------------------

      The Class A Notes will initially be represented by typewritten book-entry notes (the Book-Entry Class A Notes"), without coupons, in the principal amount of US$1,116,000,000. The Book-Entry Class A Notes will be deposited with the Common Depository for DTC on or about the Closing Date. Upon deposit of the Book-Entry Class A Notes with the Depository, DTC will credit each investor in the Class A Notes with a principal amount of Class A Notes for which it has subscribed and paid.

      The Book-Entry Class A Note will be exchangeable for definitive Class A Notes in certain circumstances described below.

      Each person who is shown in the Note Register as the holder of a particular principal amount of Class A Notes will be entitled to be treated by the Issuer Trustee and the Note Trustee as a holder of such principal amount of Class A Notes and the expression "Class A

Noteholder" shall be construed accordingly, but without prejudice to the entitlement of the holder of the Book-Entry Class A Note to be paid principal and interest thereon in accordance with its terms. Such persons shall have no claim directly against the Issuer Trustee in respect of payment due on the Class A Notes for so long as the Class A Notes are represented by a Book-Entry Class A Note and the relevant obligations of the Issuer Trustee will be discharged by payment to the registered holder of the Book-Entry Class A Note in respect of each amount so paid.

17.1  Payments

      Interest and principal on each Book-Entry Class A Note will be payable by the Principal Paying Agent to the Common Depository provided that no payment of interest may be made by the Issuer Trustee or any Paying Agent in the Commonwealth of Australia or its possessions or into a bank account or to an address in the Commonwealth of Australia or its possessions.

      Each of the persons appearing from time to time as the beneficial owner of a Class A Note will be entitled to receive any payment so made in respect of that Class A Note in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer Trustee in respect of payments due on the Class A Notes which shall be made by the holder of the relevant Book-Entry Class A Note, for so long as such Book-Entry Class A
Note is outstanding.

      A record of each payment made on a Book-Entry Class A Note, distinguishing between any payment of principal and any payment of interest, will be recorded in the Note Register by the Note Registrar and such record shall be prima facie evidence that the payment in question has been made.

17.2  Exchange

      The Book-Entry Class A Note will be exchangeable for definitive Class A Notes only if:

            (a) the Trust Manager advises the Principal Paying Agent, the Note Registrar and the Note Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities with respect to the Class A Notes or the Clearing Agency ceases to carry on business, and the Trust Manager is unable to located a qualified successor;

            (b) the Issuer Trustee, at the direction of the Trust Manager (at the Trust Manager's option) advises the Principal Paying Agent, the Note Registrar and the Note Trustee in writing that the book entry system through the Clearing Agency is or is to be terminated; or

            (c) after the occurrence of an Event of Default, Class A Noteholders representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class A Notes (or the Note Trustee on behalf of such Class A

      Noteholders) advise the Principal Paying Agent and Issuer Trustee through the Clearing Agency in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interest of the Note Owners, then the Principal Paying Agent shall notify all Class A Note Owners and the Issuer Trustee of the occurrence of any such event and of the availability of Definitive Notes to Class A Note Owners requesting the same. Upon the surrender of the Book-Entry Notes to the Issuer Trustee by the Clearing Agency, and the delivery by the Clearing Agency of the relevant registration instructions to the Issuer Trustee, the Issuer Trustee shall execute and procure the Note Registrar to authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency.

17.3  Notices

      So long as the Notes are represented by the Book-Entry Class A Note and the same is/are held on behalf of the Clearing Agency, notices to Class A Noteholders may be given by delivery of the relevant notice to the Clearing Agency for communication by them to entitled account holders in substitution for delivery to each Class A Noteholder as required by the Class A Conditions.

17.4  Cancellation

      Cancellation of any Class A Note required by the Class A Conditions will be effected by reduction in the principal amount of the relevant Book-Entry Class A Note.

                 Westpac Securitisation Management Pty Limited
                             (ABN 73 081 709 211)
                                 Trust Manager

                             Mortgage Backed Notes
                     Issuable in series by separate trusts

                               -----------------

              Each series of notes:     Each trust:

              .   will consist of 1 or  .   will own a pool of
                  more classes of           housing loans secured
                  mortgage backed           by first ranking
                  floating or fixed         mortgages on owner-
                  rate notes                occupied and
                  representing              non-owner occupied
                  interests in the          residential
                  assets of a trust;        properties located in
                                            Australia;
              .   will receive
                  principal and         .   may have rights under
                  interest only from        insurance policies
                  payments collected on     relating to the
                  the assets of the         housing loans, to
                  related trust; and        amounts on deposit in
                                            the trust accounts
              .   will not be insured       and income earned on
                  or guaranteed by any      those deposits and to
                  government agency or      authorized
                  instrumentality and       investments of the
                  will not be the           trust; and
                  personal obligations
                  of the entity acting  .   will include the
                  as issuer trustee of      issuer trustee's
                  the trust or any of       rights under the
                  its affiliates.           transaction documents
                                            for that particular
                                            series.

                               -----------------

      Neither the SEC nor any State securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March 8, 2002

                               Table of Contents

                                                             Page
                                                             ----
               Important Notice About Information Presented
                 in this Prospectus and each Accompanying
                 Prospectus Supplement......................   1

               Capitalized Terms............................   2

               Westpac Banking Corporation..................   2

               The Trust Manager............................   2

               The Issuer Trustee...........................   2

               The Seller Trustee...........................   3

               The Servicer.................................   3

               The Trusts...................................   4
                Westpac Securitisation Trust Programme......   4
                Establishing the Trusts.....................   4

               The Assets of the Trusts.....................   4
                Assets of the Trust.........................   4
                The Housing Loans...........................   5
                The Sellers.................................   6
                Transfer and Assignment of the Housing
                  Loans.....................................   6
                Representations, Warranties and Eligibility
                  Criteria..................................   7
                Breach of Representations and Warranties....   9

               Westpac Residential Loan Program.............  10
                Origination Process.........................  10
                Underwriting Process........................  10
                Product Types...............................  12
                Housing Loan Features and Options...........  13

               Description of the Notes.....................  17
                General.....................................  17
                Classes of Notes............................  17
                Source of Funds for Payment.................  17
                Distributions...............................  17
                Distributions of Interest...................  18
                Distributions of Principal..................  18
                Form of the Notes...........................  19
                Global Clearance, Settlement and Tax Initial
                  Settlement Documentation Procedures.......  25
                Definitive Notes............................  28
                Withholding or Tax Deductions...............  28
                Redemption of the Notes for Taxation or
                  Other Reasons.............................  29
                Redemption of the Notes upon an Event of
                  Default under the Security Trust Deed.....  29
                Optional Redemption of Notes................  30
                Optional Repurchase of the Housing Loans....  30

                                                          Page
                                                          ----
                  Termination of the Trust...............  30
                  Final Maturity Date....................  31
                  Redemption upon Final Payment..........  31
                  Prescription...........................  32
                  Voting and Consent of Noteholders......  32
                  Reports to Noteholders.................  33

                 Credit Enhancement......................  35
                  Types of Enhancements..................  35
                  Subordination..........................  35
                  Primary Mortgage Insurance Policy......  36
                  Pool Mortgage Insurance Policy.........  36
                  Excess Available Income................  36
                  Reserve Fund...........................  36
                  Overcollateralization..................  37
                  Letter of Credit.......................  37
                  Minimum Principal Payment Agreement....  37
                  Deposit Agreement......................  37
                  Other Insurance, Guarantees and Similar
                    Instruments or Agreements............  38

                 Prepayment and Yield Considerations.....  38
                  General................................  38
                  Prepayments............................  39
                  Weighted Average Lives.................  39

                 Powers, Duties and Liabilities under the
                   Transaction Documents.................  40
                  The Issuer Trustee.....................  40
                  The Seller Trustee.....................  43
                  The Trust Manager......................  43
                  The Note Trustee.......................  44
                  The Security Trustee...................  46

                 Description of Transaction Documents....  48
                  Trust Accounts.........................  48
                  Prefunding.............................  48
                  Revolving Period.......................  49
                  Issuance of Additional Notes...........  49
                  Redraws................................  49
                  Liquidity Reserve or Liquidity Facility  50
                  Interest Rate Swaps....................  51
                  Currency Swaps.........................  51
                  The Security Trust Deed................  52

                 The Servicing Agreement.................  58
                  Modifications and Amendments...........  64

                 Use of Proceeds.........................  65
                 Legal Aspects of the Housing Loans......  65
                   General...............................  66

                                                          Page
                                                          ----
                  Property Used to Secure Housing Loans..  66
                  Enforcement of Registered Mortgages....  69
                  Penalties and Prohibited Fees..........  70
                  Bankruptcy.............................  70
                  Environmental Considerations...........  71
                  Insolvency Considerations..............  71
                  Tax Treatment of Interest on Australian
                    Housing Loans........................  72
                  Consumer Credit Legislation............  72

                 United States Federal Income Tax Matters  73
                  Overview...............................  73
                  General................................  74
                  Interest Income on the Notes...........  75
                  Sale of Notes..........................  75
                  Market Discount........................  76
                  Premium................................  77
                  Tax Consequences to Foreign Noteholders  77

                                                        Page
                                                        ----
                     Backup Withholding Taxes..........  78
                    Australian Tax Matters.............  78
                     Australian Taxation...............  78
                     Tax Reform Proposals..............  81

                    Enforcement of Foreign Judgments in
                      Australia........................  83

                    ERISA Considerations...............  84

                    Legal Investment Considerations....  86

                    Where You Can Find More Information  86

                    Ratings of the Notes...............  87

                    Plan of Distribution...............  87

                    Legal Matters......................  89

                    Glossary........................... G-1

   Important Notice About Information Presented in this Prospectus and each
                      Accompanying Prospectus Supplement

      We describe a series of offered notes in two separate documents: (1) this prospectus, which provides general information, some of which may not apply to that particular series of offered notes; and (2) the accompanying prospectus supplement, which describes the specific terms of that series of offered notes and may be different from the information in this prospectus.

      If the description of the terms of the notes varies between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

      Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus and any prospectus supplement. You may obtain copies of these documents for review. See "Where You Can Find More Information."

      Each prospectus supplement will include the following information regarding the related series of notes:

     . the principal amount, interest rate, authorized denominations and maturity date of each class of offered notes;

     . the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the offered notes;

     . information concerning the pool of housing loans and other assets of the trust;

     .   information regarding the risk factors relating to the offered notes;
         and

     .   the particulars of the plan of distribution for the offered notes.

      We include cross-references in this prospectus and in the prospectus supplement to captions where further related discussions appear. The preceding Table of Contents and the Table of Contents included in the prospectus supplement provide the pages on which these captions are located. You can find definitions of capitalized terms used in this prospectus under the caption "Glossary."

      In this prospectus the terms "we," "us" and "our" refer to Westpac Securitisation Management Pty Limited.

                               -----------------

                               Capitalized Terms

      The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary.

      The term "notes" when used in this prospectus will mean any of the notes issued by the issuer trustee in its capacity as trustee of a particular trust. The term "offered notes" when used in this prospectus will mean the notes issued in respect of a particular trust that have been registered and publicly offered in the United States pursuant to the related prospectus supplement.

                          Westpac Banking Corporation

      Westpac Banking Corporation (ABN 33 007 457 141) was the first bank to be established in Australia. It was founded in 1817 and was incorporated in 1850 as Bank of New South Wales by an Act of the New South Wales Parliament. In 1982 the Bank of New South Wales changed its name to Westpac Banking Corporation. Today Westpac is one of the four major commercial banks in Australia and is one of the largest commercial banks in New Zealand. Westpac and its affiliates undertake a wide range of banking and financial activities. The Australian banking activities of Westpac come under the regulatory supervision of the Australian Prudential Regulation Authority.

                               The Trust Manager

      Westpac Securitisation Management Pty Limited (ABN 73 081 709 211) was incorporated on February 19, 1998, and continues to exist and operate as a limited liability proprietary company under the Corporations Act of the Commonwealth of Australia. Westpac Securitisation Management Pty Limited is a wholly owned indirect subsidiary of Westpac. It was formed to provide specialized trust management services for securitization programs for Westpac and its affiliates. Westpac Securitisation Management Pty Limited will be appointed as trust manager for each trust on the terms set out in the master trust deed and the related series notice. The trust manager's registered office is Level 25, 60 Martin Place, Sydney, NSW 2000, Australia.

                              The Issuer Trustee

      Westpac Securities Administration Limited (ABN 77 000 049 472), an affiliate of Westpac, will act as the issuer trustee for each trust unless the prospectus supplement for a series identifies another entity that will serve as issuer trustee. Westpac Securities Administration Limited was incorporated on July 11, 1944 under the Corporations Act. The issuer trustee is registered in New South Wales and its registered office is at Level 4, 50 Pitt Street, Sydney, NSW 2000, Australia.

      The issuer trustee has 3,092,000 ordinary shares issued with a paid amount of A$2.00 per share. The shares are held by Westpac Financial Services Group Limited. The issuer trustee has not agreed to issue any additional shares. Under the Australian Corporations Act, the issuer trustee no longer has authorised share capital.

      The issuer trustee with respect to each series will act as trustee of the related trust and, in such capacity, will be the issuer of the notes for such series under the terms set out in the transaction documents for that series.

                              The Seller Trustee

      Westpac Securities Administration Limited will act as seller trustee for the housing loans.

                                 The Servicer

      The servicer will be designated in the prospectus supplement.

                                  The Trusts

Westpac Securitisation Trust Programme
      Westpac established the Westpac Securitisation Trust Programme pursuant to the master trust deed, dated February 14, 1997, for the purpose of enabling the issuer trustee of each trust established pursuant to the Westpac Securitisation Trust Programme to invest in pools of assets originated or purchased by Westpac or its affiliates. The master trust deed establishes the general framework under which trusts may be established from time to time and provides for the creation of an unlimited number of trusts. It does not actually establish any trusts. Each trust established under the Westpac Securitisation Trust Programme will be separate and distinct from every other trust established under the master trust deed. The assets of each trust will not be available to meet the liabilities of any other trust. The issuer trustee may issue multiple classes of notes in relation to each trust that differ among themselves as to priority of payment and ratings.

Establishing the Trusts
      The detailed terms of each trust will be as set out in the master trust deed and the series notice relating to that trust. To establish a trust, the trust manager and the issuer trustee will execute a notice of creation of trust.

      The series notice relating to a trust, which supplements the general framework under the master trust deed with respect to that trust, does the following:

     .   appoints the issuer trustee of the trust;

     .   specifies the terms of the notes;

     .   establishes the cash flow allocation;

     . sets out the various representations and undertakings of certain parties in relation to the housing loans, which supplement those in the master trust deed; and

     . amends the master trust deed to the extent necessary to give effect to the specific aspects of the trust and the issuance of the related series of notes by that trust.

                           The Assets of the Trusts

Assets of the Trusts
      The assets of a trust may include any or all of the following:

     .   a pool of housing loans, including:

         . principal payments paid or payable on the housing loans at any time from and after the cut-off date specified in the prospectus supplement; and

         . interest and fee payments paid or payable on the housing loans from the closing date specified in the prospectus supplement;

     . rights of the issuer trustee under any primary mortgage insurance policies covering the mortgaged properties securing the housing loans;

     . amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the related series of notes, including the related collection account, and any instruments in which these amounts are invested;

     . the issuer trustee's rights under the transaction documents for that trust; and

     . rights under any form of credit enhancement specified in the prospectus supplement.

The prospectus supplement for each series of offered notes will include information describing the assets of the related trust.

      The notes will be obligations of the issuer trustee only in its capacity as trustee of the related trust and in no other capacity. The assets of a trust specified in the prospectus supplement for that series will serve as collateral only for that series of notes and any other obligations of the issuer trustee owed to the secured creditors of that trust. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default on that series of notes and may not proceed against any assets of Westpac, the issuer trustee, the trust manager or any of Westpac's affiliates or the assets of any other trust.

The Housing Loans
      Westpac will originate or purchase the housing loans in the ordinary course of its business. Each housing loan will be one of the types of products described in "Westpac Residential Loan Program--Product Types" or another type of product described in the prospectus supplement. Each housing loan may have some or all of the features and options described in the "Westpac Residential Loan Program--Housing Loan Features and Options." The prospectus supplement may also describe additional features and options of the housing loans. The housing loans may be either fixed rate or variable rate loans secured by mortgaged properties. A mortgaged property refers to the land, including all improvements thereon, that is subject to a mortgage. A registered first ranking mortgage over the related mortgaged property will secure each housing loan or, if the relevant mortgage is not a first ranking mortgage, the seller of the housing loan will equitably assign to the issuer trustee all other prior ranking registered mortgages relating to that housing loan. The mortgaged properties will consist of owner-occupied and non-owner occupied residential properties located in the Commonwealth of Australia.

      The prospectus supplement for each series of offered notes will provide information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in such prospectus supplement including, among other things, and to the extent relevant:

     . the aggregate outstanding principal balance of the housing loans included in the assets of the related trust;

     . the range and average outstanding principal balance of the housing loans;

     . the range and weighted average loan rate on the loans, and, in the case of variable rate loans, the range and weighted average of the current loan rates, if any;

     . the percentage by outstanding principal balance as of the cut-off date of housing loans that accrue interest at variable or fixed interest rates;

     . the weighted average original and remaining term-to-stated maturity of the housing loans;

     .   the year of origination of the housing loans;

     . the range and weighted average of loan-to-value ratios for the housing loans;

     . the geographic distribution of the mortgaged properties securing the housing loans; and

     . distribution by number and aggregate outstanding principal balance of the types of properties securing the housing loans.

      If information of the nature described above respecting the housing loans is not known or available at the time the related series of offered notes is initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K filed with the SEC within 15 days after the initial issuance of the offered notes.

The Sellers
      Unless otherwise specified in the prospectus supplement, the housing loans included in the assets of a trust will be sold to the trust by either Westpac or the seller trustee or both. The seller trustee is Westpac Securities Administration Limited, in its capacity as trustee of another separate trust established under the Westpac Securitisation Trust Programme. The seller trustee purchases residential housing loans from Westpac or other trusts formed under the Westpac Securitisation Trust Programme.

Transfer and Assignment of the Housing Loans
      On the closing date for a trust, each seller will deliver a sale notice to the issuer trustee as trustee of that trust specifying the housing loans purchased by that trust.

      Each seller will equitably assign the housing loans, the mortgages securing those housing loans and the mortgage documents and will assign the rights and benefits under any related mortgage insurance policies to the issuer trustee pursuant to the sale notice. After this assignment, the issuer trustee will be entitled to receive collections on the housing loans. If a Title Perfection Event occurs, the issuer trustee must use the irrevocable power of attorney granted to it by Westpac to take the actions necessary to obtain legal title to the housing loans. The trust manager, the servicer and each seller will assist the issuer trustee in taking any necessary actions to obtain legal title to the housing loans.

      A seller may in some instances equitably assign to the issuer trustee a housing loan secured by an "all moneys" mortgage, which may also secure financial indebtedness that has not been sold to the applicable trust, but is instead retained by Westpac.

      The issuer trustee will hold the proceeds of enforcement of the related mortgage, as described in "Legal Aspects of the Housing Loans--Enforcement of Registered Mortgages," to the extent they exceed the amount required to repay the housing loan, as bare trustee for Westpac without any other duties or obligations, in relation to that other financial indebtedness. The mortgage will secure the housing loan equitably assigned to that trust in priority to that other financial indebtedness.

      If a housing loan is secured on the closing date for the related trust by mortgages over more than one property, the seller will assign each mortgage that secures the housing loan to that trust. The housing loan sold to that trust will then have the benefit of security from each property ahead of any financial indebtedness owed to Westpac which is also secured by those assigned mortgages.

Representations, Warranties and Eligibility Criteria
      Westpac, in its capacity as a seller, will make representations and warranties to the issuer trustee with respect to the housing loans equitably assigned by it to the issuer trustee. If specified in the prospectus supplement, the seller trustee will make limited representations and warranties with respect to the housing loans equitably assigned by Westpac to the issuer trustee. Westpac will also have made representations and warranties with respect to the housing loans equitably assigned by the seller trustee to the issuer trustee at the time those housing loans were first sold by Westpac, and the benefit of those prior representations and warranties will be assigned by the seller trustee to the issuer trustee. The servicer will also make representations and warranties to the issuer trustee with respect to the servicing of the housing loans sold by the seller trustee to the issuer trustee for the date of the transfer of the housing loans from Westpac to the seller trustee until the date of the transfer of the housing loans by the seller trustee to the issuer trustee.

      The prospectus supplement may specify different or additional representations and warranties that any of Westpac, the seller trustee or the servicer will make. The issuer trustee will not investigate or make any inquiries regarding the accuracy of the representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties as being correct, unless an officer of the issuer trustee involved in the administration of the trust has actual notice to the contrary.

Westpac Representations
      To the extent specified in the prospectus supplement, Westpac, in its capacity as a seller, will represent and warrant to the issuer trustee among other things that:

     . as of the date the sale notice is delivered to the issuer trustee and as of the closing date for the applicable trust, if different:

         . it is the sole legal and beneficial owner of each housing loan, free and clear of any security interest, except for any security interest arising solely as a result of action by the issuer trustee;

         . at the time each housing loan, mortgage, related documents and primary mortgage insurance policy, if any, was entered into, it complied in all material respects with applicable laws, including, if applicable, the Consumer Credit Legislation;

     . as of the cut-off date specified in the prospectus supplement, each housing loan to be sold by Westpac to the issuer trustee satisfies the following Eligibility Criteria:

         . the borrower is a resident of Australia and does not owe more than A$750,000 under the housing loan;

         . it is denominated and payable only in Australian dollars in Australia;

         . it was originated and purchased in the ordinary course of Westpac's business;

         . it is one of the housing loan products described in "Westpac Residential Loan Program--Product Types" or in the prospectus supplement;

         . it is secured by a mortgage over a property which has erected on it a residential dwelling;

         . it is secured by a mortgage which constitutes a registered first ranking mortgage over residential property situated in Australia, or where a mortgage is not, or will not be when registered, a registered first ranking mortgage, Westpac has made an offer to the issuer trustee to equitably assign all prior ranking registered mortgages to the issuer trustee;

         . it has a loan-to-value ratio less than or equal to 95%, calculated by dividing the current principal balance of the housing loan by the most recent aggregate value of the mortgaged property;

         . the borrower is required to repay the housing loan within 30 years of the cut-off date;

         . it is not a loan with an interest-only-payment type with a bullet principal repayment at the end of the interest only period;

         . no payment from the borrower is delinquent more than 30 consecutive days;

         . together with the related mortgage, it has been or will be stamped, or has been taken by the relevant stamp duties authority to be stamped, with all applicable duty;

         . it is not governed or regulated by the Credit Act 1984 (New South Wales) or the corresponding legislation for any other Australian jurisdiction or any rural, primary production, moratorium or mediation legislation, except for the Uniform Consumer Credit Code; and

         . the sale of an equitable interest in either the housing loan or any related mortgage does not contravene or conflict with any law.

Seller Trustee Representations
      To the extent specified in the prospectus supplement, the seller trustee, if any, will represent and warrant to the issuer trustee with respect to the housing loans being sold by the seller trustee to the issuer trustee, to the issuer trustee as of the date the sale notice is delivered to the issuer trustee and the closing date for the applicable trust, if different, that, among other things:

     . it has good title to the housing loans free and clear of any security interest except for the security interest given by the seller trustee under the security trust deed in favor of the security trustee; and

     . the sale, transfer and assignment of the seller trustee's interest in the housing loans will not constitute a breach of any documents binding on the seller trustee.

Servicer Representations
      To the extent specified in the prospectus supplement, the servicer of any housing loans will represent and warrant for the benefit of the issuer trustee in relation to the housing loans being equitably assigned to the issuer trustee by the seller trustee that, among other things:

     . as of the cut-off date specified in the prospectus supplement, each housing loan meets the Eligibility Criteria; and

     . each housing loan has been serviced by the servicer in accordance with the servicing agreement, as amended, from the date the housing loan was sold by Westpac to the seller trustee until the closing date for the related trust, where that servicing includes, among other things, ensuring compliance with the Consumer Credit Legislation in connection with servicing the housing loans where failure to do so would have an Adverse Effect.

Breach of Representations and Warranties
      If a seller, the trust manager or the issuer trustee becomes aware during the 120-day period after the closing date specified in the prospectus supplement that a representation or warranty from a seller relating to any housing loan or mortgage is incorrect, it must notify the other parties and the rating agencies within 5 business days of becoming aware. If the seller gives or receives this notice no later than 5 business days prior to the 120th day after the closing date for the related trust and if the breach is not waived or remedied to the satisfaction of the issuer trustee within that period of 5 business days or any longer period that the issuer trustee permits, then without any action being required by either party, the seller shall be taken to have offered to repurchase the affected housing loan and mortgage for an amount equal to its Unpaid Balance at the date of repurchase, and the issuer trustee shall be taken to have accepted that offer.

      Upon receipt of that repurchase amount, the issuer trustee shall cease to have any interest in the affected housing loan and mortgage. In the case of a housing loan and mortgage repurchased by a seller as described above, the seller shall again hold all title to the housing loan and mortgage and be entitled to the Unpaid Balance from and including the date of repurchase.

      If notice of a breach of a representation or warranty is not given to or received by a seller within 5 business days prior to 120 days after the closing date for the related trust, or if a breach is not waived or remedied to the satisfaction of the issuer trustee within the requisite period, then the issuer trustee will only have a claim for damages which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time the seller pays the damages.

      The prospectus supplement may specify additional provisions regarding breaches of representations and warranties and different notice provisions, cure periods and remedies.

      If a representation or warranty from the servicer regarding the servicing of the housing loans prior to the transfer of the housing loans to the issuer trustee is incorrect, then the issuer trustee will have a claim for damages against the servicer which will be limited to an amount equal to the Unpaid Balance of that housing loan at the time the servicer pays the damages.

                       Westpac Residential Loan Program

Origination Process
      The housing loans to be included in the assets of the trusts will be originated or purchased by Westpac in the ordinary course of its business. Westpac sources its housing loans through its branch network, mobile finance managers, accredited brokers, national telemarketing centers and through the internet. Advertising and direct mail campaigns also generate inquiries that develop into originations.

Underwriting Process
      The following is a description of the underwriting processes employed by Westpac in evaluating whether to fund a particular housing loan application. The prospectus supplement relating to a series of offered notes will contain a description of any changes to the underwriting process relating to the new housing loans to be included in the assets of the trust.

      All housing loan applications, including the applications relating to the housing loans to be included in a trust, must satisfy Westpac's residential housing loan credit policy and procedures described in this section. Each housing loan application is considered on its merits.

      Westpac, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing quality for the purpose of setting standard interest rates for its residential housing loans.

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      Westpac assesses the credit of each loan applicant initially through its centrally controlled credit decisioning system. This system is based on proprietary information such as Westpac's historical credit underwriting standards and credit underwriting rules. Credit checks are also done through Credit Advantage Limited, an independent credit reporting agency.

      Housing loan applications are either approved, declined or referred to a credit specialist. Housing loan applications are generally referred to a credit specialist for assessment if they are complex or for reassessment if the system declined the application because it failed the initial underwriting standards.

      Applications referred to a credit specialist are assessed according to Westpac's credit policy and the specialist's credit approval limits. Staff with credit approval limits include:

     .   credit officers,

     .   accredited sales managers or

     .   officers at State-based credit centers.

      The value of the proposed security property and confirmation of the ability of the applicant to make payments on the housing loan are central to the approval process. The accuracy and correctness of the information provided by the applicant is verified, particularly documentation provided by the applicant and their employment and income information. Income of self-employed applicants is verified generally by checking annual accounts and/or other financial information. It also conducts credit checks and inquiries through Credit Advantage Limited.

      Westpac typically requires that all loan applicants satisfy a minimum disposable income level after deducting all commitments, including allowances for living expenses and the proposed housing loan and an allowance for interest rate increases.

      An appraisal of the proposed security property is obtained according to Westpac's valuation policy. This policy has been tailored to target areas of higher risk either associated with a particular geographical area or a combination of factors relating to the nature of the application. The appraised value may be determined by a sales contract, a rates notice, an appraisal by a registered panel valuer, who is a member of the Australian Property Institute, or an appraisal by a Westpac manager. When a housing loan is secured by more than one property, the combined value of the properties is considered.

      All housing loans originated by brokers must comply with Westpac's credit policy. If a valuation is not specifically required, the contract of sale is reviewed according to Westpac's credit policy.

      After a loan application has been pre-approved, each loan applicant is provided with a general terms and conditions booklet. Once details have been verified relating to the housing loan and the accepted loan offer has been received, the housing loan proceeds through to settlement and disbursement. The security documents are stamped and registered after all

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documentation is completed to Westpac's satisfaction and disbursement and settlement has occurred. It is a condition of settlement that the mortgagor establish and maintain full replacement property insurance on the related property.

      Westpac's credit policies are subject to constant review. Credit policies may change from time to time due to business conditions and legal or regulatory changes.

Product Types
      Westpac currently offers a wide variety of housing loan product types with various features and options that are further described in "Housing Loan Features and Options". Market competition and economics may require that Westpac offer new product types or add features to a housing loan that are not described in this section. To the extent specified in the prospectus supplement, the housing loans will consist of the following product types, and such other product types as are described in the prospectus supplement.

Owner Occupied Home Loans

First Option Home Loan
      This is a low variable interest rate owner-occupied home loan. This product was developed to compete with products offered by non-bank originators. Additional loan options described in this section may be combined with this product at the borrower's request for a fee. The maximum term for this product is 30 years.

Premium Option Home Loan
      Like the First Option Home Loan, this is a variable interest rate owner-occupied home loan. This product, however, has a higher interest rate than the current First Option Home Loan rate and as a result, borrowers may combine various loan options offered by Westpac with these loans at no or reduced additional cost. The maximum term for this product is 30 years.

Premium Option Home Loan with 1 Year Guaranteed Rate
      This product offers borrowers an introductory discounted fixed rate for a year, after which the Premium Option Home Loan variable rate applies. Apart from the introductory discounted fixed rate, the loan has the same options as the Premium Option Home Loan, although some of the product options listed in this section are not available during the fixed rate period. Additional conditions apply to these loans such as a special offer administration charge payable if, for example, the borrower switches to another type of loan or repays portions of the loan within a specified time period.

Fixed Options Home Loan
      This is a fixed rate owner-occupied home loan which bears a fixed rate of interest for up to 10 years. The maximum term for this product is 30 years. These loans may provide that borrowers pay interest only for up to 5 years. After the interest-only period the borrower must make payments of principal and interest. The loan converts to the Premium Option Home

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Loan variable rate upon the maturity of the fixed rate period unless the borrower requests an additional fixed rate period. Some product features, such as redraw, are not available during the fixed rate period.

Investment Property Loans
First Option Investment Property Loan

      This is a low variable interest rate loan offered to borrowers who will use the loan proceeds to purchase or refinance residential property for investment purposes. Additional loan options described in this section may be combined with this product at the request of the borrower for a fee. The maximum term for this product is 30 years.

Variable Rate Investment Property Loan
      This is a variable interest rate loan offered to borrowers who will use the loan proceeds to purchase or refinance residential property for investment purposes. This product bears a higher rate of interest than the current First Option Investment Property Loan rate. Additional loan options described in this section may be combined with this product at the request of the borrower at no fee or a reduced fee. The maximum term for this product is 30 years.

Investment Loans with 1 Year Guaranteed Rate
      This product offers borrowers an introductory discounted fixed rate for 1 year, after which the interest rate converts to the Variable Rate Investment Property Loan rate. Some product options are not available during the fixed rate period. Additional conditions apply to this loan, such as a special offer administration charge. The maximum term for this product is 30 years.

Fixed Rate Investment Property Loan
      This is a fixed rate loan offered to borrowers who will use the loan proceeds to purchase or refinance residential property for investment purposes. The maximum term for this product is 30 years. These loans may provide that borrowers pay interest only for up to 5 years. After the interest-only period, the borrower must make payments of principal and interest. This product may also provide for payment of interest only in advance for up to 13 months. These loans may have fixed interest rate terms for up to 10 years. After this term expires, the loan will convert to the Investment Property Loan variable rate unless the borrower requests another fixed rate term.

Housing Loan Features and Options
      Each housing loan originated by Westpac may have some or all of the features or options described in this section to the extent specified in the prospectus supplement, or other features or options specified in the prospectus supplement. In addition, during the term of any housing loan, Westpac may from time to time at its own initiative, or at the request of the borrower, change any of the features and options of the housing loans. Depending on the product type and the nature of the feature or option selected, various fees may apply.

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However, unless otherwise specified in the prospectus supplement, before doing so, Westpac must satisfy the trust manager that the additional features would not affect any mortgage insurance policy covering the housing loans and would not cause a downgrade or withdrawal of the rating of any series of notes if those housing loans remain in the trusts.

Redraw
      Some of the variable rate housing loans may allow the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the housing loan is charged a variable rate of interest. Borrowers may request a redraw at any time. Some loan documents require Westpac to provide the redraw if the borrower is entitled to a redraw because of prepayments and if the loan is not delinquent. A redraw will not result in the related housing loan being removed from a trust.

Top Up
      The loan documentation and/or the mortgage for a housing loan may allow a borrower to request additional funds from Westpac through increasing his or her credit limit. This causes the principal balance to exceed the current amortized scheduled balance. This is called a top up. Westpac will only provide a top up if its underwriting and credit criteria are satisfied. If Westpac provides a top up, the housing loan will be removed from the trust.

Account Management Facility
      A borrower may elect to have his/her salary paid in full or in part into their loan account. If this amount exceeds the amortized scheduled balance at that time, surplus funds are created which may be redrawn. This feature will allow a customer up to fifteen free automatic disbursements in each payment cycle against these surplus funds to other accounts. These disbursements are treated as redraws.

Repayment Holiday
      The documentation for a housing loan may allow the borrower a repayment holiday when the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. If the borrower fails to make payments during a payment holiday the related housing loan will not be considered delinquent if the borrower has notified Westpac and complied with the provisions of its housing loan. A repayment holiday will not result in the related housing loan being removed from a trust.

Early Repayment
      A borrower will not incur break fees if an early repayment or partial prepayment of principal occurs under a standard variable rate housing loan contract.

      However, a borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan or guaranteed rate loan. If a loan is not regulated by the Consumer Credit Legislation, the borrower may be required to pay an early termination fee.

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

Substitution of Security
      A borrower may apply to the servicer to:

     . substitute a different mortgaged property in place of the existing security property securing a housing loan;

     .   add a further mortgage as security for a loan; or

     .   release a mortgaged property from a mortgage.

      If Westpac's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan and the new mortgage will secure the existing housing loan.

      If all of the following conditions occur, the housing loan will remain in the housing loan pool, secured by the new mortgage:

     . the substitute property subject to the mortgage satisfies the Eligibility Criteria;

     . the mortgage over the substitute property is granted by the borrower simultaneously with the discharge of the original mortgage; and

     .   the substitute property is acceptable to the mortgage insurer.

      If any of the following conditions occur, the Unpaid Balance will be repaid by the seller and the housing loan will cease to be an asset of the applicable trust:

     .   the new property does not satisfy the Eligibility Criteria;

     . the new property is not acceptable to the mortgage insurer insuring the housing loan; or

     .   settlement does not occur simultaneously with discharge.

Interest Rate Switching
      Fixed rate loans will automatically convert to variable rate at the end of the fixed rate period as specified in the related loan documentation, unless the borrower elects another fixed rate period. Some loans have an introductory fixed rate of interest that converts to a variable rate of interest at the end of that period. Some loans allow borrowers to convert from a variable rate to a fixed rate or vice versa.

Switching to an Investment or Owner-Occupied Housing Loan
      A borrower may elect to switch the use of the mortgaged property from owner-occupied property to investment or vice versa. Westpac requires notification from the borrower of a switch from an owner-occupied to investment housing loan and reserves the right to change the interest rate or the fees charged with respect to the housing loan. The loan will remain an asset of the applicable trust after the switch.

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

Combination Housing Loan
      A borrower may elect to split a loan into separate funding portions which may, among other things, be subject to different interest rates. Each part of the housing loan is effectively a separate loan even though all the separate loans are secured by the same mortgage.

      If a housing loan is split, each separate loan will remain in the applicable trust as long as each individual loan matures before the final maturity date of the notes. If any loan matures after the final maturity date of the notes, that loan will be removed from the applicable trust and the Unpaid Balance of the loan will be repaid by Westpac. The other segments of the "split" loan which mature before the final maturity date of the notes will remain in the applicable trust.

Payment Type
      The loan payment types on the cut-off date for the trust will be either interest-only or principal, interest and fees. A borrower may elect to switch from paying principal, interest and fees to interest only provided certain criteria are satisfied. The interest-only periods can only be for terms of 1 to 5 years except that, with credit specialist approval, the interest only period can be extended past 5 years. At the end of any interest-only period, the payment type under the related loan will convert to a principal, interest and fees payment type. The scheduled payments will be adjusted at this time to ensure that the loan will be repaid within its original term.

Parental Leave
      Each of the variable rate loans allows a borrower who is on parental leave and who meets the eligibility criteria to request a reduction in repayment of the related home loan by up to 50% for a maximum of six months. If the reduced payments are not sufficient to cover the interest due on the loan, the unpaid interest rate will be capitalized on the loan balance, which may cause the loan to negatively amortize. The scheduled payments are adjusted at the end of the parental leave period to ensure that the loan will be repaid within its original contracted maturity.

Capitalized Fees
      A borrower may request that Westpac provide product features under its housing loan contract without requiring the borrower to pay the usual up-front fee relating to that product. In those cases, Westpac may capitalize the fee, which will thus constitute part of the principal to be amortized over the life of the housing loan.

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                           Description of the Notes

      The following summary, together with the description of the offered notes in the prospectus supplement, describes the material terms of the offered notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and conditions of the offered notes and the provisions of the transaction documents.

General
      The issuer trustee will issue each series of notes on the applicable closing date pursuant to a direction from the trust manager to the issuer trustee to issue the notes in respect of the related trust. Each series of offered notes will be issued under a note trust deed entered into between the issuer trustee, the trust manager and a commercial bank or trust company acting as note trustee for the benefit of the noteholders of the related series. The notes will be secured by the assets of the related trust pursuant to a charge granted under a security trust deed entered into between the issuer trustee, the trust manager and the security trustee specified in the prospectus supplement. To the extent specified in the prospectus supplement, the laws of New South Wales will govern the notes.

Classes of Notes
      Each series of notes will be issued in one or more classes. Each class of notes may have different rights to receive or not receive payments of principal and interest on each payment date as specified in the prospectus supplement. The prospectus supplement for each series will outline these classes, their rights and the timing and priority of payments.

Source of Funds for Payment
      The notes of a series will be entitled to payment only from the assets of the trust issuing that series of notes, including the proceeds from the housing loans included in that trust. Noteholders will not be entitled to payments from the housing loans included in any other trust. The notes are not obligations of the issuer trustee in its personal capacity, the trust manager or any of their affiliates. The notes will not be guaranteed by any governmental agency.

      Noteholders may experience delays in distributions on the notes or losses on the notes if delinquent payments or losses on defaulted housing loans are not paid from any credit enhancement arrangement in the related trust.

Distributions
      Distributions on the notes of each series will be made on each payment date, in the case of offered notes as specified in the prospectus supplement. Payment dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of offered notes of a given series will be described in the prospectus supplement. The initial payment date will be specified in the prospectus supplement. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement.

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

      The issuer trustee will make distributions to the persons in whose names the notes are registered at the close of business on the Record Date. The issuer trustee will distribute funds in respect of offered notes by check or money order mailed to the person entitled to receive them at the address appearing in the note register. The prospectus supplement may also specify that in the case of offered notes that are of a specified minimum denomination, upon written request by the noteholder, the issuer trustee will remit funds by wire transfer or by other means agreed upon. The issuer trustee will make the final distribution in retirement of the offered notes, whether a definitive note or a book-entry note, only upon presentation and surrender of the notes at the office or agency of the issuer trustee specified in the final distribution notice to noteholders. The issuer trustee will make all distributions on book-entry notes held by DTC to DTC, which will credit the accounts of its direct participants. If you hold an interest in a book-entry note, you will have to rely on your financial intermediary to forward your payments. The issuer trustee may, if specified in the prospectus supplement, appoint a paying agent for purposes of remitting distributions.

Distributions of Interest
      Each class of offered notes of a series, other than any classes of principal-only notes entitled only to interest payments, will accrue interest from the date, and at the interest rate set forth in the prospectus supplement. Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement will specify the interest rate or, in the case of a variable or adjustable rate, the method for determining the interest rate, for each class of offered notes. To the extent funds are available, the issuer trustee will distribute interest accrued on the payment dates specified in the prospectus supplement. If specified in the prospectus supplement, a class of offered notes will no longer earn interest if losses on the housing loans in the related trust that are allocated to that class of offered notes exceed the outstanding principal amount, or in the case of an interest-only class, the aggregate notional balance, of the class of offered notes. The prospectus supplement may specify that interest accrues and/or is distributed differently from the description in this paragraph.

Distributions of Principal
      Each class of notes of each series, other than any classes of specified notes entitled only to interest payments, will have an Invested Amount which, at any time, will equal the then maximum amount that the noteholders of that class will be entitled to receive in respect of principal out of the housing loans and other assets of the related trust. The initial Invested Amount of each class of a series of offered notes will be specified in the prospectus supplement. The prospectus supplement will specify the manner in which principal distributions on the notes are calculated and allocated among the classes of notes entitled to distributions of principal on each payment date. Unless otherwise specified in the prospectus supplement, distributions of principal on any class of notes will be made on a pro rata basis among all the notes of that class. The Invested Amount of a class of notes will be reduced by distributions of principal on the notes from time to time. To the extent and in the manner specified in the prospectus supplement, the principal balance of a class or classes of notes may be reduced by allocating losses of principal to their outstanding principal balances that occur

                                      18

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in connection with liquidation of housing loans in the related trust. If specified in the prospectus supplement, if the principal charge-offs allocated to a class of notes exceed the Invested Amount of the class of notes, the notes will no longer be entitled to any payments of interest or principal. If specified in the prospectus supplement, holders of notes that had previously been allocated a principal charge-off may receive distributions representing a recovery of that charge-off if the servicer subsequently recovers an amount in respect of that housing loan. To the extent a note has been transferred, the holder that receives a distribution in respect of a recovery of a principal charge-off may be different from the holder who was allocated the principal charge-off. Unless otherwise set forth in the prospectus supplement, the issuer trustee will distribute to the holders of each outstanding class to which the principal charge-off had previously been allocated, its share of the recovery up to the amount of the loss previously allocated to that class to the extent specified in the prospectus supplement. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until a specified date or the occurrence of certain events, including the retirement of one or more other classes of notes of the same series or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

      In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments prior to being used to distribute payments of principal to noteholders, purchase additional assets for the trust, including housing loans or fund redraws. The result of any retention and temporary investment of principal by the issuer trustee or servicer would be to slow the repayment rate of the related notes relative to the repayment rate of the related housing loans, or to attempt to match the repayment rate of the related notes to a repayment schedule established at the time the notes are issued. Any feature of this type applicable to any notes may terminate, resulting in the current funding of principal payments to the related noteholders and an acceleration of the repayment of those notes upon the occurrence of specified events described in the related prospectus supplement.

Form of the Notes
      Each class of offered notes of a series will be issued in minimum denominations specified in the prospectus supplement. As specified in the prospectus supplement, one or more classes of offered notes of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of The Depository Trust Company, known as DTC.

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      For the classes of offered notes specified in the prospectus supplement as definitive notes, noteholders may transfer and exchange their offered notes on a note register to be maintained by the note trustee or the paying agent, if one is appointed, as specified in the prospectus supplement. Unless otherwise stated in the prospectus supplement, the note trustee or paying agent, as applicable, will not charge a fee for any registration of transfer or exchange of offered notes, but may require payment of an amount sufficient to cover any tax or other governmental charge. Before an offered note is properly presented for transfer, the note trustee or paying agent and any of their agents may treat the person in whose name an offered note is registered as the owner of the offered note for the purpose of receiving distributions of principal and interest and for all other purposes under the transaction documents. The note registrar will not be required to register the transfer or exchange of definitive notes within the period from the Record Date to the next payment date for the definitive notes.

      For the classes of offered notes specified in the applicable prospectus supplement as book-entry notes, investors will not have the right to receive physical certificates evidencing their ownership except under limited circumstances. Instead, the note trustee will issue the offered notes in the form of global certificates, which will be held by DTC or its nominee or a similar institution. Financial institutions that are direct or indirect participants in DTC will record beneficial ownership of a certificate by individual investors in the authorized denominations.

Book-Entry Registration
      If book-entry notes are issued, all references to actions by the noteholders will refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the offered notes in accordance with DTC's procedures.

      Noteholders may hold their interests in the offered notes through DTC, in the United States, Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") or Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear"), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. If specified in the prospectus supplement, a noteholder may also hold its interest in the offered notes through another clearing organization, such as Austraclear. Cede & Co., as nominee for DTC, will hold the offered notes. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries. The depositaries, in turn, will hold the positions in customers' securities accounts in the depositaries' name on the books of DTC. Citibank, N.A., London Branch will act as common depositary for Clearstream, Luxembourg, and Euroclear. If another clearing organization is involved, with respect to any offered notes, it will hold its positions in a manner described in the prospectus supplement.

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

      DTC has advised the trust manager that it is:

     .   a limited-purpose trust company organized under the New York Banking
         Law;

     .   a "banking organization" within the meaning of the New York Banking
         Law;

     .   a member of the Federal Reserve System;

     . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     . a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

      DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with the relevant rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other hand, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counter party in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

      Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

      Purchases of offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the offered notes on DTC's records. The ownership interest of each actual noteholders is in turn, to be recorded on the DTC participants' and indirect participants' records. Noteholders will not receive written confirmation from DTC of their purchase. However, noteholders are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the noteholder entered into the transaction. Transfers of ownership interests in the offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the noteholders. Noteholders will not receive offered notes representing their ownership interest in offered notes unless definitive instruments are issued in the circumstances set out below. Transfers of ownership to persons or entities that do not participate in the book-entry system may be limited due to the lack of physical certificates.

      To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual noteholders of the offered notes; DTC's records reflect only the identity of the DTC participants to whose accounts the offered notes are credited, which may or may not be the actual beneficial owners of the offered notes. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to noteholders will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. will consent or vote on behalf of the noteholders' offered notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee as soon as possible after the Record Date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the offered notes are credited on the Record Date, identified in a listing attached to the proxy.

      Principal and interest payments on the offered notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to noteholders. These payments will be the responsibility of the

DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent. Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to noteholders is the responsibility of DTC participants and indirect participants.

      Reports on each trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to the relevant noteholders upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and its participants.

      DTC will take any action permitted to be taken by the holders of the book-entry notes at the direction of one or more financial intermediaries to whose DTC accounts the book-entry notes are credited. Clearstream, Luxembourg and Euroclear will follow their rules and procedures in taking any action permitted to be taken by the holders of the book-entry notes on behalf of its participants. The ability of Clearstream, Luxembourg and Euroclear to take action on behalf of holders of the book-entry notes will also depend upon the ability of their depositaries, to effect the actions on their behalf through DTC. DTC may take actions, at the direction of its participants, that may conflict with actions taken by or on behalf of other noteholders.

      DTC may discontinue providing its services as securities depository for the offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive notes are required to be printed and delivered.

      According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

      Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of offered notes. Transactions may be settled in Clearstream, Luxembourg in any of 32 currencies, including U.S. dollars.

      Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book entry delivery against payment. This eliminates the need for physical movement of offered notes. Transactions may be settled in any of 32 currencies, including U.S. dollars.

      The Euroclear System is owned by Euroclear Clearance System Public Limited Company and operated through a licensed agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the Euroclear Operator. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

      Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

      Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System and receipts of payments for securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific offered notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

      Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Distributions on the offered notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depository. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depository's ability to effect these actions on its behalf through DTC.

      Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of offered notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

      None of the issuer trustee, the trust manager, the servicer, the note trustee nor the paying agent, if any, will have any responsibility for any aspect of the records relating to or payments made on account of ownership interests of the book-entry notes held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to ownership interest.

Global Clearance, Settlement and Tax Documentation Procedures
      In most circumstances, the offered notes offered by this prospectus will be issued only as global notes which are registered and held by a depository. Noteholders of the global notes may hold their global notes through any of DTC, Clearstream, Luxembourg or Euroclear. The global notes will be tradeable as home market instruments in both the European and U.S. markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding global notes through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

      Secondary market trading between investors holding global notes through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding global notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, and the DTC participants.

Initial Settlement
      All global notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Noteholders' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold their positions in accounts as DTC participants.

      Noteholders electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Note owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Noteholders electing to hold their global notes through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading
      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants.
      Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

      Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser.
      When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as the case may be, to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global notes credit will appear the next day accounting to European time, and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

      Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later.

      As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants, can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global notes to the respective depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     . borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

     . borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Definitive Notes
      We refer to offered notes issued in fully registered, certificated form as definitive notes. The offered notes for any series will be issued as definitive notes, rather than in book-entry form to DTC or its nominees, only if specified in the prospectus supplement or if one of the following events occurs:

     . DTC or any replacement clearing agency advises the note trustee or paying agent, if any, in writing, that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for the offered notes, and the trust manager is not able to locate a qualified successor;

     . the trust manager, at its option, advises the issuer trustee, the note trustee, the paying agent, if any, and DTC or any replacement clearing agency, in writing, that a class of definitive notes is to be issued in replacement of a class of book-entry notes;

     . an event of default under the security trust deed has occurred and is continuing and the beneficial owners of offered notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all of that class of offered notes advise the issuer trustee, through DTC or any replacement clearing agency, that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of that class of offered notes; or

     .   any other event described in the prospectus supplement for a series.

      If any of these events occurs, the issuer trustee, at the direction of the trust manager, must within 30 days of such event instruct DTC (or its replacement) to notify all of its participants of the occurrence of the event and of the availability of definitive notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute, and the note trustee will authenticate and deliver, definitive notes of the same aggregate invested amount as those book-entry notes. Any offered notes issued in definitive form will be serially numbered. Thereafter, the issuer trustee will recognize the holders of the definitive notes as noteholders.

Withholding or Tax Deductions
      To the extent specified in the prospectus supplements all payments on the offered notes will be made without withholding or tax deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make a payment on the offered notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature. If the issuer trustee or the paying agent, as the case may be, shall make a payment after making a withholding or deduction, it shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the issuer trustee nor any paying agent will be obligated to make any additional payments to holders of the offered notes with respect to that withholding or deduction.

Redemption of the Offered Notes for Taxation or Other Reasons
      If the trust manager satisfies the issuer trustee and the note trustee, immediately prior to giving the notice to the noteholders as described in this section, that because of a change of law in Australia either:

     . on the next payment date the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of the offered notes, including corresponding payments under any currency swap, any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

     . the total amount payable for interest in relation to the housing loans for a collection period ceases to be receivable, whether or not actually received by the issuer trustee during that collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities;

then the issuer trustee must, if directed by the trust manager, at the trust manager's option, provided that the issuer trustee will be in a position on such payment date to discharge, and the trust manager will so certify to the issuer trustee and the note trustee, all its liabilities in respect of a class of offered notes and any amounts required under the security trust deed to be paid in priority to or equal with that class, redeem all, but not some, of that class at their Invested Amount, or at the option of the holders of 75% of the aggregate Invested Amount of such class, at their Stated Amount, together with, in each case, accrued and unpaid interest to the date of redemption. The issuer trustee must give noteholders notice of a redemption not more than 60 nor less than 30 days prior to the date of redemption. The holders of 75% of the aggregate outstanding principal balance of a class of offered notes may elect, in accordance with the terms of the note trust deed, and the note trustee shall notify the issuer trustee and the trust manager, that they do not require the issuer trustee to redeem their class of notes in the circumstances described in this section.

Redemption of the Notes upon an Event of Default under the Security Trust Deed
      If an event of default occurs under the security trust deed while the notes for a series are outstanding, the security trustee may enforce the security created by the security trust deed. In some circumstances, the security trustee may be required to obtain the prior written consent of the Noteholder Mortgagees prior to enforcing the security interest in accordance with the provisions of the security trust deed. Further, the security trustee must enforce the security trust deed if it is directed to do so by the Noteholder Mortgagees where they are the only Voting Mortgagees, or, otherwise by a resolution of 75% of the Voting Mortgagees. The enforcement of the security trust deed can include the sale of some or all of the housing loans. If the trust terminates while the notes are outstanding, Westpac has a right of first refusal to acquire the housing loans. There is no guarantee that the security trustee will be able to sell the housing loans for their Unpaid Balance. Accordingly, the security trustee may not be able to realize the full value of the housing loans and this may have an impact on the issuer trustee's ability to repay all amounts outstanding in relation to the notes for that series. The proceeds from the enforcement of the security trust deed will be distributed in the manner and priority set forth in the prospectus supplement.

Optional Redemption of the Notes

      To the extent specified in the prospectus supplement, the issuer trustee shall redeem a class of notes prior to the final maturity date of that class at the time and in the manner specified in the prospectus supplement.

Optional Repurchase of the Housing Loans
      To the extent specified in the prospectus supplement, Westpac or the seller trustee may repurchase all of the housing loans held in a trust. Westpac or the seller trustee may only exercise this option on the payment date after which the aggregate outstanding principal amount of the housing loans in a trust is less than the percentage specified in the prospectus supplement of the aggregate principal amount of the housing loans for that trust as of the cut-off date specified in the prospectus supplement. The purchase price will be equal to the following:

     .   the Unpaid Balance of each Performing Housing Loan; plus

     .   the fair market value of each non-Performing Housing Loan.

The proceeds from the sale of the housing loans will be distributed in the manner and priority set forth in the prospectus supplement.

Termination of the Trust

Termination Events
      Each trust shall continue until, and shall terminate on the later of:

     .   its Termination Date;

     . the date on which the assets of the trust have been sold or realized upon, which shall be within 180 days after the Termination Date; and

     . the date on which the issuer trustee ceases to hold any housing loans or mortgages in relation to that trust.

Realization of Trust Assets
      After the Termination Date of each trust, subject to Westpac's right of first refusal, the issuer trustee must so far as reasonably practicable and reasonably commercially viable sell and realize the assets of each trust within 180-days. During the 180 day period, Performing Housing Loans may not be sold for less than their Unpaid Balance, and non-Performing Housing Loans may not be sold for less than the fair market value of the housing loans and their related security. The fair market value of a housing loan and its related security is the value based on appropriate expert advice, as agreed upon by the trust manager, issuer trustee and the seller. The issuer trustee may not sell a Performing Housing Loan for less than its fair market value without the consent of the holders of the percentage specified in the prospectus supplement of the aggregate outstanding principal amount of the notes. The servicer will determine whether a housing loan is performing or non-performing.

Westpac's Right of First Refusal
      As soon as practical after the Termination Date of each trust, the trust manager will direct the issuer trustee to offer, by written notice to Westpac, irrevocably to extinguish in favor of Westpac, or if the issuer trustee has perfected its title, to equitably assign to Westpac its entire right, title and interest in and to the housing loans for that trust. Westpac's purchase price will be equal to the Unpaid Balance of the Performing Housing Loans plus the fair market value of any non-Performing Housing Loans in that trust. If the fair market value of a housing loan is less than its Unpaid Balance, the sale requires the consent of the holders of the percentage specified in the prospectus supplement of the aggregate outstanding principal amount of the notes for that series. The servicer will determine whether a housing loan is a Performing Housing Loan or a non-Performing Housing Loan.

      The issuer trustee is not entitled to sell any housing loans unless the relevant seller has failed to accept the offer within 180 days after the occurrence of the Termination Date by paying the purchase price to the issuer trustee.

Distribution of Proceeds from Realization of Trust Assets
      After deducting expenses, the trust manager will direct the issuer trustee to distribute the proceeds of realization of the assets of any trust in accordance with the cashflow allocation methodology set out in the prospectus supplement, and in accordance with any directions given to it by the trust manager. If all of the notes for a trust have been fully redeemed and the trust's other creditors have been paid in full, the issuer trustee shall distribute the assets of that trust to the residual beneficiary of that trust.

Final Maturity Date

      The final maturity date for each class of offered notes shall be set forth in the prospectus supplement. Unless previously redeemed, the issuer trustee must redeem a class of offered notes by paying the amount specified in the prospectus supplement on the class's final maturity date.

Redemption upon Final Payment

      Upon final distribution being made in respect of any class of notes following termination of the trust or enforcement of the charge of security under the security trust deed, those notes will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to those notes will be extinguished in full.

Prescription
      An offered note will be void in its entirety if not surrendered for final payment within ten years of the date on which the final payment on the offered note is due. The effect of voiding an offered note is to reduce the Stated Amount of that offered note to zero. After the date on which an offered note becomes void in its entirety, no claim may be made on it.

Voting and Consent of Offered Noteholders
      The note trust deed for each trust will contain provisions for each class of offered noteholders to consider any matter affecting their interests. In general, unless otherwise specified in the prospectus supplement the holders of a majority of the aggregate outstanding principal balance of a class of offered notes may take or consent to any action permitted to be taken by that class of noteholders under the related note trust deed. Notwithstanding the foregoing, the consent of the percentage of offered noteholders, or of the affected class of offered noteholders specified in the prospectus supplement shall be required to accomplish the following:

     . direct the note trustee to direct the security trustee to enforce the security under the security trust deed;

     . override any waiver by the note trustee of a breach of any provisions of the transaction documents or an event of default under the security trust deed; and

     . alter, add, or modify the terms and conditions of a class of offered notes or the provisions of any of the transaction documents if the alteration, addition or modification is, in the opinion of the note trustee, materially prejudicial or likely to be materially prejudicial to a class of offered noteholders, other than to correct a manifest error or ambiguity or to comply with the law.

      Notwithstanding the foregoing, the issuer trustee, the trust manager and the note trustee may make or effect any Payment Modification to the note trust deed or the offered notes only if the consent has first been obtained of each offered noteholder of the affected class or classes of offered notes to the Payment Modification.

      Payment Modification means any alteration, addition or revocation of any provision of the note trust deed, the offered notes, the master trust deed so far as it applies to the trust, the series supplement or the security trust deed which modifies:

     . the amount, timing, currency or manner of payment of principal or interest in respect of the offered notes, including, without limitation, any modification to the Invested Amount, Stated Amount, interest rate or maturity date of the offered notes or the orders of payment of the proceeds of the trust assets under the series notice, the offered notes or the security trust deed;

     . the manner of determining whether offered noteholders have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the offered noteholders required for such a consent or direction; or

     . the requirements for altering, adding to or revoking any provision of the note trust deed, the offered notes, the master trust deed so far as it applies to the trust, the series notice or the security trust deed.

      Any action taken by the requisite percentage of the outstanding principal balance of a class of noteholders shall be binding on all noteholders of such class, both present and future.

      If so stated in the prospectus supplement, the note trust deed for a series may contain provisions limiting the powers of subordinate noteholders. For example, the note trust deed may limit the ability of subordinate noteholders to request or direct the note trustee to take any action that would be materially prejudicial to the interests of the senior noteholders. In most circumstances, the note trust deed will not impose these limitations on the powers of the senior noteholders, the exercise of which will be binding on the subordinate noteholders, irrespective of the effect on the subordinate noteholders' interests.

      The note trustee deed contains a provision that, if any other provision of the note trust deed limits, qualifies or conflicts with another provision which is required to be included in the note trust deed, and is not subject to contractual waiver under the Trust Indenture Act of 1939, as amended, the Trust Indenture Act will prevail.

Reports to Noteholders
      For each series of offered notes, on each determination date as specified in the prospectus supplement, the trust manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent, the note trustee and the issuer trustee, a noteholder's report generally setting forth, to the extent applicable for the series, among other things:

     .   the Invested Amount and the Stated Amount of each class of notes;

     .   the interest rates on the notes for the related Interest Period;

     . the interest payments and principal distributions on each class of notes;

     . the percentage or bond factor for each class of notes, which with respect to a class of notes, means the aggregate of the outstanding principal balance of the class of notes less all principal payments on that class of notes to be made on the next payment date, divided by the aggregate initial outstanding principal balance for all of that class of notes;

     .   the total collections on the housing loans;

     .   aggregate outstanding principal balance of the housing loans;

     .   delinquency and loss statistics with respect to the housing loans; and

     . any other items of information applicable to a particular series of notes.

      Unless and until definitive notes are issued, beneficial owners will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations.

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      Unless and until definitive notes are issued, the trust manager will prepare and send to the note trustee, for forwarding to DTC, periodic and annual unaudited reports containing information concerning each trust and series of notes. DTC and its participants will make such reports available to holders of interests in the offered notes in accordance with the rules, regulations and procedures creating and affecting DTC. However, these reports will not be sent directly to each beneficial owner while the offered notes are in book-entry form. Upon the issuance of definitive notes, these reports will be sent directly to each noteholder. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

      The trust manager will file with the SEC the periodic and annual reports as are required under the Exchange Act and the rules and regulations of the SEC under the Exchange Act. However, in accordance with the Exchange Act and the rules and regulations of the SEC under the Exchange Act, the trust manager expects that the obligation to file these reports will be terminated after a period of time as the prospectus supplement for each series of offered notes will describe.

      If stated in the prospectus supplement, the trust manager will, on or promptly after the business day preceding each payment date, prepare and arrange for the publication of summary pool performance data for each series trust, in a format determined by the trust manager, on Reuters, Bloomberg or another electronic reporting service.

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

                              Credit Enhancement

Types of Enhancements
      If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of a series of notes in the related trusts. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that noteholders will experience losses. To the extent specified in the prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement. Credit enhancement may be in one or more of the following forms:

     .   the subordination of one or more classes of the notes of the series;

     .   primary mortgage insurance on all or a portion of the housing loans;

     . a pool mortgage insurance policy on all or a portion of the housing loans;

     .   excess available income;

     .   the establishment of one or more reserve funds;

     .   overcollateralization;

     .   letters of credit;

     .   surety bond;

     .   a minimum principal payment agreement;

     .   a deposit agreement;

     .   other insurance, guarantees and similar instruments or agreements; or

     . another method of credit enhancement described in the prospectus supplement.

Subordination
      If specified in the prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If specified in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Primary Mortgage Insurance Policy
      Unless otherwise set forth in the prospectus supplement Westpac requires that borrowers with loan-to-value ratios greater than 80% obtain primary mortgage insurance. Westpac will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

      To the extent specified in the prospectus supplement, the amount of coverage under each policy will be the amount owed on the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage.

Pool Mortgage Insurance Policy
      The issuer trustee may, if specified in the prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the prospectus supplement subject to the limitations described in the prospectus supplement. The policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The servicer will agree to act in accordance with the terms of any pool mortgage insurance policy obtained and to present claims thereunder to the pool mortgage insurer on behalf of itself, the issuer trustee and the noteholders. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the prospectus supplement.

      To the extent specified in the prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties. Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

Excess Available Income
      If specified in the prospectus supplement, the issuer trustee will apply interest collections on the housing loans that are not required to pay Total Payments to reimburse noteholders for Principal Charge Offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes in the manner described in the prospectus supplement.

Reserve Fund
      If specified in the prospectus supplement, a reserve fund will be established for the related series of notes with an entity specified in the prospectus supplement. The prospectus

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

supplement will state whether or not the reserve fund will be part of the assets of the trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of distributions from the amounts in the reserve fund, which may include making payments of principal and interest on the notes and payment of other Trust Expenses. The prospectus supplement will specify the required reserve fund balance, if any, and when and to what extent the required reserve fund balance may be reduced. The prospectus supplement will further specify how any funds remaining in the reserve fund will be distributed after termination of the related trust or reduction of the required reserve fund balance to zero.

Overcollateralization
      If specified in the prospectus supplement, credit enhancement for a series of notes will be provided by overcollateralization. Principal and/or interest collections on the housing loans may exceed principal and/or interest payments on the notes for the related payment date. These excess amounts may be deposited into a reserve fund or applied as a payment of principal on the notes. To the extent these amounts are applied as principal payments on the notes, the effect will be to reduce the principal balance of the notes relative to the outstanding balance of the housing loans.

Letter of Credit
      If specified in the prospectus supplement, credit enhancement for a series of notes will be provided by the issuance of a letter of credit by a bank or financial institution specified in the prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, equal to the percentage described in the prospectus supplement of the aggregate principal balance on the related cut-off date of the housing loans evidenced by each series. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series of notes will be in compliance with the requirements established by the rating agency or agencies rating the series, and will be described in the prospectus supplement.

Minimum Principal Payment Agreement
      If specified in the prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies, under which agreement that entity will provide payments on the notes of the series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes of that series.

Deposit Agreement
      If specified in a prospectus supplement, the issuer trustee or the note trustee or the paying agent, if any, for a series of notes will enter into a guaranteed investment contract or an investment agreement with the entity specified in such prospectus supplement on or before the sale of that series of notes. Pursuant to the deposit agreement, all or a portion of the amounts

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

held in the collection account or in any reserve account would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of notes. The note trustee or paying agent, if any, would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of notes pursuant to which a deposit agreement is used will contain a description of the terms of such deposit agreement.

Other Insurance, Guarantees and Similar Instruments or Agreements
      If specified in the prospectus supplement, a trust may also include insurance, guarantees or similar arrangements for the purpose of:

     . maintaining timely payments or providing protection against losses on the assets included in a trust;

     .   paying administrative expenses; or

     . establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets of a trust.

      These arrangements may include agreements under which noteholders are entitled to receive amounts deposited in various accounts held by either Westpac or the paying agent, as applicable, based on the terms specified in the prospectus supplement. In addition, unless to the extent specified in the prospectus supplement, at any time a surety bond, letter of credit or other form of credit enhancement may be substituted for the credit support arrangement in effect initially for the series to the extent permitted by the rating agency or agencies rating the series of notes, without resulting in a downgrading or withdrawal of the current rating of the notes of that series.

                      Prepayment and Yield Considerations

      The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement regarding prepayment and yield considerations.

General
      The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. In the case of fixed rate housing loans, prepayments are subject to the payment of applicable fees. Housing loans may be prepaid by the mortgagors at any time.

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

Prepayments
      Prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

      Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

     .   the degree to which a note is purchased at a discount or premium; and

     . the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

      A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

      There is, thus no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.

Weighted Average Lives
      The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero weighted by the principal payment.

      Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

        Powers, Duties and Liabilities under the Transaction Documents

The Issuer Trustee
      Except where specified in the relevant prospectus supplement Westpac Securities Administration Limited will act as issuer trustee for each trust and, in such capacity, as issuer of each series of notes on the terms set out in the master trust deed and the series notice.

Powers
      The transaction documents confer on the issuer trustee certain rights, powers and discretions over and in respect of the trust assets. In most cases, the issuer trustee is only empowered to act when directed to do so by the trust manager, who in turn cannot give a direction that could reasonably be expected to adversely affect the rating of notes. The trust manager is normally required to give the issuer trustee formal directions, and the issuer trustee is not required to take any action unless it has received such a direction. For example, the issuer trustee's ability to invest in Authorized Investments, to issue notes and enter into support facilities may only be exercised upon a receipt of a formal direction from the trust manager.

      The master trust deed expressly permits the issuer trustee to appoint the servicer to retain custody of the mortgage documents in accordance with the servicing agreement, and for the issuer trustee to lodge documents with the servicer.

Duties
      The issuer trustee must act honestly and in good faith and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and exercising its discretions under the master trust deed. It must keep each trust separate from the others and do everything necessary to ensure it can comply with its obligations under the transaction documents.

      In particular the issuer trustee has the duty to maintain a register of Authorized Investments and other assets of each trust, other than the housing loans, and to keep or ensure that the trust manager keeps accounting records which correctly record and explain all amounts paid and received by the issuer trustee on behalf of each trust.

      The issuer trustee is required to act continuously as trustee of the trust until the trust is terminated as provided by the master trust deed or the issuer trustee has retired or been removed from office.

      Under the master trust deed, each noteholder and the residual beneficiary acknowledges that:

     . the issuer trustee has no duty, and is under no obligation, to investigate whether a Trust Manager's Default, a Servicer Transfer Event or a Title Perfection Event has occurred in relation to any trust other than where it has actual notice;

     . the issuer trustee is required to provide the notices referred to in the master trust deed in respect of a determination of an Adverse Effect based upon the advice given to it by its advisers in a manner contemplated by the master trust deed, only if it is actually aware of the facts giving rise to the Adverse Effect; and

     . in the absence of actual knowledge to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to investigate any notice, report, certificate, calculation or representation of or by the seller, servicer or trust manager.

      The issuer trustee will be considered to have knowledge or notice of or be aware of any matter or thing if the issuer trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the issuer trustee who have day-to-day responsibility for the administration of a trust.

Annual Compliance Statement
      Unless otherwise specified in the prospectus supplement, the trust manager, on behalf of the issuer trustee, will deliver to the note trustee annually a written statement as to the fulfillment of the issuer trustee's obligations under the transaction documents for each series.

Issuer Trustee Fees and Expenses
      The issuer trustee will receive a fee and be reimbursed for all expenses incurred in connection with the performance of its obligations in respect of the trust out of the assets of the trust for that series, but not general overhead costs and expenses.

Removal or Retirement
      The issuer trustee is required to retire as trustee of a trust after a direction from the trust manager in writing following an Issuer Trustee's Default in relation to that trust.

      The issuer trustee will bear the reasonable costs of its removal if it is removed because of its default. The issuer trustee will indemnify the trust manager and each trust for these costs. These costs are not payable out of the assets of any trust.

      The trust manager, subject to giving prior notice to the rating agencies, is entitled to appoint a replacement issuer trustee on removal or retirement of the issuer trustee if that appointment will not in the reasonable opinion of the trust manager materially prejudice the interests of noteholders. Until the appointment is completed, the trust manager must act as issuer trustee and will be entitled to the issuer trustee's fee for the period it so acts as issuer trustee.

      The issuer trustee may resign on giving to the trust manager, with a copy to the rating agencies, not less than three months' notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

      Before retirement, the issuer trustee must appoint a successor trustee who is approved by the trust manager, or who may be the trust manager, and whose appointment will not materially prejudice the interests of noteholders. If a successor trustee has not been appointed by the end of the three months' notice period, the trust manager must act as trustee until a successor trustee is appointed.

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

Limitation of the Issuer Trustee's Liability and Indemnification
      The issuer trustee will not be liable personally for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any noteholders, the residual beneficiary, the trust manager or any other person or for any loss howsoever caused in respect of any trust or to any noteholder, the residual beneficiary, the trust manager or any other person, except to the extent caused by the fraud, negligence or breach of a trust on the issuer trustee's part or under other circumstances specified in the prospectus supplement, or on the part of the officers and employees of the issuer trustee or any of its agents or delegates in respect of whom the issuer trustee is liable or under other circumstances specified in the prospectus supplement.

      The issuer trustee acts as trustee and issues the notes for a series only in its capacity as trustee of the related trust and in no other capacity. A noteholder cannot take legal action against the issuer trustee personally except in the case of fraud, negligence or breach of trust on the part of the issuer trustee or under other circumstances specified in the prospectus supplement. A liability arising under or in connection with the transaction documents or the related trust is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of the related trust which are available to satisfy the right of the issuer trustee to be exonerated or indemnified for the liability. Subject to the following sentence, this limitation of the issuer trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents. The limitation will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's exoneration or indemnification out of the assets of the applicable trust as a result of the issuer trustee's fraud, negligence or breach of trust or under other circumstances specified in the prospectus supplement.

      The issuer trustee will not be liable for any act, omission or default of the trust manager, the servicer, any support provider, the note trustee, the paying agent or any of their successors or assigns, in relation to their respective duties or obligations under the transaction documents, or any other person's failure to carry out an agreement with the issuer trustee with respect to a trust.

      The foregoing provisions limiting the issuer trustee's liability do not apply to the extent that the relevant act is caused by the issuer trustee's fraud, negligence or breach of trust of the issuer trustee or any of its officers, employees, agents or delegates.

      The issuer trustee will be indemnified out of the assets of the applicable trust against all losses and liabilities incurred by the issuer trustee in properly performing any of its duties or exercising any of its powers under the transaction documents in relation to that trust except for a loss or liability arising as a result of the issuer trustee's failure to exercise due care or due to the issuer trustee's fraud, negligence or breach a loss or liability arising as a result of trust.


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The Seller Trustee

Limitation of Seller Trustee's Liability and Indemnification
      In the absence of fraud, negligence or breach of trust on its part, the seller trustee shall not be liable personally in the event of failure to pay moneys on the payment date for payment to any noteholder, any beneficiary, the trust manager or any other person or for any loss howsoever caused in respect of any of the trusts or to any noteholder, any beneficiary, the trust manager or any other person.

      Westpac Securities Administration Limited acts as seller trustee only in its capacity as seller trustee of the relevant trust and in no other capacity. A liability arising under or in connection with a transaction document can be enforced against the seller trustee only to the extent to which it can be satisfied out of property of the relevant seller trust out of which the seller trustee is actually indemnified for the liability. This limitation of the seller trustee's liability applies despite any other provision of the transaction documents and extends to all liabilities and obligations of the seller trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the transaction documents, the trust or the applicable trust. The limitation will not apply to the extent that there is a reduction in the seller trustee's indemnification out of trust assets or the applicable trust as a result of the seller trustee's fraud, negligence or breach of trust.

      The seller trustee will also be indemnified out of the assets of a trust against certain payments which it may be liable to make under the Consumer Credit Legislation relating to a housing loan owned by such trust. Westpac has also indemnified the seller trustee in relation to these payments and the seller trustee is required to first call on the indemnity from Westpac.

The Trust Manager

Powers
      Unless otherwise specified in the prospectus supplement the trust manager will have full and complete powers of management of the trusts, including the day to day operation of the trusts, and administration and servicing of the assets which are not serviced by the servicer, borrowings and other liabilities of the trusts. The issuer trustee has no duty to supervise the trust manager in the performance of its functions and duties, or the exercise of its discretions.

      The trust manager has the absolute discretion to recommend Authorized Investments to the issuer trustee and direct the issuer trustee in relation to those Authorized Investments.

Trust Manager's Fees
      The trust manager will receive a fee out of the assets of the trust for acting as trust manager under the transaction documents.

Removal or Retirement
      The trust manager shall retire as trust manager if the issuer trustee so directs in writing following a Trust Manager's Default. The trust manager shall bear the costs of its removal

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

after a Trust Manager's Default. The trust manager has agreed to indemnify the issuer trustee and each trust for those costs.

      The trust manager may resign on giving to the issuer trustee and the note trustee, with a copy to the rating agencies, not less than 3 months notice in writing, or such other period as the trust manager and the issuer trustee may agree, of its intention to do so.

      On retirement or removal of the trust manager, the issuer trustee may appoint another trust manager on those terms as the issuer trustee sees fit, including the amount of the trust manager's fee, provided the appointment will not materially prejudice the interests of the noteholders. If a new trust manager is not appointed within 120 days of the issuer trustee electing to appoint a new trust manager, or within 3 months of the notice of the trust manager's voluntary retirement, the issuer trustee must act as the trust manager until a successor is appointed.

Limitation of Trust Manager's Liability and Indemnification
      The principal limitations on the trust manager's liability are set out in full in the master trust deed. These include the following limitations:

     . the trust manager will be indemnified out of each trust in respect of any liability, cost or expense properly incurred by it in its capacity as trust manager of that trust, other than general overhead costs and expenses;

     . subject to the master trust deed, the trust manager is not responsible for any act, omission, misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of the issuer trustee, the servicer or any agent appointed by the issuer trustee or the trust manager or on whom the trust manager is entitled to rely under this deed, other than a related company, attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or advisor to the issuer trustee or the trust manager, except to the extent of losses, costs, claims or damages caused or contributed to by the breach of its obligations under any transaction documents;

     . in the absence of fraud, negligence or wilful default on its part or on the part of its officers, employees, agents or delegates, the trust manager will not be liable personally if failure to pay moneys on the due date of payment to any noteholder, any beneficiary, the issuer trustee or any other person for any loss however caused in relation to a trust or to any noteholder, any beneficiary, the issuer trustee or other person; and

     . the trust manager will not be personally liable to indemnify the issuer trustee or make any payments to any other person in relation to the trusts except that there will be no limit on the trust manager's liability for any fraud, negligence or wilful default by it in its capacity as the trust manager of the trusts.

The Note Trustee
      The prospectus supplement for each series will identify the entity that will serve as note trustee for the applicable series of offered notes.

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

      The note trustee will at all times be eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the Trust Indenture Act of 1939 and be a corporation or association, organized and doing business under the laws of the United States of America, any individual State or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least U.S.$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by Federal or State authority. The note trustee may also, if permitted by the Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

      The note trustee and every other person properly appointed by it under the note trust deed will be entitled to indemnification from the assets of the applicable trust against all loss, liability, expense costs, damages, actions, proceedings claims and demands incurred by, or made against, the note trustee in connection with its execution of its obligations under the note trust deed, provided that the indemnification will not extend to any loss, liability or expense arising from any fraud, negligence, default or breach of trust by the note trustee or any other person properly appointed by the note trustee or upon other circumstances specified in the prospectus supplement, or any overhead or general operating expenses incurred by the note trustee.

      The note trustee may resign after giving at least three months written notice to the issuer trustee, the trust manager, the security trustee and each rating agency, which written notice will expire no less than 30 days after any due date for payment of any offered notes. The issuer trustee may also remove the note trustee immediately by written notice to the note trustee and each rating agency if:

     .   the note trustee becomes insolvent;

     .   the note trustee ceases its business;

     . the note trustee fails to comply with any of its obligations under any transaction document with respect to the applicable trust and the issuer trustee determines that this failure has had, or if continued, will have, an Adverse Effect, and if capable of remedy, the note trustee does not remedy this failure within 14 days after the earlier of the following:

         .   the note trustee becoming aware of this failure; and

         . receipt by the note trustee of written notice with respect to this failure from either the issuer trustee or the trust manager; or

         . the note trustee fails to satisfy any obligation imposed on it under the Trust Indenture Act of 1939, as amended, with respect to a trust or the note trust deed.

      If there is an event of default under the offered notes, the note trustee may be required to resign by virtue of its obligations under the Trust Indenture Act. In addition, holders of the percentage of the aggregate Invested Amount specified in the prospectus supplement of the offered notes may require the issuer trustee to remove the note trustee.

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      Any resignation or removal of the note trustee and appointment of a successor note trustee will not become effective until acceptance of the appointment by a successor note trustee and confirmation by the rating agencies that such appointment will not cause a downgrading, qualification or withdrawal of the then current ratings of the offered notes.

The Security Trustee
      The security trustee is appointed to act as trustee on behalf of the Mortgagees and holds the benefit of the charge over the assets of a trust for each applicable Mortgagee on the terms and conditions of the security trust deed for that trust. If there is a conflict between the duties owed by the security trustee to any Mortgagees or class of Mortgagees, the security trustee will give priority to the interests of the noteholders, as determined by the noteholders or the note trustee acting on their behalf. In addition, if so specified in the prospectus supplement, the security trustee will give priority to the interests of holders of the RFSs, RFS notes or a particular class of note as described in the prospectus supplement. The security trustee does not guarantee the success of any series or class of notes nor the payment of principal or interest on any series or class of notes.

Duties and Liabilities of the Security Trustee
      The security trust deed contains a range of provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

     . The security trustee is not responsible for the adequacy or enforceability of the security trust deed or other transaction documents.

     . The security trustee is not required to exercise its powers under the security trust deed without being directed to do so by the Noteholder Mortgagees or by an Extraordinary Resolution of the Voting Mortgagees, but may act, with prior written notice to the Noteholder Mortgagees, in the best interests of the Mortgagees.

     . The security trustee may rely on documents provided by the issuer trustee or trust manager and the advice of consultants and advisors.

     . The security trustee is not required to monitor whether an event of default under the security trust deed has occurred or compliance by the issuer trustee or trust manager with the transaction documents.

     . The security trustee is not required to act unless its liability is limited in a manner satisfactory to it.

     . Unless required by a transaction document, the security trustee need not give Mortgagees information concerning the issuer trustee which comes into the possession of the security trustee.

     . The security trustee has no duties or responsibilities except those expressly set out in the security trust deed or any collateral security.

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

     . Any action taken by the security trustee under the security trust deed or any collateral security binds all the Mortgagees.

     . The security trustee in its capacity as a Mortgagee can exercise its rights and powers as such as if it were not acting as the security trustee. It and its affiliates may engage in any kind of business with the issuer trustee, the trust manager, Mortgagees and others as if it were not security trustee and may receive consideration for services in connection with any transaction document or otherwise without having to account to the Mortgagees.

Limitations of Actions by the Security Trustee
      The security trustee is not obliged to take any action, give any consent or waiver or make any determination under the security trust deed without being directed to do so by the note trustee or by Extraordinary Resolution of the Voting Mortgagees in accordance with the security trust deed. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Mortgagees and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

      If the security trustee convenes a meeting of the Voting Mortgagees, or is required by an Extraordinary Resolution to take any action under the security trust deed, and advises the Voting Mortgagees that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Mortgagees to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is provided funds to the extent to which it may become liable, including costs and expenses, and the Voting Mortgagees refuse to grant the requested indemnity, or provide funds to the security trustee, then the security trustee is not obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Mortgagees may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary Resolution.

      The security trustee will not be liable for any decline in the value, nor any loss realized upon any sale or other dispositions made under the security trust deed, of any mortgaged property or any other property which is charged to the security trustee by any other person in respect of or relating to the obligations of the issuer trustee or any third party in respect of the issuer trustee or the Secured Moneys or relating in any way to the mortgaged property or for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it, except for the fraud, negligence or breach of trust of the security trustee or upon other circumstances specified in the prospectus supplement.

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                     Description of Transaction Documents

      The following summary describes the material terms of the transaction documents. The summary does not purport to be complete and is subject to the provisions of the transaction documents. Within fifteen days after the closing date for each series of offered notes, the trust manager will file with the SEC copies of each of the material transaction documents on a Current Report on Form 8-K.

Trust Accounts
      For each series, the issuer trustee will establish and maintain pursuant to the master trust deed and any related series notice a collection account and a US$ account with banks that meet the requirements specified in the prospectus supplement. If specified in the prospectus supplement, the issuer trustee may also establish other accounts such as a reserve account or pre-funding account. The issuer trustee will open each bank account in its name and in its capacity as trustee of the series trust. These accounts will not be used for any purpose other than for the applicable series trust.

      The trust manager shall have the discretion and duty to recommend to the issuer trustee, in writing, the manner in which any moneys forming part of a trust shall be invested and what purchases, sales, transfers, exchanges, collections, realizations or alterations of trust assets shall be effected and when and how the same should be effected. Each investment of moneys on deposit in a trust's accounts shall be in authorized investments that will mature not later than the business day before the applicable payment date.

Prefunding
      If so specified in the prospectus supplement relating to any series, the issuer trustee may, on behalf of the trust, establish a pre-funding account relating to that series of notes. The issuer trustee may deposit all or a portion of the proceeds received by the issuer trustee in connection with the sale of one or more classes of notes of the related series in the pre-funding account. The amount that may be initially deposited into a pre-funding account may be up to 25% of the aggregate principal amount of the notes issued in that series. The amounts on deposit in any pre-funding account may be invested only in investments deemed acceptable by the rating agencies as consistent with the applicable ratings on the notes. The amounts on deposit in the pre-funding account will be used by the issuer trustee to purchase additional housing loans that could not be delivered by the sellers or have not formally completed the origination process following the closing date for the related series of notes, which will be specified in the prospectus supplement. The specified period for the acquisition by the issuer trustee of additional housing loans, which will be specified in the prospectus supplement will not exceed twelve months from the closing date for that series of notes. Any funds in the pre-funding account that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement. Any additional housing loans purchased by the issuer trustee will conform to the Eligibility Criteria. The underwriting standards for additional housing loans that will be acquired with amounts from the pre-funding account will comply with the standards set forth under "Westpac Residential Housing Loan Program-- Underwriting Process."

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

Revolving Period
      As may be described in the prospectus supplement relating to any series, the related series notice may provide for a revolving period. During the revolving period, all or a portion of the principal collected on the housing loans included in the assets of the trust may be used by the issuer trustee to purchase additional housing loans during a specified period rather than to fund payments of principal to noteholders during that period. This may result in the related notes possessing an interest-only period, which will be followed by a repayment period. Any interest-only or revolving period may, upon the occurrence of specified events to be described in the prospectus supplement, terminate prior to the end of the specified period and result in the earlier than expected repayment of the related notes. The period of acquisition by the issuer trustee of additional housing loans will be specified in the prospectus supplement. Any principal collections during the revolving period that are not used to purchase additional housing loans by the end of the specified period will be applied as a prepayment of the related class or classes of notes as specified in the prospectus supplement. Any additional housing loans purchased by the issuer trustee will conform to the Eligibility Criteria. The underwriting standards for additional housing loans that will be acquired during the revolving period will comply with the standards set forth under "Westpac Residential Housing Loan Program-- Underwriting Process."

Issuance of Additional Notes
      The issuer trustee may, if specified in the prospectus supplement, issue additional notes secured by the assets of the trust at the direction of the trust manager at the times and in the manner specified in the prospectus supplement. The issuer trustee will be permitted to issue additional securities only if each of the applicable rating agencies has notified the issuer trustee that the issuance of the additional securities will not cause any of the rating agencies to reduce, withdraw or qualify the current rating of each class of notes. Additional notes may be issued in Australia, the European markets, the United States, or elsewhere, as specified in the prospectus supplement.

Redraws

General
      The housing loan documents for a housing loan may allow the borrower to redraw repayments made in excess of scheduled repayments under the housing loan. The issuer trustee will reimburse Westpac for redraws as described in the prospectus supplement. Sources available to reimburse Westpac for redraws relating to housing loans included in the assets of a trust will be described in the prospectus supplement and may include Gross Principal Collections, drawings under a redraw facility, proceeds of the issuance of any RFSs and other sources. The prospectus supplement for each series will describe the order and priority for these reimbursements and the sources of funds available. If at any time Westpac is not fully reimbursed for a redraw, it will bear the cost of funding that redraw until it can be reimbursed by the issuer trustee.

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

Redraw Facility
      If specified in the prospectus supplement, a redraw facility provider under a redraw facility will agree to make advances to the issuer trustee for the purpose of funding redraws relating to housing loans that are assets of the related trust, to the extent such redraws are not funded from other sources. The prospectus supplement will set forth the specifics of any redraw facility.

Redraw Funding Securities
      If specified in the prospectus supplement, the trust manager may direct the issuer trustee to issue additional debt securities known as redraw funding securities or RFSs to provide the issuer trustee with funds to pay for any redraws under the housing loans.

      The trust manager must obtain written confirmation from the rating agencies that the issuance of RFSs will not result in the downgrading or withdrawal of the rating of any notes of the related series before giving a direction to issue a series of RFS. The prospectus supplement will specify the timing and priority of interest and principal payments on the RFSs and the rights of the holders of the RFSs.

RFS Notes
      The prospectus supplement for each series of notes that provides for the issuance of RFSs will describe the circumstances, if any, under which RFSs will convert to RFS notes, the timing and priority of interest and principal payments on the RFS notes and the rights of the holders of the RFS notes.

Form of RFSs and RFS Notes
      The RFSs and the RFS notes will be evidenced by a notation in a register maintained by the issuer trustee, denominated in A$ and will be issued in Australia to Australian resident investors only. The RFSs and RFS notes will not be offered by this prospectus or any prospectus supplement.

Liquidity Reserve or Liquidity Facility
      The prospectus supplement for each series will state whether or not the issuer trustee will establish a liquidity reserve or will establish a liquidity facility with a liquidity facility provider. If established, the issuer trustee will fund income shortfalls in the trusts for any series from the liquidity reserve or by drawings under the liquidity facility provider up to the liquidity limit specified in the prospectus supplement.

Liquidity Reserve
      If specified in the prospectus supplement, the issuer trustee, at the direction of the trust manager, will establish the liquidity reserve by depositing funds in a liquidity account. The amount of the liquidity reserve may be reduced each determination date to a specified percentage of the aggregate Unpaid Balance of the housing loans as the trust manager determines from time to time. To the extent that the liquidity reserve amount decreases as a

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

consequence of a decrease in the aggregate Unpaid Balance of the housing loans, the trust manager may direct the issuer trustee to withdraw from the liquidity account an amount not exceeding the excess of the credit balance of the liquidity account over the liquidity reserve. Any funds withdrawn from the liquidity account in these circumstances will be distributed as specified in the prospectus supplement. The terms and mechanics of any liquidity reserve will be specified in the prospectus supplement.

Liquidity Facility
      If specified in the prospectus supplement, a liquidity facility provider under a liquidity facility will agree to make advances to the issuer trustee for the purpose of funding income shortfalls in the trusts for a particular series. The terms and mechanics of any liquidity facility will be specified in the prospectus supplement.

Interest Rate Swaps
      If specified in the prospectus supplement, the issuer trustee will enter into one or more variable rate basis swaps and fixed rate basis swaps with one or more interest rate swap providers. The actual swap agreements may vary for each series of notes depending upon the types of housing loan products included in the trust for that series. The prospectus supplement for each series will identify the interest rate swaps for that series and the terms for each interest rate swap. If so stated in the prospectus supplement, Westpac may be the interest rate swap provider for one or more of the interest rate swaps. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the interest rate swaps. Each swap entered into will be confirmed by a written confirmation.

Currency Swaps
      If specified in the prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loans will be denominated in Australian dollars and amounts received under any variable rate basis swap and any fixed rate basis swaps may be denominated in Australian dollars. However, in most instances, and to the extent stated in the relevant prospectus supplement, the payment obligations of the issuer trustee on the offered notes will be denominated in United States dollars. In these cases, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of offered notes. The prospectus supplement for each series will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, Westpac may be the swap provider for one or more of the currency swaps. Unless otherwise stated in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the currency swaps. Each swap entered into will be confirmed by a written confirmation.

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

The Security Trust Deed

General
      The prospectus supplement for each series of notes will identify the entity that will serve as security trustee. The issuer trustee will grant a first ranking floating charge, registered with the Australian Securities and Investments Commission, over all of the trust assets for that series in favor of the security trustee. The floating charge will secure the issuer trustee's obligations to the noteholders, the trust manager, the security trustee, the servicer, the note trustee, the underwriters, any paying agent, any swap provider, each seller with respect to any collections on the housing loans owed to that seller by the issuer trustee, any redraw facility provider with respect to redraws, the holders of any RFSs, and any provider of a support facility. These secured parties are collectively known as the Mortgagees.

Nature of the Charge
      The security created by the security trust deed in relation to a trust is a "floating charge." A floating charge over assets should be distinguished from a fixed charge over assets.

      A company may not deal with any of its assets over which it has granted a fixed charge without the consent of the relevant mortgagee. Fixed charges are usually given over real property, marketable securities and other assets which will not be disposed of or otherwise dealt with by the company.

      A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of any trust subject to a floating charge except in the ordinary course of its business and the trust manager has agreed not to direct the issuer trustee to take any such actions. If the issuer trustee disposes of any of the trust assets, including any housing loan, in the ordinary course of its business, the person acquiring the property will take it free of the floating charge. The floating charge granted over the trust assets will crystallize, which means it becomes a fixed charge, upon the occurrence of specific events set out in the security trust deed, including notice to the issuer trustee following an event of default under the security trust deed. On crystallization of a floating charge, the issuer trustee may not deal with the assets of the trust without the consent of the security trustee.

      If a floating charge has crystallized, the security trustee may at any time release any asset from a fixed charge by notice to the issuer trustee and relevant rating agency. Following that release, the asset will again be subject to the floating charge.

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Events of Default
      Unless otherwise specified in the prospectus supplement, each of the following is an event of default under the security trust deed for a series:

     .   the issuer trustee fails to pay:

         . any interest on a note within 10 business days of the payment date on which the interest was due to be paid to noteholders and holders of RFSs, if any; or

         . any other amount owing to a Mortgagee within 10 business days of the due date for payment, or within any applicable grace period agreed with the relevant Mortgagee or note trustee, as applicable;

     . the issuer trustee fails to perform or observe any other provisions, other than the obligations already referred to in this section, of a transaction document where such failure will have an Adverse Effect on the amount or timing of any payment to be made to any noteholder, and that default is not remedied within 30 days after written notice from the security trustee requiring the failure to be remedied;

     . an Insolvency Event occurs relating to the issuer trustee, in its personal capacity or as trustee of the trust;

     . the charge created by the security trust deed is not or ceases to be a first ranking charge over the assets of the trust, or any other obligation of the issuer trustee, other than as mandatorily preferred by law, ranks ahead of or equal with any of the moneys secured by the security trust deed;

     .   any security interest over the trust assets is enforced;

     . all or any part of any transaction document, other than an interest rate basis swap or the redraw facility, is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect, or a party becomes entitled to terminate, rescind or avoid all or part of any transaction document, other than an interest rate basis swap or the redraw facility; or

     . without the prior consent of the security trustee, that consent being subject, in accordance with the terms of the security trust deed, to the prior written consent of the Noteholder Mortgagees,

         . the trust is wound up, or the issuer trustee is required to wind up the trust under the master trust deed or applicable law, or the winding up of the trust commences;

         . the trust is held or is conceded by the issuer trustee not to have been constituted or to have been imperfectly constituted; or

         . unless another trustee is appointed to the trust under the transaction documents, the issuer trustee ceases to be authorized under the trust to hold the property of the trust in its name and to perform its obligations under the transaction documents.

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      If the security trustee has notified the rating agencies, obtained the written consent of the required number of Noteholder Mortgagees as specified in the prospectus supplement and, in its reasonable opinion, considers that it would not be materially prejudicial to the interests of the Mortgagees, it may elect to treat an event that would otherwise be an event of default as not being an event of default under the security trust deed. Unless the security trustee has made such an election and providing that the security trustee receives notice of or is actually aware of the occurrence of an event of default under the security trust deed, the security trustee must promptly convene a meeting of the Voting Mortgagees at which it shall seek directions from the Voting Mortgages regarding the action it should take as a result of that event of default.

Meetings of Voting Mortgagees
      The security trust deed will contain provisions for convening meetings of the Voting Mortgagees to enable the Voting Mortgagees to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the security trustee to enforce the security trust deed. Voting Mortgagees are:

     . only the Noteholder Mortgagees for as long as amounts outstanding under the notes are 75% or more of all amounts secured by the security trust deed, and

     . otherwise, the note trustee, acting on behalf of the holders of offered notes, and each other Mortgagee, other than holders of offered notes.

      Neither the security trustee nor the trust manager may call a meeting of Voting Mortgagees while the Noteholder Mortgagees are the only Voting Mortgagees unless the Noteholder Mortgagees otherwise consent.

Voting Procedures
      Every question submitted to a meeting of Voting Mortgagees shall be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes, if any, to which he may be entitled as Voting Mortgagee or as a representative. A representative is, in the case of any noteholder, a person or body corporate appointed as a proxy for that noteholder. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys shall have one vote except that the note trustee shall represent each noteholder who has directed the note trustee to vote on its behalf under the note trust deed. On a poll, every person who is present shall have one vote for every US$10,000 or its equivalent, but not part thereof, of the Secured Moneys that he holds or in which he is a representative.

      A resolution of all the Voting Mortgagees, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Mortgagees.

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Enforcement of the Charge
      At any time after an event of default occurs, the security trustee must do any of the following if so directed by an Extraordinary Resolution:

     .   declare the charge to be enforceable;

     .   declare the Secured Moneys immediately due and payable;

     . convert the floating charge created under the security trust deed in relation to any or all of the trust assets to a fixed charge; or

     . appoint a receiver over the trust assets or itself exercise the powers that a receiver would otherwise have under the security trust deed.

      If the Noteholder Mortgagees are the only Voting Mortgagees, they may direct the security trustee to do any act which the security trustee is required to do, or may only do, at the direction of an Extraordinary Resolution of Voting Mortgagees, including enforcing the charge.

      No Mortgagee is entitled to enforce the charge under the security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with the security trust deed.

      The prospectus supplement for each series of offered notes will describe any additional or different voting percentages or procedures applicable for the relevant series of notes.

The Note Trustee as Voting Mortgagee
      The note trustee may, without the consent of the noteholders, determine that any condition, event or act which with the giving of notice, lapse of time or the issue of a certificate would constitute an event of default under the security trust deed, other than a default in payment of interest or principal on the offered notes shall not, or shall not subject to specified conditions, be treated as such. If an event of default under the security trust deed occurs and is continuing, the note trustee shall deliver to each offered noteholder notice of the event of default within 90 days of the date that the note trustee became aware of the event of default, provided that, except in the case of a default in payment of interest and principal on the offered notes, the note trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the relevant class of offered noteholders.

      The rights, remedies and discretion of the offered noteholders under the security trust deed, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, may only be exercised by the note trustee on behalf of the offered noteholders, and the security trustee may rely on any instructions or directions given to it by the note trustee as being given on behalf of the offered noteholders without inquiry about compliance with the note trust deed.

      Under the note trust deed, the note trustee may seek directions from the offered noteholders following the occurrence of an event of default under the security trust deed. If

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the note trustee is entitled under the note trust deed to vote at any meeting on behalf of the offered noteholders and the note trustee has sought direction from the noteholders on how to vote at such meeting, the note trustee must vote in accordance with the directions of the offered noteholders. In acting in accordance with the directions of offered noteholders, the note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate outstanding principal balance of the offered notes held by offered noteholders who have directed the note trustee to vote for or against that proposal. If the note trustee has not sought direction from the noteholders on how to vote at such meeting, it shall vote in accordance with its absolute discretion. The note trustee shall not exercise any of these powers in contravention of any express direction given in writing by the holders of the percentage of the aggregate Investor Amount of the offered notes as specified in the prospectus supplement. The note trustee shall not be bound to vote under the security trust deed, or otherwise direct the security trustee under the security trust deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the security trust deed, the note trust deed or any offered notes unless directed or requested to do so in writing by the holders of the percentage of the aggregate Invester Amount of the offered notes as specified in the prospectus supplement and then only if the note trustee is indemnified and or secured to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

      Any modification to a transaction document, waiver, authorization or determination by the note trustee shall be binding on the offered noteholders and, unless the note trustee agrees otherwise, the trust manager on behalf of the issuer trustee shall notify the offered noteholders for the affected series of the modification, waiver, authorization or determination as soon as practicable thereafter.

      If any of the offered notes remains outstanding and is due and payable otherwise than by reason of a default in payment of any amount due on the offered notes, the note trustee must not vote under the security trust deed to, or otherwise direct the security trustee to, dispose of the mortgaged property unless either:

     . a sufficient amount would be realized to discharge in full all amounts owing to the holders of offered notes, and any other amounts payable by the issuer trustee ranking in priority to or equal with the offered notes; or

     . the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph.

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Priorities under the Security Trust Deed
      The prospectus supplement for each series of offered notes will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

      Upon enforcement of the security created by the security trust deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the noteholders. Any claims of the noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in limited circumstances, be extinguished.

Security Trustee's Expenses
      Unless otherwise specified in the prospectus supplement, the issuer trustee shall reimburse the security trustee for all costs and expenses of the security trustee properly incurred in acting as security trustee.

Retirement and Removal of the Security Trustee
      The security trustee may retire by giving no less than three months notice in writing to the issuer trustee, the trust manager, the note trustee and the rating agencies if a successor security trustee is appointed.

      Subject to the appointment of a successor security trustee and prior notice being given to each of the rating agencies, an Extraordinary Resolution of the Voting Mortgagees may remove the security trustee at any time and the trust manager may remove the security trustee if:

     . an Insolvency Event occurs in relation to the security trustee in its personal capacity;

     .   the security trustee ceases business;

     . the security trustee fails to remedy within 14 days after written notice by the trust manager any material breach of duty on the part of the security trustee; or

     . among other things, there occurs a change in the majority ownership or control of the security trustee from that existing on the date of the security trust deed, unless approved by the trust manager.

      Upon notice of resignation or removal of the security trustee, the trust manager has the right to appoint a successor security trustee who has been previously approved by an Extraordinary Resolution of the Voting Mortgagees and who accepts the appointment. If no successor security trustee is appointed within 30 days after notice, the retiring security trustee may on behalf of the Mortgagees appoint a successor security trustee, other than Westpac or its affiliates. If no person can be found to act as security trustee, the Voting Mortgagees may elect a Voting Mortgagee to act as security trustee.

      Any resignation or removal of the security trustee and appointment of a successor will not become effective until the rating agencies approve the appointment and confirm that it will not cause a downgrade, qualification or withdrawal of the ratings of the notes.

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Amendment
      The issuer trustee and the security trustee may, following written notice to the rating agencies and with the written approval of the trust manager and the Noteholder Mortgagees, which approval shall not be unreasonably withheld, amend the security trust deed to, among other things, correct a manifest error or ambiguity or which is, in the opinion of the security trustee, necessary to comply with the provisions of any law or regulation. If the amendment is prejudicial or likely to be prejudicial to the interests of the Mortgagees or a class of Mortgagees, an Extraordinary Resolution of the Voting Mortgagees is required. In addition, any amendment, addition or revocation that effects a Payment Modification may only be made if the consent has first been obtained of each offered noteholder of the class or classes of offered notes that would be effected.

The Servicing Agreement
Servicing of Housing Loans
      The servicer is required to administer the housing loans in the following manner:

     .   according to the servicing agreement;

     . according to Westpac's procedures and policies as they apply to those housing loans from time to time; and

     . with the same degree of diligence and care expected of an appropriately qualified servicer of similar financial products and custodian of documents.

      The servicer's actions in servicing the housing loans according to the relevant procedures manual are binding on the issuer trustee. The servicer is entitled to delegate its duties under the servicing agreement. The servicer at all times remains liable for servicing the housing loans and the acts or omissions of any delegate.

Powers
      The servicer has the express power, among other things:

     . to waive any fees and break costs which may be collected in the ordinary course of servicing the housing loans or to arrange the rescheduling of interest due and unpaid following a default under any housing loans;

     . to waive any right in respect of the housing loans and related mortgages in the ordinary course of servicing the housing loans and related mortgages, including according to its normal collection procedures; and

     . to extend the maturity date of a housing loan beyond 30 years from the date of origination when required to do so by law or a government agency regardless of whether the extension may have an Adverse Effect.

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Undertakings by the Servicer
      The servicer will undertake, among other things, the following:

     . if directed by the issuer trustee following a Title Perfection Event, to promptly take action to perfect the issuer trustee's equitable title to the housing loans and related mortgages in the mortgage pool to legal title.

     . to collect all moneys due under those housing loans and related mortgages and pay them into the collection account.

     . if a material default occurs relating to a housing loan, to take action according to its normal enforcement procedures to enforce the relevant housing loan and the related mortgage to the extent it determines to be appropriate.

     . to comply with the terms of any mortgage insurance policies, not do or omit to do anything which could be reasonably expected to prejudicially affect or limit its rights or the rights of the issuer trustee under or relating to a mortgage insurance policy, and promptly make a claim under any mortgage insurance policy when it is entitled to do so and notify the trust manager when each claim of this type is made.

     . not to consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the related housing loan and mortgage or allow the creation or existence of any other security interest in the mortgaged property, unless priority arrangements are entered into with the third party under which the third party acknowledges that the housing loan and the related mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the housing loan plus any additional amount the servicer determines according to the servicer's procedures manual or its ordinary course of business.

     . except as required by law, not to release a borrower or otherwise vary or discharge any housing loan or mortgage where it would have an Adverse Effect.

     . if so specified in the prospectus supplement, to set the interest rate on the variable rate housing loans at a rate high enough so that the interest payments on the housing loans are sufficient to cover the Trust Expenses and interest on the notes.

     . if so directed by the issuer trustee following a Title Perfection Event, to take action to perfect the issuer trustee's legal title to the housing loans and the related mortgages.

     . to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in order properly to service the housing loans and mortgages and to perform or comply with its obligations under the servicing agreement.

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     .   to notify the issuer trustee and the trust manager of any event which it reasonably believes is likely to have an Adverse Effect promptly after becoming aware of the event and notify the trust manager of anything else which the trust manager reasonably requires regarding any proposed modification to any housing loan or related mortgage.

     . to provide information reasonably requested by the issuer trustee or the trust manager, regarding all matters relating to the trust and the assets of the trust, and the issuer trustee or the trust manager believes reasonably necessary for it to perform its obligations under the transaction documents, and upon reasonable notice and at reasonable times to permit the issuer trustee to inspect the data and records in relation to the trust and the housing loan agreements, mortgages, certificates of title and other documents related to the housing loans.

Westpac Undertakings
      Westpac, in its capacity as a seller, has undertaken, among other things, the following under the servicing agreement:

     . to maintain in effect all qualifications, consents, licenses, permits, approvals, exemptions, filings and registrations as may be required under any applicable law in relation to its ownership of any housing loan or mortgage in order to perform or comply with its obligations under the servicing agreement, and to comply with all laws in connection with its ownership of any housing loans and mortgages where failure to do so would have an Adverse Effect.

     . to cooperate with the servicer (if Westpac is not the servicer) in relation to the performance by that servicer of its duties under the servicing agreement, including, without limitation, in relation to the enforcement of any housing loan or mortgage.

     . if a material default occurs relating to a mortgage, to take any action as the servicer directs it to take under the servicing agreement (or, if Westpac is the servicer, such action as Westpac determines in accordance with its ordinary course of business).

     . to comply with the terms of any mortgage insurance policies, and not do or omit to do anything which could be reasonably expected to prejudicially affect or limit the rights of the issuer trustee under or relating to a mortgage insurance policy to the extent those rights relate to a housing loan and the mortgage.

     . not to consent to the creation or existence of any security interest in favor of a third party in relation to any mortgaged property which would rank before or equal with the relevant housing loan and mortgage or to allow the creation or existence of any other security interest in the mortgaged property unless priority arrangements are entered into with the third party under which the third party acknowledges that the housing loan and the mortgage ranks ahead in priority to the third party's security interest on enforcement for an amount not less than the Unpaid Balance of the

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         housing loan plus any other amount the servicer determines in accordance with the seller's procedures manual or its ordinary course of business.

     . not, except as required by law, to release a borrower from any amount owing relating to a housing loan or otherwise vary or discharge any housing loan or mortgage or enter into any agreement or arrangement which has the effect of altering the amount due under a housing loan or mortgage where it would have an Adverse Effect.

     . to release any housing loan or mortgage, reduce the amount outstanding under or vary the terms of any housing loan or grant other relief to a borrower, if required to do so by any law or if ordered to do so by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the Westpac. If the order is due to Westpac breaching any applicable law, then Westpac must indemnify the issuer trustee for any loss the issuer trustee may suffer by reason of the order. The amount of the loss is to be determined by agreement with the issuer trustee or, failing this, by Westpac's external auditors.

     . to notify the servicer immediately of each request by a borrower to borrow further moneys (if Westpac is not the servicer) under or in relation to a housing loan or mortgage.

Performance of Services
      In performing any services under the servicing agreement the servicer shall consider whether its performance of these services does or does not have an Adverse Effect. The servicer may ask the issuer trustee or the trust manager if, and may rely upon any statement by the issuer trustee or the trust manager to that effect, any action or inaction on its part is reasonably likely to, or will, have an Adverse Effect. The servicer shall not be liable for a breach of the servicing agreement, or be liable under any indemnity, in relation to any action or inaction on its part, where it has been notified by the issuer trustee or the trust manager that the action or inaction is not reasonably likely to, or will not have, an Adverse Effect.

Servicing Compensation and Expenses
      The servicer will receive a fee from the assets of the trust for servicing the housing loans. The servicer must pay from that fee all reasonable expenses incurred in connection with servicing the housing loans, except for expenses relating to the enforcement of a housing loan or its related mortgaged property, provided that where the consent of an insurer is required in order for an expense to be reimbursed by that insurer, that consent must be obtained, or any amount repaid to a liquidator or trustee in bankruptcy according to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers.

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Removal and Resignation of the Servicer
      The issuer trustee may only terminate the servicer's appointment if the issuer trustee determines that any of the following Servicer Transfer Events occurs:

     .   the servicer suffers an Insolvency Event;

     . the servicer fails to pay any amount within 10 business days of receipt of a notice to do so from the issuer trustee or trust manager;

     . the servicer fails to comply with any of its other obligations under any transaction document and such action has had, or if continued will have, an Adverse Effect, as determined by the issuer trustee, and that failure is not remedied within 30 days after the servicer becomes aware of that failure by receipt of notice;

     . any representation, warranty or certification made by the servicer is incorrect when made and is not waived by the issuer trustee or remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee, and the issuer trustee determines that breach would have an Adverse Effect; or

     . it becomes unlawful for the servicer to perform the services under the servicing agreement.

      If a Servicer Termination Event occurs, the issuer trustee must, upon notice to the trust manager, each seller, the servicer and the rating agencies, terminate the rights and obligations of the servicer immediately and appoint an eligible servicer. An eligible servicer is a servicer whose appointment will not materially prejudice the interests of noteholders. The issuer trustee shall act as the servicer and receive a fee for its services until an eligible servicer is appointed and agrees to act as a servicer.

      Subject to specified limitations, the servicer will indemnify the issuer trustee against any losses, liabilities, costs and expenses resulting from a Servicer Transfer Event or a failure by the servicer to perform its duties under the servicing agreement.

      The servicer may voluntarily resign after giving three months notice to the rating agencies, the trust manager and the issuer trustee.

Replacement of the Servicer
      The trust manager and the issuer trustee shall use reasonable efforts to find a suitably qualified person to act as servicer whose appointment will not materially prejudice the interest of the noteholders. Until a successor servicer is appointed, the servicer must continue to act as the servicer and will be paid the servicing fee. If an eligible successor servicer has not agreed to act as servicer by the expiration of the three month notice period, the issuer trustee itself will act as the servicer and be entitled to a servicing fee.

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Document Custody
      Unless otherwise stated in the prospectus supplement, the servicer will be responsible for custody of the relevant documents for each mortgaged property, on behalf of the issuer trustee. The servicer must hold these documents as custodian at the direction of the issuer trustee according to its standard safekeeping practices and according to the procedures contained in the servicing agreement.

      The procedures contained in the servicing agreement include the following:

     . keeping the relevant documents for the housing loans in the mortgage pool separate from other documents held by the servicer;

     . maintaining a record of the physical movement of the relevant documents; and

     . ensuring that it is capable of locating security packets containing the relevant documents.

      The servicer will be audited by an independent auditor on an annual basis, and again within one month of that annual audit if any audit gives an adverse finding, in relation to its custodial procedures, identification of documents, security and tracking systems.

      The issuer trustee may terminate the servicer's appointment as custodian if the following occurs:

     . the servicer has not complied with the requirements of the servicing agreement to the satisfaction of its auditor and a further audit also results in an adverse finding by the auditor;

     . the long-term rating of the servicer or its holding company (if any) is downgraded below the rating levels specified in the prospectus supplement for each series;

     . the servicer is in default under a servicing agreement between it and any other person, and by reason on the default that other person removes any documents in the servicer's custody under the servicing agreement where that person would otherwise not have been entitled to do so; or

     .   a Servicer Transfer Event has occurred and continues to exist.

      If any of the events listed in the preceding section occurs, the servicer must deliver the relevant documents and all other documents and records relating to the housing loans to the issuer trustee or a third party at the direction of the issuer trustee. If the servicer has not done so within ten business days of the date of termination of the servicing agreement or such longer period as the issuer trustee in its reasonable discretion permits, the issuer trustee must enter the premises where the relevant documents are kept, take possession of and remove the relevant documents. The issuer trustee must, to the extent that it has information available to it to do so, lodge caveats regarding or take all such other action it considers necessary to protect its interests in the housing loans and related mortgages for which it does not hold the relevant documents. A caveat is a notice which is put on the relevant land title register to provide notice of a party's interest in the property.

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Amendment
      The servicer and the issuer trustee may amend the servicing agreement in writing after giving prior notice of the proposed amendment to the rating agencies.

Termination of Servicing Agreement
      The servicing agreement will terminate on the earliest of:

     . the date on which the servicing agreement is terminated by the issuer trustee if a Servicer Transfer Event occurs;

     . the date which is one month after the notes in relation to the related trust have been redeemed in full under the transaction documents and the issuer trustee ceases to have any obligation to any creditor in relation to any trust;

     . the date on which the issuer trustee replaces the servicer with an eligible servicer; and

     .   the date on which the servicer is replaced after resigning.

Modifications and Amendments
      The issuer trustee, the trust manager and the servicer, with respect to the master trust deed and the series notice, or the note trustee, with respect to the note trust deed may by way of supplemental deed alter, add to or modify the master trust deed, the series notice or the note trust deed without the consent of the noteholders or residual beneficiary of the related trust if such alteration, addition or modification is:

     . to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

     . necessary to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

     . appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction, any department, commission, office of any government or any corporation owned or controlled by any government, including, without limitation, an alteration, addition or modification which is appropriate or expedient as a consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the Australian Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to a Westpac Securitisation Programme trust; or

     . in the opinion of the issuer trustee, desirable to enable the provisions of the master trust deed to be more conveniently, advantageously, profitably or economically administered or is otherwise desirable for any reason, including to give effect, in the trust manager's reasonable opinion, to an allocation of expenses.

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      However, any alteration, addition or modification described in the preceding paragraph, where in the reasonable opinion of the note trustee or the issuer trustee such a proposed alteration, addition or modification to the master trust deed, the series notice, the note trust deed or any other transaction document is materially prejudicial or likely to be prejudicial to the interests of the noteholders or a class of noteholders or the residual beneficiary, the alteration, addition or modification may only be effected by the issuer trustee or note trustee, as applicable, with the prior consent of the holders of 75% of the aggregate outstanding principal balance of the relevant class or classes of notes or with the prior written consent of the residual beneficiary, as the case may be. In addition, any amendment, addition or revocation that effects a Payment Modification may only be made if the consent has first been obtained of each offered noteholder of the class or classes of offered notes that would be effected.

      The issuer trustee will, upon request by a noteholder, provide the noteholder with a copy of any amendment to the master trust deed or series supplement. The issuer trustee must distribute to all offered noteholders notice of the substance of any amendment to the note trust deed or offered notes as soon as reasonably practicable after the amendment has been made.

                                Use of Proceeds

      The issuer trustee will apply all or substantially all of the net proceeds from the sale of each series of notes for one or more of the following purposes:

     .   to purchase the assets of the trust;

     . to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust;

     .   to establish any reserve funds described in the prospectus supplement;
         and

     . to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

      If so specified in the prospectus supplement, the purchase of the assets of the trust for a series may be effected by an exchange of notes with the seller of such assets of the trust.

                      Legal Aspects of the Housing Loans

      The following discussion is a summary of the material legal aspects of Australian retail housing loans and mortgages. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the applicable Australian Federal laws and the laws of New South Wales, without referring to any specific legislation of that State.

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General
      There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower and homeowner or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over his or her property. The second party is the mortgagee, who is the lender. Generally, each housing loan will be secured by a mortgage which has a first ranking priority over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. If the housing loan is not secured by a first ranking mortgage the seller will equitably assign to the issuer trustee all prior ranking registered mortgages in relation to that housing loan. Unless the property is in Queensland, each borrower under the housing loan is prohibited under the loan and mortgage documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of Westpac. If the property is in Queensland before the borrower allows another mortgage to any other party they must ensure that the other party provides a priority to Westpac.

Property Used to Secure Housing Loans
      There are a number of different forms of title to land in Australia. The most common form of title in Australia is "Torrens title." Only land which is "Torrens title" land may be used to secure housing loans assigned to the trusts, and thus constitute mortgaged property.

      "Torrens title" land is freehold or leasehold title, interests in which are created by registration in the central land registry of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner or the first registered mortagee. Any dealing with the relevant land is carried out by pro forma instruments which become effective on registration.

      Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any leases, mortgages, registered easements and other dealings to which it is subject. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

      Some Torrens title property securing housing loans will be "strata title" or "urban leasehold."

Strata title
      "Strata title" was developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and is governed by the legislation of the State or Territory in which the property is situated. Under strata title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common property" and are held by an "owners corporation" for the benefit of the individual proprietors. All proprietors are members of the owners corporation which is vested with the control, management and administration of the common property and the strata scheme generally, including the rules governing the apartment block, for the benefit of the proprietors.

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      Only Torrens title land can be the subject of strata title in this way, and so the provisions referred to in this section in relation to Torrens title apply to the title in an apartment unit held by a strata proprietor.

Urban Leasehold
      All land in the Australian Capital Territory is owned by the Commonwealth of Australia and is subject to a leasehold system of land title known as urban leasehold. Mortgaged property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any lease of this type:

     . cannot have a term exceeding 99 years, although the term can be extended under a straightforward administrative process in which the only qualification to be considered is whether the land may be required for a public purpose; and

     . where it involves residential property, is subject to a nominal rent, currently 5 cents per annum on demand.

      As with other Torrens title land, the borrower's leasehold interest in the land is entered in a central register and the borrower may deal with its leasehold interest, including granting a mortgage over the property, without consent from the government.

      In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

      Leasehold property may become subject to native title claims. Native title was only recognized by Australian courts in 1992. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on whether a continuing connection with that land can be demonstrated by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest or other prior interests. To give statutory recognition to indigenous Australians' common law rights and to resolve a number of land management issues, the Commonwealth legislated the Native Title Act in 1993, and amended it in 1998. This legislation is complemented in the Australian Capital Territory by a further Native Title Act, passed by the Australian Capital Territory Legislative Assembly in 1994. These laws operate in tandem in the Australian Capital Territory to regulate dealings with property interests which may affect native title. The generally accepted view is that a lease that confers the right to exclusive possession over the property, which is typically the case with a residential lease, will extinguish native title over the relevant property if that lease was granted either by the Commonwealth prior to December 23, 1996 or by the Australian Capital Territory Government prior to January 1, 1994. For leases granted subsequently, the governmental authority which granted the lease must follow the procedures under the Commonwealth Native Title Act which require compensation payments to native title holders, generally by the authority, in respect of the grant of those leases. Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted. The prospectus supplement for each series will identify the percentage of housing loans secured by mortgaged properties which are located in the Australian Capital Territory, and thus are leasehold interests.

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Taking Security Over Land
      The law relating to the granting of securities over real property is complicated by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

      Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, registration does not transfer title in the property and the mortgagor remains as legal owner. Rather, the Torrens mortgage operates as a registered charge on the land with statutory rights in favor of the mortgagee. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

      In most States and Territories, a mortgagee will retain the duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the duplicate certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the duplicate certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

      In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title. In Western Australia, under the Transfer of Land Act of 1893, duplicate certificates of title are optional at the election of the registered proprietor.

      Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

Westpac as Mortgagee
      Westpac is, and until a Title Perfection Event occurs intends to remain, the registered mortgagee of all the mortgages. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

      Prior to any Title Perfection Event, Westpac or the servicer will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages. Following a Title Perfection Event, the issuer trustee must use an irrevocable power of attorney granted to it by Westpac, to register itself as mortgagee of the mortgages. Until that registration is achieved, the issuer trustee or the trust manager is entitled, but not obligated, to lodge caveats on the register to publicly notify its interest in the mortgages.


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Enforcement of Registered Mortgages
      Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the borrower's personal covenant to repay those amounts as set forth in the loan documents. In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including any of the following:

     . The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

     . The mortgagee may, in limited circumstances, lease the property to third parties.

     . The mortgagee may foreclose on the property. Under foreclosure procedures, the mortgagor's title to the property is extinguished so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, rarely used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

     . The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

     . The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement.

      A sale under a mortgage may be by public auction or private treaty. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property.

      A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which must be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

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Penalties and Prohibited Fees
      Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. Some jurisdictions prescribe a maximum recoverable interest rate, although most do not specify a threshold rate to determine what is a penalty. In those circumstances, whether a rate is a penalty or not will be determined by reference to such factors as prevailing market interest rates. The Consumer Credit Legislation does not impose a limit on the rate of default interest, but if a rate is too high, the borrower may be entitled to have the loan agreement re-opened on the ground that it is unjust. Under the Corporations Act, the liquidator of a company may avoid a loan under which an extortionate interest rate is levied.

      The Consumer Credit Legislation requires that any fee or charge to be levied by a lender must be provided for in the contract, otherwise it cannot be levied. The regulations under the Consumer Credit Legislation may also prohibit certain fees and charges. The Consumer Credit Legislation also requires that establishment fees, termination fees and prepayment fees be reasonable, or they may be reduced or set aside.

Bankruptcy
      The insolvency of a natural person is governed by the provisions of the Bankruptcy Act 1966 of Australia, which is a Federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance.

      Certain dispositions of property by a bankrupt may be avoided by a trustee in bankruptcy. These include where:

     .   the disposition was made to defraud creditors; or

     . the disposition was made by an insolvent debtor within 6 months of the petition for bankruptcy and that disposition gave a preference to an existing creditor over at least one other creditor.

      The insolvency of a company is governed by the Corporations Act. Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a mortgage which is voidable under the Corporations Act because it is an uncommercial transaction, or an unfair preference to a creditor or a transaction for the purpose of defeating creditors, and that transaction occurred:

     . when the company was insolvent, or an act is done to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of the transaction or the doing of an act to give effect to the transaction; and

     . within a prescribed period prior to the commencement of the winding up of the company.

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      The liquidator may also avoid a loan under which an extortionate interest rate is levied.

Environmental Considerations
      Real property which is mortgaged to a lender may be subject to unforeseen environmental problems, including land contamination. Environmental legislation which deals with liability for such problems exists at both State and Federal levels, although the majority of relevant legislation is imposed by the States. No Australian statute expressly imposes liability on "passive" lenders or security holders for environmental matters, and some States expressly exclude such liability. However, liability in respect of environmentally damaged land, which liability may include the cost of rectifying the damage, may attach to a person who is, for instance, an owner, occupier or person in control of the relevant property. In some but not all States, lenders are expressly excluded from the definitions of one or more of these categories.

      Merely holding security over property will not convert a lender into an occupier. However, a lender or receiver who takes possession of contaminated mortgaged property or otherwise enforces its security may be liable as an occupier.

      Some environmental legislation, such as the Contaminated Land Management Act of 1997 provides that security interests may be created over contaminated or other affected property to secure payment of the costs of any necessary rectification of the property. The security interests may have priority over pre-existing mortgages.

      To the extent that the issuer trustee or a receiver appointed on the issuer trustee's behalf incurs any of these liabilities, it will be entitled to be indemnified out of the assets of the trust.

Insolvency Considerations
      Each transaction is designed to mitigate insolvency risk. For example, the equitable assignment of the housing loans by Westpac to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of Westpac in the event of an insolvency of Westpac. Similarly, the assets in the trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of an insolvency of the issuer trustee.

      If any Insolvency Event occurs with respect to the issuer trustee, the security trust deed may be enforced by the security trustee at the direction of the Voting Mortgagees. See "Description of the Transaction Documents--the Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets that are the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed, until the secured obligations have been satisfied. The proceeds of enforcement of the security trust deed are to be applied by the security trustee as set out in "Description of the Transaction Documents--Voting Procedures--Priorities under the

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Security Trust Deed." If the proceeds from enforcement of the security trust deed are not sufficient to redeem the notes in full, some or all of the noteholders will incur a loss.

Tax Treatment of Interest on Australian Housing Loans
      Under Australian law, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied residential properties that generate taxable income are generally allowable as tax deductions.

Consumer Credit Legislation
      The majority of the housing loans are regulated by the Consumer Credit Legislation. Under the Consumer Credit Legislation, a borrower has the right to apply to a court to do the following, among other things:

     . vary the terms of a housing loan on the grounds of hardship or that it is an unjust contract;

     . reduce or cancel any interest rate payable on a housing loan if the interest rate is changed in a way which is unconscionable;

     . have certain provisions of a housing loan which are in breach of the legislation declared unenforceable;

     . obtain an order for a civil penalty against the lender in relation to a breach of certain key requirements of the Consumer Credit Legislation, the amount of which may be set off against any amount payable by the borrower under the applicable housing loan; or

     . obtain additional restitution or compensation from the lender for breaches of the Consumer Credit Legislation in relation to a housing loan or mortgage.

      The issuer trustee will become liable for compliance with the Consumer Credit Legislation if it acquires legal title to the housing loans. It will take this legal title subject to any breaches of the Consumer Credit Legislation by the lender. In particular, once the issuer trustee acquires legal title it may become liable to orders of the type referred to in the last two bullet points listed above in relation to breaches of the Consumer Credit Legislation. Criminal fines may be imposed on the seller in respect of breaches of the Consumer Credit Legislation by it while it held legal title to the housing loans. In addition, a mortgagee's ability to enforce a mortgage which is subject to the Consumer Credit Legislation is limited by various demand and notice procedures which must be followed. Any order under the Consumer Credit Legislation may affect the timing or amount of interest or principal payments or repayments under the relevant housing loan, which might in turn affect the timing or amount of interest or principal payments or repayments to the noteholders under the notes. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement and enforcement proceedings.

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      Westpac will indemnify the issuer trustee against any loss the issuer trustee may incur as a result of a failure by the seller to comply with the Consumer Credit Legislation in respect of a housing loan or related mortgage.

      Westpac will give certain representations and warranties that the housing loans and related mortgagees comply in all material respects with the Consumer Credit Legislation in force at the time documents were executed. The servicer has undertaken to comply with the Consumer Credit Legislation in connection with servicing the housing loans and related mortgages where failure to do so would result in an event which will materially and adversely affect the amount of any payment to be made to any noteholder, or will materially and adversely affect the timing of such payment. In some circumstances the issuer trustee may have the right to claim damages from Westpac or the servicer, as the case may be, where the issuer trustee suffers a loss in connection with a breach of the Consumer Credit Legislation which is caused by a breach of a relevant representation or undertaking.

                   United States Federal Income Tax Matters

Overview
      The following is a summary of the material United States Federal income tax consequences of the purchase, ownership and disposition of the offered notes by any series or class investors. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, proposed, temporary and final Treasury regulations under the Internal Revenue Code of 1986, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer, Brown & Platt, special United States Federal tax counsel for the issuer trustee, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States Federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

      Mayer, Brown & Platt has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the opinion that these statements discuss all material United States Federal income tax consequences to investors generally of the purchase, ownership and disposition of the offered notes. However, the following discussion does not discuss and Mayer, Brown & Platt is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the offered notes by investors that are given special treatment under the United States Federal income tax laws, including:

     .   banks and thrifts;

     .   insurance companies;

     .   regulated investment companies;

     .   dealers in securities;

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     .   investors that will hold the offered notes as a position in a
         "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the offered notes and one or more other investments;

     .   foreign investors;

     .   trusts and estates; and

     . pass-through entities, the equity holders of which are any of the foregoing.

      Additionally, the discussion regarding the offered notes is limited to the United States Federal income tax consequences to investors who will purchase offered notes for cash at original issuance and who will hold the offered notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986.

      It is suggested that prospective investors consult their own tax advisors about the United States Federal, State, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes.

      Unless otherwise specified in the prospectus supplement, it is anticipated that the issuer trustee will not be indemnified for any United States Federal income taxes that may be imposed upon it, and the imposition of these taxes on the trust could result in a reduction in the amounts available for distributions to the holders of offered notes.

      We will agree, and if you purchase offered notes of any class or series, you will agree by your purchase of the offered notes, to treat the offered notes as debt for United States Federal, State and local income and franchise tax purposes. In the opinion of Mayer, Brown & Platt, for United States Federal income tax purposes, the offered notes will be characterized as debt. Each noteholder, by the acceptance of an offered note, will agree to treat the offered notes as indebtedness for Federal income tax purposes.

General
      OID, Indexed Securities, etc. The discussion below assumes that all payments on the offered notes are denominated in U.S. dollars, and that the offered notes are not indexed securities or strip notes. As used herein, the term "indexed security" means a security in respect of which the amount of principal, premium and/or interest payable is determined with reference to the price or prices of specified commodities or stocks, to the exchange rate of one or more designated currencies relative to an indexed currency or other items, in each case as specified in the applicable prospectus supplement. An indexed security does not include a variable rate debt instrument, as defined in the OID Regulations, that provides for (or, for purposes of the OID Regulations, is treated as providing for) stated interest that is based on current values of a single qualified floating rate or a single objective rate.

      Additionally, the discussion assumes that the interest formula for the offered notes meets the requirements for "qualified stated interest" under Treasury regulations, called the "OID Regulations," relating to original issue discount, or "OID." This discussion assumes that any OID on the offered notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the offered notes will have OID to the extent the principal amount of the offered notes exceeds their issue price. Further, if the

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offered notes have any OID, it will be de minimis if it is less than  1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term. If these conditions are not satisfied with respect to any given series of offered notes and as a result the offered notes are treated as issued with OID, additional tax considerations for these offered notes will be disclosed in the applicable prospectus supplement.

Interest Income on the Offered Notes
      Based on the above assumptions, except as discussed below, the offered notes will not be considered issued with OID. If you buy offered notes, you will be required to report as ordinary interest income the stated interest on the offered notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold an offered note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the offered note. If you purchase an offered note at original issuance for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code of 1986, discussed below.

      If you have purchased an offered note that has a fixed maturity date of not more than one year from the issue date of the offered note, called a "Short-Term Note," you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID.
If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Internal Revenue Code of 1986, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each Interest Period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Internal Revenue Code of 1986 to accrue interest income on all nongovernment debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

Sale of Offered Notes
      If you sell an offered note, you will recognize gain or loss in an amount equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the offered note. Your adjusted tax basis in an offered note will equal your cost for the offered note, decreased by any amortized premium and any payments other than interest made on the offered note and increased by any market discount or OID included in your income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the offered note was held as a capital asset for more than one

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year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other U.S. income.

Market Discount
      If you purchase an offered note at original issuance for an amount that is less than the issue price of such offered note, you will be considered to have acquired an offered note at a "market discount" unless the difference does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Internal Revenue Code of 1986 with regard to the offered note.

      In the case of a sale or other disposition of an offered note subject to the market discount rules, Section 1276 of the Internal Revenue Code of 1986 requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the offered note was held by you, reduced by the amount of accrued market discount previously included in income. In addition, if you dispose of an offered note by gift, and in certain other circumstances, you may be required to recognize market discount income, computed as if the offered note had been sold for its fair market value.

      In the case of a partial principal payment on an offered note subject to the market discount rules, Section 1276 of the Internal Revenue Code of 1986 requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the offered note was held by you, reduced by the amount of accrued market discount previously included in income.

      Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This Conference Committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

     . for those obligations that have OID, market discount shall be deemed to accrue in proportion to the accrual of OID for any accrual period; and

     . for those obligations which do not have OID, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

      Under Section 1277 of the Internal Revenue Code of 1986, if you incur or continue debt that is used to purchase an offered note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and OID currently includible in income on the offered note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any

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interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

      Section 1278 of the Internal Revenue Code of 1986 allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

      Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

Premium
      You will generally be considered to have acquired an offered note at a premium if the amount you pay for such note at original issuance exceeds the remaining principal amount of the note. In that event, if you hold an offered note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Internal Revenue Code of 1986, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Internal Revenue Code of 1986. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the offered notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market discount on these obligations should be followed.

Tax Consequences to Foreign Noteholders
      If interest paid (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a "foreign person," is not effectively connected with the conduct of a trade or business within the United States by the foreign person, the interest should generally not be subject to U.S. income tax or withholding tax as such interest should generally not be treated as U.S. source income. In the event such interest is treated as U.S. source income, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the foreign person (1) is not actually or constructively a "10 percent shareholder" of the issuer trustee, or a "controlled foreign corporation" with respect to which the issuer trustee, is a "related person" within the meaning of the Code, and (2) provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign person must so inform the issuer trustee within 30 days of such change. If such interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States Federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. New regulations relating to backup withholding and information reporting are applicable to payments made after December 31, 2000 and may require certain additional certification requirements with respect to persons holding notes that are not treated as individuals or corporations.

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      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a offered note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of a foreign individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

      If the interest, gain or income on an offered note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the holder (although exempt from the withholding tax previously discussed if an appropriate statement is furnished) generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding Taxes
      Backup withholding taxes will be imposed on payments to you on interest paid, and OID accrued, if any, on the offered notes if, upon issuance, you fail to supply the trust manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding taxes. The backup withholding tax rate of 30.5%, in effect for payments made on or after August 7, 2001, will be reduced to 30% for payments made during the years 2002 and 2003, 29% for payments made during the years 2004 and 2005, and 28% for payments made during the years 2006 through 2010. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts are not subject to backup withholding. Information returns will be sent annually to the IRS by the trust manager and to you stating the amount of interest paid, OID accrued, if any, and the amount of tax withheld from payments on the offered notes. We suggest that you consult your tax advisors regarding the application of the backup withholding regulations to your particular set of circumstances.

                            Australian Tax Matters

Australian Taxation
      The following is a summary of the material Australian tax implications of the purchase, ownership and disposition of the offered notes for holders who are not residents of Australia for Australian tax purposes and who purchase offered notes upon original issuance at the stated offering price and hold the offered notes as capital assets. The statements of law or legal conclusions in this summary represent the opinion of Allens Arthur Robinson, Australian tax counsel to the trust manager, on the basis of Australian law as in effect on the date of this prospectus, which is subject to change, possibly with retroactive effect.

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      Each prospective investor should consult his or her own tax advisors concerning the tax implications, in their particular circumstances, of the purchase, ownership and disposition of the offered notes.

Interest Withholding Tax
      Interest paid by a resident of Australia, such as the issuer trustee, to a non-resident of Australia is ordinarily subject to interest withholding tax at the rate of 10% of the gross amount of the interest. An exemption from this withholding tax is available under section 128F of the Income Tax Assessment Act 1936 as amended ("Tax Act") in respect of interest payable on securities where the securities satisfy a public offer test (as to which see below). Any of the offered notes which, at the time of issue, the issuer trustee knew or had reasonable grounds to suspect were being or would later be acquired directly or indirectly by an associate of the issuer trustee, other than as a dealer, manager or underwriter, would not qualify for this exemption, nor would interest qualify for this exemption if paid to an associate of the issuer trustee who, at the time of payment, the issuer trustee knew or had reasonable grounds to suspect is such an associate.

      There are five principal methods of satisfying the public offer test, the purpose of which is to ensure that lenders or investors in capital markets are aware that the securities are being offered for issue or subscription. In summary, the five methods are offers to 10 or more unrelated financiers or securities dealers; offers to 100 or more investors; offers of securities which are listed on certain stock exchanges; offers that result from information available publicly on automated quotation systems or other means used to disseminate market information; and offers to dealers, managers or underwriters who in turn offer the securities for sale within 30 days by one of the preceding methods. In addition, the issue of a global bond or note and the offer of interests in the global bond or note by one of these methods can generally satisfy the public offer test.

      The issuer trustee proposes that issues of the offered notes will be made in a manner which would satisfy the public offer test (or the requirements for exemption in respect of a global bond or note) and would otherwise meet the requirements for exemption from Australian withholding tax under section 128F of the Tax Act.

      If the requirements for exemption under section 128F of the Tax Act are met with respect to the offered notes, payments of principal, interest and any premium made to a holder of the offered notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia, will not be subject to Australian income or withholding taxes.

      In addition, the Australian Federal Government announced, in a press release on August 29, 2001, proposed amendments to section 128F of the Tax Act that will (a) remove onshore associates from the associates test in that section (onshore associates are associates that are Australian residents or non-residents carrying on business at or through a permanent establishment in Australia), and (b) provide that the section 128F exemption from Australian interest withholding tax will not be lost if an onshore associate purchases debt securities of a

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related Australian issuing company. The press release stated that the amendments would have immediate effect from August 29, 2001 but it is unlikely that the detailed drafting of the changes will be made public for some time.

Sale or Retirement
      A holder of the offered notes who is not a resident of Australia and who does not carry on business through a permanent establishment in Australia will not be subject to Australian income or capital gains tax on any gains or profits made on the sale or retirement of the offered notes, provided such gains or profits do not have an Australian source. A gain arising on the sale of the offered notes by a non-Australian resident holder, where the sale and all negotiations for and documentation of the sale are conducted and executed outside Australia, would not usually be regarded as having an Australian source.

Amounts of Discount, Premium, etc.
      The applicable prospectus supplement will contain a discussion of any special Australian tax implications not discussed herein applicable to the offered notes being offered thereby, such as the special rules applicable to the sale to an Australian resident of securities which were issued at a discount to the amount payable upon redemption or which require the payment of a premium on redemption.

Goods and Services Tax

      Australia has a goods and services tax under which an entity is required to pay goods and services tax on any taxable supplies it makes. The amount of goods and services tax payable is equal to 1/11th of the total consideration received for the supply.

      In the case of supplies supplied by the issuer trustee,

     . if the supply is "GST free", the issuer trustee is not liable to a goods and services tax on the supply and can obtain input tax credits for the goods and services tax component paid on things acquired to make the supply; and

     . if the supply is "input taxed", which includes financial supplies, the issuer trustee is not liable to pay a goods and services tax on the supply, but is not entitled to input tax credits for the goods and services tax component paid on things acquired to make the supply. In some circumstances a "reduced input tax credit" may be available.

      On the basis of the current goods and services tax legislation, the issue of offered notes and the payment of interest or principal on offered notes to you are unlikely to be taxable supplies.

      Services provided to the issuer trustee may be a mixture of taxable and input taxed supplies for goods and services tax purposes. If a supply is taxable, the supplier has the primary obligation to account for goods and services tax in respect of that supply and must rely on a contractual provision to recoup that goods and services tax from the issuer trustee. Under the series notice, certain fees paid by the issuer trustee, namely the manager's fee, the

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issuer trustee's fee, and the servicer's fee, will only be able to be increased by reference to the supplier's goods and services tax liability, if any, if:

     . the issuer trustee, the trust manager and the recipient of the relevant fee agree, which agreement shall not be unreasonably withheld; and

     . the increase will not result in the downgrading or withdrawal of the rating of any notes.

      The issuer trustee may not be entitled to a full input tax credit where fees payable by the issuer trustee are treated as the consideration for a taxable supply or are increased by reference to the relevant supplier's goods and services tax liability. The issuer trustee may not be entitled to a full input tax credit for that increase and the Trust Expenses will increase, resulting in a decrease in funds available to the trust to pay interest on the notes.

      The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of Westpac's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

      The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. In these circumstances the issuer trustee has to account for goods and services tax out of the sale proceeds with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee still has to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower is an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

     .   the property is no longer being used as a residence; or

     . the property is used as commercial residential premises such as a hostel or boarding house; or

     . the borrower is the first vendor of the property--the borrower built the property; or

     .   the mortgaged property has not been used predominantly as a residence.

      Because the issuer trustee is an insured party under the mortgage insurance policies, it may in certain limited circumstances have to account for goods and services tax in respect of any claim payment received. Generally, if certain compliance procedures have been followed, the insured does not have to account for goods and services tax in respect of the claim payment.

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      Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

Other Taxes
      Under current Australian law, there are no gift, estate or other inheritance taxes or duties. No stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of offered notes. No Australian stamp duty should be payable on a transfer of, or an agreement to transfer, the offered notes if the transfer or agreement is executed outside Australia.

Tax Reform Proposals

      Under existing Australian law, any tax liability in respect of the income of the trust is borne directly by the beneficiary of the trust, not by the issuer trustee. Therefore, the cash available to the issuer trustee to service the notes cannot be affected by the payment (or otherwise) of tax. In October 2000, the Australian Federal Government released draft legislation providing for the taxation of trusts as companies. The Federal Government subsequently withdrew this draft legislation on February 27, 2001 and announced it would begin a new round of consultations with interested parties in relation to this proposal. The Federal Government has not indicated the likely approach to be adopted, nor the date from which any new laws would apply. However, it is considered unlikely that fixed securitisation trusts such as the one which will issue the notes will be affected by any measure which the Federal Government may introduce in this regard.

      In general terms if the issuer trustee were to become taxable as a company, it is anticipated that the issuer trustee would calculate the net (taxable) income of the trust (as it does currently) claiming tax deductions for all interest and other expenses, and pay the tax liability (at the corporate tax rate, which is currently 30%) out of the trust fund. It would be a liability of the issuer trustee. There is no possibility of the noteholders being liable for the tax. The only potential impact on noteholders is where the issuer trustee, as a result of paying tax on the net income of the trust (and being indemnified out of the trust assets), has insufficient cash to service the notes.

      As long as the tax, accounting and cash positions of the trust are aligned in each tax year, the issuer trustee will only be taxed on income which is surplus to the amounts needed to service the notes. It would therefore be unlikely that the issuer trustee would have insufficient funds to service the notes. However, until any legislation concerning the taxation of trusts is enacted, it is not possible to be certain that there will be no adverse impact on noteholders.

      Another proposal, due to be implemented from July 1, 2002, will enable groups of companies, including wholly owned trusts, to be treated as one consolidated taxpayer. On the

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basis of the information available to date, this measure is not likely to affect the ability of the issuer trustee to pay principal and interest on the notes.

Recent Enactments

      The new Debt/Equity rules, applicable generally from July 1, 2001, under which debt can be recharacterised as equity for tax purposes should not affect the tax deductibility of interest on the notes.

      It remains uncertain whether the new Thin Capitalisation rules, applicable generally from July 1, 2001, will operate to deny the issuer trustee tax deductions for interest on the notes. However, on the basis that the residuary beneficiary of the related trust is presently entitled to the income of that trust, any resultant tax liability will be met by the residuary beneficiary and therefore will not adversely affect the ability of the issuer trustee to pay principal and interest on the notes.

                 Enforcement of Foreign Judgments in Australia

      Westpac Securitisation Management Pty Limited is an Australian proprietary company incorporated with limited liability under the Corporations Act. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognized by the relevant Australian jurisdiction in respect of an obligation of Westpac Securitisation Management Pty Limited in respect of an offered note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against Westpac Securitisation Management Pty Limited in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

     . the proceedings in New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

     . the judgment is contrary to the public policy of the relevant Australian jurisdiction;

     . the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

     .   the judgment is a penal or revenue judgment; or

     . there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable.

      A judgment by a court may be given in some cases only in Australian dollars. Westpac Securitisation Management Pty Limited expressly submits to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Westpac

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Securitisation Management Pty Limited has appointed Counsel Legal Services,
Westpac Banking Corporation, 575 Fifth Avenue, 39th Floor, New York, New York 10017-2422, as its agent upon whom process may be served in any such action.

      The directors and executive officers of Westpac Securitisation Management Pty Limited, and certain experts named in this prospectus, may reside outside the United States in the Commonwealth of Australia. Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the offered notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of Federal securities laws of the United States. Westpac Securitisation Management Pty Limited has been advised by its Australian counsel Allens Arthur Robinson, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the Federal securities laws of the United States.

                             ERISA Considerations

      Subject to the considerations discussed in this section and in the prospectus supplement and to the extent specified in the prospectus supplement, the offered notes may be eligible for purchase by employee benefit plans.

      Section 406 of the Employee Retirement Income Security Act and Section 4975 of the Internal Revenue Code of 1986 as amended (the "Code") prohibit a pension, profit-sharing or other "employee benefit plan" subject to Title I of ERISA, as well as any "plan" described by Section 4975 of the Code (including individual retirement accounts or Keogh plans) and entities deemed to hold "plan assets" of any of the foregoing (each, a "plan"), from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to these plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of an employee benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

      Some transactions involving the purchase, holding or transfer of the offered notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a plan for the purposes of ERISA and the Code only if the plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a "substantial equity

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feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. The debt or equity characterization of each series of offered notes will be addressed in the relevant prospectus supplement.

      However, without regard to whether the offered notes are treated as an equity interest for these purposes, the acquisition or holding of the offered notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust, the issuer trustee, the servicer, the trust manager, the note trustee, any seller, the security trustee or other persons providing services to the trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to these plans. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire an offered note. Included among these exemptions are:

     . Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

     . Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

     . Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

     . Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

     . Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

      By your acquisition of an offered note, you shall be deemed to represent and warrant that your purchase and holding of the offered note will not result in a non-exempt prohibited transaction under ERISA or the Code.

      Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to State or other Federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

      If you are a plan fiduciary considering the purchase of any of the offered notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

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                        Legal Investment Considerations

      The offered notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because the originator of the housing loans was not subject to United States State or Federal regulatory authority. Accordingly, some U.S. institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the offered notes. No representation is made as to whether the offered notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the offered notes as legal investments for you.

                      Where You Can Find More Information

      We will file reports and other information with the SEC about the trust issuing your offered notes. Our SEC filings are available to the public over the Internet at the web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Northeast Regional Office, 233 Broadway, New York, New York 10278. Please call the SEC at 1-800-SEC-0330 for further information on their public reference rooms.

      The SEC allows us to incorporate by reference the information we file with them about the trust issuing your offered notes. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC about the trust issuing your offered notes will automatically update and supersede this information. You may request a copy of our filings at no cost by writing or telephoning at the following address:

                 Westpac Securitisation Management Pty Limited
                 575 Fifth Avenue, 39th Floor
                 New York, New York 10017-2422
                 Attention: Counsel, New York
                 Telephone: 212-551-1835

      No person has been authorized to give any information or to make any representation not contained in this prospectus and any accompanying prospectus supplement and, if given or made, such information of representation must not be relied upon. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the offered notes, or an offer of the offered notes to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

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                             Ratings of the Notes

      Any class of notes of a series offered by this prospectus and the prospectus supplement will be:

     . rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the issuer trustee, and

     . identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

      The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

      A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                             Plan of Distribution

      The issuer trustee may sell the offered notes in any of three ways:

     .   through underwriters or dealers;

     .   directly to a limited number of purchasers or to a single purchaser; or

     .   through agents.

      The prospectus supplement will set forth the terms of the offering of each series of offered notes including:

     .   the name or names of any underwriters, dealers or agents;

     . the purchase price of the offered notes and the proceeds to the issuer trustee from the sale;

     . any underwriting discounts and other items constituting underwriters' compensation; and

     .   any discounts and commissions allowed or paid to dealers.

Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If so specified in the prospectus supplement, the issuer trustee, the trust manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent

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and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the issuer trustee, the trust manager or one of their affiliates may pledge notes retained or purchased by the issuer trustee in connection with borrowings or use them in repurchase transactions.

      If any offered notes of any series are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the offered notes. The offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of offered notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any offered notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the offered notes if any are purchased.

      Underwriters and agents who participate in the distribution of a series of offered notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by Westpac, trust manager or issuer trustee against specific liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

      The prospectus supplement for any series of offered notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee, the trust manager trustee and dealers for the offered notes of that series.

      Affiliates of the trust manager and the issuer trustee, including Westpac and Westpac Securities Inc., may act as agents or underwriters in connection with the sale of a series of offered notes. Securities sold, offered or recommended by Westpac or Westpac Securities Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, Westpac or Westpac Securities Inc. and involve investment risks, including the possible loss of principal.

      Any affiliate of the trust manager or the issuer trustee acting as agent or underwriter in connection with the sale of a series of offered notes will be named, and its affiliation with the trust manager or the issuer trustee described, in the prospectus supplement. For underwritten offerings, any of these affiliates not named in the prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related offered notes from the issuer trustee and will have no direct or indirect participation in the underwriting of the notes, although the affiliates may participate in the distribution of the offered notes under circumstances entitling it to a dealer's commission. An affiliate of the issuer trustee may act as a placement agent for offered notes not offered through underwriters. If an affiliate does act as

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placement agent on behalf of the issuer trustee in the sale of offered notes, it will receive a selling commission which will be disclosed in the prospectus supplement. To the extent permitted by law, affiliates of the issuer trustee, including Westpac and Westpac Securities Inc., may purchase offered notes acting as principal.

      The issuer trustee anticipates that the offered notes will be sold to institutional and retail investors. Purchasers of offered notes, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of offered notes. Noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

      There is currently no secondary market for the offered notes. The issuer trustee does not intend to make a secondary market for the offered notes. There can be no assurance that a secondary market for the offered notes will develop or, if it does develop, that it will continue. To the extent specified in the prospectus supplement the issuer trustee may list notes on a national or foreign stock exchange.

                                 Legal Matters

      Mayer, Brown & Platt, New York, New York, will pass upon some legal matters regarding the offered notes, including the material U.S. Federal income tax matters, for Westpac Securitisation Management Pty Limited. Allens Arthur Robinson, Sydney, Australia, will pass upon some legal matters regarding the offered notes, including the material Australian tax matters, for Westpac Securitisation Management Pty Limited.

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                                   Glossary

      "Adverse Effect" means, an event which will materially and adversely affect the amount of any payment to be made to any noteholder, or will materially and adversely affect the timing of such payment.

      "Authorized Investments" means cash in an acceptable bank or financial institution, as specified in the prospectus supplement, or any other acceptable investments specified in the prospectus supplement.

      "Business Day" means, any day other than a Saturday, Sunday or public holiday (including dialings in foreign currency generally) specified in the prospectus supplement.

      "Carryover Charge Offs" means, in a collection period, any amount that must be carried over into succeeding periods if the Principal Charge Off for the relevant collection period cannot be satisfied in full from the excess income that is available from the income stream to cover Principal Charge Offs.

      "Consumer Credit Legislation" means, any legislation relating to consumer credit, including the Credit Act of any Australian jurisdiction, the Consumer Credit (NSW) Code 1996 and any other equivalent legislation of any Australian jurisdiction.

      "DTC" means the Depository Trust Company.

      "Eligibility Criteria" see page 7.

      "Extraordinary Resolution" means a resolution passed at a duly convened meeting by a majority consisting of not less than 75% of the votes capable of being cast by Voting Mortgagees present in person or by proxy or a written resolution signed by all of the Voting Mortgagees.

      "Insolvency Event" means, in relation to the issuer trustee in its personal capacity or as trustee of the trust, the trust manager, the servicer, Westpac or a mortgage insurer, the happening of any of the following events:

     .   an administrator of the relevant corporations is appointed;

         .   except for the purpose of a solvent reconstruction or amalgamation:

         . an application or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of proceedings or an application to a court or other steps, other than frivolous or vexatious applications, proceedings, notices and steps, are taken for:

            . the winding up, dissolution or administration of the relevant corporation; or

            . the relevant corporation to enter into an arrangement, compromise or composition with or assignment for the benefit of its creditors or a class of them;

     . the relevant corporation ceases, suspends or threatens to cease or suspend the conduct of all or substantially all of its business or disposes of or threatens to dispose of substantially all of its assets;

     . the relevant corporation is, or under applicable legislation is taken to be, unable to pay its debts, other than as the result of a failure to pay a debt or claim the subject of a good faith dispute, or stops or suspends or threatens to stop or suspend payment of all or a class of its debts, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee;

     . a receiver, receiver and trust manager or administrator is appointed, by the relevant corporation or by any other person, to all or substantially all of the assets and undertaking of the relevant corporation or any part thereof, except in the case of the issuer trustee where this occurs in relation to another trust of which it is the trustee; or

     . anything analogous to an event referred to in the four preceding paragraphs or having a substantially similar effect occurs in relation to the relevant corporation.

      "Interest Period" means for any trust and payment date, the period beginning on and including the previous payment date and ending on, but excluding the current payment date. However, the first and last interest periods are as follows:

     . first: period from and including the closing date to but excluding the first payment date;

     . last: period from and including the previous payment date and ending on but excluding the maturity date for the applicable series of notes.

      "Issuer Trustee's Default" means:

     . an Insolvency Event has occurred and is continuing in relation to the issuer trustee;

     . any action is taken or any event occurs in relation to the issuer trustee in its personal capacity which causes the rating of any notes for the related series to be downgraded or withdrawn;

     . the issuer trustee, or any employee, delegate agent or officer of the issuer trustee, breaches any obligation or duty imposed on the issuer trustee under any transaction document in relation to the trust where the trust manager reasonably believes it may have an Adverse Effect and the issuer trustee fails or neglects after 30 days' notice from the trust manager to remedy that breach;

     . the issuer trustee merges or consolidates with another entity without obtaining the consent of the trust manager and ensuring that the resulting merged or consolidated entity assumes the issuer trustee's obligations under the transaction documents; or

     . there is a change in effective control of the issuer trustee from that existing on the date of the master trust deed unless approved by the trust manager.

      "Invested Amount" means in relation to a note, an amount equal to the Initial Invested Amount of the note less all payments previously made in respect of principal in respect of the note.

      "Mortgagees" see page 52.

      "Noteholder Mortgagees" means the note trustee, for and on behalf of a specific class of holders of offered notes identified in the prospectus supplement for each series of notes, together with the holders of any notes which are not offered notes.

      "OID" see page 74.

      "Payment Modification" see page 32.

      "Performing Housing Loan" means, at any date:

     . a housing loan which is not delinquent or has been delinquent for less than 90 consecutive days, or

     . if it has been delinquent for 90 or more consecutive days was insured under a mortgage pool policy at the date of the liquidity facility on or before the closing date.

      "Record Date" means, unless otherwise specified in the prospectus supplement, while the offered notes are held in book-entry form, the date which is 2 business days before a payment date and if definitive notes have been issued, the last day of the calendar month before the payment date.

      "RFS" see page 50.

      "RFS Note" means an RFS that has converted to a note in accordance with the terms of the RFS.

      "Secured Moneys" means all money which the issuer trustee is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee for any reason whatever under or in connection with a transaction document.

      "Servicer Transfer Event" see page 62.

      "Stated Amount" means for any note on a determination date:

     .   the initial Invested Amount of the note; less

     .   the aggregate of all principal payments previously made on the note;
         less

     .   any Carryover Charge Offs on the note; less

     .   principal to be paid on the note on the next payment date; less

     . Principal Charge Offs to be applied against the note on the next payment date; plus

     . any recoveries on the housing loans or excess collections on the housing loans applied to reinstate the Stated Amount of the note in the manner specified in the prospectus supplement.

      "Termination Date" means, in relation to the trust, the earlier of the following to occur:

     .   the date which is 80 years after the date of creation of the trust;

     .   the termination of the trust under statute or general law;

     . full and final enforcement by the security trustee of its rights under the security trust deed after the occurrence of an event of default under the related security trust deed; or

     . at any time after all creditors of the trust have been repaid in full and the issuer trustee and the trust manager agree that no further notes are proposed to be issued by the issuer trustee in relation to the trust; the business day immediately following that date.

      "Title Perfection Event" means any of the following:

     . Westpac ceases to have a long term credit rating acceptable to the rating agencies rating the related series of notes as further described in the prospectus supplement for that series;

     .   an Insolvency Event occurs in relation to Westpac;

     . Westpac fails to transfer collections to the issuer trustee within five business days after receiving notice from the issuer trustee or trust manager to do so.

      "Trust Expenses" means in relation to a collection period, the expenses as described in the prospectus supplement in connection with the operation of the trust to be paid by the issuer trustee.

      "Trust Manager's Default" means, unless otherwise specified in the prospectus supplement:

     . the trust manager fails to make any payment required by it within the time period specified in a transaction document, and that failure is not remedied within 10 business days of receipt from the issuer trustee of notice of that failure;

     . an Insolvency Event has occurred and is continuing in relation to the trust manager;

     . the trust manager breaches any obligation or duty imposed on the trust manager under the master trust deed, any other transaction document or any other deed, agreement or arrangement entered into by the trust manager under the master trust deed in relation to the trust, the issuer trustee reasonably believes that such breach has an Adverse Effect and the breach is not remedied within 30 days' notice being given by the issuer trustee to the trust manager, except in the case of reliance by the trust manager on the information provided by, or action taken by, the servicer, or if the trust manager has not received information from the servicer which the trust manager requires to comply with the obligation or duty; or

     . a representation, warranty or statement by or on behalf of the trust manager in a transaction document or a document provided under or in connection with a transaction document is not true in a material respect or is misleading when repeated and is not remedied to the issuer trustee's reasonable satisfaction within 90 days after notice from the issuer trustee where, as determined by the issuer trustee, it has an Adverse Effect.

      "Unpaid Balance" means, the sum of the unpaid principal amount of the housing loan and the unpaid amount of all finance charges, interest payments and other amounts accrued on or payable under or in connection with the housing loan or the related mortgage or other rights relating to the housing loan.

      "U.S. Person" means:

     .   a citizen or resident of the United States,

     . a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States,

     . an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, or

     . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

      "Voting Mortgagee" see page 54.

      "Westpac" means Westpac Banking Corporation.